UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 2 )
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☐	Soliciting Material Pursuant to §240.14a-12

First Albany Companies Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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___, 2007
Dear Fellow Shareholder:
     Enclosed are the proxy materials for the 2007 annual meeting of First Albany Companies Inc. (the “Company”). Please read those materials carefully.
     As you may know, on May 14, 2007, the Company announced that the Board of Directors unanimously approved an agreement to recapitalize and receive a $50 million equity investment from an affiliate of MatlinPatterson Global Opportunities Partners II LP, which is a global private equity firm with approximately $4 billion under management. This capital investment will provide the Company with resources to grow its business, to seek to acquire other securities or advisory businesses, to focus on its core investment products and services strengths, to provide incentives to its employees and to better meet the needs of its clients. This transaction will complete a year of restructuring and repositioning for the Company.
     After experiencing recurring losses, in the spring of 2006 the Board of Directors retained Freeman & Co. Securities LLC as its financial advisor to evaluate and entertain alternatives for recapitalization of the Company. In addition, the Board of Directors of the Company (the “Board”) formed a Special Committee to examine strategic alternatives, evaluate proposals from potential investors and to recommend to the Board the best course of action for the Company and its shareholders. Throughout 2006 and early 2007, the Company had active conversations with numerous potential investors, but ultimately received no offers. In the first quarter of 2007, MatlinPatterson FA Acquisition LLC (“MatlinPatterson”) expressed interest in a transaction. Following intensive discussions and consultation with financial advisors and legal counsel, the Special Committee unanimously recommended to the Board of Directors that the MatlinPatterson proposal was in the best interests of the Company and its shareholders, and the Board of Directors unanimously approved the transaction.
     This year’s annual meeting is most important since you will be asked, among other things, to consider, act upon and approve five proposals, together authorizing the transaction to recapitalize the Company. In such recapitalization transaction, MatlinPatterson agreed to purchase 33,333,333 newly-issued shares of common stock of the Company (subject to upward adjustment) for an aggregate cash purchase price of $50 million. Upon consummation of the transaction, MatlinPatterson is currently expected to control between 70% and 75% of the voting power of the Company (between 60% and 65% on a fully diluted basis), based on the number of shares of common stock outstanding on June 25, 2007, and after giving effect to an increase in the number of Purchased Shares that may result from the adjustment provisions of the Investment Agreement and which may further increase the number of Purchased Shares. This transaction has important implications for your investment.
     In connection with the recapitalization transaction:
•	The Special Committee unanimously recommended, and the Board of Directors unanimously approved the transaction;

•	Freeman & Co. Securities LLC, the financial advisor of the Company, provided a fairness opinion that, from a financial point of view, the consideration for the newly-issued shares is fair to the Company;

•	Peter McNierney, the Company’s President and Chief Executive Officer, following consummation of the transaction, will become President and Chief Operating Officer;

•	Lee Fensterstock will take over management of Company as Chairman and Chief Executive Officer; Mr. Fensterstock has over 20 years of experience in the securities industry, having served as President and Chief Operating Officer of Gruntal & Co., Chairman and Co- Chief Executive Officer of Bonds Direct Securities Inc. and Managing Director of Jefferies & Co.; and

•	25 of the Company’s employees, comprising substantially all of the most senior management of the Company, have signed non-compete and non-solicit agreements conditioned on the closing of the recapitalization transaction which we believe is indicative of their commitment to the future of the Company if the recapitalization transaction is completed.
     In order for the transaction to proceed, it is important that you vote “FOR” the five recapitalization proposals (Proposals 2 through 6) in the attached proxy.

     Your vote is very important. We hope that you are planning to attend the annual meeting personally and we look forward to seeing you. Whether or not you are able to attend in person, it is very important that your shares be represented at the annual meeting. Accordingly, the return of the enclosed proxy as soon as possible will ensure that your shares are represented at the annual meeting. In addition to using the traditional proxy card, most shareholders also have the choice of voting over the Internet or by telephone.
     Since the approval of some of the recapitalization proposals requires the affirmative vote of holders of a majority of the outstanding shares of the Company’s common stock, the failure to vote your shares will have the same effect as voting against approval and adoption of such proposal.
     If you have any questions concerning these documents, please feel free to contact:
MacKenzie Partners, Inc.
105 Madison Avenue
New York, NY 10016
Call Collect: (212) 929-5500
or
Toll Free: (800) 322-2885
     On behalf of the Board of Directors and management of First Albany Companies Inc., I would like to thank you for your continued support and confidence.

Sincerely yours,
George C. McNamee
Chairman of the Board

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD
___, 2007
     NOTICE IS HEREBY GIVEN that the annual meeting of the shareholders of First Albany Companies Inc. (the “Company”) will be held at the offices of the Company, 677 Broadway, Albany, New York, on ___, 2007 at 10:00 a.m. (EDT), for the following purposes:
     (1) To elect three (3) directors whose terms will expire at the 2010 annual meeting of shareholders;
     (2) To consider and act upon a proposal to approve the Company’s issuance and sale of shares of common stock to certain qualified investors in a private placement;
     (3) To consider and act upon a proposal to amend the Company’s Certificate of Incorporation to increase the authorized share capital of the Company from 50,000,000 shares of common stock to 100,000,000 shares of common stock with the same par value of $0.01 per share;
     (4) To consider and act upon a proposal to amend the Company’s Certificate of Incorporation to increase the authorized share capital of the Company from 500,000 shares of preferred stock to 1,500,000 shares of preferred stock with the same par value of $1.00 per share;
     (5) To consider and act upon a proposal to amend the Company’s Certificate of Incorporation to limit the liability of the directors of the Company to the extent permitted under Section 402(b) of the New York Business Corporation Law (the “NYBCL”);
     (6) To consider and act upon a proposal to approve the adoption of the First Albany Companies Inc. 2007 Incentive Compensation Plan;
     (7) To consider and act upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending December 31, 2007;
     (8) In the event there are insufficient votes at the time of the annual meeting to adopt Proposals 2, 3, 4, 5 and 6, to consider and act upon a proposal to adjourn or postpone the annual meeting in order to solicit additional proxies; and
     (9) To consider and act upon such other business as may properly come before the meeting or any adjournment thereof.
We ask that you give it your careful attention.
     The First Albany Companies Inc. Board of Directors unanimously recommends that the shareholders vote (1) “FOR” the election of the three (3) persons named as nominees under “Election of Directors;” (2) “FOR” the proposal to approve the Company’s issuance and sale of shares of common stock to certain qualified investors in a private placement; (3) “FOR” the proposal to amend the Company’s Certificate of Incorporation to increase the authorized share capital of the Company from 50,000,000 shares of common stock to 100,000,000 shares of common stock with the same par value of $0.01 per share, (4) “FOR” the proposal to amend the Company’s Certificate of Incorporation to increase the authorized share capital of the Company from 500,000 shares of preferred stock to 1,500,000 shares of preferred stock with the same par value of $1.00 per share; (5) “FOR” the proposal to amend the Company’s Certificate of Incorporation to limit the liability of the directors of the Company to the extent permitted under Section 402(b) of the NYBCL; (6) “FOR” the proposal to adopt the First Albany Companies Inc. 2007 Incentive Compensation Plan; (7) “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending December 31, 2007; and (8) “FOR” the proposal to adjourn or postpone the annual meeting in order to solicit additional proxies in the event there are insufficient votes at the time of the annual meeting to adopt Proposals 2, 3, 4, 5 and 6.
     As in the past, we will be reporting on your Company’s activities and you will have an opportunity to ask questions about its operations.

     Holders of common stock of record as of the close of business on ___, 2007 are entitled to receive notice of and vote at the annual meeting of the shareholders. A list of such shareholders may be examined at the annual meeting.
     We hope that you are planning to attend the annual meeting personally and we look forward to seeing you. Whether or not you are able to attend in person, it is important that your shares be represented at the annual meeting. For that reason we ask that you promptly sign, date, and mail the enclosed proxy card in the return envelope provided. You may also have the option of voting over the Internet or by telephone. Please refer to your proxy materials or the information forwarded by your bank, broker or other holder of record to see which voting methods are available to you. Shareholders who attend the annual meeting may withdraw their proxies and vote in person.

By Order of the Board of Directors

Peter J. McNierney
President and Chief Executive Officer
Albany, New York
[•] [•], 2007

677 Broadway
Albany, New York 12207-2990

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

     The following are some questions that you, as a shareholder of First Albany Companies Inc., may have regarding the private placement and the other matters being considered at the annual meeting of shareholders and the answers to those questions. First Albany Companies Inc. urges you to read carefully the remainder of this document because the information in this section does not provide all the information that might be important to you with respect to the private placement and the other matters being considered at the annual meeting. Additional important information is also contained in the appendices to, and the documents incorporated by reference into, this document. The words “we,” “our,” and “us” as used in this proxy statement refer to First Albany Companies Inc. and its subsidiaries.
Why am I receiving these materials?
     We sent you this proxy statement and the enclosed proxy card because the Board of Directors (the “Board” or “Board of Directors”) of First Albany Companies Inc. (sometimes referred to as the “Company” or “First Albany”) is soliciting your proxy to vote at our annual meeting of the shareholders to be held on ___, 2007. You are invited to attend the annual meeting to vote on the Proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.
     We intend to mail this proxy statement and accompanying proxy card on or about ___, 2007 to all shareholders of record entitled to vote at the annual meeting.
What am I voting on?
     There are eight matters scheduled for a vote at the annual meeting:
     (1) To elect three (3) directors whose terms will expire at the 2010 annual meeting of shareholders;
     (2) To consider and act upon a proposal to approve the Company’s issuance and sale of shares of common stock to certain qualified investors in a private placement;
     (3) To consider and act upon a proposal to amend the Company’s Certificate of Incorporation to increase the authorized share capital of the Company from 50,000,000 shares of common stock to 100,000,000 shares of common stock with the same par value of $0.01 per share;
     (4) To consider and act upon a proposal to amend the Company’s Certificate of Incorporation to increase the authorized share capital of the Company from 500,000 shares of preferred stock to 1,500,000 shares of preferred stock with the same par value of $1.00 per share;
     (5) To consider and act upon a proposal to amend the Company’s Certificate of Incorporation to limit the liability of the directors of the Company to the extent permitted under Section 402(b) of the New York Business Corporation Law (the “NYBCL”);
     (6) To consider and act upon a proposal to approve the adoption of the First Albany Companies Inc. 2007 Incentive

Compensation Plan (the “2007 Plan”); and
     (7) To consider and act upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending December 31, 2007.
     (8) In the event there are insufficient votes at the time of the annual meeting to adopt Proposals 2, 3, 4, 5 and 6, to consider and act upon a proposal to adjourn or postpone the annual meeting in order to solicit additional proxies.
     (9) To consider and act upon such other business as may properly come before the meeting or any adjournment thereof.
What is the Private Placement described in Proposal 2?
     On May 14, 2007, we entered into an investment agreement (the “Investment Agreement”) pursuant to which we agreed to issue and sell to MatlinPatterson FA Acquisition LLC (“MatlinPatterson”) 33,333,333 shares, subject to upward adjustment as described in the Investment Agreement, of the common stock, par value $0.01 per share, of the Company (the “Purchased Shares”) for an aggregate cash purchase price of $50 million (the “Private Placement”). If Proposal 2, Proposal 3, Proposal 4, Proposal 5 and Proposal 6 (collectively, the “Investment Proposals”) are approved by our shareholders and the Private Placement is completed, we will sell and issue the Purchased Shares currently expected to represent, after the closing, between 70% and 75% of our outstanding common stock (between 60% and 65% on a fully-diluted basis), based on the number of shares outstanding on June 25, 2007, and after giving effect to an increase in the number of Purchased Shares that may result from the adjustment provisions of the Investment Agreement and which may further increase the number of Purchased Shares.
Why is the Company selling the Purchased Shares?
     We have experienced recurring losses and as of March 31, 2007, had cash of approximately $4.0 million and working capital of approximately $26 million. Continuing losses will adversely impact the Company’s liquidity and net capital. We need additional capital to pursue our strategic objectives. If the Investment Proposals are approved by our shareholders, we would be authorized to issue the Purchased Shares and upon satisfaction of the other conditions to closing the Private Placement, we would receive $50 million of gross proceeds from the sale of Purchased Shares, less transaction fees and expenses. The net proceeds from the Private Placement would have a positive impact on our liquidity and net capital and we believe they would improve our ability to pursue our strategic objectives. It is currently expected that approximately $20 million of the proceeds from the Private Placement will be invested in the Company’s subsidiary Descap Securities Inc. to enable it to position more products and take advantage of opportunities that we believe to exist in the mortgage and asset-backed securities markets and to issue primary debt financing. In addition, we currently expect that up to $10 million will be committed to a fund managed by the Company’s subsidiary, FA Technology Ventures Corporation, which invests in the emerging growth sectors of information and energy technology. We believe the remaining proceeds from the Private Placement will also provide us with additional resources to grow our businesses, to seek to acquire other securities or advisory businesses, to focus on our core investment products and service strengths, to provide incentives to employees and to better meet the needs of our clients, and we may also repay some or all of our indebtedness. Immediately following the closing of the Private Placement, we expect the Company to have over $50 million in cash and working capital in excess of $58 million and we believe the proceeds from the Private Placement will allow the Company to increase existing capital levels with each of its broker dealers.
     We believe that the Private Placement, together with the new incentive compensation plan that is proposed to be adopted in connection with the Private Placement, will further and promote the interests of the Company and our shareholders by improving our ability to retain and motivate our current employees and to attract additional employees who can help us obtain our strategic objectives. In the past, we have lost a significant number of investment banking, brokerage, research and other professionals and, more recently, we lost several senior professionals. Continuing losses of professionals, particularly key senior professionals or groups of related professionals, could impair our ability to secure or successfully complete client engagements, materially and adversely affect our revenues and make it more difficult to return to profitability. Although we could still lose more employees in the future, we believe that completion of the Private Placement and adoption of the proposed new incentive compensation plan will significantly improve our ability to retain key employees. This belief is strengthened by the fact that 25 of our employees, comprising substantially all of the most senior management of the Company, have signed non-compete and non-solicit agreements conditioned on the closing of the recapitalization transaction.
     We also believe that the Private Placement will strengthen our investor base with the addition of a new experienced investor who will have a significant stake in our long-term success and will be motivated to provide the support and assistance to protect and enhance its investment. We also believe we will strengthen our Board with the addition of new directors who have significant experience in advising comparable companies.
What will happen if Proposal 2 is not approved?
     Approval of each of the Investment Proposals is a condition to closing of the Private Placement or is otherwise contemplated thereby. In the event that Proposal 2 is not approved, we will not complete the Private Placement or receive any of the proceeds from the sale of the Purchased Shares as described in Proposal 2. We also will not amend our Certificate of Incorporation as described in Proposal 3 and Proposal 4 and we will not adopt the 2007 Plan as described in Proposal 6, even if one or more of such other

Investment Proposals is approved by the shareholders. However, if Proposal 5 is approved by the shareholders, our Certificate of Incorporation will still be amended as provided in that Proposal.
To what extent will the issuance of the Purchased Shares dilute our existing shareholders’ percentage ownership of the Company?
     Our shareholders will incur immediate and substantial dilution of their percentage ownership in the Company if the Investment Proposals are approved by the shareholders and the Purchased Shares are issued. Based on the number of shares outstanding on June 25, 2007, the aggregate ownership of all holders of our outstanding common stock immediately prior to the issuance of the Purchased Shares is currently expected to be reduced to between 25% and 30% of the outstanding shares of common stock (between 22% and 26% on a fully diluted basis) based on the number of shares of common stock outstanding on June 25, 2007, and after giving effect to an increase in the number of Purchased Shares that may result from the adjustment provisions of the Investment Agreement and which may further increase the number of Purchased Shares.
Why is the Company seeking shareholder approval for the Private Placement?
     We are subject to the rules of the NASDAQ Stock Market because our common stock is currently listed on the NASDAQ Global Market. These rules require us to obtain shareholder approval for any issuance or sale of common stock that is (i) equal to 20% or more of our outstanding common stock before such an issuance or sale and (ii) at a price per share below the greater of book value or market value of such issuance or sale. These rules also require shareholder approval of any issuance of voting stock that would result in a change of control of the issuer, which is defined as the ownership by any shareholder or group of affiliated shareholders of 20% or more of an issuer’s voting stock immediately following the issuance. The rules apply to the sale and issuance of the Purchased Shares both because (i) the issuance of the Purchased Shares will result in a change of control of the Company and (ii) the maximum price of the Purchased Shares to be issued pursuant to the Investment agreement is $1.50 per share, compared to the $1.60 per share closing price of our common stock on the NASDAQ Global Market on May 11, 2007, the last business day prior to entry into the agreement to sell the Purchased Shares and the Purchased Shares represent more than 20% of our common stock outstanding immediately prior to the completion of the Private Placement. For these reasons, we are required under the NASDAQ Marketplace Rules to obtain shareholder approval prior to issuing the Purchased Shares.
     In addition, under the Investment Agreement, we agreed to seek the approval of the Private Placement at a meeting of our shareholders to be held as soon as practicable after the execution of the Investment Agreement.
Why is the Company seeking to increase the authorized number of shares of common stock as described in Proposal 3?
     We do not currently have sufficient authorized shares to complete the Private Placement described in Proposal 2. To complete the Private Placement and issue the Purchased Shares, we need to substantially increase the number of shares of our common stock authorized for issuance under our Certificate of Incorporation. It is a condition to the completion of the Private Placement that our shareholders approve Proposal 3. Our current Certificate of Incorporation authorizes 50,000,000 shares of common stock for issuance. As of June 25, 2007, there were approximately 16,040,000 shares of our common stock outstanding and an additional approximately 5,233,000 shares reserved for issuance upon exercise of outstanding options and warrants and reserved for future issuance under our equity compensation plans. As a result, as of June 25, 2007, there were only approximately 28,727,000 authorized shares of our common stock available for issuance. We have proposed increasing the authorized number of shares of common stock to 100,000,000 shares to permit completion of the Private Placement and to provide for additional authorized shares of common stock to issue in the future. The additional shares may be issued for various purposes without further shareholder approval, except to the extent required by applicable NASDAQ Marketplace Rules. The purposes may include raising capital, providing equity incentives to employees, officers, directors or consultants, establishing strategic relationships with other companies, expanding our business or product lines through the acquisition of other businesses or products, and other corporate purposes.
What will happen if Proposal 3 is not approved?
     If Proposal 3 is not approved, we will not amend our Certificate of Incorporation as provided in Proposal 3. As noted above, if our Certificate of Incorporation is not amended to increase the authorized number of shares of common stock, we will not be able to complete the Private Placement. If Proposal 3 is not approved, we will not complete the Private Placement or receive any of the proceeds from the sale of the Purchased Shares as described in Proposal 2, we will not amend our Certificate of Incorporation as described in Proposal 4 and we will not adopt the 2007 Plan as described in Proposal 6, even if one or more of such other Investment Proposals is approved by the shareholders. However, if Proposal 5 is approved by the shareholders, our Certificate of Incorporation will still be amended as provided in that Proposal.
Why is the Company seeking to increase the authorized number of shares of preferred stock as described in Proposal 4?
     Under the Investment Agreement, we agreed to seek the shareholders’ approval of an amendment to our Certificate of Incorporation to increase the authorized number of shares of preferred stock from 500,000 to 1,500,000. The additional shares of preferred stock also relate to the Rights Agreement we entered into on March 30, 1998 with our transfer agent, American Stock Transfer & Trust Company (the “Rights Agreement”), designed to provide for fair and equal treatment for all shareholders in the event that an unsolicited attempt is made to acquire our Company. The Rights Agreement gives each holder of common stock the right to purchase 1/100th share of preferred stock upon certain triggering events. In connection with the authorization of 100,000,000 shares of common stock in accordance with Proposal 3, 1,000,000 shares of preferred stock will be needed to support these rights. The additional shares of authorized preferred stock may also be issued for various other purposes, including raising capital, providing equity incentives to employees, officers, directors or consultants, establishing strategic relationships with other companies, expanding our business or product lines through the acquisition of other businesses or products, and other corporate purposes.
What will happen if Proposal 4 is not approved?
     If Proposal 4 is not approved, we will not amend our Certificate of Incorporation as provided in Proposal 4. Approval of the amendment to our Certificate of Incorporation to increase the number of authorized shares of our preferred stock is a condition to the closing of the Private Placement. If the shareholders do not approve Proposal 4, unless MatlinPatterson waives the condition, we will not complete the Private Placement or receive any of the proceeds from the sale of the Purchased Shares as described in Proposal 2, we will not amend our Certificate of Incorporation as described in Proposal 3 and we will not adopt the 2007 Plan as described in Proposal 6, even if one or more of such other Proposals is approved by the shareholders. However, if Proposal 5 is approved by the shareholders, our Certificate of Incorporation will still be amended as provided in that Proposal.
Why is the Company seeking to limit the liability of the directors of the Company as described in Proposal 5?
     Under the Investment Agreement, we agreed to seek the shareholders’ approval of an amendment to our Certificate of Incorporation limiting the liability of the directors of the Company to the extent permitted under Section 402(b) of the NYBCL at the annual meeting. The Board believes that limiting the directors’ personal liability as permitted by the New York statute will enhance the ability of the Company to attract and retain highly qualified directors in the future. In addition, the threat of personal liability may have an adverse effect on the decision-making process of directors. The proposed amendment may also encourage directors to make entrepreneurial decisions that they believe to be in the best interest of the Company with less threat of personal liability for damages for breach of their duty of care.
What will happen if Proposal 5 is not approved?
     Approval of the amendment to our Certificate of Incorporation to limit the liability of the directors of the Company to the extent permitted under Section 402(b) of the NYBCL is a condition to the closing of the Private Placement. If the shareholders do not approve Proposal 5, unless MatlinPatterson waives the condition, we will not complete the Private Placement or receive any of the proceeds from the sale of the Purchased Shares as described in Proposal 2, we will not amend our Certificate of Incorporation as described in Proposal 3 and Proposal 4 and we will not adopt the 2007 Plan as described in Proposal 6, even if one or more of such other Proposals is approved by the shareholders. However, if Proposal 5 is approved by the shareholders, our Certificate of Incorporation will still be amended as provided in that Proposal.
Why is the Company seeking to put into effect the new First Albany Companies Inc. 2007 Incentive Compensation Plan as described in Proposal 6?
     The 2007 Plan is designed to advance the interests of the Company by providing a means through which incentive awards can be granted to officers, other employees and persons who provide services to the Company and its subsidiaries. By making grants of awards under this plan, the Company can attract, retain and reward such persons and, by linking compensation measures to performance, the Company can provide incentives for the creation of shareholder value. In addition, the interests of the Company’s shareholders and the award recipients can be more closely aligned by giving the recipients an interest in the long-term success of the Company.
     Furthermore, the obligation of MatlinPatterson to complete the Private Placement is conditioned on at least 22 of 27 designated key employees of the Company becoming bound by certain non-competition and non-solicitation covenants conditioned on the closing of the Private Placement and remaining employed by the Company at the closing of the Private Placement. Twenty-five of such 27 designated key employees have already entered into such agreements to become effective as of the closing. The terms on which such designated key employees entered into such non-competition and non-solicitation covenants require that the Company grant to such employees certain awards of restricted stock units under the 2007 Plan if the Private Placement closes. The Company expects to enter into an employment agreement with Mr. Lee Fensterstock that will become effective as of the closing of the Private Placement. Pending the closing of the Private Placement, Mr. Fensterstock has been engaged by the Company as a consultant. The Company has also entered into an employment agreement with Mr. Peter McNierney and an amendment to the existing employment agreement of Mr. Brian Coad that will each become effective as of the closing of the Private Placement. Under the terms of these employment agreements, following the closing of the Private Placement, Mr. Fensterstock will serve as the new Chairman of the Board and Chief Executive Officer of the Company, Mr. McNierney will become the President and Chief Operating Officer and Mr. Coad will remain the Chief Financial Officer. If the Private Placement is completed, these employment agreements (or amendment in the case of Mr. Coad) will also obligate the Company to award certain restricted stock units to such executives under the 2007 Plan. Accordingly, it is contemplated that, as of the closing of the Private Placement, awards of restricted stock units in respect of up to 6.75 million shares of common stock will be made or committed to be made under the 2007 Plan, representing between 9.2% and 10.7% of the shares of common stock currently expected to be outstanding immediately following the closing of the Private Placement on a fully diluted basis, based on the number of shares outstanding on June 25, 2007 and after giving effect to an increase in the number of Purchased Shares that may result from the adjustment provisions of the Investment Agreement and which may further increase the number of Purchased Shares. If the Private Placement is not consummated, we will not adopt the 2007 plan as proposed.
What will happen if Proposal 6 is not approved?
     If Proposal 6 is not approved at the annual meeting, the 2007 Plan will not go into effect unless approved by our shareholders at a subsequent meeting. If Proposals 2, 3, 4 and 5 are approved, following the closing of the Private Placement, MatlinPatterson will beneficially own a majority of the then outstanding shares of our common stock. As a result, if Proposal 6 is not approved at the annual meeting, there is a likelihood that a proposal to adopt the 2007 Plan will be approved by a majority vote of the shareholders at a meeting subsequent to the closing of the Private Placement. If we are required to hold a special meeting of the shareholders following the closing of the Private Placement in order to reconsider the approval of the 2007 Plan, we will incur additional expenses.
Who can vote at the annual meeting?
     Only shareholders of record at the close of business on ___, 2007 will be entitled to vote at the annual meeting. At the close of business on this record date, there were ___shares of common stock outstanding and entitled to vote.
     Shareholder of Record: Shares Registered in Your Name
     If at the close of business on ___, 2007 your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, then you are a shareholder of record. As a shareholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to complete and return the enclosed proxy card to ensure your vote is counted.
     Beneficial Owner: Shares Registered in the Name of a Broker or Bank
     If at the close of business on ___, 2007 your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting your shares at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the shareholder of record, you will not be able to vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.
How do I vote?
     For each of the matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:
     Shareholder of Record: Shares Registered in Your Name
     If you are a shareholder of record, you may vote in person at the annual meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.
•	To vote by proxy, most shareholders have a choice of voting over the Internet, using a toll-free telephone number or completing the proxy card in the form enclosed and mailing it in the envelope provided. Please refer to your proxy card or the information forwarded by your bank, broker or other nominee to see which options are available to you.

•	To vote in person, come to the annual meeting, and we will give you a ballot when you arrive.
     Beneficial Owner: Shares Registered in the Name of Broker or Bank
     If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted.
     To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials or contact your broker or bank to request a proxy form.
     IF YOU HAVE ANY QUESTIONS OR NEED ASSISTANCE WITH VOTING YOUR SHARES, PLEASE CALL MACKENZIE PARTNERS, INC., THE FIRM ASSISTING US IN THIS SOLICITATION, TOLL-FREE AT (800) 322-2885.
How many votes do I have?

     On each matter to be voted upon, you have one vote for each share of common stock you own as of ___, 2007.
What if I return a proxy card but do not make specific choices?
     If you return a signed and dated proxy card without marking any voting selections, your shares will be voted (1) “For” the election of the three (3) persons named as nominees under “Election of Directors;” (2) “For” the proposal to approve the Private Placement; (3) “For” the proposal to amend the Company’s Certificate of Incorporation to increase the authorized share capital of the Company from 50,000,000 shares of common stock to 100,000,000 shares of common stock with the same par value of $0.01 per share, (4) “For” the proposal to amend the Company’s Certificate of Incorporation to increase the authorized share capital of the Company from 500,000 shares of preferred stock to 1,500,000 shares of preferred stock with the same par value of $1.00 per share; (5) “For” the proposal to amend the Company’s Certificate of Incorporation to limit the liability of the directors of the Company to the extent permitted under Section 402(b) of the NYBCL; (6) “For” the proposal to adopt the 2007 Plan; (7) “For” the ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending December 31, 2007; and (8) “For” the proposal for adjournment or postponement of the annual meeting in order to solicit additional proxies in the event there are insufficient votes at the time of the annual meeting to adopt Proposals 2, 3, 4, 5 and 6.
What does it mean if I receive more than one proxy card?
     If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
     Yes. You can revoke your proxy at any time before the final vote at the meeting. You may revoke your proxy in any one of three ways:
•	You may submit another properly completed proxy card with a later date.

•	You may send a written notice that you are revoking your proxy to First Albany Companies Inc.’s Secretary at 677 Broadway, Albany, New York 12207-2990.

•	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.
How are votes counted?
     Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Against” votes, abstentions and broker non-votes. Abstentions will be counted towards a quorum and the vote total for each Proposal and will have the same effect as “Against” votes. Broker non-votes will be counted towards a quorum and depending on the Proposal either will have the same effect as an “Against” vote on the Proposal or will have no effect. Please see the more detailed description of the effect of broker non-votes on specific Proposals in the answer to “How many votes are needed to approve each proposal?” below.
     If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy card from the institution that holds your shares and follow the instructions included on that proxy card regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the NASDAQ Stock Market and on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes. The Investment Proposals will all be considered non-discretionary items.
How many votes are needed to approve each proposal?
•	For the election of directors, the three nominees receiving the most “For” votes from the shares present and entitled to vote at the annual meeting, either in person or by proxy, will be elected. Abstentions will not be treated as votes cast at the annual meeting for such purpose.

•	To be approved, Proposal 2 must receive “For” votes constituting a majority of the votes cast at the annual meeting with respect to shares entitled to vote thereon. If you abstain from voting, it will have the same effect as an “Against” vote. Broker non-votes will not be treated as votes cast at the annual meeting for such purpose.

•	To be approved, Proposal 3 must receive “For” votes from the holders of a majority of the shares outstanding as of the record date. If you abstain from voting, it will have the same effect as an “Against” vote. Broker non-votes will also have the same effect as an “Against” vote.

•	To be approved, Proposal 4 must receive “For” votes from the holders of a majority of the shares outstanding as of the record date. If you abstain from voting, it will have the same effect as an “Against” vote. Broker non-votes will also have the same effect as an “Against” vote.

•	To be approved, Proposal 5 must receive “For” votes from the holders of a majority of the shares outstanding as of the record date. If you abstain from voting, it will have the same effect as an “Against” vote. Broker non-votes will also have the same effect as an “Against” vote.

•	To be approved, Proposal 6 must receive “For” votes constituting a majority of the votes cast at the annual meeting with respect to shares entitled to vote thereon. If you abstain from voting, it will have the same effect as an “Against” vote. Broker non-votes will not be treated as votes cast at the annual meeting for such purpose.

•	To be approved, Proposal 7 must receive “For” votes constituting a majority of the votes cast at the annual meeting with respect to shares entitled to vote thereon. If you abstain from voting, it will have the same effect as an “Against” vote. Broker non-votes will not be treated as votes cast at the annual meeting for such purpose.

•	To be approved, Proposal 8, should it be presented for a vote at the annual meeting, must receive “For” votes constituting a majority of the votes cast with respect to shares entitled to vote thereon, whether or not a quorum is present. Abstentions and broker non-votes will not be treated as votes cast at the annual meeting for such purpose.
What is the quorum requirement?
     A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the shares outstanding and entitled to vote as of the record date are represented by shareholders present at the meeting or by proxy. On ___, 2007, the record date, there were ___shares outstanding and entitled to vote. As a result ___of these shares must be represented by shareholders present at the meeting or by proxy to have a quorum.
     Your shares will be counted towards the quorum if you submit a valid proxy vote or vote at the meeting. Abstentions and broker non-votes will also be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.
How can I find out the results of the voting at the annual meeting?
     Preliminary voting results will be announced at the annual meeting and announced promptly following the annual meeting in a press release and current report on Form 8-K. Final voting results will be published in our quarterly report on Form 10-Q for the third quarter of 2007 that we are required to file with the Securities and Exchange Commission (the “SEC”) by November 9, 2007.
Who is paying for this proxy solicitation?
     We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors, officers and other employees may also solicit proxies in person, by telephone or by other means of communication. Directors, officers and other employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. The solicitation of proxies will also be supplemented through the services of MacKenzie Partners, Inc., a proxy solicitation firm. MacKenzie Partners, Inc. will receive a customary fee which we estimate to be approximately $15,000, plus certain other fees for related services and reasonable out-of-pocket expenses.
     IF YOU HAVE ANY QUESTIONS OR NEED ASSISTANCE WITH VOTING YOUR SHARES, PLEASE CALL MACKENZIE PARTNERS, INC. TOLL-FREE AT (800) 322-2885.
When are shareholder proposals due for next year’s annual meeting?
     The deadline for submitting a shareholder proposal for inclusion in our proxy statement and form of proxy for the 2008 annual meeting of shareholders is ___, 2008. If shareholders wish to submit proposals or director nominations that are not otherwise to be included in such proxy statement and proxy, the proposal must be received by the Company no earlier than ___, 2008 and no later than the close of business on ___, 2008. Shareholders are advised to review our Bylaws, which contain additional requirements with respect to advance notice of shareholder proposals and director nominations. Our current Bylaws are available at the SEC’s website, www.sec.gov, or upon written request to Investor Relations, First Albany Companies Inc., 677 Broadway, Albany, New York 12207-2990. The proposed Amendments to our Certificate of Incorporation referred to in Proposal 3, Proposal 4 and Proposal 5 are appended to this proxy statement as Appendix C and will also be available at www.sec.gov or upon written request to our Investor Relations department following adoption.

SUMMARY

     This summary highlights information contained elsewhere in this document and may not contain all the information that is important to you. First Albany Companies Inc. urges you to read carefully the remainder of this document, including the attached appendices, and the other documents to which we have referred you to because this section does not provide all the information that might be important to you with respect to the Private Placement and the other matters being considered at the annual meeting of shareholders. We have included page references to direct you to a more complete description of the topics presented in this summary. Unless the context otherwise requires, references to “we,” “our” and “us” in this document refer to First Albany Companies Inc. and its subsidiaries.
The Companies
First Albany Companies Inc.
677 Broadway
Albany, New York 12207-2990
(518) 447-8673
     First Albany Companies Inc. is an independent investment bank that serves the qualified market, state and local governments and the growing corporate middle market by providing clients with strategic, research-based investment opportunities, as well as advisory and financing services. First Albany offers a diverse range of products through its Equities division and its Municipal Capital Markets division (which is under contract to be sold), as well as Descap Securities Inc., its mortgage-backed security/asset-backed security trading subsidiary, and FA Technology Ventures Inc., its venture capital division. First Albany maintains offices in major business and commercial markets.
     First Albany, a New York corporation, is traded on the NASDAQ Global Market, which we refer to as NASDAQ, under the symbol “FACT”.
MatlinPatterson FA Acquisition LLC
c/o MatlinPatterson Global Advisers LLC
520 Madison Avenue, 35th Floor
New York, New York 10022
(212) 651-9500
     MatlinPatterson FA Acquisition LLC is a Delaware limited liability company formed by MatlinPatterson Global Opportunities Partners II L.P., an investment fund, and its parallel offshore vehicle (collectively, “MatlinPatterson GOP II”), for the purpose of entering into the Investment Agreement and acquiring the Purchased Shares. MatlinPatterson GOP II is managed by MatlinPatterson Global Advisers LLC, a global investment firm that currently manages, in addition to MatlinPatterson GOP II, MatlinPatterson Global Opportunities Partners L.P. (and its parallel offshore vehicle) and MatlinPatterson Global Opportunities Partner III L.P. (and its parallel offshore vehicle). These partnerships have aggregate assets and commitments of approximately $9 billion.
The Annual Meeting
The Annual Meeting (See page 17)
     The First Albany annual meeting will be held at 677 Broadway, Albany, New York 12207-2990, at 10:00 a.m. (EDT), on ___, 2007. At the First Albany annual meeting, First Albany shareholders will be asked:
     (1) To elect three (3) directors whose terms will expire at the 2010 annual meeting of shareholders;
     (2) To consider and act upon a proposal to approve the Private Placement;
     (3) To consider and act upon a proposal to amend the Company’s Certificate of Incorporation to increase the authorized share capital of the Company from 50,000,000 shares of common stock to 100,000,000 shares of common stock with the same par value of $0.01 per share;
     (4) To consider and act upon a proposal to amend the Company’s Certificate of Incorporation to increase the authorized share capital of the Company from 500,000 shares of preferred stock to 1,500,000 shares of preferred stock with the same par value of $1.00 per share;
     (5) To consider and act upon a proposal to amend the Company’s Certificate of Incorporation to limit the liability of the directors of the Company to the extent permitted under Section 402(b) of the NYBCL;
     (6) To consider and act upon a proposal to approve the adoption of the 2007 Plan;
     (7) To consider and act upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending December 31, 2007;
     (8) In the event there are insufficient votes at the time of the annual meeting to adopt Proposals 2, 3, 4, 5 and 6, to consider and act upon a proposal to adjourn or postpone the annual meeting in order to solicit additional proxies.
     (9) To consider and act upon such other business as may properly come before the meeting.
     You may vote at the First Albany annual meeting if you owned shares of First Albany common stock at the close of business on ___, 2007. On that date, there were ___shares of First Albany common stock outstanding, approximately 20% of which were owned and entitled to be voted by First Albany directors and executive officers and their affiliates. We currently expect that First Albany’s directors and executive officers will vote their shares in favor of the Private Placement, and Messrs. George McNamee and Alan Goldberg, directors of the Company, and Mr. McNierney, a director and the President and CEO of the Company, have agreed with MatlinPatterson to vote the shares of common stock owned by them in favor of the transaction. These persons collectively own approximately 19% of the outstanding shares of common stock. Therefore, shares representing approximately 32% of the outstanding shares of common stock of the Company as of the record date, in addition to those subject to the voting agreement with MatlinPatterson to vote in favor of the transaction, must be voted in favor of Proposals 2, 3, 4 and 5 for these proposals to be approved.
     You can cast one vote for each share of First Albany common stock you own. The proposals require different percentages of votes in order to approve them:
•	For the election of directors, the three nominees receiving the most “For” votes from the shares present and entitled to vote at the annual meeting, either in person or by proxy, will be elected. Abstentions will not be treated as votes cast at the annual meeting for such purpose.

•	To be approved, Proposal 2 must receive “For” votes constituting a majority of the votes cast at the annual meeting with respect to shares entitled to vote thereon. If you abstain from voting, it will have the same effect as an “Against” vote. Broker non-votes will not be treated as votes cast at the annual meeting for such purpose.

•	To be approved, Proposal 3 must receive “For” votes from the holders of a majority of the shares outstanding as of the record date. If you abstain from voting, it will have the same effect as an “Against” vote. Broker non-votes will also have the same effect as an “Against” vote.

•	To be approved, Proposal 4 must receive “For” votes from the holders of a majority of the shares outstanding as of the record date. If you abstain from voting, it will have the same effect as an “Against” vote. Broker non-votes will also have the same effect as an “Against” vote.

•	To be approved, Proposal 5 must receive “For” votes from the holders of a majority of the shares outstanding as of the record date. If you abstain from voting, it will have the same effect as an “Against” vote. Broker non-votes will also have the same effect as an “Against” vote.

•	To be approved, Proposal 6 must receive “For” votes constituting a majority of the votes cast at the annual meeting with respect to shares entitled to vote thereon. If you abstain from voting, it will have the same effect as an “Against” vote. Broker non-votes will not be treated as votes cast at the annual meeting for such purpose.

•	To be approved, Proposal 7 must receive “For” votes constituting a majority of the votes cast at the annual meeting with respect to shares entitled to vote thereon. If you abstain from voting, it will have the same effect as an “Against” vote. Broker non-votes will not be treated as votes cast at the annual meeting for such purpose.

•	To be approved, Proposal 8, should it be presented for a vote at the annual meeting, must receive “For” votes constituting a majority of the votes cast with respect to shares entitled to vote thereon, whether or not a quorum is present. Abstentions and broker non-votes will not be treated as votes cast at the annual meeting for such purpose.

Proposal No. 1: Election of Directors (See page 20)
     Three directors will be elected at the annual meeting to serve for a three-year term expiring at the annual meeting of shareholders in 2010. The Board has nominated three persons as directors. The Board recommends that shareholders vote FOR the election of these nominees.
Proposal No. 2: Approval of the Private Placement (See page 21)
Background of the Private Placement (See page 26)
     The Company experienced losses in several of our key segments in 2005 and 2006, including equities sales and trading, equity investment banking and fixed income sales and trading. Recognizing these losses and the need to maintain liquidity requirements, in the spring of 2006 the Board retained Freeman & Co. Securities LLC (“Freeman”) as its financial advisor to establish a comprehensive process to entertain both a strategic sale of, or a strategic investment in, the Company.
     Throughout 2006 and early 2007, the Company had conversations with numerous potential investors but ultimately received no offers. In the first quarter of 2007, MatlinPatterson expressed interest in investing in the Company. The Board formed a special committee of the Board (the “Special Committee”) to assist in evaluating proposals from potential investors and to make recommendations to the Board regarding any issues requiring Board consideration with respect to any proposals received from such investors. Bingham McCutchen LLP was retained as legal counsel for the Special Committee.
     The Board and the Special Committee engaged in discussions and consulted with their financial advisors and legal counsel regarding the potential MatlinPatterson transaction. The Special Committee ultimately reported to the Board that it was satisfied with the process and felt that all reasonably possible scenarios and interested parties had been considered and that the efforts made were sufficient to indicate that the MatlinPatterson proposal was the best available for the Company and its shareholders.
     The Special Committee also requested that Freeman deliver a fairness opinion regarding the consideration to be paid to the Company in connection with the Private Placement.
     On May 14, 2007, the Company entered into the Investment Agreement with MatlinPatterson described below and attached hereto as Appendix A providing for the issuance and sale of Purchased Shares for gross proceeds of $50 million. Please see the section “Investment Agreement” below for information on the Investment Agreement.
Reasons for the Private Placement (See page 29)
     We have experienced recurring losses and, as of March 31, 2007, had cash of approximately $4.0 million and working capital of approximately $26 million. Continuing losses will adversely impact the Company’s liquidity and net capital. We need additional capital to pursue our strategic objectives. If the Investment Proposals are approved by our shareholders, we would be authorized to issue the Purchased Shares, and upon satisfaction of the other conditions to closing the Private Placement, we would receive $50 million of gross proceeds from the sale of the Purchased Shares, less transaction fees and expenses. It is currently expected that approximately $20 million of the proceeds from the Private Placement will be invested in the Company’s subsidiary Descap Securities Inc. to enable it to position more products and take advantage of opportunities that we believe to exist in the mortgage and asset-backed securities markets and to issue primary debt financing. In addition, we currently expect that up to $10 million will be committed to a fund managed by the Company’s subsidiary, FA Technology Ventures Corporation, which invests in the emerging growth sectors of information and energy technology. We believe the remaining proceeds from the Private Placement will also provide us with additional resources to grow our businesses, to seek to acquire other securities or advisory businesses, to focus on our core investment products and service strengths, to provide incentives to employees and to better meet the needs of our clients, and we may also repay some or all of our indebtedness. Immediately following the closing of the Private Placement, we expect the Company to have over $50 million in cash and working capital in excess of $58 million and we believe the proceeds from the Private Placement will allow the Company to increase existing capital levels with each of its broker dealers. After considering numerous potential financing and strategic alternatives, the Board determined that the Private Placement was the best available alternative and would provide the greatest potential value for our shareholders, as well as provide the necessary capital to pursue our long-term strategic goals. The determination was the result of careful consideration by the Board of a number of factors, including (i) that the Private Placement will strengthen our financial condition and reduce our financial risk, (ii) that the Private Placement will strengthen our investor base with the addition of a new experienced investor who will have a significant stake in our long-term success and will be motivated to provide the support and assistance to protect and enhance its investment and (iii) that we believe we will strengthen our Board with the addition of new directors who have significant experience in advising comparable companies. In its review of the Private Placement, the Board also considered a number of potentially negative factors, including (i) that the Private Placement will have a highly dilutive effect on our current shareholders and option holders, (ii) that MatlinPatterson is currently expected to control between 70% and 75% of the voting power of our capital stock immediately upon the closing of the Private Placement (between 60% and 65% on a fully diluted basis), after giving effect to an increase in the number of Purchased Shares that may result from the adjustment provisions of the Investment Agreement and which may further increase the number of Purchased Shares and (iii) the Private Placement will result in restrictions on our ability to use our net operating loss carryforwards to offset future taxable income. The Board recognized that there can be no assurance that we would be able to achieve all or significantly all of each anticipated benefit or advantage or that it had identified and accurately assessed each risk and negative factor. However the Board concluded that the potential benefits and advantages of the Private Placement significantly outweigh the risks and negative factors that it had identified.
Recommendations of the Board of Directors (See page 50)
     After careful consideration and on the unanimous recommendation of the Special Committee, the Board unanimously approved the Investment Agreement on May 14, 2007. For the factors considered by the Board in reaching its decision to approve the Investment Agreement, see the section entitled “Proposal 2, Approval of the Private Placement — Reasons for the Private Placement” beginning on page 29. The First Albany Board of Directors unanimously recommends that the First Albany shareholders vote “For” the proposal to approve the issuance of First Albany common stock in the Private Placement.
Opinion of our Independent Financial Advisor (See page 31)
     On May 14, 2007, First Albany’s financial advisor, Freeman, delivered to the Board its opinion that, as of the date of the opinion and based upon the assumptions made, matters considered and limits of review set forth in its written opinion, the consideration to be paid to the Company was fair from a financial point of view. A copy of Freeman’s written opinion is attached to this proxy statement as Appendix B.
     First Albany encourages you to read carefully both the section entitled “Proposal 2, Approval of the Private Placement — Opinion of Our Financial Advisor” beginning on page 31 and Freeman’s written opinion in its entirety for a description of the assumptions made, matters considered and limits on the scope of review undertaken by Freeman. Freeman’s opinion was intended for the use and benefit of the Board of Directors, does not address the merits of the underlying decision by First Albany to enter into the Investment Agreement or any of the transactions contemplated thereby, including the Private Placement, and does not constitute a recommendation as to how any holder of common stock should vote on, or take any action with respect to, the Private Placement or any related matter.
Financial Projections (See page 34)
     The Company’s senior management provided financial forecasts to MatlinPatterson in connection with their consideration of a possible transaction with the Company. These projections were also provided to our Board and to Freeman. We have included a subset of these projections in this proxy statement to give our shareholders access to certain nonpublic information deemed material by our Board for purposes of considering and evaluating the Private Placement. The inclusion of these projections should not be regarded as an indication that management, our Board, MatlinPatterson, Freeman, or any other recipient of this information considered, or now considers, these projections to be a reliable prediction of future results, and they should not be relied on as such. In addition, as we have only included a subset of the projections in this proxy statement, you are cautioned not to rely on this information as complete in making a decision whether to vote in favor of the Private Placement.
     The projections reflect numerous estimates and assumptions with respect to industry performance, general business, economic, regulatory, market and financial conditions and other matters, including assumed effective interest rates and effective tax rates consistent with the Company’s historical levels, all of which are difficult to predict and many of which are beyond the Company’s control. The projections are also subject to significant uncertainties in connection with changes to the Company’s business and its financial condition and results of operation. In addition, the projections reflect projected information without regard to the Investment Agreement with MatlinPatterson, which may cause actual results to materially differ as well. As a result, there can be no assurance that the projected results will be realized or that actual results will not be significantly higher or lower than those contained in the projections; it is expected that there will be differences between actual and projected results. Since the projections cover multiple years, such information by its nature becomes less reliable with each successive year.
Terms of the Private Placement (See page 36)
     The following is a summary of the terms of the Private Placement and the provisions of the Investment Agreement, the Registration Rights Agreement, the Voting Agreements and the Amendment of the Rights Agreement referred to below. The sale of the Purchased Shares has not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Purchased Shares will be sold to MatlinPatterson FA Acquisition LLC, an accredited investor, and possibly additional co-investors who are accredited investors, in reliance upon exemptions from registration under Section 4(2) of the Securities Act and SEC Rule 506 of Regulation D. None of the Purchased Shares may be offered or sold in the United States absent registration under or exemption from the Securities Act and any applicable state security laws.

THIS SUMMARY OF THE TERMS OF THE PRIVATE PLACEMENT IS INTENDED TO PROVIDE YOU WITH BASIC INFORMATION CONCERNING THE TRANSACTION. IT IS NOT A SUBSTITUTE FOR REVIEWING THE INVESTMENT AGREEMENT, THE FORM OF REGISTRATION RIGHTS AGREEMENT, THE VOTING AGREEMENTS AND THE AMENDMENT TO RIGHTS AGREEMENT APPENDED TO THIS PROXY STATEMENT AS APPENDIX A. YOU SHOULD READ THIS SUMMARY IN CONJUNCTION WITH THE AGREEMENTS APPENDED HERETO AS APPENDIX A.
Investment Agreement (See page 36)
     On May 14, 2007, the Company entered into the Investment Agreement with MatlinPatterson FA Acquisition LLC providing for the purchase by MatlinPatterson FA Acquisition LLC and certain co-investors which may be designated by it (collectively referred to herein as “MatlinPatterson”), upon the terms and subject to the conditions of the Investment Agreement, of 33,333,333 newly issued shares of the Company’s common stock, par value $0.01 per share, for an aggregate cash purchase price of $50 million. The number of shares issuable to MatlinPatterson in consideration of the $50 million purchase price (referred to herein as the “Purchased Shares”) is subject to an upward adjustment if the Company incurs certain incremental employment-related obligations as a result of the DEPFA Transaction (as defined below) not having closed prior to closing the Private Placement and if the Company’s net tangible book value per share at closing is less than $1.60. The proceeds to the Company from the sale of shares to MatlinPatterson would be invested in the Company’s ongoing businesses, consistent with a strategic plan to be developed by the Company and MatlinPatterson. The development of the strategic plan is expected to be completed following the closing of the Private Placement. It is currently expected that approximately $20 million of the proceeds from the Private Placement will be invested in the Company’s subsidiary Descap Securities Inc. to enable it to position more products and take advantage of opportunities that we believe to exist in the mortgage and asset-backed securities markets and to issue primary debt financing. In addition, we currently expect that up to $10 million will be committed to a fund managed by the Company’s subsidiary, FA Technology Ventures Corporation, which invests in the emerging growth sectors of information and energy technology. We believe the remaining proceeds from the Private Placement will also provide us with additional resources to grow our businesses, to seek to acquire other securities or advisory businesses, to focus on our core investment products and service strengths, to provide incentives to employees and to better meet the needs of our clients, and we may also repay some or all of our indebtedness. Immediately following the closing of the Private Placement, we expect the Company to have over $50 million in cash and working capital in excess of $58 million and we believe the proceeds from the Private Placement will allow the Company to increase existing capital levels with each of its broker dealers.
     The Company previously announced its agreement to sell the Municipal Capital Markets Group of First Albany Capital Inc., the Company’s wholly-owned subsidiary, to DEPFA BANK plc (sometimes referred to herein as the “DEPFA Transaction”). We currently expect that the DEPFA Transaction may close after the closing of the Private Placement. In such event, certain employees of the Company, who will remain employed by the Company at the time of the closing of the Private Placement and who would have otherwise have become employed by DEPFA had the DEPFA Transaction closed prior to the Private Placement, would be entitled to receive certain cash payments and accelerated vesting of certain equity awards triggered by MatlinPatterson gaining control of the Company that they would not have been entitled to if the DEPFA Transaction had closed first. In such an event, the Investment Agreement provides that the number of Purchased Shares will be increased to account for the cash bonuses or other amounts paid or payable by the Company to any employee of the Municipal Capital Markets Group that would not have been so paid had the DEPFA Transaction closed prior to the closing of the Private Placement, as well as the accelerated vesting of the restricted stock awards and stock options held by such employees that would not have occurred if the DEPFA Transaction had closed prior to the closing of the Private Placement. In the event that our employees entitled to receive such payments and to benefit from the accelerated vesting of such awards and options do not waive such rights, we expect the number of Purchased Shares to be increased at the closing, without MatlinPatterson being required to contribute more than the $50 million already contemplated by the Investment Agreement. To the extent that the affected employees are willing to waive their rights to such payments and accelerated vesting, the number of additional Purchased Shares will be reduced accordingly.
     The Investment Agreement also provides that the number of Purchased Shares will be further adjusted upwards, in addition to the adjustment described above, if our net tangible book value per share is less than $1.60 as of the closing date. In such case, the number of Purchased Shares will be increased by a factor reflecting the percentage shortfall represented by the net tangible book value per share as of the closing date compared to a target of $1.69 per share. If the DEPFA Transaction closes prior to the closing of the Private Placement, there will first be a pro forma adjustment to eliminate the effects of the closing of the DEPFA Transaction on net tangible book value per share. If the DEPFA Transaction has not closed prior to the closing of the Private Placement, there will instead be a pro forma elimination of the incremental cash payments and accelerated restricted stock awards and stock options referred to above.
     Upon the closing of the Private Placement, and after giving effect to the contemplated issuance to certain employees of restricted stock units as described herein, MatlinPatterson currently is expected to own between 70% and 75% of the outstanding common stock (between 60% and 65% on a fully diluted basis), based on the number of shares outstanding on June 25, 2007, and after giving effect to an increase in the number of Purchased Shares that may result from the adjustment provisions of the Investment Agreement and which may further increase the number of Purchased Shares.
     In connection with entering into the Investment Agreement, the Company has terminated the Company’s previously announced plans to reprice outstanding employee stock options and to replace outstanding employee restricted stock awards with stock appreciation rights.
     The Investment Agreement contains other covenants of the Company, including an agreement of the Company to operate its business in the ordinary course until the purchase is completed. The Company has also agreed not to solicit or initiate discussions with third parties regarding other competing proposals and to certain restrictions on its ability to respond to any unsolicited competing proposal. The Investment Agreement also includes customary representations and warranties of the Company and MatlinPatterson, indemnification provisions for MatlinPatterson and termination provisions for both the Company and MatlinPatterson.
     The summary above of the Investment Agreement does not purport to be complete and is qualified in its entirety by the more detailed description contained herein as well as the full text of such agreement, a copy of which is attached in Appendix A hereto.
     The Investment Agreement contains representations and warranties of the Company and MatlinPatterson made to each other. The statements embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the Company and MatlinPatterson have exchanged in connection with signing the Investment Agreement. Please note that certain representations and warranties were made as of a specified date, may be subject to a contractual standard of materiality different from those generally applicable to shareholders, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as fact.
Registration Rights Agreement (See page 42)
     We agreed to enter into a Registration Rights Agreement with MatlinPatterson (the “Registration Rights Agreement”), pursuant to which we would be required upon the demand of MatlinPatterson on up to three occasions to file with the SEC a registration statement for the resale of Purchased Shares. The Registration Rights Agreement would obligate us to use our best efforts to have the registration statement declared effective as soon as practicable after it is filed. The Registration Rights Agreement also provides MatlinPatterson with piggyback registration rights exercisable if we file certain registration statements on our own initiative or upon the request of another shareholder. We would bear all of the costs of any demand or piggyback registration other than underwriting discounts and commissions and certain other expenses.
     The summary above of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the more detailed description contained herein as well as the full text of such agreement, a copy of which is attached in Appendix A hereto.
Voting Agreements (See page 43)
     MatlinPatterson has entered into certain voting agreements with Messrs. Alan Goldberg, George McNamee and Peter McNierney, individually (the “Voting Agreements”), pursuant to which each such shareholder has agreed to vote the shares of common stock beneficially owned by him in favor of approval of each of the Investment Proposals. Messrs. Goldberg, McNamee and McNierney have agreed, among other things (i) to vote their shares of common stock in favor of the Private Placement and the other Investment Proposals, (ii) not to solicit, encourage or recommend to other shareholders of the Company that they vote their shares of common stock in any contrary manner, that they refrain from voting their shares, that they tender, exchange or otherwise dispose of their shares of common stock pursuant to a “Competing Transaction” (as defined in the Voting Agreements), or that they attempt to exercise any statutory appraisal or other similar rights they may have, (iii) unless otherwise instructed in writing by MatlinPatterson, to vote their shares against any Competing Transaction and (iv) not to, and not to permit any of their employees, attorneys, accountants, investment bankers or other agents or representatives to, initiate, solicit, negotiate, encourage, or provide confidential information in order to facilitate any Competing Transaction. These persons collectively own approximately 19% of the outstanding shares of common stock. Therefore, shares representing approximately 32% of the outstanding shares of common stock of the Company as of the record date, in addition to those subject to the voting agreement with MatlinPatterson to vote in favor of the transaction, must be voted in favor of Proposals 2, 3, 4 and 5 for these proposals to be approved.
     The summary above of the Voting Agreements does not purport to be complete and is qualified in its entirety by the more detailed description contained herein as well as the full text of each such agreement, a copy of which is attached in Appendix A hereto.
Amendment of the Rights Agreement (See page 43)
     On March 30, 1998, we entered into the Rights Agreement with our transfer agent, American Stock Transfer & Trust Company, designed to provide for a fair and equal treatment for all shareholders in the event that an unsolicited attempt is made to acquire our Company. The effect of the Rights Agreement is to discourage acquisitions of more than 15% of our common stock without negotiations with the Board. As required under the Investment Agreement, we entered into an amendment to the Rights

Agreement (the “Amendment to the Rights Agreement”) to provide that entry into the Investment Agreement and the Private Placement will be exempt from the Rights Agreement and that MatlinPatterson and certain related persons would not be deemed to be “Acquiring Persons” thereunder.
No Appraisal Rights (See page 48)
     The shareholders are not entitled to appraisal rights with respect to the Private Placement, and we will not independently provide the shareholders with any such rights.
Proposal No. 3: Amend the Certificate of Incorporation to Increase
the Company’s Authorized Common Stock from 50,000,000 shares to 100,000,000 shares (See page 51)
     We do not currently have sufficient authorized shares to complete the Private Placement described in Proposal 2. To complete the Private Placement and issue the Purchased Shares, we need to substantially increase the number of shares of our common stock authorized for issuance under our Certificate of Incorporation. It is a condition to the completion of the Private Placement that our shareholders approve Proposal 3. Our current Certificate of Incorporation authorizes 50,000,000 shares of common stock for issuance. As of June 25, 2007, there were           shares of our common stock outstanding and an additional approximately           shares reserved for issuance upon exercise of outstanding options and warrants and reserved for future issuance under our equity compensation plans. As a result, as of June 25, 2007, there were only approximately           authorized shares of our common stock available for issuance. We have proposed increasing the authorized number of shares of common stock to 100,000,000 shares to permit completion of the Private Placement, for the Company to reserve 25% of our shares of common stock outstanding from time to time for issuance under the 2007 Plan and our existing long-term incentive plans and to provide additional authorized shares of common stock available to issue in the future. The additional authorized shares may be issued for various purposes without further shareholder approval, except to the extent required by applicable NASDAQ Marketplace Rules. The purposes may include raising capital, providing equity incentives to employees, officers, directors or consultants, establishing strategic relationships with other companies, expanding our business or product lines through the acquisition of other businesses or products, and other corporate purposes.
     If our shareholders do not approve the amendment to our Certificate of Incorporation to increase the authorized number of shares of common stock, we will not be able to complete the Private Placement and we will not receive any of the proceeds from the sale of the Purchased Shares. In such event, we will also not amend our Certificate of Incorporation as described in Proposal 4 and we will not adopt the 2007 Plan as described in Proposal 6, even if one or more of such other Proposals is approved by the shareholders. However, if Proposal 5 is approved by the shareholders, our Certificate of Incorporation will still be amended as provided in that Proposal.
Proposal No. 4: Amend the Certificate of Incorporation to Increase
the Company’s Authorized Preferred Stock from 500,000 shares to 1,500,000 shares (See page 52)
     Under the Investment Agreement, we agreed to seek the shareholders’ approval of an amendment to our Certificate of Incorporation to increase the authorized number of shares of preferred stock from 500,000 to 1,500,000. The additional shares of preferred stock also relate to the Rights Agreement we entered into on March 30, 1998 with our transfer agent, American Stock Transfer & Trust Company (the “Rights Agreement”), designed to provide for fair and equal treatment for all shareholders in the event that an unsolicited attempt is made to acquire our Company. The Rights Agreement gives each holder of common stock the right to purchase 1/100th share of preferred stock upon certain triggering events. In connection with the authorization of 100,000,000 shares of common stock in accordance with Proposal 3, 1,000,000 shares of preferred stock will be needed to support these rights. The additional shares of authorized preferred stock may also be issued for various other purposes, including raising capital, providing equity incentives to employees, officers, directors or consultants, establishing strategic relationships with other companies, expanding our business or product lines through the acquisition of other businesses or products, and other corporate purposes.
     Approval of the amendment to our Certificate of Incorporation to increase the number of authorized shares of our preferred stock is a condition to the closing of the Private Placement and if the shareholders do not approve Proposal 4, we will not be able to complete the Private Placement and we will not receive any proceeds from the sale of the Purchased Shares, unless MatlinPatterson waives the condition. In such event, we also will not amend our Certificate of Incorporation as described in Proposal 3 and we will not adopt the 2007 Plan as described in Proposal 6, even if one or more of such other Proposals is approved by the shareholders. However, if Proposal 5 is approved by the shareholders, our Certificate of Incorporation will still be amended as provided in that Proposal.
Proposal No. 5: Amend the Certificate of Incorporation to
Limit the Liability of the Directors of the Company to the Extent Permitted
under Section 402(b) of the New York Business Corporation Law (See page 54)

     Under the Investment Agreement, we agreed to seek the shareholders’ approval of an amendment to our Certificate of Incorporation limiting the liability of the directors of the Company to the extent permitted under Section 402(b) of the NYBCL. The current policy set forth in the Company’s Certificate of Incorporation does not eliminate or limit personal liability of the directors for damages for any breach of duty in their capacity as directors. Section 402(b) of the NYBCL allows a corporation to eliminate or limit the personal liability of its directors and specifically provides that “The certificate of incorporation may set forth a provision eliminating or limiting the personal liability of directors to a corporation or its shareholders for damages for any breach of duty in such capacity, provided that no such provision shall eliminate or limit: (1) the liability of any director if a judgment or other final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated section 719, or (2) the liability of any director for any act or omission prior to the adoption of a provision authorized by this paragraph.” The Company proposes to amend its Certificate of Incorporation so as to limit the personal liability of the Company’s directors to the extent permitted under Section 402(b).
     The Board believes that limiting the directors’ personal liability as permitted by the New York statute will enhance the ability of the Company to attract and retain highly qualified directors in the future. In addition, the threat of personal liability may have an adverse effect on the decision-making process of directors. The proposed amendment may also encourage directors to make entrepreneurial decisions which they believe to be in the best interest of the shareholders with less threat of personal liability for damages for breach of their duty of care.
     Approval of the amendment to our Certificate of Incorporation to limit the liability of the directors and officers of the Company is a condition to the closing of the Private Placement and if the shareholders do not approve Proposal 5, we will not be able to complete the Private Placement and we will not receive any proceeds from the sale of the Purchased Shares, unless MatlinPatterson waives the condition. In such event, we also will not amend our Certificate of Incorporation as described in Proposal 3 and Proposal 4 and we will not adopt the 2007 Plan as described in Proposal 6, even if one or more of such other Proposals is approved by the shareholders. If Proposal 5 is approved by the shareholders, we intend to amend our Certificate of Incorporation as contemplated by Proposal 5, even if none of the other Proposals are approved.
Proposal No. 6: Adopt the First Albany Companies Inc. 2007 Incentive Compensation Plan (See page 56)
     The 2007 Plan is designed to advance the interests of the Company by providing a means through which incentive awards can be granted to officers, other employees and persons who provide services to the Company and its subsidiaries. By making grants of awards under this plan, the Company can attract, retain and reward such persons and, by linking compensation measures to performance, the Company can provide incentives for the creation of shareholder value. In addition, the interests of the Company’s shareholders and the award recipients can be more closely aligned by giving the recipients an interest in the long-term success of the Company. The 2007 Plan provides that the number of shares of common stock available for outstanding awards under that plan and our existing long-term incentive plans will be equal to 25% of the total number of shares of common stock outstanding from time to time.
     Furthermore, the obligation of MatlinPatterson to complete the Private Placement is conditioned on at least 22 of 27 designated key employees of the Company becoming bound by certain non-competition and non-solicitation covenants conditioned on the closing of the Private Placement and remaining employed by the Company at the closing of the Private Placement. Twenty-five of such 27 designated key employees have entered into such agreements to become effective as of the closing. The terms on which such designated key employees entered into such non-competition and non-solicitation covenants require that the Company grant to such employees certain awards of restricted stock units under the 2007 Plan if the Private Placement closes. The Company also expects to enter into an employment agreement with Mr. Fensterstock that will become effective at the closing of the Private Placement. Pending the closing of the Private Placement, Mr. Fensterstock has been engaged by the Company as a consultant. The Company has also entered into an employment agreement with Mr. McNierney and an amendment to the existing employment agreement of Mr. Coad that will each become effective as of the closing of the Private Placement. If the Private Placement is completed, these employment agreements (or amendment in the case of Mr. Coad) will also obligate the Company to award certain restricted stock units to such executives under the 2007 Plan. Accordingly, it is contemplated that, as of the closing of the Private Placement, awards of restricted stock units in respect of up to 6.75 million shares of common stock will be made or committed to be made under the 2007 Plan, representing between 9.2% and 10.7% of the shares of common stock currently expected to be outstanding immediately following the closing on a fully diluted basis, based on the number of shares of common stock outstanding on June 25, 2007 and after giving effect to an increase in the number of Purchased Shares that may result from the adjustment provisions of the Investment Agreement and which may further increase the number of Purchased Shares. If the Private Placement is not consummated, we will not adopt the 2007 plan as proposed.
     If Proposal 6 is not approved at the annual meeting, the 2007 Plan will not go into effect unless approved by our shareholders at a subsequent meeting. If Proposals 2, 3, 4 and 5 are approved, following the closing of the Private Placement, MatlinPatterson will beneficially own a majority of the then outstanding shares of our common stock. As a result, if Proposal 6 is not approved at the annual meeting, there is a likelihood that a proposal to adopt the 2007 Plan will be approved by a majority vote of the shareholders at a meeting subsequent to the closing of the Private Placement. If we are required to hold a special meeting of the shareholders following the closing of the Private Placement in order to reconsider the approval of the 2007 Plan, we will incur additional expenses.

Proposal No. 7: Ratification of Selection of Independent Accountants (See page 60)
     The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP as the Company’s independent accountants for fiscal year ending December 31, 2007. We are submitting the selection of independent accountants for shareholder ratification at the annual meeting.
Proposal No. 8: Adjournment or Postponement of Annual Meeting (See page 62)
     If there are insufficient votes at the time of the annual meeting to adopt Proposal 2, Proposal 3, Proposal 4, Proposal 5 and Proposal 6, we may propose that the annual meeting be adjourned or postponed for a period of time for the purpose of soliciting additional proxies to adopt these proposals. We do not intend to propose to adjourn or postpone the annual meeting if there are sufficient votes to adopt Proposals 2, 3, 4, 5 and 6.

ANNUAL MEETING OF SHAREHOLDERS

___, 2007
     This proxy statement is being furnished to the shareholders of First Albany in connection with the solicitation by the Board of Directors of proxies for use at the annual meeting to be held at the offices of the Company, 677 Broadway, Albany, New York on ___, 2007 at 10:00 a.m. (EDT), and any postponements or adjournments thereof. The mailing address of the principal office of the Company is 677 Broadway, Albany, New York 12207-2990 and its telephone number is (518) 447-8500.
     At the annual meeting, the shareholders of the Company will be asked (1) to elect the three (3) persons named as nominees under “Election of Directors;” (2) to consider and act upon a proposal to approve the Private Placement; (3) to consider and act upon a proposal to amend the Company’s Certificate of Incorporation to increase the authorized share capital of the Company from 50,000,000 shares of common stock to 100,000,000 shares of common stock with the same par value of $0.01 per share; (4) to consider and act upon a proposal to amend the Company’s Certificate of Incorporation to increase the authorized share capital of the Company from 500,000 shares of preferred stock to 1,500,000 shares of preferred stock with the same par value of $1.00 per share; (5) to consider and act upon a proposal to amend the Company’s Certificate of Incorporation to limit the liability of the directors of the Company to the extent permitted under Section 402(b) of the NYBCL; (6) to consider and act upon a proposal to approve the adoption of the 2007 Plan; (7) to consider and act upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending December 31, 2007; and (8) in the event there are insufficient votes at the time of the annual meeting to adopt Proposals 2, 3, 4, 5 and 6, to consider and act upon a proposal to adjourn or postpone the annual meeting in order to solicit additional proxies.
Proxy Solicitation
     This proxy statement and the enclosed form of proxy are expected to be mailed on or about ___, 2007. All expenses of the Company in connection with this solicitation of proxies will be borne by the Company. Proxies may be solicited by directors, officers and other employees of the Company in person or by mail, telephone, facsimile or e-mail, without additional compensation. Representatives of MatlinPatterson may also contact shareholders in connection with the solicitation of proxies. The Company has also retained MacKenzie Partners, Inc. to aid in the solicitation of proxies with respect to shares held by broker-dealers, financial institutions, and other custodians, fiduciaries and nominees for a fee of approximately $15,000, plus certain other fees for related services and reasonable out-of-pocket expenses. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record by such persons and will reimburse such persons and the Company’s transfer agent for their reasonable out-of-pocket expenses in forwarding such materials but these individuals will receive no additional compensation for these solicitation services.
Voting by Mail, Internet or Telephone
     Shareholders who cannot attend the annual meeting in person can be represented by proxy. Most shareholders have a choice of voting over the Internet, using a toll-free telephone number or completing the proxy card in the form enclosed and mailing it in the envelope provided. Please refer to your proxy card or the information forwarded by your bank, broker or other nominee to see which options are available to you.
     A proxy may be revoked at any time before it is exercised by giving notice of revocation to the Secretary of the Company, by executing a later-dated proxy (including an Internet or telephone vote) or by attending and voting in person at the annual meeting. The execution of a proxy will not affect a shareholder’s right to attend the annual meeting and vote in person, but attendance at the annual meeting will not, by itself, revoke a proxy. Proxies properly completed and received prior to the annual meeting and not revoked will be voted at the annual meeting.

VOTING, RECORD DATE AND QUORUM
     Proxies will be voted as specified or, if no direction is indicated on a proxy, will be voted (1) “For” the election of the three (3) persons named as nominees under “Election of Directors;” (2) “For” the proposal to approve the Private Placement; (3) “For” the proposal to amend the Company’s Certificate of Incorporation to increase the authorized share capital of the Company from 50,000,000 shares of common stock to 100,000,000 shares of common stock with the same par value of $0.01 per share, (4) “For” the proposal to amend the Company’s Certificate of Incorporation to increase the authorized share capital of the Company from 500,000 shares of preferred stock to 1,500,000 shares of preferred stock with the same par value of $1.00 per share; (5) “For” the proposal to amend the Company’s Certificate of Incorporation to limit the liability of the directors of the Company to the extent permitted under Section 402(b) of the NYBCL; (6) “For” the proposal to adopt the 2007 Plan; (7) “For” the ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending December 31, 2007; and (8) “For” the proposal for adjournment or postponement of the annual meeting in order to solicit additional proxies in the event there are insufficient votes at the time of the annual meeting to adopt Proposals 2, 3, 4, 5 and 6.
     As to any other matter or business which may be brought before the annual meeting, including any adjournment(s) or postponement(s) thereof, a vote may be cast pursuant to the proxy in accordance with the judgment of the person or persons voting the same. As of the date hereof, the Board does not know of any such other matter or business.
     The close of business on ___, 2007 has been fixed as the record date for the determination of shareholders entitled to vote at the annual meeting. ___shares of common stock were outstanding as of the record date. Each shareholder will be entitled to cast one vote, in person or by proxy, for each share of common stock held. There are no other shares of voting stock of the Company outstanding. The presence, in person or by proxy, of the holders of at least a majority of the shares of common stock entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting. Abstentions and broker non-votes (as described below) and votes to “withhold authority” are counted in determining whether a quorum has been reached on a particular matter. Votes to withhold authority are treated the same as abstentions for purposes of the voting requirements described below.
     If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to certain matters. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Your broker will be permitted to exercise voting discretion with respect to Proposal 1, Proposal 7 and Proposal 8. Your broker will not be permitted to exercise voting discretion with respect to any of the Investment Proposals.
     You can cast one vote for each share of First Albany common stock you own. The proposals require different percentages of votes in order to approve them:
•	For the election of directors, the three nominees receiving the most “For” votes from the shares present and entitled to vote at the annual meeting, either in person or by proxy, will be elected. Abstentions will not be treated as votes cast at the annual meeting for such purpose.

•	To be approved, Proposal 2 must receive “For” votes constituting a majority of the votes cast at the annual meeting with respect to shares entitled to vote thereon. If you abstain from voting, it will have the same effect as an “Against” vote. Broker non-votes will not be treated as votes cast at the annual meeting for such purpose.

•	To be approved, Proposal 3 must receive “For” votes from the holders of a majority of the shares outstanding as of the record date. If you abstain from voting, it will have the same effect as an “Against” vote. Broker non-votes will also have the same effect as an “Against” vote.

•	To be approved, Proposal 4 must receive “For” votes from the holders of a majority of the shares outstanding as of the record date. If you abstain from voting, it will have the same effect as an “Against” vote. Broker non-votes will also have the same effect as an “Against” vote.

•	To be approved, Proposal 5 must receive “For” votes from the holders of a majority of the shares outstanding as of the record date. If you abstain from voting, it will have the same effect as an “Against” vote. Broker non-votes will also have the same effect as an “Against” vote.

•	To be approved, Proposal 6 must receive “For” votes constituting a majority of the votes cast at the annual meeting with respect to shares entitled to vote thereon. If you abstain from voting, it will have the same effect as an “Against” vote. Broker non-votes will not be treated as votes cast at the annual meeting for such purpose.

•	To be approved, Proposal 7 must receive “For” votes constituting a majority of the votes cast at the annual meeting with respect to shares entitled to vote thereon. If you abstain from voting, it will have the same effect as an “Against” vote. Broker non-votes will not be treated as votes cast at the annual meeting for such purpose.

•	To be approved, Proposal 8, should it be presented for a vote at the annual meeting, must receive “For” votes constituting a majority of the votes cast with respect to shares entitled to vote thereon, whether or not a quorum is present. Abstentions and broker non-votes will not be treated as votes cast at the annual meeting for such purpose.
     The Board unanimously recommends that the shareholders vote “FOR” (1) the election of the three (3) persons named as nominees under “Election of Directors;” (2) the proposal to approve the Company’s issuance and sale of shares of common stock to certain qualified investors in a private placement; (3) the proposal to amend the Company’s Certificate of Incorporation to increase the authorized share capital of the Company from 50,000,000 shares of common stock to 100,000,000 shares of common stock with the same par value of $0.01 per share, (4) the proposal to amend the Company’s Certificate of Incorporation to increase the authorized share capital of the Company from 500,000 shares of preferred stock to 1,500,000 shares of preferred stock with the same par value of $1.00 per share; (5) the proposal to amend the Company’s Certificate of Incorporation to limit the liability of the directors of the Company to the extent permitted under Section 402(b) of the NYBCL; (6) the proposal to adopt the First Albany Companies Inc. 2007 Incentive Compensation Plan; (7) the ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending December 31, 2007; and (8) the proposal for adjournment or postponement of the annual meeting in order to solicit additional proxies in the event there are insufficient votes at the time of the annual meeting to adopt Proposals 2, 3, 4, 5 and 6.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
     The Bylaws of the Company provide that effective as of the annual meeting the Board shall consist of seven directors elected in three classes. Three directors will be elected at the annual meeting to serve for a three-year term expiring at the annual meeting of shareholders in 2010. The Board has nominated three persons as directors. The Board recommends that shareholders vote FOR the election of these nominees.
     If the enclosed proxy card is duly executed and received in time for the annual meeting, and if no contrary specification is made as provided therein, it will be voted in favor of the election of persons nominated as directors by the Board.
     Each of the nominees has consented to serve as a director if elected. Should any nominee for director become unable or unwilling to accept election, proxies will be voted for a nominee selected by the Board, or the size of the Board may be reduced accordingly. The Board has no reason to believe that any of the nominees will be unable or unwilling to serve if elected to office. Any vacancy occurring during the term of office of any director may be filled by the remaining directors for a term expiring at the next meeting of shareholders at which the election of directors is in the regular order of business. Each of the nominees is presently a director of the Company. The annual meeting shall constitute a special meeting for the election of directors as may be required by the provisions of Section 603 of the New York Business Corporation Law.
     As discussed more fully below with respect to “Proposal No. 2 Approval of the Private Placement,” the Company has agreed that on or prior to the closing date of the Private Placement, the Company will cause the size of its Board of Directors to be increased from seven to nine and to cause certain of its current directors designated by MatlinPatterson to resign. The remaining directors would appoint directors designated by MatlinPatterson to fill the resulting vacancies. The Company has been advised that MatlinPatterson currently intends to nominate to the Board three representatives of MatlinPatterson and its affiliates, as well as Mr. Fensterstock. Mr. McNamee and Mr. McNierney will continue as members of the Board. It is currently expected that ___, ___ and ___will also continue as members of the Board following the closing of the Private Placement until asked to resign in accordance with the Investment Agreement, at which time, the remaining directors will fill the resulting vacancies with directors designated by MatlinPatterson.
     Set forth below is certain information furnished to the Company by the director nominees and by each of the incumbent directors whose terms will continue following the Meeting.
Directors of the Company
     The directors nominated for election whose terms will expire in 2010 are as follows:
     PETER J. MCNIERNEY, age 41, joined First Albany in 2002 as the Director of Investment Banking, and was appointed as President and Chief Executive Officer in June 2006. Prior to joining First Albany, Mr. McNierney was a Managing Director and the Head of the Healthcare and Communications Services groups at Robertson Stephens. Prior to that, Mr. McNierney was a Vice President in the Healthcare Group at Smith Barney. Mr. McNierney received a BA and a JD/MBA from the University of Texas at Austin. Mr. McNierney has been a director of the Company since June 2006.
     ALAN P. GOLDBERG, age 61, joined First Albany in 1980. Mr. Goldberg became Vice Chairman of the Company in June 2006. Mr. Goldberg served as the Company’s President from 1989 to June 2006, as Chief Executive Officer from 2003 to June 2006 and as Co-Chief Executive Officer from 1993 until 2002. Mr. Goldberg is a Director of MVP Health Care (a private company that provides health benefit plans). He is active in industry and civic organizations and serves on the board of several nonprofit institutions. Mr. Goldberg has been a director of the Company since its incorporation in 1985.
     CARL P. CARLUCCI, Ph.D., age 58, has been Executive Vice President and Chief Financial Officer of the University of South Florida since 2001. Prior to joining the University of South Florida he was appointed First Deputy Comptroller, Office of the State Comptroller, State of New York from 1999 to 2001. From 1993 to 1999, Dr. Carlucci was Executive Vice President of the University at Albany, State University of New York. Dr. Carlucci’s public service has included the positions of Secretary to the New York State Assembly Ways & Means Committee and Director of the New York Assembly Higher Education Committee. His prior experience in higher education has also included the position of Vice President for Administration at Brooklyn College and serving on the faculty of the Public Administration Departments of Baruch College of City University of New York and the University at Albany’s Rockefeller College. Dr. Carlucci is Chair of the Audit Committee and is a member of the Executive Compensation Committee; he has served as a director of the Company since 2003.
     The Board recommends a vote FOR each of the three Director nominees.

     The following directors’ terms will expire at the annual meeting of shareholders in 2008:
     GEORGE C. McNAMEE, age 60, joined First Albany in 1969. Mr. McNamee has been Chairman of the Company since its inception and also serves as Managing Partner and Managing Director of FA Technology Ventures. Mr. McNamee was Co-Chief Executive Officer of the Company from 1993 to 2002. In addition, Mr. McNamee is Chairman of Plug Power Inc. (a leading fuel cell developer) and a director of iRobot Corporation (a designer and manufacturer of robots). Additionally, he is a director of several private companies including Autotask Corporation, CORESense Inc., MetaCarta Inc., and StreetEasy. He also serves on the Board of Directors of the New York Conservation Education Fund and is a Trustee of the Albany Academy for Girls. He received his Bachelor of Arts degree from Yale University. Mr. McNamee has been a director of the Company since its incorporation in 1985.
     SHANNON P. O’BRIEN, age 48, is Chief Executive Officer of the Girl Scouts, Patriot’s Trail Council, Inc. since February 2005. Ms. O’Brien was the State Treasurer and Receiver General for the Commonwealth of Massachusetts from 1999 to January 2003. The 2002 Democratic Nominee for Governor of Massachusetts, Ms. O’Brien also served previously for eight years in the Massachusetts Legislature. She was Vice President for External Affairs for Community Care Systems, a behavioral healthcare network and taught at Boston University School of Communications. A graduate of Yale University and Boston University School of Law, she practiced law with the firm of Morrison Mahoney and Miller before entering the legislature. Ms. O’Brien is Chair of the Committee on Directors and Corporate Governance, a member of the Audit Committee and has been a director of the Company since 2003.
     The following directors’ terms will expire at the annual meeting of shareholders in 2009:
     NICHOLAS A. GRAVANTE, JR., age 46, has been a partner at the law firm of Boies Schiller & Flexner LLP since July 1, 2000. Prior to that time he was a partner at Barrett, Gravante, Carpinello & Stern, LLP in New York City since 1992. Mr. Gravante practices law in the areas of corporate litigation and white-collar criminal defense. He is also a Trustee of the Community Service Society of New York, the Brooklyn Public Library, the Columbia Law School Association, a member of the Board of Governors at the Lords Valley Country Club in Lords Valley, Pennsylvania and a member of the Alumni Board of Governors at Poly Prep Country Day School. Mr. Gravante is Chair of the Executive Compensation Committee, a member of the Committee on Directors and Corporate Governance and has been a director of the Company since 2003.
     DALE KUTNICK, age 57, is Senior Vice President of Research at Gartner, Inc., and has been there since April 2005 when Gartner acquired his previous employer, Meta Group. He was co-founder, Chairman and a director of Meta Group, Inc., a research and consulting firm focusing on information technology and business transformation. Mr. Kutnick served as Chief Executive Officer and Research Director of Meta Group, Inc. since its inception in January 1989 until 2002. Prior to co-founding Meta Group, Inc., Mr. Kutnick was Executive Vice President of Research at Gartner Group, Inc. and an Executive Vice President at Gartner Securities. Prior to his experience at Gartner Group, Inc., he served as an Executive Director, Research Director and Principal at Yankee Group and as a Principal at Battery Ventures, a venture capital firm. Mr. Kutnick is a graduate of Yale University. Mr. Kutnick is a member of the Committee on Directors and Corporate Governance, a member of the Audit Committee and has been a director of the Company since 2003.
GOVERNANCE OF THE COMPANY
     The Board of Directors held nineteen (19) meetings during the Company’s fiscal year ended December 31, 2006. The committees of the Board each held the number of meetings noted below in “Committees of the Board”. During 2006, each Director attended at least 86% of the total number of meetings of the Board (while he or she was a member) and at least 82% of the total number of meetings of committees of the Board on which he or she served. Directors are encouraged to attend the annual meeting of shareholders, and all directors attended last year’s meeting. Walter Fiederowicz served as the Board’s lead director until he resigned effective September 28, 2006, and the position previously held by him is currently vacant. The Board determined that each of Messrs. Carlucci, Gravante, Fiederowicz, Arthur J. Roth, and Kutnick and Ms. O’Brien qualify as an “independent director” as defined in the NASDAQ Stock Market listing standards. Messrs. Fiederowicz and Roth ceased to be directors on September 28, 2006.
     The Company has a Code of Business Conduct and Ethics applicable to all employees of the Company and members of the Board of Directors. The Code, as well as the current charters of each of the Committees listed below, are available on the Company’s website (www.firstalbany.com). The Company intends to post amendments to or waivers from its Code at this location on its website.
     The Company has also adopted a procedure by which shareholders may send communications as defined within Item 407(f) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to one or more members of the Board of Directors by writing to such director(s) or to the whole Board of Directors in care of the Company’s Corporate Secretary at the following address: First Albany Companies Inc., 677 Broadway, Albany, New York 12207-2990, Attn: Corporate Secretary. Any such communications will be promptly distributed by the Corporate Secretary to such individual director(s) or to all directors if addressed to the whole Board of Directors.

Committees of the Board
     The Board of Directors has three standing committees: the Audit Committee, the Executive Compensation Committee and the Committee on Directors and Corporate Governance.
     The Audit Committee. The Audit Committee, responsible for reviewing the Company’s financial statements, met eleven (11) times during 2006. The Audit Committee operates pursuant to a written charter that the Committee and the Board reviews each year to assess its adequacy. Among the primary purposes of the Audit Committee are assisting the Board of Directors in its oversight of the integrity of the Company’s financial reporting process; its compliance with legal and regulatory requirements; the qualifications, independence and performance of its independent auditors; and the performance of the Company’s internal accounting controls. In addition, the Audit Committee decides whether to appoint, retain or terminate the Company’s independent auditors and pre-approves all audit, audit-related, tax and other services, if any, to be provided by the independent auditors. The Audit Committee also prepares the Audit Committee report required by the rules of the Securities and Exchange Commission (“SEC”) for inclusion in the Company’s annual proxy statement. Until September 28, 2006, this committee was comprised of Mr. Roth, who served as chair, Ms. O’Brien and Mr. Fiederowicz. Messrs. Roth and Fiederowicz ceased to be directors on September 28, 2006. Currently, this committee is comprised of Mr. Carlucci, who serves as Chair, Ms. O’Brien and Mr. Kutnick. Each member of the Audit Committee is an “independent director” as defined in the NASDAQ Stock Market listing standards, and is independent within the meaning of Rule 10A-3 under the Exchange Act and the Company’s Corporate Governance Guidelines. Each of Mr. Carlucci and Mr. Kutnick are qualified as an audit committee financial expert within the meaning of Item 401(h) of Regulation S-K under the Exchange Act, and the Board has determined that they have accounting and related financial management expertise within the meaning of the NASDAQ Stock Market listing standards.
     We have adopted policies on reporting of concerns regarding accounting, internal accounting controls or auditing matters (“Accounting Matters”). Any employees who have concerns about Accounting Matters may report their concerns to any of the following: (i) the employee’s supervisor, (ii) an attorney in the Legal Department of First Albany, (iii) the Company’s toll free anonymous voice mailbox at 1-866-480-6132, or (iv) the Company’s anonymous drop-box, which may be accessed through the Company’s website (www.firstalbany.com). The full text of the Complaint Procedures for Accounting and Auditing Matters is available on our website.
     The Audit Committee’s procedures for the pre-approval of the audit and permitted non-audit services are described in “Audit Committee Report — Audit Committee Pre-Approval Policy.”
     The Executive Compensation Committee. Under its charter, the primary purposes of the Executive Compensation Committee are to determine and approve the compensation of the Company’s Chief Executive Officer and make recommendations to the Board of Directors with respect to executive compensation (including compensation of executive officers other than the Chief Executive Officer) and the Company’s incentive-based compensation and equity-based plans that are subject to Board approval. Based on recommendations from the Chief Executive Officer, the Executive Compensation Committee reviews and approves the compensation of all executive officers of the Company other than the Chief Executive Officer. The Committee also administers the Company’s 1999 Long-Term Incentive Plan, 2001 Long-Term Incentive Plan and the 2003 Senior Management Bonus Plan and will administer the 2007 Plan, if approved by the shareholders. The Committee assists the Board of Directors in its oversight of the development, implementation and effectiveness of the Company’s policies and strategies relating to its human capital management function, including but not limited to those policies and strategies regarding recruiting, retention, career development and progression, management succession (other than that within the purview of the Committee on Directors and Corporate Governance), diversity and employment practices. In addition, the Executive Compensation Committee also prepares its report regarding the Compensation Discussion and Analysis as required by the rules and regulations of the SEC.
     The Executive Compensation Committee is composed of two independent directors and operates under a written charter adopted by the Board, which was amended January 2004. Until September 28, 2006, it was comprised of Messrs. Carlucci and Fiederowicz. Currently, it is comprised of Mr. Gravante, who serves as Chair, and Mr. Carlucci. The Board annually reviews the NASDAQ Stock Market listing standards definition of independence and has determined that each member of the Committee is independent. During the year 2006, the Committee met seven (7) times.
     The Committee on Directors and Corporate Governance. The Board established the Committee on Directors and Corporate Governance in fiscal year 2002. The Committee held two (2) meetings during 2006. Among its specific duties, the Committee determines criteria for service as director, reviews candidates and considers appropriate governance practices. The Committee also oversees the evaluation of the performance of the Board of Directors and Chief Executive Officer and annually reviews the Corporate Governance Guidelines, reporting to the Board any recommended changes. The Committee considers nominees for directors proposed by shareholders. To recommend a prospective nominee for the Committee’s consideration, shareholders should submit the candidate’s name and qualifications to the Company’s Corporate Secretary in writing to the following address: First Albany Companies Inc., 677 Broadway, Albany, New York 12207-2990, Attn: Corporate Secretary. The Committee on Directors and Corporate Governance is comprised of Ms. O’Brien, who serves as Chair, and Messrs. Gravante and Kutnick. In identifying and recommending nominees for positions on the Board of Directors, the Committee on Directors and Corporate Governance places primary emphasis on the criteria set forth in our Corporate Governance Guidelines which include diversity, age and skills, all in the context of an assessment of the perceived needs of the Board. Recommendations by shareholders that are made in accordance with these procedures will receive the same consideration.

PROPOSAL NO. 2
APPROVAL OF THE PRIVATE PLACEMENT
     On May 14, 2007, the Company entered into an Investment Agreement with MatlinPatterson providing for the issuance to MatlinPatterson and certain co-investors which may be designated by it, upon the terms and subject to the conditions of the Investment Agreement, of 33,333,333 newly issued shares of the Company’s common stock, par value $0.01 per share, for an aggregate cash purchase price of $50 million. The number of shares issuable to MatlinPatterson in consideration of the $50 million purchase price (the “Purchased Shares”) is subject to upward adjustment (i) if the Company incurs certain incremental employment-related obligations as a result of the DEPFA Transaction not having closed prior to the closing of the Private Placement and (ii)if the Company’s consolidated net tangible book value per share at closing is less than $1.60, as more fully described below.
     We currently expect that the DEPFA Transaction may close after the closing of the Private Placement. In such event, certain employees of the Company, who will remain employed by the Company at the time of the closing of the Private Placement and who would have otherwise have become employed by DEPFA had the DEPFA Transaction closed prior to the Private Placement, would be entitled to receive certain cash payments and accelerated vesting of certain equity awards triggered by MatlinPatterson gaining control of the Company that they would not have been entitled to if the DEPFA Transaction had closed first. In such an event, the Investment Agreement provides that the number of Purchased Shares will be increased to account for the cash bonuses or other amounts paid or payable by the Company to any employee of the Municipal Capital Markets Group (“MCMG”) that would not have been so paid had the DEPFA Transaction closed prior to the closing of the Private Placement, as well as the accelerated vesting of the restricted stock awards and stock options held by such employees that would not have occurred if the DEPFA Transaction had closed prior to the closing of the Private Placement. In the event that our employees entitled to receive such payments and to benefit from the accelerated vesting of such awards and options do not waive such rights, we expect the number of Purchased Shares to be increased at the closing, without MatlinPatterson being required to contribute more than the $50 million already contemplated by the Investment Agreement. To the extent that the affected employees are willing to waive their rights to such payments and accelerated vesting, the number of additional Purchased Shares will be reduced accordingly.
     The Investment Agreement also provides that the number of Purchased Shares will be further adjusted upwards, in addition to the adjustment set forth above, if the net tangible book value per share is less than $1.60 as of the closing date. In such case, the number of Purchased Shares will be increased by a factor reflecting the percentage shortfall represented by the net tangible book value per share as of the closing date compared to a target of $1.69 per share. There will first be a pro forma adjustment to eliminate the effects of the DEPFA Transaction on net tangible book value per share, including a pro forma elimination of the incremental cash payments and accelerated restricted stock awards and stock options referred to above if the DEPFA Transaction has not closed prior to the closing of the Private Placement. The net tangible book value per share is calculated as the quotient of the tangible book value on a given date (representing the sum of shareholder’s equity plus temporary capital less intangible assets) divided by the actual number of shares outstanding on such date.
     Upon the closing of the Private Placement, and after giving effect to the contemplated issuance to certain employees of restricted stock units as described herein, MatlinPatterson is currently expected to own between 70% and 75% of the outstanding common stock (between 60% and 65% on a fully diluted basis), based on the number of shares outstanding on June 25, 2007, and after giving effect to an increase in the number of Purchased Shares that may result from the adjustment provisions of the Investment Agreement and which may further increase the number of Purchased Shares.
     The proceeds to the Company from the sale of the shares to MatlinPatterson would be invested in the Company’s ongoing businesses, consistent with a strategic plan to be developed by the Company and MatlinPatterson. The development of the strategic plan is expected to be completed following the closing of the Private Placement. It is currently expected that approximately $20 million of the proceeds from the Private Placement will be invested in the Company’s subsidiary Descap Securities Inc. to enable it to position more products and take advantage of opportunities that we believe to exist in the mortgage and asset-backed securities markets and to issue primary debt financing. In addition, we currently expect that up to $10 million will be committed to a fund managed by the Company’s subsidiary, FA Technology Ventures Corporation, which invests in the emerging growth sectors of information and energy technology. We believe the remaining proceeds from the Private Placement will also provide us with additional resources to grow our businesses, to seek to acquire other securities or advisory businesses, to focus on our core investment products and service strengths, to provide incentives to employees and to better meet the needs of our clients, and we may also repay some or all of our indebtedness. Immediately following the closing of the Private Placement, we expect the Company to have over $50 million in cash and working capital in excess of $58 million and we believe the proceeds from the Private Placement will allow the Company to increase existing capital levels with each of its broker dealers. The Private Placement is expected to close in the third quarter of 2007. The terms of the Investment Agreement and the related Registration Rights Agreement and Voting Agreements are more fully described below under “Summary of Terms of the Private Placement,” and copies of the Investment Agreement, the form of the Registration Rights Agreement and the Voting Agreements are appended to this proxy statement as Appendix A.
     It is expected that, if the Private Placement is completed, the Company will hire Mr. Lee Fensterstock, a securities industry veteran, to act as the Company’s Chief Executive Officer. Mr. Fensterstock would also be elected to the Company’s Board of Directors and serve as its Chairman. Pending the closing of the Private Placement, Mr. Fensterstock has been engaged by the Company as a consultant. Mr. Peter J. McNierney, currently the Company’s President and Chief Executive Officer, would become the Company’s President and Chief Operating Officer.
     Mr. Fensterstock, 59, served on the Board of Directors of PaineWebber, Inc. from January 1991 to September 1995 and Gruntal & Co. from June 1996 to August 2000. In February 2001, Mr. Fensterstock founded and became Chairman and Co-Chief Executive Officer of Bonds Direct Securities LLC, a market maker in investment grade fixed income instruments for institutional investors. From October 2004 until March 2007, Mr. Fensterstock was a Managing Director at Jeffries & Co., co-heading its fixed income division. From May 1, 2007 until June 30, 2007, Mr. Fensterstock served as a consultant to MatlinPatterson. Since July 1, 2007, Mr. Fensterstock has served as a consultant to the Company and will continue in such a capacity until the sooner of the closing of the Private Placement or September 30, 2007.
     In connection with the Private Placement, the Company would issue or commit to issue under the 2007 Plan restricted stock units in respect of up to 6,750,000 shares of common stock to key employees who enter into non-compete and non-solicit agreements with the Company and pursuant to the employment agreement that the Company expects to enter into with Mr. Fensterstock and has entered into with Mr. McNierney. The restricted stock units would vest over a three-year period following issuance.
     The Company has agreed that on or prior to the closing date of the Private Placement, the Company will cause the size of its Board of Directors to be increased from seven to nine and to cause certain of its current directors designated by MatlinPatterson to resign. The remaining directors would appoint directors designated by MatlinPatterson to fill the resulting vacancies. The Company has been advised that MatlinPatterson currently intends to nominate to the Board three representatives of MatlinPatterson and its affiliates, as well as Mr. Fensterstock. Mr. McNamee and Mr. McNierney will continue as members of the Board. It is currently expected that ___, ___ and ___will also continue as members of the Board following the closing of the Private Placement until asked to resign in accordance with the Investment Agreement, at which time the remaining directors will fill the resulting vacancies with directors designated by MatlinPatterson. As the holder of a majority of the outstanding shares of common stock following the closing of the Private Placement, MatlinPatterson will have the power to replace any or all of such directors in the future and has indicated its intention to seek other qualified individuals with experience in the securities industry or other relevant skills or knowledge to become directors of the Company after the closing.
     In connection with the Investment Agreement, the Company has agreed with MatlinPatterson to terminate the Company’s previously announced plans to reprice outstanding employee stock options and to replace outstanding employee restricted stock awards with stock appreciation rights.
     The Company has agreed to reimburse MatlinPatterson for certain reasonably incurred, documented expenses incurred in connection with the negotiation and execution of the Investment Agreement and the completion of the transactions contemplated thereby, subject to certain limits. The Investment Agreement contains other covenants of the Company, including an agreement of the Company to operate its business in the ordinary course until the purchase is completed. The Company has also agreed not to solicit or initiate discussions with third parties regarding other competing proposals and to certain restrictions on its ability to respond to any unsolicited competing proposal. The Investment Agreement also includes customary representations and warranties of the Company and MatlinPatterson, indemnification provisions for MatlinPatterson and termination provisions for both the Company and MatlinPatterson.
     Under applicable NASDAQ Marketplace Rules, the Private Placement is subject to approval by a majority of the Company’s shareholders. Messrs. George McNamee and Alan Goldberg, directors of the Company, and Mr. McNierney have agreed with MatlinPatterson to vote the shares of common stock owned by them in favor of the transaction. These persons collectively own approximately 19% of the outstanding shares of common stock. Therefore, shares representing approximately 32% of the outstanding shares of common stock of the Company as of the record date, in addition to those subject to the voting agreement with MatlinPatterson to vote in favor of the transaction, must be voted in favor of Proposals 2, 3, 4 and 5 for these proposals to be approved. The completion of the Private Placement is also subject to the satisfaction or waiver of a variety of other closing conditions.
     The Purchased Shares would be sold by the Company in the Private Placement in reliance on an exemption from the registration requirements of the Securities Act. MatlinPatterson and the Company would, at the closing of the Private Placement, enter into a Registration Rights Agreement pursuant to which MatlinPatterson would acquire rights to cause the Company to register, under specified circumstances, the subsequent offer and resale of the Purchased Shares.
     The Investment Agreement contains representations and warranties of the Company and MatlinPatterson made to each other. The statements embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the Company and MatlinPatterson have exchanged in connection with signing the Investment Agreement. Please note that certain representations and warranties were made as of a specified date, may be subject to a contractual standard of materiality different from those generally applicable to shareholders, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as fact.

Background of the Private Placement
     The Company experienced losses in several of our key segments in 2005 and 2006, including equities sales and trading, equity investment banking and fixed income sales and trading.
     Recognizing these losses and the need to maintain liquidity requirements, in the spring of 2006 the Board retained Freeman & Co. Securities LLC (“Freeman”) as its financial advisor to establish a comprehensive process to entertain both a strategic sale of, or a strategic investment in, the Company. We began to work immediately on preparing materials for potential investors, and in the spring and summer of 2006 a broad target list of over thirty names was developed, which led to focused discussions with twenty-two parties. After discussions and preliminary due diligence, three potential investors emerged. The first of these formally withdrew without providing a letter of intent or a term sheet and while both the second and third gave verbal indications of interest at a valuation of approximately tangible book value, neither provided a written letter of intent or term sheet, and the process concluded unsuccessfully.
     The Board’s conclusions from the formal process were that (1) there was apparent potential market interest to buy the entire Company for tangible book value, but no written offers were received, (2) the process was beginning to have a negative effect upon employee retention and (3) the Company should focus on its strategy to repair the financials of the Company that was begun in June 2006 and suspend the formal process while still selectively entertaining or soliciting interest in a sale or investment.
     During the December 22, 2006 meeting of the Board of Directors, Peter McNierney provided the Board with an update on the financial performance of the Company. He noted that the results were below budget projections by $3-4 million and stated that although the Company could continue to survive as a stand-alone entity, this would not be the preferred course of action. Mr. McNierney then presented an analysis and comparison of potential transactions the Company might undertake through a merger, an acquisition or by a third party investment.
     In the first quarter of 2007, the Company had active conversations with seven potential investors. The first contacted Peter McNierney to make an employment offer, and after a formal decline, took a concentrated look at purchasing the Company as a whole. Ultimately, it formally withdrew due to uncertainty of integration of the Company into its existing platform. Two additional firms took an active look at the Municipal Capital Markets Group (“MCMG”), one of which took a second active look at MCMG and the Descap division, but ultimately, both companies also withdrew. DEPFA BANK plc (“DEPFA”) also expressed a strong interest in MCMG. The conversations with DEPFA resulted in the sale of MCMG to DEPFA for a cash purchase price equal to $12 million plus the value of the municipal bond inventory used in the business, which is expected to range between $150-$200 million at closing. Following entry into the MCMG transaction with DEPFA, two investors took an active look at the remaining divisions of the Company. One investor decided not to submit a proposal at the time based on employee turnover and the continued losses of the Company. The second investor, composed of two parties, was unable to get comfortable with the key employee turnover and viewed the fixed income business as non-productive, whose only value was from capital, less the closing costs. MatlinPatterson then indicated its interest in the Company.
     On March 20, 2007, MatlinPatterson executed a confidentiality agreement with the Company pursuant to which the Company was to provide confidential information to MatlinPatterson in connection with a potential transaction. Following initial due diligence and discussions with senior management at the Company, MatlinPatterson indicated interest in pursuing a direct investment in the Company.
     During the January 3, 2007 meeting of the Board, a special committee of the Board (the “Special Committee”), comprised of Nicholas A. Gravante, Jr., Carl P. Carlucci, Dale Kutnick and Shannon P. O’Brien, was formed to assist in evaluating proposals from potential investors and to make recommendations to the Board regarding any issues requiring Board consideration with respect to any proposals received from such investors. Bingham McCutchen LLP was then retained as legal counsel for the Special Committee.
     At the Board meeting on April 5, 2007, Mr. McNierney gave an update on the operating results for the quarter. He stated that the Company expected to report a significant loss for the quarter. Mr. McNierney then lead the Board in a discussion of potential transactions, including a potential transaction with MatlinPatterson. The duties of the outside directors and the role of the Special Committee was also discussed. The Board appointed Ms. O’Brien and Mr. Kutnick co-chairs of the Special Committee.
     On April 25, 2007, MatlinPatterson delivered a draft letter of intent and term sheet (the “Letter of Intent”) to the Board for its review and approval. It contemplated a $40 million capital infusion into the Company at $1.50 per share, thereby obtaining an approximate 52.9% ownership position in the Company on a fully diluted basis after grants of restricted stock based awards by the Company for employee retention. In addition, the Letter of Intent included an exclusivity period until May 9, 2007 during which the Company would not negotiate with or solicit competing proposals from other bidders.
     On April 26, 2007, at a meeting of the Board, members of the Company’s management reviewed with the Board the draft Letter of Intent submitted by MatlinPatterson. The Company’s financial and legal advisors participated in the meeting, as did counsel for the Special Committee. Mr. Gravante reported on the Special Committee’s efforts to confirm the level of interest of other interested parties, including the Special Committee’s direct communications with such other interested parties without management present, and the Special Committee’s discussions with Freeman, which anticipated the delivery of a fairness opinion to the Board prior to authorization of a definitive agreement in light of the potential for MatlinPatterson to exercise voting control following completion of the proposed investment. The Special Committee reported that it was satisfied with the process and felt that all reasonably possible scenarios and interested parties had been considered and that the efforts made were sufficient to indicate that the MatlinPatterson proposal was the best available for the Company and its shareholders. At this meeting, the Company’s Board discussed their fiduciary duties with respect to the proposed Letter of Intent presented. Following the discussion, the Board requested that certain revisions to the Letter of Intent be proposed to MatlinPatterson and their counsel, including that the Letter of Intent provide for a “go shop” provision to be included in the definitive agreement giving the Company the ability to solicit other potential investors following execution of the definitive agreements with MatlinPatterson. The Board expressed that, in consideration for a “go-shop” provision in the definitive agreement, it would be willing to agree to a period of exclusivity ending on May 17, 2007, during which the Company would not negotiate with other bidders.
     On April 27, 2007, at a meeting of the Board, members of the Company’s management reviewed with the Board a revised draft of the Letter of Intent received from MatlinPatterson. The Company’s legal advisors and counsel for the Special Committee participated in the meeting. The revised Letter of Intent outlined a “no shop” provision to be included in the definitive agreement. In accordance with the proposed “no shop” provision, the Company would not solicit other investors following execution of the definitive agreement but could consider unsolicited offers from other investors in accordance with the Board’s fiduciary duties and the terms of the definitive agreement. The revised Letter of Intent also provided for a cap on the reimbursement to MatlinPatterson of its expenses in the event the Company accepted an unsolicited offer in accordance with the terms of the definitive agreement. In addition, the revised Letter of Intent provided for an exclusivity period until May 9, 2007, during which the Company could not negotiate with potential investors other than MatlinPatterson. After considering the revised Letter of Intent, the Board authorized members of the Company’s senior management to execute the Letter of Intent with MatlinPatterson. The Letter of Intent was executed by the Company and MatlinPatterson on April 27, 2007.
     At a meeting of the Special Committee on May 1, 2007, Mr. McNierney provided a status report regarding the negotiations with, and the due diligence conducted by, MatlinPatterson to date. He explained that MatlinPatterson planned to have Mr. Fensterstock serve as the new Chairman of the Board and Chief Executive Officer of the Company following the closing of the Private Placement, with Mr. McNierney becoming the President and Chief Operating Officer and Mr. Coad remaining the Chief Financial Officer. MatlinPatterson also required execution of the definitive Investment Agreement to be contingent upon certain designated Company employees entering into non-compete and non-solicit agreements that would become effective upon the closing of the Private Placement, and with such closing being conditioned on a certain number of additional employees entering into such agreements and remaining employed by the Company at the closing of the proposed investment. The Special Committee set a tentative agenda for its upcoming meetings and discussed the timeline for receiving certain reports from its officers, legal counsel and financial advisor regarding the Company’s financial performance, including receipt of a written fairness opinion from the Company’s financial advisor, as well as the possible consequences of the investment by MatlinPatterson. Please see the section entitled “Opinion of our Independent Financial Advisor” below for information on Freeman and the fairness opinion. The Special Committee then discussed whether there existed any potential conflicts of interest among its members that might impact its impartiality. The Special Committee determined that no member had any potential conflicts of interest in addressing the issues presented and noted that the Special Committee was well positioned to act impartially in the best interests of the shareholders, particularly with respect to equity awards and employment matters.
     The Special Committee met again on May 4, 2007 without management present and during which it reviewed its duties under the Company’s Certificate of Incorporation and relevant fiduciary law. After management was asked to join the meeting, Mr. McNierney provided a status report regarding the transaction structure, due diligence and process. First and second rounds of due diligence had been completed by MatlinPatterson and no significant issues had arisen. The Special Committee considered certain specific regulatory matters raised as part of legal and regulatory due diligence.
     During the Special Committee meeting on May 6, 2007, Freeman presented an overview of its market survey on behalf of the Company. Mr. McNierney provided a status report on the Company’s efforts to secure key employees’ continued employment as part of the transaction, including MatlinPatterson’s indication that it would require Messrs. McNierney and Coad to amend their employment agreements prior to the execution of the Investment Agreement, that it would similarly require certain other key employees to execute non-compete and non-solicit agreements that would be conditioned on the closing of the proposed investment and that it would require certain additional key employees to execute such non-compete and non-solicit agreements between the signing of the Investment Agreement and closing and remaining employed by the Company at the closing of the proposed investment. The Special Committee engaged in a lengthy discussion of specific provisions contained in the draft Investment Agreement received from MatlinPatterson’s counsel. The Special Committee also discussed the challenges and logistics of the resignation of current directors and the appointment of new directors as required by the Investment Agreement. Ms. O’Brien also reported separately to the Special Committee the conversation she and Mr. Kutnick had with Mr. Fensterstock regarding MatlinPatterson’s plans for the future financial success of the Company and its intentions with respect to employee compensation. The Special Committee resolved that it would not seek compensation for performance of their duties on the Committee, other than the usual per-meeting fees.

     During a telephonic discussion between members of the Special Committee and its financial advisors and management on May 8, 2007, Dewey Ballantine LLP, outside counsel to the Company, provided an update on the status of negotiations with counsel for MatlinPatterson. There were several key provisions of the Investment Agreement that the parties were continuing to negotiate. Dewey Ballantine LLP also reported that MatlinPatterson would be seeking voting agreements from Messrs. McNierney, McNamee and Goldberg. Freeman reviewed its draft presentation to the Board, which covered an overview of the situational analysis, the process leading up to the MatlinPatterson offer and the financial analysis of the proposed investment, to be presented to the full Board.
     Freeman’s presentation characterized the Company as being in a “critical survival” situation due to continued financial losses and key employee losses. Freeman was concerned that continued losses could be funded only by sales of inventory to free-up capital and this would continue to erode the tangible book value at an accelerated pace. The Special Committee discussed additional concerns that this could threaten the DEPFA Transaction as the purchase agreement entered into with DEPFA contained conditions to closing that set forth minimum net capital requirements on a pro-forma stand alone basis. Therefore, Freeman recommended that the Company accept the formal, fully vetted and diligenced offer by MatlinPatterson instead of risking the deal by postponing it and pursuing another offer.
     During that meeting, Mr. McNierney reported that MatlinPatterson was considering increasing its investment in the Company from $40 million to $50 million. The Special Committee asked that, in the event such a proposal materialized, it receive analysis from its financial advisor with respect to the merits of such an increased investment. Mr. McNierney also reported on the status of discussions with a group of employees from another middle-market institutional investment bank considering joining the Company.
     The Board met on May 9, 2007 and Mr. McNierney updated the Board on the MatlinPatterson deal discussions. He summarized the outstanding issues as the following: a per share purchase price adjustment in the event that the DEPFA Transaction has not closed prior to the closing of the MatlinPatterson investment; a per share purchase price adjustment based on a significant drop in net tangible book value; the retention of key employees; the indemnification language; reimbursable expenses upon breakup of the transaction; the drop dead date; and the material adverse change definition. Representatives of Dewey Ballantine LLP led the Board through a discussion of the significance of each of the above issues, as well as other terms of the deal, including a discussion of the Registration Rights Agreement and the Voting Agreements. Mr. McNierney then described MatlinPatterson’s proposal to increase its investment in the Company. The Board then considered MatlinPatterson’s proposal to (a) extend the exclusivity period from May 9 to May 14, 2007, and (b) increase the proposed capitalization to $50 million. The Board resolved to authorize extension of the exclusivity period under the Letter of Intent to May 14, 2007, and decided to discuss the proposed increase in capitalization further. In that regard, the Board asked counsel to review whether an increase in ownership could impact any supermajority thresholds in the organizational documents of the Company, and asked Freeman to analyze the financial impact of an increase in the size of the proposed investment to $50 million.
     At a meeting of the Special Committee on May 11, 2007, Freeman provided its analysis of the proposed $10 million additional capitalization. Freeman stated that the additional capitalization would provide MatlinPatterson with a voting interest of 59.9% on an undiluted basis and 58.4% on a fully-diluted basis compared with a voting interest of 54.4% undiluted and 52.9% fully diluted if MatlinPatterson’s investment were limited to $40 million. These percentages were calculated taking into account approximately 6.0 million restricted stock units to be issued to certain key employees in connection with the proposed investment, as was contemplated at the May 11, 2007 Special Committee meeting, based upon the assumption that each restricted stock unit granted under the 2007 Plan would carry one vote upon being granted and would vote with the Company’s common stock. Based on this analysis, the Company’s legal advisors reported that the increased ownership interest of MatlinPatterson based on the proposed $10 million addition capitalization would not provide MatlinPatterson with the ability to unilaterally meet any supermajority voting thresholds under the NYBCL or the Company’s organizational documents. It was subsequently determined that restricted stock units granted under the 2007 Plan would have no votes upon granting and the number of restricted stock units was increased to 6.75 million. Taking into account the fact that the restricted stock units would have no votes upon granting, we currently expect that, upon closing of the Private Placement, MatlinPatterson will have a voting interest between 70% and 75% of our outstanding common stock (between 60% and 65% on a fully diluted basis) based on the number of shares outstanding on June 25, 2007, and after giving effect to an increase in the number of Purchased Shares that may result from the adjustment provisions of the Investment Agreement and which may further increase the number of Purchased Shares. These currently expected voting interests would also not provide MatlinPatterson with the ability to unilaterally meet any supermajority voting thresholds under the NYBCL or the Company’s organizational documents. Please see the section entitled “Proposal No. 2 Approval of the Private Placement” above for a discussion of MatlinPatterson’s undiluted and fully-diluted voting interest taking into account the non-voting characteristic of the restricted stock units and the additional 750,000 restricted stock units to be granted. Freeman’s analysis also found that the additional $10 million would increase the Company’s pro forma tangible book value per share. The Special Committee discussed MatlinPatterson’s intention to earmark the additional $10 million investment for FA Technology Ventures Corporation (“FATV”), the Company’s investment fund manager. Freeman reported that it strongly supported the increased investment by MatlinPatterson, noting that it would increase tangible book value per share and achieve a more favorable tangible book value to cash ratio. Mr. Coad further stated that the additional $10 million would benefit the Company from an operational perspective. Freeman also reported that it would be very comfortable that the price at which the increased investment would be made ($1.50 per share) would be fair to the Company from a financial perspective. At the meeting, the Special Committee questioned management regarding the likelihood that a potential pricing adjustment in the Investment Agreement may be triggered if the net tangible book value targets are not met as of the closing date.

     At a meeting of the Board and the Special Committee on May 13, 2007, management presented an analysis on the MatlinPatterson transaction from legal, operational, and financial perspectives. Representatives of Dewey Ballantine LLP reviewed in detail the terms of the proposed Investment Agreement, form of Registration Rights Agreement and Voting Agreements. The Board discussed various contingencies with respect to the closing of the transaction, including the need for additional non-compete and non-solicit agreements to be secured from key employees, the risk of a potential price adjustment in the event the net tangible book value target were not met, and the ability of competing bidders to initiate a potential alternative transaction.
     Freeman then provided a financial analysis of the transaction and its valuation of the Company. Freeman described the Company’s current financial status, including fifteen consecutive quarterly operating losses leading to a reduced tangible book value and stock price, and a negative impact on employee retention. Freeman described the process by which the Company had undertaken an attempt to find potential buyers or strategic investors, as described above, concluding with its belief that there were no other bidders besides MatlinPatterson. Freeman further discussed the price adjustment feature based on the net tangible book value trigger in the Investment Agreement. Freeman further concluded that the consideration to be paid by MatlinPatterson in the Private Placement was fair, from a financial point of view, to the Company and described the procedures and basis for that opinion.
     Management discussed the operational and financial impacts of the transaction, and recommended approval of the transaction. The Special Committee also reviewed the numerous meetings and substantial process undertaken by the Special Committee in its evaluation of the transaction, confirmed the independence of its members and the process undertaken, and offered its unanimous recommendation that the Board approve the transaction. Following discussion of the fairness opinion and the terms of the various agreements, the Board unanimously approved the Private Placement and authorized the officers to enter into the Investment Agreement and related documents substantially as presented at the meeting.
     On May 14, 2007, the Company entered into the Investment Agreement with MatlinPatterson described below and attached hereto as Appendix A providing for the issuance and sale of Purchased Shares for gross proceeds of $50 million. Please see the section “Investment Agreement” below for information on the Investment Agreement.
Reasons for the Private Placement
     We believe that we need additional capital to more effectively pursue our strategic objectives. After considering numerous potential financing and strategic alternatives, including alternate financing structures, seeking to sell the Company, seeking a merger of the Company with another entity, and the liquidation of the Company, the Board determined that the Private Placement was the best available alternative and would provide the greatest potential value for the shareholders, as well as provide the necessary capital to pursue our long-term strategic goals.
     In making its determination to approve the Private Placement, the Board formed an independent Special Committee to assist management in evaluating various aspects of the transaction, and to make recommendations to the Board regarding any issues requiring Board consideration with respect to the transaction. As part of that process, the Board and the Special Committee consulted with our officers with respect to strategic and operational matters. The Board and the Special Committee also consulted with Freeman regarding financial matters and Dewey Ballantine LLP and Bingham McCutchen LLP regarding legal matters, including the Investment Agreement and related documents. The determination was the result of careful consideration by the Board and the Special Committee of a number of factors, including the following positive factors:
•	The Private Placement will provide significant additional funding, which is important because the continued operation of our business is costly and capital intensive and our current capital resources are limited.

•	If the Private Placement is not completed, we may be forced to preserve our cash position through a combination of additional cost reduction measures and sales of assets at values that may be significantly below their potential worth or augment our cash through additional dilutive financings, and there can be no assurance that we could obtain funds on terms that are as favorable to us as the terms of the Private Placement.

•	The Company will have reduced cash compensation expenses by reducing the amount of cash bonuses compared to past practices in light of the issuance of restricted stock units to key employees and is expected to have savings resulting from reductions in back office personnel and related costs.

•	The current market process has led to no other investors and/or acquirers after the initial due diligence process. Please see a more detailed description of the current market process in the sections entitled “Background of the Private Placement” on page 26 and “Opinion of Our Independent Financial Advisor” on page 31.

•	Our prior market check process only led to verbal indications of interest for transactions that we believe are less favorable to our shareholders than the Private Placement and the Board believes that, with the severe risks of further key employee turnover combined with the absence of any written or formal current offers at this previous market check level, the MatlinPatterson deal is financially attractive. Please see a more detailed description of the previous market check in the sections entitled “Background of the Private Placement” on page 26 and “Opinion of Our Independent Financial Advisor” on page 31.

•	The Private Placement will strengthen our financial condition and reduce our financial risk, which the Board believes will:
•	reassure our employees of our continued viability and long-term prospects as a place to work;

•	improve our ability to raise additional funding through debt or equity financings on favorable terms; and

•	make our common stock more attractive to prospective investors for purchase on the open market and for use as an acquisition currency.
•	The Board believes the 2007 Plan will further and promote the interests of the Company and its shareholders by enabling the Company and its subsidiaries to attract, retain and motivate employees and officers or those who will become employees or officers of the Company, to link compensation to measures of the Company’s performance in order to provide additional incentives and to align the interests of those individuals and the Company’s shareholders.

•	The Board believes the Private Placement will strengthen our investor base with the addition of a new experienced investor who will have a significant stake in our long-term success and will be motivated to provide the support and assistance to protect and enhance its investment.

•	We believe we will strengthen our Board with the addition of new directors who have significant experience in advising comparable companies.

•	The Private Placement will assist us in our efforts to maintain our listing on the NASDAQ Global Market by augmenting our shareholders’ equity.

•	The securities issued in the Private Placement will be shares of common stock rather than debt or preferred stock, which will place the new investors at the same rank as the existing shareholders and allow us to maintain a less complicated capital structure.

•	We received the opinion of Freeman that the consideration to be received by us in the Private Placement is fair to us from a financial point of view. Please see the section entitled “Opinion of Our Independent Financial Advisor” on page 31 for further information.

•	In contrast to a sale of the Company, the Private Placement will permit the existing shareholders to continue to own shares of our common stock thereby giving them the opportunity to share in any increase in value that we are able to create following the infusion of new capital.
     In its review of the Private Placement, the Board also considered a number of potentially negative factors, including the following factors:
•	the risks and uncertainties of our ability to execute our strategic plan and to enhance shareholder value;

•	the Private Placement will have a highly dilutive effect on our current shareholders and option holders;

•	the interests of MatlinPatterson as a controlling shareholder may conflict with your interests. MatlinPatterson is currently expected to control between 70% and 75% (between 60% and 65% on a fully diluted basis), based on the number of shares of common stock outstanding on June 25, 2007 and after giving effect to an increase in the number of Purchased Shares that may result from the adjustment provision of the Investment Agreement and which may further increase the number of Purchased Shares, of the voting power of our outstanding common stock and will exercise a controlling influence over our business and affairs and will have the power to determine matters submitted to a vote of our shareholders, including the election of directors and approval of significant corporate transactions;

•	MatlinPatterson has required us either to modify or seek shareholder approval to modify certain measures that we had previously adopted, including our shareholder rights agreement and certain provisions of our Certificate of Incorporation;

•	sale of the Purchased Shares in the public market pursuant to registration statements that we would be obligated to file on up to three occasions and maintain effective if requested to do so by MatlinPatterson under the Registration Rights Agreement could have a material adverse affect on the market price of our common stock;

•	the completion of the Private Placement is conditioned upon the receipt of material consents and approvals of third parties and self-regulatory organizations which could delay or prevent the completion of the Private Placement; and

•	the Private Placement will likely limit the Company’s use of its net operating loss carryforwards.
     The Board conducted an overall analysis of the Private Placement in which it weighed the benefits and advantages against the risks and negative factors described above. The Board did not view any of the factors as determinative or assign any rank or relative weight to the factors. Throughout the process, the Board continued to consider alternatives to the Private Placement, including alternate financing structures, the sale of the Company or its merger with another entity, and the liquidation of the Company. The Board recognized that there can be no assurance that we would be able to achieve all or significantly all of each anticipated benefit or advantage or that it had identified and accurately assessed each risk and negative factor. However the Board concluded that the potential benefits and advantages of the Private Placement significantly outweighed the risks and negative factors.
     After taking into account these and other factors, the Board unanimously determined that the Private Placement was fair to and in the best interests of the Company and its shareholders and approved the issuance and sale of the Purchased Shares to MatlinPatterson.
Opinion of Our Independent Financial Advisor
     Our Board of Directors retained Freeman to render an opinion as to whether the consideration to be received by the Company in the Private Placement is fair to the Company from a financial point of view. The opinion, which we sometimes refer to in this proxy statement as the “Fairness Opinion,” was prepared at the request of our Board of Directors and the Special Committee to assist them in evaluating the Private Placement. The Fairness Opinion of Freeman does not constitute a recommendation as to how any security holder should vote at the annual meeting. The full text of Freeman’s written opinion, dated May 14, 2007, is attached to this proxy statement as Appendix B and this summary is qualified in its entirety by reference to the full text of the opinion. You are encouraged to read the Fairness Opinion carefully in its entirety for a description of the assumptions made, matters considered and limitations on the review undertaken.
     At the May 13, 2007 meeting of our Board of Directors, Freeman presented its analysis and verbally rendered to our Board its opinion that, based on and subject to the matters described in the Fairness Opinion, the consideration to be received by the Company in the Private Placement is fair to the Company from a financial point of view. Freeman issued its written opinion on May 14, 2007 in connection with the execution of the Investment Agreement.
     No limitations were imposed upon Freeman by our Board with respect to the investigations made or procedures followed by Freeman in rendering its opinion. Freeman has not been requested and does not intend to update, revise or reaffirm its Fairness Opinion, including, but not limited to, to reflect any circumstances or events that have occurred since May 14, 2007. You should understand that the Fairness Opinion speaks only as of its date. Events that could affect the fairness of the consideration received by the Company in the Private Placement from a financial point of view include adverse changes in industry performance or changes in market conditions and changes to our business, financial condition and results of operations.
     Freeman made such reviews, analyses and inquiries as it deemed necessary to assess the fairness, from a financial point of view, of the consideration to be received by the Company in the Private Placement. In arriving at its Fairness Opinion, Freeman reviewed and considered such financial and other matters as it deemed relevant, including, among other things:
•	the Investment Agreement and the financial terms of the transactions contemplated thereby;

•	certain publicly available information for the Company and certain other relevant financial and operating data furnished to Freeman by the management of the Company;

•	certain internal financial analysis, financial forecasts, reports and other information concerning the Company, prepared by the management of the Company;

•	discussions Freeman had with certain members of the management of the Company concerning the historical and current business operations, financial conditions and prospects of the Company and such other matters Freeman deemed relevant;

•	certain operating results, the reported price and/or trading histories of the shares of the common stock of the Company as compared to operating results, the reported price and trading histories of certain publicly traded companies Freeman deemed relevant;

•	certain financial terms of the transaction contemplated by the Investment Agreement as compared to the financial terms of certain selected business combinations Freeman deemed relevant;

•	certain pro forma financial effects of the transaction contemplated by the Investment Agreement on an accretion/dilution basis including pro forma operating cost reductions; and

•	such other information, financial studies, analyses and investigations and such other factors that Freeman deemed relevant for the purposes of its opinion.
     No material relationship existed between Freeman and us or our affiliates, none has since developed and none is mutually understood to be contemplated, other than our engagement of Freeman in the spring of 2006 to establish a comprehensive process to entertain both a strategic sale of, or strategic investment in, the Company, to advise us on the previously announced sale of our Municipal Capital Markets Group in the DEPFA Transaction, and the engagement with respect to delivery of the Fairness Opinion. Freeman received a $100,000 retainer in conjunction with the engagement in the spring of 2006 which was paid in 2006. This 2006 retainer will be subtracted from a fee of $1,125,000 which is payable to Freeman only upon the closing of the DEPFA Transaction. Freeman was not separately compensated for the delivery of a fairness opinion in connection with the DEPFA Transaction. Freeman will be paid $250,000 for the delivery of the Fairness Opinion to the Board in respect of the Private Placement. Freeman, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, private placements and valuations for corporate and other purposes. None of the fees paid to Freeman are contingent upon the adoption of the Private Placement.
     Freeman used several methodologies to assess the fairness of the consideration to be received by the Company in connection with the Private Placement. The following is a summary of the material financial analyses undertaken by Freeman in connection with providing its Fairness Opinion. This summary is qualified in its entirety by reference to the full text of the Fairness Opinion.
     Freeman’s analyses of the Company were performed on a current situational analysis, an analysis of the MatlinPatterson discount, and a post-Private Placement potential analysis. The current situational analysis considered the Company’s operating pre-tax earnings for the past fifteen consecutive quarters and included an analysis of the Company’s tangible book value and stock price based upon the prices at which the Company’s common stock was trading on the NASDAQ Global Market. The current situational analysis also considered the Company’s operating losses, investment portfolio gains, capitalization of fixed income businesses and key employee turnover.
     The analysis of the MatlinPatterson discount considered the discounted stock price at which the Purchased Shares will be sold to MatlinPatterson in relation to the closing trading prices of the Company’s common stock and discounts given in similar private investment in public equity transactions (sometimes referred to herein as “PIPE transactions” or “PIPEs”).
     The post-Private Placement potential analysis calculated the Company’s pro forma tangible book value based on the investment by MatlinPatterson and compared it to current trading multiples of publicly-traded broker-dealers similar to the Company. The post-Private Placement analysis gave consideration to the matters contemplated by the Investment Agreement and Registration Rights Agreement, including the contemplated immediate infusion of approximately $50 million of additional capital (net of certain fees and expenses) from the Private Placement and the contemplated dilutive impact of shares to be issued in connection with the Private Placement.
Current Situational Analysis of the Company
     Analysis of Specific Performance Factors. As part of its current situational analysis of the Company, Freeman considered the following factors:
•	As of the end of the first quarter of 2007, the Company had sustained fifteen consecutive quarterly operating losses calculated based on the Company’s pre-tax earnings and adding back any investment portfolio gains or losses. These consistent losses from operations have led to drastically reduced tangible book value and stock price. At the end of the third quarter of 2003, the Company had a tangible book value (calculated as the sum of stockholder’s equity and temporary capital less intangible assets) of $78.1 million which declined 61.3% to $30.3 million as of the end of the first quarter of 2007.

•	The Company’s stock price at the end of the third quarter of 2003 was $11.63 per share which eroded 86.2% to $1.60 as of the end of the first quarter of 2007. Freeman also considered that the percentage erosion of the Company’s stock price in excess of the percentage erosion of the Company’s tangible book value reflected a negative market outlook regarding the Company’s performance.

•	Key employee turnover in early 2007 included the loss of certain key employees in the Company’s capital markets business. In February and March 2007, the Company lost five senior employees in the Company’s Alternative Energy, Industrial Growth, Clean Technology and Medical Devices groups. The head of equity trading for the technology sector also departed the Company.
     MatlinPatterson Transaction Analysis. Based on the Investment Agreement that contemplates a $50 million capital infusion into First Albany at $1.50 per share, Freeman determined that MatlinPatterson’s ownership position on a pro forma basis would be 59.9% on a primary basis or 58.4% on a fully diluted basis. Both pro forma ownership estimates were calculated after taking into consideration the grants of 6.0 million restricted shares by MatlinPatterson to key executives and personnel. The number of restricted stock units was later increased to 6.75 million. Please see “Proposal No. 2 Approval of the Private Placement” above for a discussion of MatlinPatterson’s undiluted and fully-diluted voting interest taking into account the additional 750,000 restricted stock units.
Analysis of MatlinPatterson Discount
     Freeman reviewed the closing trading prices of the Company’s common stock over a thirty day period ending May 11, 2007 and determined that MatlinPatterson’s $1.50 per share investment ranged from 3.8% to 13.8% of a discount to market price. Based on the closing price of the Company’s common stock on May 11, 2007 (the last business day prior to announcement of the Private Placement) of $1.60, the per share investment price of $1.50 represented a 6.25% discount. Freeman noted that the investment by MatlinPatterson, atypically for a speculative transaction of this nature, proposes no additional warrants or preferred stock which could further dilute existing shareholders.
     Freeman analyzed PIPE transactions of a similar nature over a trailing twelve-month period and divided the transactions into three segments based on structure: unregistered common stock, PIPEs with warrants and registered direct placements. Freeman noted that the majority of these transactions did not involve a change of control.
     Unregistered Common Stock. This segment represents the traditional PIPE structure where investors are granted unregistered securities that must become registered in a 90-120 day period. For the trailing twelve-month period, Freeman reviewed fifty-four completed transactions and calculated their mean discount to be 14.2% below the target stock price on the last trading day prior to sale.
     PIPEs with Warrants. This segment represents the PIPE transaction structure used for more speculative investments. Freeman viewed this as the most relevant segment when comparing the current MatlinPatterson investment. For the trailing twelve-month period, there were 136 transactions completed with a calculated mean discount of 18.3% from the last sale price of the target’s stock, excluding any implied discount from the issue of warrants in connection with each transaction.
     Registered Direct Placements. This segment represents transactions used largely for bulletin board growth stocks where the investor is granted registered common stock that is able to be traded immediately. Over the trailing twelve-month period, thirty-nine transactions had an average discount of 8.4% from the target stock price on the last trading day prior to sale.
Post-Private Placement Analysis of the Company
     As a result of the cash infusion from the Private Placement, Freeman calculated that the Company will have a pro forma tangible book value of $1.40 per share based on pro forma financials ending in the second quarter of 2007. The second quarter 2007 pro forma financials prior to the proposed Private Placement showed tangible shareholders equity of $27.4 million with 16,371,000 shares outstanding with the proposed Private Placement increasing shareholders equity to $77.4 million and increasing shares outstanding to 55,329,000. These numbers were calculated taking into account the issuance of 33,333,333 shares of common stock to MatlinPatterson for $50 million and approximately 6.0 million restricted stock units to be issued to certain key employees in connection with the Private Placement, as was contemplated at the May 11, 2007 Special Committee meeting. The number of restricted stock units was later increased to 6.75 million. Please see the section entitled “Proposal No. 2 Approval of the Private Placement” above for a discussion of MatlinPatterson’s undiluted and fully-diluted voting interest taking into account the addition 750,000 restricted stock units. Based on a potential trading range established from the current trading multiples of publicly traded broker-dealers, Freeman determined that the tangible book value multiple could range from a high of 3.1 and a low of 1.7, resulting in potential post-Private Placement per share prices ranging from a high of $4.34 to a low of $2.38. Notwithstanding the above analysis that was conducted by Freeman as a small subset of its overall analysis in determining its Fairness Opinion, Freeman specifically expressed no view as to the price or trading range for shares of the common stock of the Company following the consummation of the Private Placement.
Conclusion
     Based on the analyses described above (which should be read in conjunction with the full text of the Fairness Opinion), and with consideration to the various assumptions and limitations set forth in the Fairness Opinion, Freeman determined that, as of the date of the Fairness Opinion, the consideration to be received by the Company in connection with the Private Placement is fair to the Company from a financial point of view.
     In conducting its review and arriving at its opinion, Freeman, with the Company’s consent, assumed and relied, without independent investigation, upon the accuracy and completeness of all financial and other information provided by the Company or which is publicly available. While Freeman did meet with the management of the Company to review and discuss the analyses and forecasts provided by management, Freeman’s assumption as to the accuracy and completeness of such analyses and forecasts was based on contractual provisions in its engagement letter with the Company, pursuant to which Freeman was entitled to rely upon the accuracy and completeness of all information furnished by the Company. In addition, Freeman did not conduct nor assume any obligation to conduct any physical inspection of the properties or facilities of the Company. Freeman relied upon the assurance of the management of the Company that it was unaware of any facts that would make the information provided to Freeman incomplete or misleading in any respect. Freeman, with the Company’s consent, assumed that the financial forecasts which they examined were reasonably prepared by the management of the Company on the basis reflecting the best currently available estimates and good faith judgments of management as to the future performance of the Company. The Board reviewed the financial forecasts prepared by the Company and posed questions regarding their accuracy and completeness at the May 13, 2007 Board meeting.
     Freeman did not make or obtain any independent evaluations, valuations or appraisals of the assets or liabilities of the Company, nor was it furnished with such materials. With respect to all legal matters relating to the Company, Freeman relied on the advice of legal counsel to the Company. Freeman’s services to the Company in connection with the transaction contemplated by the Investment Agreement have been to bring both potential investors and acquirers to the Company, assist management in those negotiations and render an opinion from a financial point of view with respect to the consideration offered in the Private Placement. Freeman’s opinion is necessarily based upon economic and market conditions and other circumstances as they existed on May 14, 2007. It should be understood that although subsequent developments may affect Freeman’s opinion, Freeman does not have any obligation to update, revise or reaffirm its opinion and expressly disclaims any responsibility to do so.
     For purposes of rendering its opinion Freeman assumed in all respects material to its analysis that the representations and warranties of each party contained in the Investment Agreement were true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Investment Agreement and that all conditions to the consummation of the transaction contemplated in the Investment Agreement will be satisfied without waiver thereof. Freeman also assumed that all governmental, regulatory and other consents and approvals contemplated by the Investment Agreement will be obtained and that in the course of obtaining those consents and approvals no restrictions will be imposed or waivers made that would have an adverse effect on the contemplated benefits of the Private Placement.
     Freeman’s opinion does not constitute a recommendation to any shareholder of the Company to take any action in connection with the transactions contemplated by the Investment Agreement or otherwise. Freeman has not been requested to opine as to, and its opinion does not in any manner address, the Company’s underlying business decision to effect the transactions contemplated by the Investment Agreement. Furthermore, Freeman expressed no view, and specifically currently expresses no view, as to the price or trading range for shares of the common stock of the Company following the consummation of the transactions contemplated by the Investment Agreement.
Financial Projections
     The Company does not as a matter of course make public projections as to future performance or earnings and is especially wary of making projections for extended earnings periods due to the unpredictability of the underlying assumptions and estimates. However, senior management did provide financial forecasts to MatlinPatterson in April of 2007 in connection with their consideration of a possible transaction with the Company. These projections were also provided to our Board and to Freeman. We have included a subset of these projections in this proxy statement to give our shareholders access to certain nonpublic information deemed material by our Board for purposes of considering and evaluating the Private Placement. The inclusion of these projections should not be regarded as an indication that management, our Board, MatlinPatterson, Freeman, or any other recipient of this information considered, or now considers, these projections to be a reliable prediction of future results, and they should not be relied on as such. In addition, as we have only included a subset of the projections in this proxy statement, you are cautioned not to rely on this information as complete in making a decision whether to vote in favor of the Private Placement.

     We believe the assumptions the Company’s management used as a basis for the projections were reasonable at the time the projections were prepared, given the information the Company’s management had at the time. However, the projections do not take into account any circumstances or events occurring after the date they were prepared and you should not assume that the projections will continue to be accurate or reflective of the Company’s management’s view at the time you consider whether to vote for the Private Placement. The Company advised the recipients of the projections that its internal financial forecasts, upon which the projections were based, are subjective in many respects and thus susceptible to various interpretations.
     The projections reflect numerous estimates and assumptions with respect to industry performance, general business, economic, regulatory, market and financial conditions and other matters, including assumed effective interest rates and effective tax rates consistent with the Company’s historical levels, all of which are difficult to predict and many of which are beyond the Company’s control. The projections are also subject to significant uncertainties in connection with changes to the Company’s business and its financial condition and results of operation. In addition, the projections reflect projected information without regard to the Investment Agreement with MatlinPatterson, which may cause actual results to materially differ as well. As a result, there can be no assurance that the projected results will be realized or that actual results will not be significantly higher or lower than those contained in the projections; it is expected that there will be differences between actual and projected results. Since the projections cover multiple years, such information by its nature becomes less reliable with each successive year.
     The financial projections were prepared for internal use and for our Board, to assist MatlinPatterson with their due diligence investigations of the Company and for use by Freeman in its financial analysis and not with a view toward public disclosure or toward complying with United States generally accepted accounting principles, the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The Company’s independent registered public accounting firm has not examined or compiled any of the financial projections, expressed any conclusion or provided any form of assurance with respect to the financial projections and, accordingly, assumes no responsibility for them.
     Readers of this proxy statement are cautioned not to place undue reliance on the specific portions of the financial projections set forth below. No one has made or makes any representation to any person regarding the validity, reasonableness, accuracy or completeness of the information included in these projections or the ultimate performance of the Company compared to such information.
     For the foregoing reasons, as well as the bases and assumptions on which the financial projections were compiled, the inclusion of specific portions of the financial projections in this proxy statement should not be regarded as an indication that such projections will be an accurate prediction of future events, and they should not be relied on as such. Except as required by applicable securities laws, the Company does not intend to update, or otherwise revise the financial projections or the specific portions presented to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions are shown to be in error.

FIRST ALBANY COMPANIES INC.
SUMMARY CONSOLIDATED FINANCIAL DATA
($000s)

					2007 - 2008 Forecast
	2004A	2005A	2006A	Q1 07A	Q2 07F	Q3 07F	Q4 07F	2007F	2008F
Revenues

Commissions	19,757	17,429	11,798	1,753	1,688	2,111	2,145	7,696	10,229
Principal Transactions	69,581	58,447	63,709	10,278	12,323	9,364	9,755	41,721	53,871
Investment Banking	42,563	48,115	47,418	7,590	12,990	3,550	8,000	32,130	35,000
Investment Gains (Losses)	10,070	21,592	(7,602)	239	3	3	3	248	—
Interest	9,249	14,301	13,500	3,241	3,277	3,828	3,832	14,178	35,329
Fees and Other	1,939	3,392	1,872	455	270	530	730	1,984	4,085

Total Revenue	153,159	163,276	130,695	23,557	30,550	19,386	24,465	97,958	138,515

Interest Expense	(5,202)	(11,745)	(15,904)	(3,755)	(3,628)	(3,830)	(3,830)	(15,043)	(33,982)

Net Revenues	147,958	151,532	114,791	19,801	26,922	15,556	20,636	82,915	104,533

Expenses

Compensation and Benefits	110,416	101,488	103,627	14,997	19,672	11,007	12,712	58,388	56,439
Clearing Settlement & Brokerage	6,427	10,963	6,313	1,298	1,217	1,145	1,031	4,692	5,688
Communication and Data Proc	12,180	10,430	11,760	2,867	2,944	2,455	2,459	10,725	9,548
Occupancy & Depreciation	9,002	10,792	11,224	2,063	2,272	1,401	1,401	7,137	5,984
Selling	6,111	4,733	5,000	1,218	949	703	703	3,573	3,521
Restructuring	—	—	—	—	—	3,244	3,244	6,488	1,622
Other	14,162	7,422	8,249	1,687	1,702	1,032	1,072	5,492	6,041

Total Expenses	158,297	145,829	146,173	24,130	28,756	20,987	22,622	96,494	88,843

Pre-Tax Contribution	(10,339)	5,703	(31,382)	(4,329)	(1,834)	(5,431)	(1,986)	(13,579)	15,690
     The following were the material assumptions made by the Company in connection with the preparation of the financial projections:
1.	The sale of the Municipal Capital Markets Division of the Company to DEPFA would be completed as of June 30, 2007. Does not reflect potential gain on sale related to the DEPFA Transaction of between $7 million and $8 million.

2.	The Company’s equities business would return to historical performance levels.

3.	The Company’s Descap Securities Inc. subsidiary would experience improvement in the market environment in the second half of 2007.

4.	The projections included an estimated charge to reduce administration expenses relative to the size of the Company’s business going forward.

5.	Historical results are from continuing operations.

6.	Results for Q1 07 exclude an impairment charge of $7.9 million related to the write-down of an intangible asset.
Summary of Terms of the Private Placement
Investment Agreement
     The following summarizes material provisions of the Investment Agreement which is attached in Appendix A to this document and is incorporated by reference herein. The rights and obligations of the parties are governed by the express terms and conditions of the Investment Agreement and not by this summary or any other information contained in this proxy statement. First Albany shareholders are urged to read the Investment Agreement carefully and in its entirety as well as this document before deciding how to vote their shares on the Proposals. The Investment Agreement has been attached to this document to provide First Albany shareholders with information regarding its terms. The assertions embodied in the representations and warranties contained in the Investment Agreement (and summarized below) are qualified by information in confidential disclosure schedules provided by First Albany to MatlinPatterson in connection with the signing of the Investment Agreement. The Company and MatlinPatterson do not consider the information contained in the disclosure schedules to be information that is required to be disclosed pursuant to the federal securities laws. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Investment Agreement. Moreover, certain representations and warranties in the Investment Agreement were used for the purpose of allocating risk between First Albany and MatlinPatterson rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the Investment Agreement (or the summaries contained herein) as characterizations of the actual state of facts about First Albany because they are modified by such disclosure schedules.
  Purchase and Sale of Stock
     The Company will issue and sell, and MatlinPatterson will purchase, 33,333,333 shares of the common stock of the Company, subject to potential upward adjustment as described below (the “Purchased Shares”). The purchase price for the Purchased Shares will be equal to $50 million, less certain reimbursable expenses as described below.
     If the DEPFA Transaction has not been consummated prior to the Private Placement closing date, the number of Purchased Shares will be increased to account for the cash bonuses or other amounts paid or payable by the Company to any employee of its Municipal Capital Markets Group as a result of the Private Placement closing prior to the closing of the DEPFA Transaction, as well as any restricted stock awards and employee stock options held by employees of the Municipal Capital Markets Group that become vested as a result of the closing of the Private Placement and that would not have become so vested had the DEPFA Transaction closed prior to the Private Placement closing date. Pursuant to this adjustment mechanism, the number of Purchased Shares will be increased by multiplying the number of Purchased Shares that would otherwise be issuable by a fraction that is determined by (i) dividing the aggregate amount of Excess Compensation resulting from the failure of the DEPFA Transaction to close prior to the closing of the Private Placement by the number of shares of common stock outstanding as of the closing date, (ii) expressing such amount as a fraction of $1.50 and (iii) adding such fraction to one. “Excess Compensation” is in effect defined as the amount of incremental bonuses or other cash amounts paid or payable by the Company to or in respect of the employees of the Municipal Capital Markets Group as a result of the closing of the Private Placement taking place prior to the closing of the DEPFA Transaction plus the number of shares of restricted stock awarded to such employees that become vested as a result of the closing of the Private Placement multiplied by $1.50 per share plus the number of shares issuable upon the exercise of any stock options held by such employees with an exercise price of less than $1.50 per share that become vested as a result of the closing of the Private Placement multiplied by the difference between $1.50 and such exercise price. We currently expect that the DEPFA Transaction may close after the closing of the Private Placement. In such event, as of the closing of the Private Placement, the employees of the Municipal Capital Markets Group would become entitled to Excess Compensation of approximately $2,429,696, in the aggregate. To the extent that such employees do not waive their rights to receive such Excess Compensation, the adjustment formula set forth in the Investment Agreement would result in an increase in the number of Purchased Shares.
     In addition, if the Net Tangible Book Value Per Share (as defined in the Investment Agreement, including adjustments to eliminate any effects of a prior closing of the DEPFA Transaction on tangible net book value) is less than $1.60 as of the Private Placement closing date, the number of Purchased Shares will be increased by multiplying the number of Purchased Shares that would otherwise be issuable by a fraction that is determined by (i) expressing the difference between $1.50 and 88.86% of the Net Tangible Book Value Per Share as of the Private Placement closing date as a fraction of $1.50 and (ii) adding that fraction to one.
     We currently expect that as of the closing of the Private Placement, MatlinPatterson will own between 37,000,000 and 47,000,000 shares, representing between 70% and 75% of the outstanding common stock (between 60% and 65% on a fully diluted basis) based on the number of shares of common stock outstanding on June 25, 2007 and after giving effect to the adjustment provisions described above which may further increase the number of Purchased Shares.
  Closing of the Purchase and Sale of Stock
     Unless the parties agree otherwise, the closing of the Private Placement will take place on a date specified by the parties, but no later than the second business day following the day on which the last of the closing conditions have been satisfied or waived, at the offices of Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019.
     We currently expect to complete the Private Placement by the end of the third quarter of 2007, subject to receipt of required shareholder and regulatory approvals and satisfaction of the other conditions to closing.
  Closing Conditions
     MatlinPatterson’s obligation to purchase the shares in the Private Placement is subject to the satisfaction or waiver of the following conditions:
•	there being in effect no order by any court or governmental authority having jurisdiction over any of the parties that prohibits, invalidates or seeks to restrain consummation of any of the transactions contemplated in the Investment Agreement;

•	the adoption of the Investment Proposals set forth in this proxy statement by a majority of the shareholders of the Company;

•	the receipt of all material governmental and self regulatory organization approvals required for consummation of the transactions contemplated in the Investment Agreement;

•	the receipt of all material contractual consents required for consummation of the transactions contemplated in the Investment Agreement;

•	the performance by the Company all of its covenants and agreements contained in the Investment Agreement in all material respects;

•	the Company’s representations and warranties contained in the Investment Agreement being true and correct in all material respects;

•	the receipt of non-competition and non-solicitation covenants from at least 22 of 27 key employees of the Company designated by MatlinPatterson (which condition has already been met), as well as their continuing employment by the Company as of the closing;

•	the number of other employees of the Company whose employment is terminated in the period between May 14, 2007 and the closing date does not exceed by more than 20% the number of employees whose employment was terminated in the comparable period in 2006 or the six-month period ending on May 14, 2007, whichever is greater;

•	there have not occurred any changes or events that have had or would reasonably be expected to have a material adverse effect on the Company, as defined in the Investment Agreement; and

•	the receipt of a certificate of an executive officer of the Company stating that certain of the preceding conditions have been satisfied.
     First Albany’s obligation to issue and sell the Purchased Shares to MatlinPatterson in the Private Placement is subject to the to the satisfaction or waiver of the following conditions:
•	there being in effect no order by any court or governmental authority having jurisdiction over any of the parties that prohibits, invalidates or seeks to restrain consummation of the transactions contemplated in the Investment Agreement;

•	the adoption of the Investment Proposals set forth in this proxy statement by a majority of the shareholders of the Company;

•	the receipt of all material governmental and self regulatory organization approvals required for consummation of the transactions contemplated in the Investment Agreement;

•	the performance by MatlinPatterson all of its covenants and agreements contained in the Investment Agreement in all material respects;

•	MatlinPatterson’s representations and warranties contained in the Investment Agreement being true and correct in all material respects;

•	the receipt of a certificate of a senior executive of MatlinPatterson stating that certain of the preceding conditions have been satisfied; and

•	if the closing occurs on or prior to July 31, 2007, the DEPFA Transaction shall have been consummated.
  No Solicitation
     The Investment Agreement provides that the Company shall not authorize or permit any of its officers, trustees, directors, employees, agents or representatives to directly or indirectly:
•	initiate, solicit or knowingly encourage or facilitate any inquiries or the making of any proposal or offer that constitutes, or would reasonably be expected to result in, a competing transaction (as defined below); or

•	enter into discussions or negotiations with, or provide any confidential information or data to, any person relating to a competing transaction.

     The Company has also agreed to take all actions reasonably necessary to cause its officers, trustees, directors, employees, agents or representatives to immediately cease any discussions or negotiations with any other person with respect to, or that would reasonably be expected to lead to, a competing transaction.
     Further, the Company has agreed to notify MatlinPatterson of any proposal which the Company receives relating to a competing transaction and to keep MatlinPatterson informed on a timely basis of the status and any material developments regarding such proposal.
     However, if the Company receives a bona fide proposal for a competing transaction that the Board believes in good faith, after consultation with outside counsel and with the Company’s financial advisors, constitutes or may reasonably be expected to result in a superior competing transaction (as defined below), and which was not the result of a breach of the no solicitation provisions in the Investment Agreement, the Board may, to the extent required by its fiduciary obligations:
•	contact such person making the proposal for the purpose of clarifying the proposal, any material terms and the capability of consummation so as to determine whether the proposal is reasonably likely to lead to a superior competing transaction; and

•	if the Board determines in good faith following consultation with its legal and financial advisors that such proposal is reasonably likely to lead to a superior competing transaction, the Board may:
•	furnish such person non-public information about the Company and its subsidiaries pursuant to an appropriate confidentiality agreement;

•	participate in negotiations and discussions with such person regarding its proposal; and

•	subject to the requirements set forth below with respect to a change in Board recommendation and prior to shareholder approval of the Private Placement, terminate the Investment Agreement.
     In addition, the Company agreed that the Board will not change its recommendation in favor of the Private Placement or terminate the Investment Agreement as provided above unless the Board has:
•	given MatlinPatterson at least three business days notice of its intent to take such action; and

•	negotiated with MatlinPatterson in good faith to amend the Investment Agreement and the competing transaction remains a superior competing transaction.
     A “competing transaction” is defined in the Investment Agreement as:
•	any merger, reorganization, consolidation, share exchange, business combination, liquidation, dissolution, recapitalization or similar transaction involving the Company;

•	any direct or indirect acquisition or purchase of 20% or more of the consolidated gross assets of the Company and its subsidiaries, taken as a whole, 20% or more of any class of voting securities of the Company or any subsidiary, or 15% or more of any class of voting securities of the Company or any subsidiary if such securities carry the right to appoint or designate any member of the Board; or

•	any tender offer or exchange offer that, if consummated, would result in any person or group beneficially owning 20% or more of any class of voting securities of the Company.
     A “superior competing transaction” is defined in the Investment Agreement as bona fide proposal for a competing transaction made by a third party which was not, directly or indirectly, the result of a breach of the no solicitation provisions set forth in the Investment Agreement:
•	on terms the Board determines in its good faith judgment, based on the financial analysis and advice of the Company’s financial advisors and the advice of outside counsel, after giving effect to the payment of reimbursable expenses to MatlinPatterson pursuant to the Investment Agreement and to the expected timing of the closing of the proposed competing transaction, to be more favorable to the shareholders of the Company than the transactions contemplated by the Investment Agreement, including any alternative proposed by MatlinPatterson in accordance with the Investment Agreement;

•	which is reasonably likely to be consummated; and

•	for which financing, to the extent required, is then fully committed or which in the good faith judgment of the Board, based on the advice of the Company’s financial advisors, is reasonably capable of being timely financed by such third party.
  Termination of Obligations under Investment Agreement
     The Investment Agreement may be terminated by the Company and MatlinPatterson by mutual consent. It also may be terminated by either MatlinPatterson or the Company if any permanent order, decree, ruling or other action of a court or other competent authority permanently restraining, enjoining or otherwise preventing the consummation of any of the transactions contemplated in the Investment Agreement, has become final and non-appealable, or the closing has not occurred before September 30, 2007.
     MatlinPatterson may terminate the Investment Agreement if there is a material breach of any of the Company’s representations or warranties, if there is a material breach of any of the Company’s covenants or agreements that has not been cured within ten business days, or the Board accepts, approves or authorizes a superior competing transaction.
     The Company may terminate the Investment Agreement if there is a material breach of any of MatlinPatterson’s representations or warranties, there is a material breach of any of MatlinPatterson’s covenants or agreements that has not been cured within ten business days, or, after the Company has paid certain reimbursable expenses to MatlinPatterson, if the Company’s Board accepts, approves or authorizes a superior competing transaction. Other than the reimbursement of such expenses, the Company has no obligation to pay a “break-up” fee to MatlinPatterson if the Board accepts, approves or authorizes such a superior competing transaction.
  Indemnification
     The Company has agreed to indemnify MatlinPatterson against breaches of the Company’s representations, warranties and covenants contained in the Investment Agreement and the Registration Rights Agreement. MatlinPatterson may not seek indemnification until its aggregate claims exceed $3,000,000, whereupon MatlinPatterson will be entitled to seek indemnification with respect to all damages incurred by it. The Company’s aggregate liability for breaches of its representations, warranties and covenants shall not exceed $17,500,000. Generally, claims for breaches of Company representations, warranties and covenants must be brought by April 30, 2009.
  Conduct of Business
     The Company generally covenants to operate its business in the ordinary course of business, to use commercially reasonable efforts to keep available the services of its current officers and employees, and to preserve the goodwill of its customers, suppliers, licensors, lessors, third-party payors and others having business relations with the Company.
     The Investment Agreement also includes certain negative covenants covering actions that the Company agrees not to take without MatlinPatterson’s prior written consent, including amending the Company’s certificate of incorporation or bylaws, issuing or encumbering the Company’s capital stock, declaring or paying dividends, entering into any acquisitions of businesses or sales of certain assets, incurring indebtedness, entering into any reorganization or recapitalization, changing its accounting principles, making certain capital expenditures, settling or compromising certain liabilities, preparing or filing certain tax returns or taking any action giving rise to tax liability, amending certain Company contracts, violating any legal requirements, terminating certain key employees, increasing compensation or making certain changes in employee benefits.
  Other Covenants and Agreements
     The Company covenants to cause the number of directors on the Board to be increased to nine and to procure the resignation of each of the directors not continuing to be members of the Board following consummation of the Private Placement and to, on the closing date of the Private Placement, to cause the remaining members of the Board to appoint the directors appointed by MatlinPatterson to fill the resulting vacancies.
     The Company and MatlinPatterson agree to cooperate in developing a new strategic plan designed to restore the Company to profitability and to provide a platform for future growth.
     The Company and MatlinPatterson covenant to refrain from taking any actions which would render any representation or warranty in the Investment Agreement inaccurate. Each party is to reasonably notify the other of any event or matter that would reasonably be expected to cause any of its representations or warranties to be untrue in any material respect or any action, suit or proceeding that shall be instituted or threatened against any such party to restrain, prohibit or otherwise challenge the legality of any of the transactions contemplated under the Investment Agreement.
     The Company and MatlinPatterson agree to use their reasonable best efforts to cause each of the closing conditions described above to be satisfied as soon as practicable.
     The Company agrees to notify MatlinPatterson of any Company material adverse effect, any lawsuit, claim or proceeding threatened or commenced against the Company or any subsidiary or any of their officers, directors or employees, any notice or communication with a third person alleging the consent of such third person is required in connection with the transactions contemplated by the Investment Agreement, any material default under certain of the Company’s contracts or any event which would become a material default on or prior to the Private Placement closing date, and any notice from any governmental authority in connection with or relating to any of the transactions contemplated by the Investment Agreement.
     The Company and MatlinPatterson agree to cooperate fully with each other and assist each other in defending any lawsuits or other legal proceedings brought against either party challenging the Investment Agreement or the Registration Rights Agreement or the consummation of the transactions contemplated by the Investment Agreement.
     The Company covenants to act diligently and reasonably, and MatlinPatterson agrees to cooperate, in order to obtain all Company contractual consents required in connection with the Private Placement, provided that neither party is to have any obligation to offer or pay any consideration in order to obtain such consents, and provided further that the Company may not make any agreement affecting the Company or any of its subsidiaries or any of their respective businesses as a condition for obtaining such consents without MatlinPatterson’s prior written consent.
     The Company and MatlinPatterson agree to cooperate and use commercially reasonable efforts to obtain all necessary approvals from any governmental authority, self regulatory organization (including the National Association of Securities Dealers), and stock exchange of which the Company or any subsidiary is a member in connection with the transactions contemplated by the Investment Agreement or to otherwise satisfy the closing conditions described above, provided that neither the Company nor MatlinPatterson is obligated to execute settlements or other similar agreements, sell or otherwise convey any particular assets or businesses of the Company or MatlinPatterson or otherwise take actions that after the Private Placement closing date would limit the freedom of action the Company or its subsidiaries or MatlinPatterson with respect to one or more of its or their businesses, product lines or assets, in order to avoid the entry of or effect the dissolution of any order in any suit or proceeding that would otherwise have the effect of preventing or materially delaying the closing.
     The net proceeds received by the Company from the issuance of the Purchased Shares are to be used in a manner consistent with the new strategic plan to be developed by the Company and MatlinPatterson.
  Representations and Warranties
     The Investment Agreement contains representations and warranties, many of which are qualified by materiality, made by each party to the other. The Company has made representations and warranties relating to, among other topics, the following:
•	organization and qualification;

•	capitalization;

•	subsidiaries and joint ventures;

•	authorization and enforceability of the Investment Agreement;

•	consents and approvals;

•	filings with the SEC and financial statements;

•	legal and regulatory compliance;

•	absence of material changes in our business, operations, financial condition or results of operations;

•	litigation;

•	ownership of assets;

•	our intellectual property;

•	insurance;

•	employee benefits;

•	tax matters;

•	rights to registration under the Securities Act;

•	application of takeover protection; and

•	disclosure and conduct of the Private Placement.
     In addition, MatlinPatterson has made representations and warranties relating to, among other topics, the following:
•	organization, standing and power;

•	authorization and enforceability of the Investment Agreement;

•	consents and approvals;

•	investment experience;

•	disclosure of information;

•	availability of funds;

•	accuracy of information supplied or to be supplied for inclusion in any document to be filed with the SEC or any governmental authority to be filed in connection with the Private Placement; and

•	tax matters.
     The representations described above and included in the Investment Agreement were made for purposes of the Investment Agreement and are subject to qualifications and limitations agreed by the respective parties in connection with negotiating the terms of the Investment Agreement. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what might be viewed as material to shareholders, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts. This description of the representations and warranties, and their reproduction in the copy of the Investment Agreement attached to this proxy statement as Appendix A, are included solely to provide shareholders with information regarding the terms of the Investment Agreement. Accordingly, the representations and warranties and other provisions of the Investment Agreement should not be read alone, but instead should be read together with the information provided elsewhere in this proxy statement and in the documents incorporated by reference into this proxy statement. The majority of the representations and warranties will survive until April 30, 2009.
Registration Rights Agreement
     The following summary of the provisions of the Registration Rights Agreement is qualified in its entirety by the full text of the form of Registration Rights Agreement included in Appendix A and incorporated by reference herein.
     We agreed to enter into a Registration Rights Agreement with MatlinPatterson at the closing of the Private Placement pursuant to which we would be required upon the demand of MatlinPatterson on up to three occasions to file with the SEC a registration statement for the resale of Purchased Shares. The Registration Rights Agreement obligates us to use our best efforts to have the registration statement declared effective as soon as practicable after it is filed and to maintain its effectiveness for up to 270 days (or three years, if the registration statement is a shelf registration statement).
     The Registration Rights Agreement also provides MatlinPatterson with piggyback registration rights exercisable if we were to file certain registration statements on our own initiative or upon the request of another shareholder.
     We would bear all of the costs of any registration other than underwriting discounts and commissions and certain other expenses.

     The Registration Rights Agreement contains customary indemnification provisions that obligate us to indemnify and hold harmless MatlinPatterson, its controlling persons and their officers, directors, partners and employees and any underwriter for losses caused by (i) any untrue statement of material fact or omission of a material fact in the registration statement or any prospectus included therein, (ii) the violation by us of the Securities Act or the Exchange Act, or any rule or regulation thereunder relating to our acts or omissions in connection with the registration statement.
     The Registration Rights Agreement also contains other customary terms found in such agreements, including provisions concerning registration procedures.
Voting Agreements
     The following summary of the provisions of the Voting Agreements is qualified in its entirety by the full text of the Voting Agreements included in Appendix A and incorporated by reference herein.
     MatlinPatterson has entered into certain voting agreements with Messrs. Alan Goldberg, George McNamee and Peter McNierney, individually. Pursuant to the Voting Agreements, such shareholders, who beneficially own in the aggregate 3,120,148 shares of common stock, which represents approximately 19% of the shares of common stock deemed to be outstanding pursuant to Rule 13d-3(d)(1) under the Exchange Act and approximately 19% of the currently outstanding voting power of the Company, have agreed, among other things (i) to vote their shares of common stock (a) in favor of the Private Placement and the Investment Proposals, (ii) not to solicit, encourage or recommend to other shareholders of the Company that they vote their shares of common stock in any contrary manner, that they refrain from voting their shares, that they tender, exchange or otherwise dispose of their shares of common stock pursuant to a “Competing Transaction” (as defined in the Voting Agreements), or that they attempt to exercise any statutory appraisal or other similar rights they may have, (iii) unless otherwise instructed in writing by MatlinPatterson, to vote their shares against any Competing Transaction and (iv) not to, and not to permit any of their employees, attorneys, accountants, investment bankers or other agents or representatives to, initiate, solicit, negotiate, encourage, or provide confidential information in order to facilitate any Competing Transaction. The Voting Agreements expire at the earlier of: (i) the closing of the Private Placement, (ii) the due and proper termination of the Investment Agreement in accordance with its terms, or (iii) the mutual consent of MatlinPatterson and each of Messrs. Goldberg, McNamee and McNierney.
     The purpose of the Voting Agreements is to increase the likelihood that the Private Placement and the Investment Proposals will be approved by the shareholders of the Company at the annual meeting.
Amendment of the Rights Agreement
     The following summary of the provisions of the Amendment of the Rights Agreement is qualified in its entirety by the full text of the Amendment of the Rights Agreement included in Appendix A and incorporated by reference herein.
     As of May 14, 2007, we entered into an amendment to the Rights Amendment with our transfer agent, American Stock Transfer & Trust Company, designed to provide for a fair and equal treatment for all shareholders in the event that an unsolicited attempt is made to acquire us.
     The rights provided under the Rights Agreement are exercisable only if a person or group (an “Acquiring Person”, as defined in the Rights Agreement) acquires 15% or more of our common stock or announces a tender offer for 15% or more of our common stock. If an Acquiring Person acquires 15% or more of our common stock, all holders of such rights except the Acquiring Person will be entitled to acquire our common stock at a discount. The effect is to discourage acquisitions of more than 15% of our common stock without negotiations with the Board.
     MatlinPatterson will beneficially own more than 15% of our outstanding common stock following the closing of the Private Placement. We agreed with MatlinPatterson in the Investment Agreement that we would amend the Rights Agreement to provide (i) that entry into the Investment Agreement and the Private Placement would be exempt from the Rights Agreement and (ii) neither MatlinPatterson FA Acquisition LLC (together with its affiliates and associations) or any group in which it is a member will be deemed to be an “Acquiring Person”. We entered into an amendment to Rights Agreement (the “Amendment of the Rights Agreement”) with American Stock Transfer & Trust Company as of May 14, 2007 to effect the required amendments. As a consequence, neither the issuance of the Purchased Shares to MatlinPatterson nor the acquisition by MatlinPatterson or any related person referred to above of any additional shares of our common stock will cause the rights issued under the Rights Agreement to become exercisable. The continued effectiveness of this amendment is a condition to MatlinPatterson’s obligations to purchase the Purchased Shares at the closing of the Private Placement.
     Under the Rights Agreement, we have the express authority to amend the Rights Agreement without shareholder approval. Accordingly, no shareholder action was required to amend the Rights Agreement.

Interest of Certain Persons in the Private Placement
     Certain members of our Board and certain of our executive officers, in their capacities as such, have certain interests in the Private Placement that are in addition to or different from their interests as First Albany shareholders generally. The Board was aware of these actual and potential conflicts of interest and considered them, among other matters, in approving the Investment Agreement and the transactions contemplated thereby and in recommending that shareholders vote in favor of the Investment Proposals. As a result of these interests, these directors and executive officers may be more likely to support and to vote to approve the Investment Proposals than if they did not have these interests. Shareholders should consider whether these interests may have influenced those directors and executive officers to support or recommend approval of the Investment Proposals. These interests are described below. As of the close of business on the record date for the annual meeting, our directors and executive officers and their affiliates were entitled to vote approximately ___shares of common stock, representing approximately ___% of the common stock entitled to vote on the Investment Proposals.
     If the Private Placement is completed, the Company will become obligated to issue restricted stock units in respect of an aggregate of up to 6,750,000 shares of common stock to certain key employees who enter into non-compete and non-solicit agreements with the Company and pursuant to the Company’s employment agreements with Mr. Fensterstock and Mr. McNierney. The restricted stock units would vest over a three-year period following issuance.
Change in Control Provisions in Employment Agreements
     The Company is a party to employment agreements with Peter McNierney, dated June 30, 2006, and with Brian Coad, dated June 30, 2006, as described in the section entitled “McNierney and Coad Agreements” on page 79. These employment agreements provide that the employee will have “Good Reason” to terminate his employment if certain adverse actions are taken by Company with respect to such employee, as described in the sections entitled “McNierney Agreement” or “Coad Agreement”, respectively, on page 79. Actions constituting good reason include the assignment to the employee of any duties materially inconsistent with his position (including status, offices, titles or reporting relationships); however, Mr. McNierney and Mr. Coad will not have Good Reason under this provision if, after a change of control they continue serving, respectively, as the senior most executive officer or senior-most financial officer of the Company and its subsidiaries as conducted immediately prior to the change of control. If Good Reason exists for termination, Mr. McNierney and Mr. Coad, as the case may be, would receive severance payments as described in the sections entitled “McNierney Agreement” or “Coad Agreement”, respectively, on page 79. In the event of change in control of the Company, if compensation payments to Mr. McNierney or Mr. Coad become subject to excise tax under Section 4999 of the Code, the Company will pay such executive a “gross up” payment in an amount equal to the amount of the excise tax imposed on such compensation payments.
     On May 14, 2007, the Company entered into a new employment agreement with Mr. McNierney (the “New McNierney Employment Agreement”). This agreement, should it become effective, would supersede in most respects the employment agreement between the Company and Mr. McNierney entered into on June 30, 2006 (the “Prior Agreement”). The New McNierney Employment Agreement is made as of, and will become effective only upon, the closing of the Private Placement. On that date, the Prior Agreement will terminate, with limited exceptions. The New McNierney Employment Agreement provides that the Company will employ Mr. McNierney as its President and Chief Operating Officer for a three-year term commencing on the closing of the Private Placement. Mr. McNierney would be entitled to receive an annual base salary of $300,000 and to participate in the Company’s annual bonus pool. Mr. McNierney would also be entitled to an initial grant of restricted stock units in respect of 600,000 shares of common stock, to be made upon closing of the Private Placement, and to subsequent grants of restricted stock units in respect of up to 500,000 shares of common stock, to be made over a period commencing on June 30, 2008 and ending January 1, 2010. The grant of restricted stock units made upon the closing of the Private Placement will be 10% vested as of such closing, and will vest an additional 30% on each of the first, second and third anniversaries of the closing. Upon termination of employment, whether voluntary or involuntary, Mr. McNierney would be entitled to a cash severance payment equal to $1.8 million less the market value of the common stock underlying any restricted stock units granted to him that have vested as of the date of termination of his employment with the Company or upon the expiration of the agreement. Upon expiration or termination of employment, whether voluntary or involuntary, Mr. McNierney would be entitled to a cash severance payment equal to $1.8 million less the aggregate market value of any granted restricted stock units that have vested as of the termination date. He would also be entitled to other additional payments upon termination of employment, the amount of which depends upon the circumstances of termination. In particular, in the event of his termination from the Company “Without Cause” he would also receive his base salary for twelve (12) months following termination, a prorated bonus for the fiscal year in which the twelve (12) month base salary continuation period ends, continuation health coverage paid by the Company for twelve (12) months following termination, any earned but unpaid bonus and, if he executes a release agreement (which will include an 18-month restrictive covenant), continued vesting in accordance with the schedule provided in the agreement of any restricted stock units granted to him prior to termination. If Mr. McNierney terminates his employment without “Good Reason,” he will be entitled to any unpaid base salary and unpaid benefits and any earned but unpaid bonus. If Mr. McNierney terminates his employment for Good Reason, he will be entitled to any unpaid base salary and unpaid benefits, any earned but unpaid bonus, a pro-rated bonus for the year in which termination occurs and, if he executes a settlement and release agreement (which will include an 18-month restrictive covenant), continued vesting in accordance with the schedule provided in the agreement of any restricted stock units granted to him prior to termination. If Mr. McNierney is terminated by the Company for “Cause,” he will be entitled to any unpaid base salary and unpaid benefits and any earned but unpaid bonus. The New McNierney Employment Agreement also contains confidentiality, non-solicitation and other restrictive covenants. “Good Reason,” for purposes of the New McNierney Employment Agreement, means: (i) a failure by Company to perform fully the terms of the agreement, or any plan or agreement referenced in the agreement, other than an immaterial and inadvertent failure not occurring in bad faith and remedied by Company promptly (but not later than five days) after receiving notice thereof from Mr. McNierney; (ii) any reduction in Mr. McNierney’s base salary or failure to pay any bonuses or other material amounts due under the agreement; (iii) the assignment to Mr. McNierney of any duties inconsistent in any material respect with his position or with his authority, duties or responsibilities as President and Chief Operating Officer, or any other action by Company which results in a diminution in such position, authority, duties or responsibilities, or reporting relationship, excluding for this purpose any immaterial and inadvertent action not taken in bad faith and remedied by Company promptly (but not later than ten (10) days after receiving notice from Executive); (iv) any change in the place of Mr. McNierney’s principal place of employment to a location outside New York City; or (v) any failure by Company to obtain an assumption and agreement to perform the agreement by a successor. “Cause,” for purposes of the New McNierney Employment Agreement, means: (i) Mr. McNierney’s conviction of, or plea of guilty or “no contest” to, any felony; (ii) Mr. McNierney’s conviction of, or plea of guilty or “no contest” to, a violation of criminal law involving the Company and its business; (iii) Mr. McNierney’s commission of an act of fraud or theft, or material dishonesty in connection with his performance of duties to Company; or (iv) Mr. McNierney’s willful refusal or gross neglect to perform the duties reasonably assigned to him and consistent with his position with Company or otherwise to comply with the material terms of the agreement, which refusal or gross neglect continues for more than fifteen days after Mr. McNierney receives written notice thereof from the Company providing reasonable detail of the asserted refusal or gross neglect (and which is not due to a physical or mental impairment).
     The Company entered into a consulting agreement with Lee Fensterstock which will commence on July 1, 2007 and will end on the earlier of (i) the occurrence of the closing contemplated by the Investment Agreement; (ii) termination of the Investment Agreement or (iii) September 30, 2007, during which Mr. Fensterstock will serve as a financial consultant to the Company. Mr. Fensterstock shall have an office at the New York City headquarters of the Company that is satisfactory to Mr. Fensterstock and Mr. Fensterstock shall spend substantially all of his time providing the Financial Consulting Services. During the term of the agreement, Mr. Fensterstock will earn a consulting fee of $30,000 for each calendar month.
     The Company also expects to enter into an employment agreement with Mr. Fensterstock (the “Fensterstock Employment Agreement”) to be effective at the closing of the Private Placement. The Fensterstock Employment Agreement provides that the Company shall employ Mr. Fensterstock as its Chief Executive Officer and Chairman of the Board for a three-year term commencing on the closing date of the Private Placement, automatically extended for one additional year upon the third anniversary of the effective date without any affirmative action, unless either party to the agreement provides at least six (6) months’ advance written notice to the other party that the employment period will not be extended. Upon the effective date of the agreement, Mr. Fensterstock will be entitled to receive an annual base salary of $350,000 and to participate in the Company’s annual bonus pool (the bonus for the fiscal year that begins prior to the first anniversary of the effective date shall be pro-rated to correspond to the portion of such fiscal year that follows the first anniversary of the effective date). Mr. Fensterstock will also be entitled to an initial grant of restricted stock units in respect of 1,000,000 shares of common stock, to be made upon closing of the Private Placement, and to subsequent grants of restricted stock units in respect of up to 1,000,000 shares of common stock, to be made over a period commencing on June 30, 2008 and ending January 1, 2010. The grant of restricted stock units made upon the closing of the Private Placement will be 10% vested as of such closing, and will vest an additional 30% on each of the first, second and third anniversaries of the closing.
     The Fensterstock Employment Agreement provides that upon termination of employment, Mr. Fensterstock will be entitled to certain payments or benefits, the amount of which depends upon the circumstances of termination. In particular, in the event of his termination from the Company “Without Cause” he will also receive his base salary for twelve months following termination; a prorated bonus for the fiscal year in which the twelve-month base salary continuation period ends; continuation health coverage paid by the Company for twelve months following termination; any earned but unpaid bonus; and, if he executes a settlement and release agreement (which will include an 18-month restrictive covenant), continued vesting in accordance with the schedule provided in the agreement of any restricted stock units granted to him prior to termination. If Mr. Fensterstock terminates employment without “Good Reason” he will be entitled to any unpaid base salary and unpaid benefits and his earned but unpaid bonus. If Mr. Fensterstock terminates employment for “Good Reason,” but not because of a “Change of Control,” he will be entitled to any unpaid base salary and unpaid benefits; any earned but unpaid bonus; a pro-rated bonus for the year in which termination occurs; and, if he executes a settlement and release agreement (which will include an 18-month restrictive covenant), continued vesting in accordance with the schedule provided in the agreement of any restricted stock units granted to him prior to termination. If Mr. Fensterstock is terminated by the Company for “Cause,” he will be entitled to any unpaid base salary and unpaid benefits and his earned but unpaid bonus. If Mr. Fensterstock terminates employment with the Company for “Good Reason,” because a “Change of Control” occurs and Mr. Fensterstock does not continue thereafter as the most senior executive officer of the business of the Company as conducted immediately prior to the Change of Control, Mr. Fensterstock shall be entitled to any unpaid base salary and unpaid benefits, any earned but unpaid bonus, a pro-rated bonus for the year in which termination occurs. In addition, all restricted stock units granted to Mr. Fensterstock prior to the termination of his employment shall immediately vest upon termination; and restricted stock units specified in the Fensterstock Employment Agreement that have not yet been granted to Mr. Fensterstock, including without limitation all shares the grant of which is otherwise contingent on achieving certain performance targets, shall be granted to Mr. Fensterstock on the date of his termination and shall immediately vest upon such date.
     The Fensterstock Employment Agreement also contains confidentiality, non-solicitation and other restrictive covenants. “Change of Control” means a transaction or event as a result of which MatlinPatterson Global Opportunities Partners II, L.P. (and/or one or more of its affiliates) shall no longer have the right to elect all the members of the Board. “Good Reason,” for purposes of the Fensterstock Employment Agreement, means: (i) a failure by Company to perform fully the terms of the Fensterstock Employment Agreement, or any plan or agreement referenced in such agreement, other than an immaterial and inadvertent failure not occurring in bad faith and remedied by Company promptly (but not later than five (5) days) after receiving notice thereof from Mr. Fensterstock; (ii) any reduction in Mr. Fensterstock’s base salary or failure to pay any bonuses or other material amounts due under the agreement; (iii) the assignment to Mr. Fensterstock of any duties inconsistent in any material respect with his position or with his authority, duties or responsibilities as Chief Executive Officer and Chairman of the Board, or any other action by Company which results in a diminution in such position, authority, duties or responsibilities, or reporting relationship, excluding for this purpose any immaterial and inadvertent action not taken in bad faith and remedied by Company promptly (but not later than ten (10) days after receiving notice from Executive); (iv) any change in the place of Mr. Fensterstock’s principal place of employment to a location outside New York City; (v) any failure by Company to obtain an assumption and agreement to perform the agreement by a successor; or (vi) a “Change of Control” occurs and Mr. Fensterstock does not continue thereafter as the most senior executive officer of the business of the Company as conducted immediately prior to the Change of Control. “Cause,” for purposes of the Fensterstock Employment Agreement, means: (i) Mr. Fensterstock’s conviction of, or plea of guilty or “no contest” to, any felony; (ii) Mr. Fensterstock’s conviction of, or plea of guilty or “no contest” to, a violation of criminal law involving the Company and its business; (iii) Mr. Fensterstock’s commission of an act of fraud or theft, or material dishonesty in connection with his performance of duties to Company; or (iv) Mr. Fensterstock’s willful refusal or gross neglect to perform the duties reasonably assigned to him and consistent with his position with Company or otherwise to comply with the material terms of the agreement, which refusal or gross neglect continues for more than fifteen (15) days after Mr. Fensterstock receives written notice thereof from the Company providing reasonable detail of the asserted refusal or gross neglect (and which is not due to a physical or mental impairment).
     In connection with the Private Placement, Mr. Coad, the Company’s Chief Financial Officer, executed a Non-Compete and Non-Solicit Agreement in favor of the Company. This agreement will take effect only if the Private Placement is consummated. In consideration of this agreement, Mr. Coad will be awarded restricted stock units in respect of 200,000 shares of common stock. This grant is also contingent on closing of the Private Placement. In connection with the foregoing, the Company agreed to pay Mr. Coad a lump-sum, cash severance payment under certain circumstances. Specifically, in the event that as a result of action by the Company Mr. Coad no longer serves as the Company’s Chief Financial Officer, or is assigned duties that are materially inconsistent with the position of Chief Financial Officer or that constitute a diminution of Mr. Coad’s authority, duties or responsibilities as Chief Financial Officer, Mr. Coad may at his election resign from his employment with the Company and receive upon termination a severance payment. The amount of the severance payment would be $525,000 less the market value of the common stock underlying any previous restricted stock units granted to Mr. Coad that have vested as of the date of termination of his employment with the Company.
Continued Service on the Board of Directors
     Mr. McNamee and Mr. McNierney are expected to continue as members of the Board immediately following the Private Placement. The Board shall be increased from seven to nine members following the Private Placement and the four new directors shall be Mr. Fensterstock and three representatives of MatlinPatterson and its affiliates. In addition, it is currently expected that ___, ___and ___will continue as members of the Board following the closing of the Private Placement until asked to resign by MatlinPatterson in accordance with the terms of the Investment Agreement. At such time the remaining directors will fill the resulting vacancies with directors designated by MatlinPatterson.
Vesting of Equity Incentive Plans
     Under both the 1999 Long Term Incentive Plan and 2001 Long Term Incentive Plan (referred to collectively herein as the “Long Term Incentive Plans”), if a Change of Control occurs (i) all stock options then unexercised and outstanding will become fully vested and exercisable and (ii) all restrictions, terms and conditions applicable to restricted shares then outstanding will be deemed lapsed and satisfied, each as of the date of the Change of Control. The definition of “Change in Control” as in these plans is described in the section entitled “The 1999 Long Term Incentive Plan and the 2001 Long Term Incentive Plan” on page 80.
     Under the 2003 Non-Employee Directors Stock Plan, if a Change of Control occurs (i) all stock options then unexercised and outstanding will become fully vested and exercisable and (ii) all restrictions, terms and conditions applicable to restricted shares then outstanding will be deemed lapsed and satisfied, each as of the date of the Change of Control. The definition of “Change in Control” in this plan is defined in the section entitled “Director Compensation for Fiscal Year 2006” on page 64.
     As of the record date, there were approximately ___shares underlying outstanding unvested options granted to directors and executive officers under the Long Term Incentive Plans. As of the record date, there were approximately ___restricted shares granted under the Long Term Incentive Plans to directors and executive officers. The following table identifies, for each director and executive officer, the aggregate number of common shares subject to outstanding unvested options that will become vested in connection with the completion of the Private Placement and the weighted average exercise price and value of such unvested options. The information assumes that all options remain outstanding on the closing date of the Private Placement. The following table also identifies, for each of the First Albany directors and executive officers, the aggregate number of restricted shares whose restrictions will lapse in connection with the completion of the Private Placement. The information assumes that all restricted shares remain outstanding on the closing date of the Private Placement.

				Number of
		Weighted	Gain on	Restricted
	Number of	Average	Options	Shares
	Shares	Exercise	Vesting	Vesting	Value of
	Underlying	Price of	upon	upon	Vested
	Unvested	Unvested	Private	Private	Restricted
Name	Options	Options	Placement[1]	Placement	Shares[2]
Executive Officers/Directors
George C. McNamee	0	$0.00	0	2,196	$3,667.32
Alan P. Goldberg	0	$0.00	0	3,660	$6,112.20
Peter J. McNierney	0	$0.00	0	135,000	$225,450.00
Brian Coad	0	$0.00	0	36,885	$61,597.95
Gordon J. Fox	0	$0.00	0	1,098	$1,833.43
Paul W. Kutey	0	$0.00	0	0	$0.00
Carl P. Carlucci, Ph.D.	833	$6.73	0	1,000	$1,670.00
Nicholas A. Gravante, Jr.	833	$6.73	0	1,000	$1,670.00
Shannon P. O’Brien	833	$6.73	0	1,000	$1,670.00
Dale Kutnick	833	$6.73	0	1,000	$1,670.00

[1]	Illustrates the economic value of unvested options that will become fully vested upon the Private Placement and assumes the exercise of such options with an estimated $___fair market value of such shares upon completion of the Private Placement.

[2]	Illustrates the economic value of shares of restricted stock whose restrictions shall lapse upon the Private Placement by multiplying (for each individual) the aggregate number of restricted stock units by the estimated $___fair market value of such shares upon completion of the Private Placement.
Vesting of Deferred Compensation Plans
     Under the 2005 Deferred Compensation Plan for Key Employees, the 2005 Deferred Compensation Plan for Professional and Other Highly Compensated Employees, the Deferred Compensation Plan for Key Employees and the Deferred Compensation Plans for Professional and Other Highly Compensated Employees (collectively, the “2005 and Predecessor Plans”), the Administrative Committee may provide for accelerated vesting of amounts credited to any participant under such plans in the event the participant is terminated without cause (as defined in the plans) within two years following a Change of Control. The definition of “Change in Control” for these plans is defined in the section entitled “The 2005 Plans and the Predecessor Plans” on page 80. The following table also identifies, for each of the First Albany directors and executive officers, the aggregate value of amounts that will vest in connection with the completion of the Private Placement.

Unvested Amount
Vesting upon Private
Name	Placement[1]
Executive Officers/Directors	$12,096
George C. McNamee[2]	$6,029
Alan P. Goldberg[2]	$0
Peter J. McNierney	$0
Brian Coad	$0
Gordon J. Fox	$0
Paul W. Kutey	$0
Carl P. Carlucci, Ph.D.	$0
Nicholas A. Gravante, Jr.	$0
Shannon P. O’Brien	$0
Dale Kutnick	$0

[1]	Estimated Amounts. The Company is basing this amount on a per share price of $1.67, which represents the per share closing price of the Company’s common stock on May 8, 2007.

[2]	Unvested portion is invested in the Investment Benchmarks, as defined below.
In the event the DEPFA Transaction does not close prior to the Private Placement, the interests of the directors and officers in the Private Placement should not be affected. Because the DEPFA transaction is not anticipated to be a change of control for the Company, there will be no affect on the change of control provisions relating to the Private Placement.

No Appraisal Rights
     The shareholders are not entitled to appraisal rights with respect to the Private Placement, and we will not independently provide the shareholders with any such rights.
Impact of the Private Placement on Existing Shareholders—Advantages and Disadvantages
     Before voting, each shareholder also should consider the following advantages and disadvantages of the Private Placement:
Advantages
     The Private Placement will provide significant additional funding, which is important for us to continue operations in accordance with our current plan and to maintain our listing on the NASDAQ Global Market. Each shareholder should consider that the continued operation of our business is costly and capital intensive. Each shareholder should also consider that our current capital resources are limited. We believe that our existing capital resources may only be sufficient to support our current operating plan and spending for the next twelve months if we do not complete the Private Placement.
     The Company, with a current market capitalization of $26.6 million as of June 25, 2007, expects to reduce its cash compensation expenses by reducing the amount of cash bonuses compared to past practices in light of the issuance of the restricted stock units to key employees. The Company also expects savings from reductions in back office personnel and related costs.
     If the Private Placement is not completed, we may be forced to preserve our cash position through a combination of additional cost reduction measures and sales of assets at values that may be significantly below their potential worth or augment our cash through additional dilutive financings. Should we seek additional funds to replace the funds that we would have received from the Private Placement, there can be no assurance that we could obtain funds on terms that are as favorable to us as the terms of the Private Placement. Any of the alternatives to the Private Placement described above may potentially diminish the value of our common stock and thus your investment in us. Moreover, the current market process has led to no other investors and/or acquirers after the initial due diligence process. Please see a more detailed description of the current market process in the sections entitled “Background of the Private Placement” on page 26 and “Opinion of Our Independent Financial Advisor” on page 31.
     The Private Placement will strengthen our financial condition and reduce our financial risk, which we believe will reassure our employees of our continued viability and long-term prospects as a place to work, improve our ability to raise additional funding through debt or equity financings on favorable terms and make our common stock more attractive to prospective investors for purchase on the open market and for use as an acquisition currency.
     We believe the 2007 Plan will further and promote the interests of the Company and its shareholders by enabling the Company to attract, retain and motivate employees and officers or those who will become employees or officers of the Company, to link compensation to measures of the Company’s performance in order to provide additional incentives and to align the interests of those individuals and the Company’s shareholders.
     We believe the Private Placement will strengthen our investor base with the addition of a new experienced investor who will have a significant stake in our long-term success and will be motivated to provide the support and assistance to protect and enhance its investment.
     The Private Placement will assist us in our efforts to maintain our listing on the NASDAQ Global Market by augmenting our shareholders’ equity.
     The securities issued in the Private Placement will be shares of common stock rather than debt or preferred stock, which will place the new investors at the same rank as the existing shareholders and allow us to maintain a less complicated capital structure.
     Our prior market check process only led to verbal indications of interest for transactions that we believe are less favorable to shareholders than the Private Placement. We received the opinion of Freeman that the consideration to be received by us in the Private Placement is fair to us from a financial point of view. Please see the market survey discussion in the section entitled “Opinion of Our Independent Financial Advisor” on page 31 for further information.
     In contrast to a sale of the Company, the Private Placement will permit the existing shareholders to continue to own shares of our common stock thereby giving them the opportunity to share in any increase in value that we are able to create following the infusion of funds.
Disadvantages

     The Private Placement will have a highly dilutive effect on our current shareholders and option holders. The aggregate percentage ownership of our current shareholders will decline significantly as a result of the Private Placement. The number of shares issued pursuant to the Private Placement and the issuance of restricted stock units in respect of up to 6,750,000 shares of common stock to key employees who have entered into non-compete and non-solicit agreements or employment agreements with the Company will increase substantially the number of shares of common stock currently outstanding. This means that our current shareholders will own a much smaller interest in our Company as a result of the Private Placement.
     For purposes of example only, a shareholder who owned approximately 1.0% of our outstanding stock as of May 8, 2007, would own approximately 0.3% of the shares outstanding immediately after the Private Placement assuming the issuance of 33,333,333 shares of common stock to MatlinPatterson.
     Furthermore, MatlinPatterson is currently expected to control between 70% and 75% (between 60% and 65% on a fully diluted basis) of the voting power of our capital stock immediately upon the closing of the Private Placement, based on the number of shares of common stock outstanding on June 25, 2007, and after giving effect to an increase in the number of Purchased Shares that may result from the adjustment provisions of the Investment Agreement and which may further increase the number of Purchased Shares. Accordingly, MatlinPatterson will exercise a controlling influence over our business and affairs and will have the power to determine matters submitted to a vote of our shareholders, including the election of directors and approval of significant corporate transactions. MatlinPatterson could cause some corporate actions to be taken even if the interests of MatlinPatterson conflict with the interests of our other shareholders. This concentration of voting power could have the effect of deterring or preventing a change in control of the Company that might otherwise be beneficial to our shareholders. The interests of MatlinPatterson as a controlling shareholder may conflict with your interests.
     Also, completion of the Private Placement is conditioned upon, among other things, the receipt of all material consents and approvals of certain third parties, including material contractual consents from landlords, customers and vendors and certain approvals of governmental authorities and self-regulatory organizations required for consummation of the proposed transaction. The need to obtain these consents and approvals could delay or prevent the completion of the Private Placement. It cannot be assumed that these consents and approvals will be obtained, or that their terms, conditions and timing will not be detrimental to the Company.
     All Purchased Shares will be entitled to certain registration rights. Upon any effective registration of such shares pursuant to the Registration Rights Agreement, such shares will be freely transferable without restriction under the Securities Act (but to the extent that MatlinPatterson remains an affiliate, it will be subject to the volume limitations of Rule 144 of the Securities Act and may be subject to the short-swing profit rules and other restriction under the Exchange Act). Such free transferability could materially and adversely affect the market price of our common stock if a sufficient number of such shares are sold into the market. Even if the Purchased Shares are not so registered, MatlinPatterson may be eligible to sell some of the common stock pursuant to SEC Rule 144 commencing one year after the closing of the Private Placement.
     Although our common stock will continue to be quoted on a securities exchange, we may differ in important respects from most publicly owned corporations in that our activities could be controlled by a majority shareholder.
     In addition, the Private Placement will limit the Company’s use of its net operating loss carryforwards. As of December 31, 2006, the Company had approximately $24.4 million of net operating loss carryforwards for U.S. federal income tax purposes, which expire between 2023 and 2025. In preparing its financial statements, the Company must assess the likelihood that its net operating loss carryforwards will be recovered from future taxable income and, to the extent that the Company believes that recovery is not likely, it must establish a valuation allowance. The Company has recorded a valuation allowance as a result of uncertainties related to the realization of its net operating loss carryforwards, at December 31, 2006. The valuation allowance was established as a result of weighing all positive and negative evidence, including the Company’s history of cumulative losses over the past three years and the difficulty of forecasting future taxable income. The valuation allowance reflects the conclusion of management that it is more likely than not that the benefit of the net operating loss carryforwards will not be realized.
     Under Section 382 of the Internal Revenue Code, in the event of an ownership change, subject to certain exceptions, the amount of pre-ownership-change net operating loss carryforwards that the company may use to offset future taxable income in any post-ownership-change taxable year is limited to an amount that will be determined, in general, by multiplying the fair market value of the company’s outstanding capital stock immediately prior to the ownership change by the “long-term tax-exempt rate” which is published monthly by the Internal Revenue Service (the “Annual Section 382 Limitation”). Any unused annual limitation can be carried forward to subsequent years.
     As a result of the Private Placement, the Company will likely incur such an ownership change which, subject to certain exceptions, will limit the Company’s ability to utilize its net operating loss carryforwards to the extent that the Company has future net operating profits. Management believes that these limitations, if required, would restrict the Company’s ability to offset any future U.S. taxable income against its net operating loss carryforwards over the U.S. statutory carryforward periods to the Annual Section 382 Limitation before the net effect of certain future recognized “built-in” gains or losses, if any, existing as of the date of the ownership change

Required Vote
     Required Approval. The affirmative vote of a majority of the votes cast at the annual meeting and entitled to vote thereat is required for the approval of the Private Placement. The Board has unanimously voted in favor of the proposed adoption.
     The Board unanimously recommends that the Company’s shareholders vote “For” the Private Placement. If the shareholders do not approve both Proposal 2 and Proposal 3, we will be unable to complete the Private Placement and will not receive any cash from the proposed sale of common stock.

PROPOSAL NO. 3
AMEND THE CERTIFICATE OF INCORPORATION TO INCREASE THE COMPANY’S
AUTHORIZED COMMON STOCK FROM 50,000,000 SHARES TO 100,000,000 SHARES
     The Board has authorized, approved and recommended that the shareholders of the Company approve an amendment to our Certificate of Incorporation providing for an increase of authorized shares of common stock from 50,000,000 shares to 100,000,000 shares.
     The Board believes that the Private Placement is in the Company’s best interests and the best interests of our shareholders. Currently, we do not have sufficient authorized shares to complete the Private Placement described in Proposal 2. To complete the Private Placement and issue the Purchased Shares, we need to substantially increase the number of shares of our common stock authorized for issuance under our Certificate of Incorporation. It is a condition to the completion of the Private Placement that our shareholders approve Proposal 3. Our current Certificate of Incorporation authorizes 50,000,000 shares of common stock for issuance. As of June 25, 2007, there were approximately 16,040,000 shares of our common stock outstanding and an additional approximately 5,233,000 shares reserved for issuance upon exercise of outstanding options and warrants and reserved for future issuance under our equity compensation plans. As a result, as of June 25, 2007, there were only approximately 28,727,000 authorized shares of our common stock available for issuance. We have proposed increasing the authorized number of shares of common stock to 100,000,000 shares to permit completion of the Private Placement, for the Company to reserve 6,750,000 shares of common stock for issuance under the 2007 Plan and to provide additional authorized shares of common stock available to issue in the future.
     Furthermore, the additional shares will be available for issuance from time to time by us at the discretion of the Board, subject to shareholder approval as may be required under New York law or, if then applicable, exchange or NASDAQ regulations. By increasing the authorized common stock at this time, the Board will then be able to respond to potential business opportunities and to pursue important objectives designed to enhance shareholder value such as raising capital, including, without limitation, shares of common stock, warrants, convertible notes and shares underlying these warrants and notes issued in conjunction with the Investment Agreement, as more fully described below. In addition, in some situations prompt action may be required which would not permit seeking shareholder approval to authorize additional shares for a specific transaction on a timely basis. Additional authorized shares will also provide us with greater flexibility to use our capital stock for various other business purposes including providing equity incentives to employees, officers and directors and establishing strategic relationships with other companies. Other than the arrangements and agreements to issue common stock discussed below, we have no specific arrangements or plans that would involve the issuance of the proposed additional authorized shares.
     Our Board believes that it is important to have the flexibility to act promptly in the best interests of its shareholders. The increase in the number of authorized shares of common stock could have an anti-takeover effect, although this is not the intent of the Board in proposing the amendment. For instance, our authorized but unissued common stock could be issued in one or more transactions that would make more difficult or costly, and less likely, a takeover of the Company.
     The proposed amendment to the Certificate of Incorporation would be reflected in Article FOURTH of such Certificate, as detailed in the Certificate of Amendment attached hereto as Appendix C. As set forth in the Certificate of Incorporation, no holder of common stock shall have any preemptive rights.
     The proposed amendment will become effective, following shareholder approval and closing of the Private Placement, upon the filing of a Certificate of Amendment to the Company’s Certificate of Incorporation by the New York Secretary of State.
     The completion of the sale of Purchased Shares is subject to various conditions. In the event that the sale is not consummated, we will not amend our Certificate of Incorporation as proposed above.
     Required Approval. The affirmative vote of the holders of a majority of the outstanding common stock of the Company is required for the approval of the amendment to the Certificate of Incorporation to increase the authorized common stock from 50,000,000 shares to 100,000,000 shares. The Board has unanimously voted in favor of the proposed amendment.
     The Board recommends that the Company’s shareholders vote “For” the amendment of the Company’s Certificate of Incorporation to increase the Company’s authorized common stock from 50,000,000 shares to 100,000,000 shares. If the shareholders do not approve both Proposal 2 and Proposal 3, we will be unable to complete the Private Placement and will not receive any cash from the proposed sale of common stock.

PROPOSAL NO. 4
AMEND THE CERTIFICATE OF INCORPORATION TO INCREASE THE COMPANY’S
AUTHORIZED PREFERRED STOCK FROM 500,000 SHARES TO 1,500,000 SHARES
     The Board has authorized, approved and recommended that the shareholders of the Company approve an amendment to our Certificate of Incorporation providing for an increase of authorized shares of preferred stock from 500,000 shares to 1,500,000 shares.
     The Board believes that the Private Placement is in the Company’s best interests and the best interests of our shareholders. Currently, we do not have sufficient authorized shares of preferred stock to support the rights under the Rights Agreement upon completion of the Private Placement described in Proposal 2. On March 30, 1998, we entered into the Rights Agreement with our transfer agent, American Stock Transfer & Trust Company, designed to provide for fair and equal treatment for all shareholders in the event that an unsolicited attempt is made to acquire our Company. The effect of the Rights Agreement is to discourage acquisitions of more than 15% of our common stock without negotiations with the Board. The Rights Agreement gives each holder of common stock the right to purchase 1/100th share of junior preferred stock upon certain triggering events. With the approval of Proposal 3, 100,000,000 shares of common stock will be authorized, and 1,000,000 shares of preferred stock will be needed to support these rights. Our current Certificate of Incorporation authorizes 500,000 shares of preferred stock for issuance. The additional shares may be issued for other purposes including raising capital, providing equity incentives to employees, officers, directors or consultants, establishing strategic relationships with other companies, expanding our business or product lines through the acquisition of other businesses or products, and other corporate purposes.
     Approval of the amendment to our Certificate of Incorporation to increase the number of authorized shares of our preferred stock is a condition to the closing of the Private Placement and if the shareholders do not approve Proposal 4, we will not be able to complete the Private Placement and we will not receive any proceeds from the sale of the Purchased Shares, unless MatlinPatterson waives the condition. In such event, we also will not amend our Certificate of Incorporation as described in Proposal 3 and we will not adopt the 2007 Plan as described in Proposal 6, even if one or more of such other Proposals is approved by the shareholders. However, if Proposal 5 is approved by the shareholders, our Certificate of Incorporation will still be amended as provided in that Proposal.
     The additional shares will be available for issuance from time to time by us at the discretion of the Board, subject to shareholder approval as may be required under New York law or, if then applicable, exchange or NASDAQ regulations. By increasing the authorized common stock at this time, the Board will then be able to respond to potential business opportunities and to pursue important objectives designed to enhance shareholder value such as raising capital. In addition, in some situations prompt action may be required which would not permit seeking shareholder approval to authorize additional shares for a specific transaction on a timely basis. Additional authorized preferred shares will also provide us with greater flexibility to use our capital stock for various other business purposes.
     The additional preferred stock consisting of junior preferred stock to support the rights under the Rights Agreement upon completion of the Private Placement will include the following rights:
•	Dividends and Distributions. The holders of junior preferred stock shall be entitled to dividends when declared by the Board, subject to the rights of the holders of any shares of any series of preferred stock ranking prior and superior to the junior preferred stock. The junior preferred stock shall rank, with respect to dividends and the distribution of assets, junior to all series of any other class of preferred stock.

•	Voting Rights. The holders of junior preferred stock shall be entitled to 100 votes per share on all matters submitted to a vote of the shareholders of the Company. The junior preferred stock shall have no special voting rights and the holders’ consent shall not be required to take any corporate action.

•	Reacquired Shares. Any shares of junior preferred stock purchased or acquired by the Company shall be retired and cancelled promptly after the acquisition thereof.

•	Liquidation Rights. No distribution shall be made to holders of shares of preferred stock ranking junior to the junior preferred stock without the holders of junior preferred stock first receiving $100 per share, plus accrued and unpaid dividends.

•	Redemption Provisions. Junior preferred stock shall not be redeemable.

     The additional preferred stock not designated as junior preferred stock will have the rights and preferences as determined by the Board at its discretion pursuant to the Certificate of Incorporation. At the present time, we have no specific arrangements or plans that would involve the issuance of the proposed additional authorized shares. Therefore, the rights and preferences of the additional preferred stock cannot be stated or estimated at this time.
     This proposal would permit the Board, in its discretion, subject to shareholder approval as may be required under New York law or, if then applicable, exchange or NASDAQ regulations, to establish any series of preferred stock. Accordingly, the terms of the preferred shares, including dividend or interest rates, conversion prices, voting rights, redemption rights, maturity dates and similar matters will be determined by the Board, subject to shareholder approval as may be required under New York law or, if then applicable, exchange or NASDAQ regulations.
     Our Board believes that it is important to have the flexibility to act promptly in the best interests of its shareholders. The increase in the number of authorized shares of preferred stock could have an anti-takeover effect, although this is not the intent of the Board in proposing the amendment. For instance, our authorized but unissued preferred stock could be issued in one or more transactions that would make more difficult or costly, and less likely, a takeover of the Company.
     The proposed amendment to the Certificate of Incorporation would be reflected in Article FOURTH of such Certificate, as detailed in the Certificate of Amendment attached hereto as Appendix C.
     The proposed amendment will become effective, following shareholder approval and closing of the Private Placement, upon the filing of a Certificate of Amendment to the Company’s Certificate of Incorporation by the New York Secretary of State.
     The completion of the sale of Purchased Shares is subject to various conditions. In the event that the sale is not consummated, we will not amend our Certificate of Incorporation as proposed above.
     Required Approval. The affirmative vote of the holders of a majority of the outstanding common stock of the Company is required for the approval of the amendment to the Certificate of Incorporation to increase the Company’s authorized preferred stock from 500,000 shares to 1,500,000 shares. The Board has unanimously voted in favor of the proposed amendment.
     The Board recommends that the Company’s shareholders vote “For” the amendment of the Company’s Certificate of Incorporation to increase the Company’s authorized preferred stock from 500,000 shares to 1,500,000 shares. Proposal 4 is a condition to the closing of the Private Placement. If the shareholders do not approve Proposal 4, we will be unable to complete the Private Placement and will not receive any cash from the proposed sale of common stock, unless MatlinPatterson waives the condition.

PROPOSAL NO. 5
AMEND CERTIFICATE OF INCORPORATION
TO LIMIT THE LIABILITY OF THE DIRECTORS OF THE COMPANY TO THE EXTENT PERMITTED UNDER
SECTION 402(b) OF THE NEW YORK BUSINESS CORPORATION LAW
     The Board has unanimously approved and recommends to the shareholders that they consider and approve a proposal to amend the Company’s Certificate of Incorporation to limit the liability of directors to the extent permitted by Section 402(b) of the NYBCL. If the proposed amendment is approved, the Certificate of Incorporation would be amended by adding an Article NINTH reading in its entirety as follows:
“NINTH, To the fullest extent now or hereafter permitted by law, no director of the corporation shall be personally liable to the corporation or its shareholders for damages for any breach of duty in such capacity.”
     Approval of the amendment to our Certificate of Incorporation to limit the liability of the directors is a condition to the closing of the Private Placement and if the shareholders do not approve Proposal 5, we will not be able to complete the Private Placement and we will not receive any proceeds from the sale of the Purchased Shares, unless MatlinPatterson waives the condition. In such event, we also will not amend our Certificate of Incorporation as described in Proposal 3 and Proposal 4 and we will not adopt the 2007 Plan as described in Proposal 6, even if one or more of such other Proposals is approved by the shareholders. However, if Proposal 5 is approved by the shareholders, our Certificate of Incorporation will still be amended as provided in this Proposal.
     This proposal would add to the Company’s Certificate of Incorporation a provision specifically authorized by an amendment to Section 402(b) of the NYBCL, which became effective in 1987. As amended, Section 402(b) of the NYBCL authorizes a corporation, in its original certificate of incorporation or by an amendment, to eliminate or limit the personal liability of members of its Board for damages for breach of a director’s duty of care. If the proposed amendment is approved, a shareholder will be able to prosecute an action against a director for damages only if the shareholder can show a breach of the duty of loyalty, a failure to act in good faith, intentional misconduct, a knowing violation of law, a personal gain of a financial profit or other advantage to which the director was not legally entitled, an illegal dividend, distribution, loan or stock repurchase or distribution of assets after dissolution without providing for satisfaction of corporate liabilities, and not “negligence” or “gross negligence” in satisfying his duty of care. One effect of the proposed amendment would be to deprive shareholders of a cause of action against the directors for breach of the duty of care, including grossly negligent business decisions, in the context of an attempt to acquire control of the Company. The amendment will not limit or eliminate the right of the Company or any shareholder to seek an injunction or any other non-monetary relief in the event of a breach of a director’s duty of care, it will not limit the right to obtain monetary damages where the acts of “bad faith” listed above are shown, nor will it affect a director’s liability under, or duty to comply with, the federal securities laws. In some situations, however, injunctions or other non-monetary relief may not be useful. The amendment applies only to claims against a director arising out of his or her role as a director and not, if the director is also an officer, the director’s role as an officer or in any other capacity or to his or her responsibilities under any other law, such as the federal securities laws.
     The amendment does not eliminate the fiduciary duty of care of the Company’s directors. The amendment does not limit in any way the right of the Company or any shareholder to seek equitable relief, such as an injunction or recision, in the event of a breach of a director’s duty of care. The effect of the amendment is to eliminate personal liability of directors for monetary damages for breaches of their duty of care. However, although equitable remedies may be available, under certain circumstances they may not be sufficient as a practical matter. The amendment applies only to personal liability of directors and has no effect on the potential liability of persons for their actions as officers (whether or not they also are directors) of the Company.
     The Board believes that in many instances capable persons may be unwilling to serve as directors of a corporation without the protection of adequate directors’ liability insurance. Although no director of the Company has threatened to resign, and to the best of the Company’s knowledge, no qualified person has refused to serve on the Company’s Board because of the threat of personal liability, the Board believes that limiting the directors’ personal liability as permitted by the New York statute will enhance the ability of the Company to attract and retain highly qualified directors in the future. In addition, the threat of personal liability may have an adverse effect on the decision-making process of directors. The proposed amendment may also encourage directors to make entrepreneurial decisions which they believe to be in the best interest of the Company with less threat of personal liability for damages for breach of their duty of care.
     Over the long term, the adoption of the proposed amendment is expected to facilitate continuation of the Company’s directors’ liability insurance coverage and make such coverage less costly, although there can be no assurance that the amendment will have these effects. The proposed amendment to the Company’s Certificate of Incorporation is not being proposed in response to any specific resignation, threat of resignation, or refusal to serve by any director or potential director of the Company, and the Company is not aware of any threatened resignation if the proposed amendment is not adopted. New York law dealing with limitations on director liability does not permit limiting liability of a director for any act or omission occurring prior to the effective date of the proposed amendment, and thus the proposed amendment will have a prospective effect only. The Company has not received notice of any pending or threatened claim, suit or proceeding to which the proposed amendment would apply.
     Although the proposed amendment to the Certificate of Incorporation would eliminate one source of recovery available to the Company and its shareholders for a director’s breach of fiduciary duty of care, and although it is acknowledged that the members of the Board have a personal interest in the approval of the proposed amendment by the shareholders, the Board believes that the proposed amendment is in the best interests of the Company and its shareholders. The Board believes that the proposed amendment will help the Company in its ability to attract and retain qualified directors and in the ability of its directors to make the best business decisions of which they are capable.
     The proposed amendment to the Certificate of Incorporation would be reflected in Article NINTH of such Certificate, as detailed in the Certificate of Amendment attached hereto as Appendix C.
     The proposed amendment will become effective, after shareholder approval, upon the filing of a Certificate of Amendment to the Company’s Certificate of Incorporation by the New York Secretary of State.
     If Proposal 5 is approved, we will amend our Certificate of Incorporation as proposed above regardless of whether Proposal 2, Proposal 3, Proposal 4 and Proposal 6 are approved.
     Required Approval. The affirmative vote of the holders of a majority of the outstanding common stock of the Company is required for the approval of the amendment to the Certificate of Incorporation to limit the liability of directors. The Board has unanimously voted in favor of the proposed amendment.
     The Board recommends that the Company’s shareholders vote “FOR” the amendment of the Company’s Certificate of Incorporation to limit the liability of the directors of the Company to the extent permitted under Section 402(b) of the NYBCL. Proposal 5 is a condition to the closing of the Private Placement. If the shareholders do not approve Proposal 5, we will be unable to complete the Private Placement and will not receive any cash from the proposed sale of common stock, unless MatlinPatterson waives the condition. However, if Proposal 5 is approved by the shareholders, our Certificate of Incorporation will be amended as provided in this Proposal regardless of whether Proposal 2, Proposal 3, Proposal 4 and Proposal 6 are approved.

PROPOSAL NO. 6
ADOPT THE FIRST ALBANY COMPANIES INC.
2007 INCENTIVE COMPENSATION PLAN
     On June 11, 2007, the Board approved the 2007 Plan, subject to shareholder approval.
     Set forth below for the convenience of the Company’s shareholders is a summary description of the 2007 Plan. This description is qualified in its entirety by reference to the actual 2007 Plan, copies of which are attached to the electronic copy of this proxy statement filed with the Securities and Exchange Commission and may be accessed from the Commission’s home page (www.sec.gov). In addition, copies of the 2007 Plan may be obtained upon written request to: Jessica Stanley, Director of Marketing, First Albany Companies Inc., 677 Broadway, Albany, NY 12207-2990.
     The 2007 Plan is intended to qualify certain compensation awarded under the 2007 Plan as “performance-based” compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), to the extent deemed appropriate by the Compensation Committee which administers the 2007 Plan.
Purpose
     The 2007 Plan is designed to advance the interests of the Company by providing a means through which incentive awards can be granted to officers, other employees and persons who provide services to the Company and its subsidiaries. By making grants of awards under this plan, the Company can attract, retain and reward such persons and, by linking compensation measures to performance, the Company can provide incentives for the creation of shareholder value. In addition, the interests of the Company’s shareholders and the award recipients can be more closely aligned by giving the recipients an interest in the long-term success of the Company. The 2007 Plan provides that the number of shares of common stock available for issuance of awards under that plan and our existing long-term incentive plans will be equal to 25% of the total number of shares of common stock outstanding from time to time.
Number of Shares
     Awards may be made under the 2007 Plan if, at the time of grant, the aggregate number of shares subject to outstanding awards under the 2007 Plan and outstanding awards under the First Albany Restricted Stock Inducement Plan, the 1989 Stock Incentive Plan, 1999 Long-Term Incentive Plan, and the 2001 Long-Term Incentive Plan (the “Preexisting Plans”) plus the number of shares subject to the award being granted under the 2007 Plan do not exceed 25% of the number of shares issued and outstanding immediately prior to the grant of such award. The 2007 Plan provides that no further awards will be granted under the Preexisting Plans. There is a maximum of 2.5 million shares that may be subject to incentive stock options granted under the 2007 Plan.
Administration
     Authority of the Committee - The 2007 Plan shall be administered by the Executive Compensation Committee Directors (the “Executive Compensation Committee”). The Executive Compensation Committee shall have the full and final authority to, among other matters, select the persons to whom awards may be granted; determine the type(s) of awards that may be granted under the 2007 Plan to each participant; determine under what circumstances awards may be settled or the exercise price of an award may be paid in cash, shares, other awards or other property, or an award may be canceled, forfeited or surrendered; and to construe and interpret the provisions of the 2007 Plan and outstanding awards.
     Manner of Exercise of Committee Authority - Any action taken by the Executive Compensation Committee with respect to the 2007 Plan shall be final, conclusive, and binding on all persons, including the Company, its subsidiaries, participants, and any person claiming any rights under the 2007 Plan from or through any participant or shareholder. In addition, the express grant of specific authority does not indicate a limitation of power in areas not expressly granted.
     The Executive Compensation Committee may delegate to officers or managers of the Company or its subsidiaries, the authority to perform functions designated by the Executive Compensation Committee, to the extent that such delegation is permitted under applicable laws. In addition, the Board of directors may perform any function of the Executive Compensation Committee in order to ensure that transactions under the 2007 Plan are exempt under Rule 16b-3.
Eligibility
     Persons eligible to receive awards under the 2007 Plan include (a) executive officers, other officers or employees of the Company and its subsidiaries, including directors, (b) any person who provides substantial personal services to the Company or any subsidiary not solely in the capacity as a director, and (c) any person who has agreed to become an employee of the Company or any subsidiary provided that such person cannot receive any payment or exercise any right relating to an award until such person has begun employment.
Awards under the 2007 Plan
     Options - An option is the right to acquire shares of common stock at a fixed price for a fixed period of time. Under the 2007 Plan, the Executive Compensation Committee is authorized to grant options to purchase shares to participants under the following terms. The exercise price of the option shall be determined by the Executive Compensation Committee, however, the exercise price may not be below the fair market value (on the date of grant) of the shares covered by the option. The Executive Compensation Committee shall determine the time an option may be exercised and method by which a exercise price may be deemed paid, as well as the form of such payment. The Executive Compensation Committee shall determine at the time of grant the terms of vesting and forfeiture of the options. Options granted under the 2007 Plan may be nonqualified stock options or options that qualify are “incentive stock options” under Section 422 of the Code.
     Stock Appreciation Rights - SARs are awards that give a participant the right to receive payment from the Company in an amount equal to (1) the excess of the fair market value of a share on the date of exercise over the exercise price, multiplied by (2) the number of shares with respect to which the award is exercised. The grant price of the SAR shall not be less than the fair market value of one share on the date of grant. The Executive Compensation Committee determines the terms and conditions of each SAR, including time(s) when an SAR may exercised, method of settlement, and method of delivery. The Executive Compensation Committee shall determine at the time of grant the terms of vesting and forfeiture of the SARs.
     Restricted Stock - Restricted stock awards are shares of the Company’s common stock which vest in accordance with terms established by the Executive Compensation Committee in its discretion. Restricted stock shall be subject to restrictions on transferability and other restrictions that the Executive Compensation Committee may impose. These restrictions may lapse separately or in combination as the Executive Compensation Committee may determine. Except as restricted under the terms of the 2007 Plan and any award agreement regarding restricted stock, a participant shall have all the rights of a shareholder including the right to vote restricted stock or the right to receive dividends. Except as otherwise determined by the Executive Compensation Committee, upon termination of employment or service during the applicable restriction period, restricted stock shall be forfeited and reacquired by the Company.
     The Executive Compensation Committee may require that cash dividends paid on a share of restricted stock may be automatically reinvested in additional shares of restricted stock or applied to the purchase of additional awards under the 2007 Plan.
     Deferred Stock - Deferred stock awards refer to shares to be delivered to participants at a specified future date. Shares will be issued at the expiration of the deferral period specified for an award of deferred stock by the Executive Compensation Committee. In addition the Executive Compensation Committee may impose restrictions that may lapse at the expiration date, an earlier specified date, or otherwise as the Executive Compensation Committee may determine.
     Except as otherwise provided by the Executive Compensation Committee, upon termination of employment during the applicable deferral period or portion thereof to which forfeiture conditions apply, all deferred stock that is subject to such risk of forfeiture shall be forfeited.
     Bonus Shares and Awards in Lieu of Cash Obligations - The Executive Compensation Committee is authorized to grant shares as a bonus or grant shares in lieu of Company obligations to pay cash or other awards under other 2007 plans or compensatory arrangements. These shares or awards shall be subject to terms determined by the Executive Compensation Committee.
     Other Stock-Based Awards - The Executive Compensation Committee is authorized to grant such other awards as may be denominated in, payable in, or otherwise based on the stock of the Company. These shares or awards shall be subject to terms determined by the Executive Compensation Committee.
     Deferred Compensation Awards - The Executive Compensation Committee is authorized to grant awards in lieu of cash compensation or upon the deferral of cash compensation payable by the Company, including cash amounts payable under other plans. Such awards may be granted at a discount related to the value of the Award in lieu of the deferred compensation.
     Performance-Based Awards - The Executive Compensation Committee may establish performance goals for individual employees, groups of employees or the Company as a whole. It may make grants of awards contingent upon the attainment of such goals.
     Annual Incentive Awards - The Executive Compensation Committee may grant awards as a form of bonus as an alternative to a traditional cash bonus.

New Plan Benefits
     Although the granting of awards under the 2007 Plan is discretionary, the Company has entered into certain non-compete and non-solicit agreements that will provide awards under the 2007 Plan as described below. You may also reference the Grants of Plan-Based Awards During Fiscal Year 2006 table on page 71 for an example of similar awards made in 2006.
2007 INCENTIVE COMPENSATION PLAN

Name/Position	Dollar ($) Value[1]	Number of Units

George C. McNamee-Chairman	0	0
Peter J. McNierney-President and CEO	1,980,000	1,100,000
Brian Coad-CFO	360,000	200,000
Lee Fensterstock-Prospective CEO and Chairman	3,600,000	2,000,000
Executive Group	2,340,000	1,300,000
Non-Executive — Director Group	0	0
Non-Executive Officer — Employee Group	9,810,000	5,450,000

[1]	Estimated Amounts. The Company is basing this amount on a per share price of $1.80, which represents the per share closing price of the Company’s common stock on June 8, 2007.
Recapitalization Adjustments
     Without the prior approval of shareholders, the Executive Compensation Committee shall not materially increase the number of shares to be issued under the 2007 Plan (other than to reflect a reorganization, stock split, merger, spinoff or similar transaction); make any material increase in benefits to participants, including repricing of outstanding options, or extend the duration of a plan.
     The Executive Compensation Committee may make adjustments to the number and kind of awards to participants in the event of any change in the number of outstanding shares, as equitably determined by the Executive Compensation Committee in order to preserve, without enlarging, the rights of participants. by reason of any share dividend or splits, reorganization, recapitalizations, merger, consolidation, spin-off, combination or exchange of shares, repurchase, liquidation, dissolution or other corporate exchange, any large, special and non-recurring dividend or distribution to shareholders or similar corporate transaction.
Amendment, Suspension or Termination of the Plan
     The Board may amend, suspend, discontinue or terminate the 2007 Plan without the consent of shareholders or participants, except that any amendment shall be subject to the approval of the Company’s shareholders at or before the next annual meeting of shareholders for which the record date is after such Board action if such shareholder approval is required by any federal or state law or regulation or the rules of the NASDAQ Stock Market, and the Board may otherwise, in its discretion, determine to submit other such amendments to shareholders for approval; provided, however, that, without the consent of an affected participant, no such action may materially impair the rights of such participant under any award previously granted.
Certain Federal Income Tax Consequences of The Plan
     The following summarizes the United States federal income tax consequences of awards under the 2007 Plan to participants who are subject to United States tax. The tax consequences of the 2007 Plan to the Company and participants in other jurisdictions are not summarized below. The federal income tax treatment of certain types of awards under the 2007 Plan may be affected by tax legislation.
     Stock Options. An optionee will not generally recognize taxable income upon the grant of a nonqualified stock option to purchase shares of common stock. Upon exercise of the option, the optionee will generally recognize ordinary income for federal income tax purposes equal to the excess of the fair market value of the shares of common stock over the exercise price. The tax basis of the shares of common stock in the hands of the optionee will equal the exercise price paid for the shares of common stock plus the amount of ordinary compensation income the optionee recognizes upon exercise of the option, and the holding period for the shares of common stock for capital gains purposes will commence on the day the option is exercised. An optionee who sells any of the shares of common stock will recognize short-term or long-term capital gain or loss measured by the difference between the tax basis of the shares of common stock and the amount realized on the sale. The Company will be entitled to a federal income tax deduction equal to the amount of ordinary compensation income recognized by the optionee. The deduction will be allowed at the same time the optionee recognizes the income.
     An optionee will not generally recognize income upon the grant of an incentive stock option to purchase shares of common stock and will not generally recognize income upon exercise of the option, provided that the optionee is an employee of the Company or a subsidiary at all times from the date of grant until three months prior to exercise. If an optionee who has exercised an incentive stock option sells the shares of common stock acquired upon exercise more than two years after the grant date and more than one year after exercise, capital gain or loss will be recognized equal to the difference between the sales price and the exercise price. An optionee who sells the shares of common stock before the expiration of the foregoing holding periods will generally recognize ordinary income upon the sale, and the Company will be entitled to a corresponding federal income tax deduction at the same time the participant recognizes ordinary income.
     Other Awards. The current United States federal income tax consequences of other awards authorized under the 2007 Plan are generally in accordance with the following: (i) stock appreciation rights are generally subject to ordinary income tax at the time of settlement; (ii) restricted stock is generally subject to ordinary income tax at the time the restrictions lapse, unless the recipient elects to accelerate recognition as of the date of grant; (iii) stock units and performance awards are generally subject to ordinary income tax at the time of payment and (iv) unrestricted stock awards are generally subject to ordinary income tax at the time of grant. In each of the foregoing cases, the Company will generally be entitled to a corresponding federal income tax deduction at the same time the participant recognizes ordinary income.
     Section 162(m). Section 162(m) of the Code generally disallows the corporate tax deduction for certain compensation paid in excess of $1,000,000 annually to each of the chief executive officer and the four other most highly paid executive officers of publicly held companies. Awards that qualify as “performance-based compensation” are exempt from Section 162(m), thus allowing the Company the full federal tax deduction otherwise permitted for such compensation. If approved by the Company’s stockholders, the 2007 Plan will enable the Executive Compensation Committee to grant awards that will be exempt from the deduction limits of Section 162(m).
     The completion of the sale of Purchased Shares is subject to various conditions. In the event that the sale is not consummated, we will not adopt the 2007 Plan as proposed above.
     Required Approval. The affirmative vote of a majority of the votes cast at the annual meeting and entitled to vote thereat is required for the adoption of the 2007 Plan. The Board has unanimously voted in favor of the 2007 Plan.
     The Board recommends that the Company’s shareholders vote “FOR” the First Albany Companies Inc. 2007 Incentive Compensation Plan.

PROPOSAL NO. 7
RATIFICATION OF SELECTION
OF INDEPENDENT ACCOUNTANTS
     The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP as the Company’s independent accountants for fiscal year ending December 31, 2007. We are submitting the selection of independent accountants for shareholder ratification at the annual meeting.
     A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from shareholders.
     Our organizational documents do not require that our shareholders ratify the selection of PricewaterhouseCoopers LLP as our independent accountants. We are doing so because we believe it is a matter of good corporate practice. If our shareholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers LLP but still may retain them. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders. The Audit Committee, or a designated member thereof, pre-approved each audit and non-audit service rendered by PricewaterhouseCoopers LLP to the Company.
     The Board recommends that the Company’s shareholders vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending December 31, 2007.
Principal Accounting Firm Fees
     The following table shows information about fees paid by the Company to PricewaterhouseCoopers LLP:

		Percentage of 2006 Services		Percentage of 2005 Services
Fees paid by the		Approved by Audit		Approved by Audit
Company:	2006	Committee	2005	Committee

Audit fees(a)	$719,690	100%	$732,210	100%
Audit-related fees(b)	$156,582	100%	$118,336	100%
Tax fees(c)	$19,370	100%	$179,692	100%
All other fees(d)	$1,620	100%	$1,620	100%

(a)	The Audit fees are part of an integrated Audit including cost related to Sarbanes Oxley Section 404 compliance. The amount of fees related to Sarbanes Oxley Section 404 compliance was $339,349 for 2006 and $403,857 for 2005.

(b)	Audit-related fees are fees for assurance and related services that traditionally are performed by the independent accountant and generally are overseen by a licensed accountant. These services include employee benefit plan audits, due diligence related to mergers and acquisitions, accounting consultations and audits in connection with acquisitions, internal control reviews, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

(c)	Tax fees are fees in respect of tax return preparation, consultation on tax matters, tax advice relating to transactions and other tax planning and advice.

(d)	All other fees are fees for accounting and auditing research software.
Audit Committee Pre-Approval Policy
     In accordance with the Company’s Audit Committee Pre-Approval Policy (the “Pre-Approval Policy”), all audit and non-audit services performed for the Company by the Company’s independent accountants were pre-approved by the Audit Committee, which concluded that the provision of such services by PricewaterhouseCoopers LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.
     The Pre-Approval Policy provides for categorical pre-approval of specified audit and permissible non-audit services and requires the specific pre-approval by the Audit Committee, prior to engagement, of such services that are individually estimated to result in an amount of fees that exceed $50,000. In addition, services to be provided by the independent accountants that are not within the category of pre-approved services must be approved by the Audit Committee prior to engagement, regardless of the service being requested or the dollar amount involved.
     Requests or applications for services that require specific separate approval by the Audit Committee are required to be submitted to the Audit Committee by both the independent accountants and the Company’s chief financial officer, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence.
     The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent accountants to management.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Based on the Company’s review of reports filed by directors, executive officers and 10% shareholders of the Company on Forms 3, 4 and 5 pursuant to Section 16(a) of the Exchange Act, the Company believes that all such reports were filed on a timely basis during fiscal year 2006 with the exception of Mr. Goldberg who did not timely file a transaction on Form 5 with respect to transactions in 2006, but subsequently reported such transaction on a Form 5 within two days thereafter.

PROPOSAL NO. 8
ADJOURNMENT OR POSTPONEMENT OF THE ANNUAL MEETING
TO SOLICIT ADDITIONAL PROXIES
     In this proposal, we are asking you to authorize the holder of any proxy solicited by our Board to vote in favor of an adjournment or postponement of the annual meeting if there are insufficient votes at the time of the annual meeting to adopt Proposal 2, the Private Placement, Proposal 3, to amend the Company’s Certificate of Incorporation to increase the authorized shares of common stock, Proposal 4, to amend the Company’s Certificate of Incorporation to increase the authorized shares of preferred stock, Proposal 5, to amend the Company’s Certificate of Incorporation to limit the liability of the directors of the Company to the extent permitted under Section 402(b) of the NYBCL, and Proposal 6, to adopt the 2007 Incentive Compensation Plan. In that case, we may adjourn or postpone the annual meeting for a period of time for the purpose of soliciting additional proxies to adopt Proposal 2, Proposal 3, Proposal 4, Proposal 5 and Proposal 6. We do not intend to adjourn or postpone the annual meeting if there are sufficient votes to adopt Proposals 2, 3, 4, 5 and 6.
     The Board believes it is in the best interests of our shareholders to enable it to have the flexibility to continue to seek to obtain sufficient votes to adopt Proposal 2, Proposal 3, Proposal 4, Proposal 5 and Proposal 6, if the number of shares voted at the annual meeting is insufficient to do so.
     Required Approval. The affirmative vote of a majority of the votes cast at the annual meeting and entitled to vote thereat is required for the adjournment or postponement of the annual meeting, whether or not a quorum is present.
     The Board recommends that the Company’s shareholders vote “FOR” Proposal 8, should it be submitted to a vote at the annual meeting. If there are insufficient votes at the time of the annual meeting to adopt Proposal 2, Proposal 3, Proposal 4, Proposal 5 and Proposal 6, and the shareholders do not approve Proposal 8, we will be unable to complete the Private Placement and will not receive any cash from the proposed sale of common stock.

STOCK OWNERSHIP OF PRINCIPAL OWNERS AND MANAGEMENT
     The following table sets forth information concerning the beneficial ownership of common stock of the Company as of June 25, 2007, by (i) persons owning more than 5% of the common stock, (ii) each director of the Company and the current and former executive officers included in the Summary Compensation Table and (iii) all directors and current executive officers of the Company as a group. An asterisk in the percentage column indicates that a person or group beneficially owns less than 1% of the outstanding shares.

	Shares Beneficially Owned[1]
Name	Number	Percent

George C. McNamee [2,3,5,6]	1,783,409	10.99%
Peter J. McNierney [2,5]	447,302	2.78%
Brian Coad [2,5]	55,641	*
Alan P. Goldberg [2,4,5]	1,511,994	9.19%
Carl P. Carlucci, Ph.D. [2,5]	30,267	*
Nicholas A. Gravante, Jr. [2,5]	45,967	*
Dale Kutnick [2,5]	43,731	*
Shannon P. O’Brien [2,5]	8,604	*
Gordon J. Fox [2,5]	39,102	*
Paul W. Kutey [2]	7,850	*
All directors and current executive officers as a group (9 persons) [2]	3,960,636	23.69%

*	References ownership of less than 1.0%.

1.	Except as noted in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock.

2.	Includes shares of Common Stock that may be acquired within 60 days of June 25, 2007 through the exercise of stock options as follows: Mr. Coad: 10,000; Mr. Goldberg: 383,100; Mr. McNamee: 155,319; Mr. McNierney: 52,500; Mr. Carlucci: 5,167; Mr. Gravante: 4,833; Mr. Kutnick: 5,167; Ms. O’Brien: 5,167; and all directors and current executive officers as a group: 636,758. Also includes the number of phantom stock units held under the Company’s nonqualified deferred compensation plans as follows: Mr. Fox: 10,638; Mr. Goldberg: 12,433; Mr. Kutey: 638; Mr. McNamee: 18,935; and all directors and current executive officers as a group: 32,015.

3.	Includes 55,000 shares owned by Mr. McNamee’s spouse and through her retained annuity trust. Also includes 39,330 shares owned by Mr. McNamee as custodian for his minor children.

4.	Includes 244,539 shares held by the Goldberg Charitable Trust. Mr. Goldberg is the co-trustee of such trust and disclaims beneficial ownership of such shares. Also includes 5,715 shares held by various trusts for Mr. Goldberg’s family members for which Mr. Goldberg is a trustee; Mr. Goldberg disclaims beneficial ownership of all such shares.

5.	Includes restricted shares of Common Stock over which the persons named have no dispositive power: Mr. Coad: 36,885; Mr. Fox: 1,098; Mr. Goldberg: 3,660; Mr. McNamee: 2,196; Mr. McNierney: 135,000; Mr. Carlucci: 1,000; Mr. Gravante: 1,000; Mr. Kutnick: 1,000; Ms. O’Brien: 1,000; and all directors and current executive officers as a group: 188,626.

6.	Includes 1,146,195 shares pledged by Mr. McNamee in connection with a loan from KeyBank. No other current director, nominee director or executive officer has pledged any of the shares of common stock disclosed in the table above.

DIRECTOR COMPENSATION FOR FISCAL YEAR 2006
     The following table sets forth certain information regarding the compensation of the Company’s directors for the fiscal year ended December 31, 2006 other than Messrs. McNamee, McNierney and Goldberg whose compensation is discussed below under “Compensation of Executive Officers.”

					Change in Pension
					Value and
				Non-Equity	Nonqualified
	Fees Earned or	Stock	Option	Incentive Plan	Deferred	All Other
	Paid in Cash	Awards	Awards	Compensation	Compensation	Compensation
Name	($)	($)[1,2]	($)[1,3]	($)	Earnings	($)	Total ($)
Carl P. Carlucci	57,000	1,642	6,565	0	0	0	65,207
Walter M. Fiederowicz*	103,000	0	1,774	0	0	0	104,774
Nicholas A. Gravante, Jr.	49,500	1,642	5,741	0	0	0	56,883
Hugh A. Johnson, Jr.*	0	0	0	0	67,465 [4]	250,000 [4]	317,465
Dale Kutnick	49,000	1,642	5,741	0	0	0	56,383
Arthur Murphy**	0	0	0	0	6,136 [5]	0	6,136
Shannon P. O’Brien	71,000	1,642	5,741	0	0	0	78,383
Arthur J. Roth*	76,000	0	1,341	0	0	0	77,341

*	Resigned effective September 28, 2006.

**	Term expired May 16, 2006.

1.	Amounts set forth in the Stock Awards and Option Awards columns represent the amounts recognized as compensation expense for financial statement reporting purposes in fiscal year 2006 by the Company with respect to restricted stock and option awards, respectively, in accordance with FAS 123R (disregarding the estimate of forfeitures related to service-based vesting conditions). A discussion of the assumptions used in this valuation with respect to awards made in fiscal year 2006 may be found in Footnote 16 of the Company’s consolidated financial statements for fiscal year 2006 contained in the Company’s Annual Report on Form 10-K. Discussions of assumptions used in prior fiscal years may be found in corresponding footnotes for such fiscal years’ consolidated financial statements. Dividends or dividend equivalents are paid on shares of restricted stock at the same rate, and at the same time, that dividends are paid to shareholders of the Company.

2.	Represents 1,000 shares of restricted stock granted to each director on August 3, 2006 under the 2003 Non-Employee Directors Stock Plan. Such shares vest upon the one-year anniversary of the grant date, subject to certain conditions. Each grant had a grant date fair value of $3,940. As of the end of fiscal year 2006, the following directors held the following aggregate number of shares of restricted stock: Mr. Carlucci: 1,000; Mr. Gravante: 1,000; Mr. Kutnick: 1,000; and Ms. O’Brien: 1,000. All resigning directors forfeited their shares of restricted stock granted on August 3, 2006 in accordance with the terms of the 2003 Non-Employee Directors Stock Plan.

3.	As of the end of fiscal year 2006, the following directors held the following aggregate number of options on common stock: Mr. Carlucci: 6,000; Mr. Gravante: 5,666; Mr. Kutnick: 6,000; and Ms. O’Brien: 6,000.

4.	During fiscal year 2006, Mr. Johnson received $67,465 in earnings credited to his account under the Company’s nonqualified deferred compensation plans and $250,000 representing a consulting fee paid to Mr. Johnson on an annual basis pursuant to the Consulting Agreement between the Company and Mr. Johnson, entered into as of February 1, 2005. For more information about the Consulting Agreement, please see “Certain Relationships and Related Transactions.”

5.	During fiscal year 2006, Mr. Murphy received $6,136 in earnings credited to his account under the Company’s nonqualified deferred compensation plans.

     During 2006, the Company paid directors who are not current or former officers of the Company (the “Non-Employee Directors”) an annual retainer of $30,000 and, in addition, an annual retainer of $40,000 to the lead director. In addition, the Company paid Non-Employee Directors $1,000 per Board or committee meeting attended ($500 for attendance by conference call), plus reimbursement of reasonable expenses. The chair of the Audit Committee was paid an additional annual retainer of $30,000 and the Non-Employee Directors who were members of such committee were paid additional annual retainers of $10,000. The chairs of other committees on the Board were paid additional annual retainers of $10,000 and Non-Employee Directors who were members of such other committees were paid additional annual retainers of $5,000. Employee directors do not receive any compensation for their service as members of the Board.
     Under the 2003 Non-Employee Directors Stock Plan, the number of options or restricted shares awarded are generally within the discretion of the Board, except that no Non-Employee Director may receive an option covering more than 5,000 shares or 2,000 restricted shares in any year. All options that may be granted under the 2003 Non-Employee Directors Stock Plan will have an exercise price equal to the fair market value of the common stock on the date of grant, become exercisable in three equal installments beginning on the first anniversary of the date of grant, and have a ten-year term. Shares of restricted stock will be subject to vesting conditions as set forth in the award agreement. If a person ceases to be a director for any reason (other than death or total disability), any unvested restricted shares or unexercisable stock options will be forfeited. In the case of death or total disability of a director, he or she (or the estate or other legal representatives) shall become 100% vested in any restricted shares as of the date of termination of service on the Board. Such Non-Employee Director’s right to exercise any then-exercisable stock option will terminate 90 days after the date of such termination (but not beyond the stated term of such stock option). If a Non-Employee Director dies or becomes totally disabled, such director (or the estate or other legal representative of the Non-Employee Director), to the extent the stock options are exercisable immediately prior to the date of death or total disability, will be entitled to exercise any stock options at any time within the one-year period following such death or disability, but not beyond the stated term of such stock option. If a Change of Control occurs (i) all stock options then unexercised and outstanding will become fully vested and exercisable and (ii) all restrictions, terms and conditions applicable to restricted shares then outstanding will be deemed lapsed and satisfied, each as of the date of the Change of Control.
     In addition to any annual grant of options or restricted shares, under the 2003 Non-Employee Directors Stock Plan, the Board may from time to time make additional discretionary grants (subject to the limits noted above) and may permit a Non-Employee Director to elect to receive all or a portion of his/her annual cash retainer in restricted shares.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     On April 26, 2007, the Board of Directors adopted a new Related Party Transactions Policy (the “Policy”). Under the Policy only those related party transactions that have terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and that are approved or ratified by the Audit Committee, the disinterested members of the Board of Directors, and, if and to the extent involving compensation, the Executive Compensation Committee, may be consummated or permitted to continue. “Related Parties” include any senior officer (including all executive officers of the Company and its subsidiaries) or director of the Company, any shareholder owning more than 5% of the Company (or its controlled affiliates), any person who is an immediate family member of a senior officer or director, and any entity owned or controlled by such persons or in which such persons have a substantial ownership interest. “Related Party Transactions” include any transaction between the Company and any Related Party (including any transactions requiring disclosure under Item 404 of Regulation S-K under the Exchange Act) except transactions available to all employees generally or those involving less than $5,000 when aggregated with all similar transactions. Pursuant to the Policy, any proposed Related Party Transactions may be submitted for consideration at the Audit Committee’s regular quarterly meetings. Following the Audit Committee’s review, the Committee will either approve or disapprove such transactions. In the event that management recommends any transactions in between regularly scheduled meetings, management will confer with the Chair of the Audit Committee as to whether the Company may preliminarily enter into such arrangement subject to ratification by the full Audit Committee at the next regularly scheduled meeting.
     In the ordinary course of its business, First Clearing, LLC, a clearing firm with which First Albany Capital has contracted for broker dealer trading activities, extends credit to employees, including directors and executive officers, under Regulation T, which regulates credit in cash and margin accounts. However, should the account holder fail to meet a margin call and the securities in the account holder’s account prove insufficient to satisfy the margin call, First Albany may be obligated to satisfy the call on behalf of the account holder. Such extensions of credit are performing and are made on the same terms as for customers.
     As of December 31, 2006, the Company had a commitment to invest as a limited partner up to $3.8 million in FA Technology Ventures, L.P. (the “Fund”), a technology fund with total limited partner equity commitments of $100 million. The Company also had a commitment as of that date to invest up to an additional $0.3 million in parallel with the Fund; this parallel commitment may be satisfied by investments from the Company’s employee funded investment vehicles established by the Company to allow select employees to invest along with the Fund. These commitments extended initially to the end of the Fund’s commitment period, which expired in July 2006; however, the general partner may continue to make capital calls up through July 2011 for additional investments in portfolio companies and the payment of management fees. Messrs. Goldberg and Fiederowicz are also limited partners in this Fund. The Fund is managed by FA Technology Ventures Corporation, a wholly-owned subsidiary of the Company, which receives management fees for its services. George McNamee is an employee of this subsidiary and received compensation from it, which is reflected in the summary compensation table below. In addition, Mr. McNamee is a member of FATV GP LLC, the general partner of the Fund, with a current 16.50% membership interest. As a result of this interest in the general partner, he would be entitled to receive 17.20% of the 20% carried interest that may become payable by the Fund to its general partner if the Fund’s investments are successful. Mr. McNamee is required under the partnership agreement for the Fund to devote a majority of his business time to the conduct of the Fund and any parallel funds.
     As of February 1, 2005, the Company entered into a Consulting Agreement with Hugh A. Johnson, Jr., a former director of the Company and Chairman of Johnson Illington (“JIA”) (the “Consulting Agreement”). JIA purchased the Albany, New York operations of FA Asset Management Inc. in February 2005. As part of the consideration for the purchase, JIA is obligated to pay the Company a percentage of its revenues earned through 2009. No such payments were made in 2006. In addition, the Company made payments of $36,706 in 2006 to JIA for certain management fees for investments. Under the terms of the Consulting Agreement, Mr. Johnson ended his employment with the Company and began serving as a consultant to the Company for a three-year period beginning on the date that certain sale transactions occurred (the “Sale Transactions”). The Sale Transactions are governed by an Asset Purchase Agreement between JIA, First Albany Companies Inc. (“FACI”), and First Albany Asset Management Inc. (“FAAM”). The Consulting Agreement further provides that Mr. Johnson receives an annual consulting fee of $250,000 and FACI provides Mr. Johnson with an office, and reimbursement for reasonable travel expenses in connection with the consulting services. During the first year after the consummation of the Sale Transactions, FACI provided Mr. Johnson (i) any equipment necessary to perform the consulting services and (ii) subscriptions to various services in connection with the performance of the consulting period in an amount not to exceed $15,000.
     In connection with the termination of Arthur Murphy’s employment by First Albany Capital as Executive Managing Director, Mr. Murphy, also a former member of the Board of Directors of the Company, filed an arbitration claim against First Albany Capital, Alan Goldberg, former President and Chief Executive Officer, and George McNamee, Chairman of First Albany Companies Inc. with the National Association of Securities Dealers on June 24, 2005. The claim alleged damages in the amount of $8 million based on his assertions that he was fraudulently induced to remain in the employ of First Albany Capital. Without admitting or denying any wrongdoing or liability, on December 28, 2006, First Albany Capital, entered into a settlement agreement with Arthur Murphy in connection with such arbitration claim.

COMPENSATION OF EXECUTIVE OFFICERS
Compensation Discussion & Analysis
     Compensation Philosophy. 2006 was a year of transition for the Company. In June, the Board adopted a new strategic plan for the Company and appointed a new chief executive officer and a new chief financial officer to implement it. It also focused much of its efforts on retaining those key employees necessary for the continued viability of the Company. While the Company’s overall compensation philosophy of pay for performance has not changed, the Company’s compensation practice continues to evolve.
     Compensation Components. In the financial services industry, base salaries tend to be a relatively modest portion of the total compensation of the Company’s employees, including its executive officers, as compared to annual cash bonuses and equity-related grants. Base salaries at the Company are typically set at levels that the Executive Compensation Committee believes are generally competitive with those of executives in similar positions at comparable financial services companies. A significant portion of the total compensation has been historically paid in the form of annual cash bonuses. This practice is intended to maximize the portion of an individual’s compensation that is subject to fluctuation each year based upon corporate and individual performance. Equity-related grants make up the other important component of total compensation and focus on longer-term company objectives. As a result, the predominant portion of our executive officers’ compensation is directly related to short and long-term corporate performance.
     We continue to believe that the compensation of our executive officers should be structured to link the executives’ financial reward directly to the performance of the business unit they lead or, as the case may be, to the performance of the Company as a whole as well as to their individual performance.
     In June 2006, the Company entered into employment agreements with Mr. McNierney (our chief executive officer), Mr. Coad (our chief financial officer) and Mr. Goldberg (our former chief executive officer and current vice chairman). The employment agreements were structured both to retain and energize the new management team of Messrs. McNierney and Coad, to ensure a smooth transition from Mr. Goldberg to Mr. McNierney as chief executive officer and to promote Mr. Goldberg’s new role as policy adviser to the Board.
     Base Salary. Base salaries are typically set by reference to job position within the Company with increases as a reward for superior performance or as a means to attract or retain necessary executive talent. The Executive Compensation Committee considers the chief executive officer’s recommendations in determining the salary of each of the other executive officers. The base salaries of Messrs. McNierney, Coad and Goldberg were agreed upon in their employment agreements. Messrs. Goldberg, McNierney and Coad were given increases over their prior salaries. The increase in Messrs. Goldberg and McNierney’s base salaries was given in order to restore their salaries to their 2005 levels. The increase in Mr. Coad’s base salary was given in recognition of the increase in his responsibilities to the Company. There was no change in the salaries of Messrs. Fox and McNamee.
     Annual Cash Bonus. In 2006, in light of the Company’s newly adopted business plan and turnover in management, annual cash bonuses were handled differently from past practice. Under their employment agreements, Mr. McNierney and Mr. Coad each were given the opportunity to earn an annual bonus with a target amount set by the Board and with bonus objectives consistent with the Company’s strategic plan developed by the Board after consultation with Mr. McNierney. For 2006, the bonus for each of Messrs. McNierney and Coad was based upon the Executive Compensation Committee’s qualitative assessment of the overall success in implementation of the Company’s strategic plan in the second half of the year and of his individual contribution to such success.
     In accordance with his agreement, Mr. Goldberg did not receive a bonus for 2006. Mr. Fox’s bonus was also determined by the Executive Compensation Committee in consultation with the chief executive officer and based on a qualitative assessment of his performance in 2006. In setting Mr. Fox’s bonus, the Executive Compensation Committee also took into account the cash payment made to Mr. Fox in August of 2006 in recognition of the additional responsibilities added to his position at that time. Mr. McNamee’s bonus was set in recognition of his contribution to the Company through the profitability of the Company’s investments as well as his contribution to the Company’s investment banking activities.
     Historically, annual cash bonuses have been paid pursuant to the Senior Management Bonus Plan. The specific bonus an executive received was determined by the Executive Compensation Committee with reference to his level of responsibility, individual performance and the performance of his or her business unit and/or the Company. The Executive Compensation Committee evaluated levels of responsibility annually. The Executive Compensation Committee also made assessments of individual performance annually after receiving the recommendations of the chief executive officer. The approved recommendations were based on a number of factors, including the achievement of pre-established individual and corporate performance targets, but also initiative, business judgment, management skills and potential contribution to the firm. The Executive Compensation Committee intends to reestablish this bonus practice.

     Long-Term Equity Incentives. The Company had historically relied upon annual grants of stock options and, then in the last three years, restricted stock to retain its executive officers and to focus them on increasing shareholder value over the long term. These grants were made in mid-February in conjunction with the payment of annual cash bonuses for the prior fiscal year and were based upon job level, Company and individual performance during the prior fiscal year. The Executive Compensation Committee determined at the time of the spring annual grants that no executive officers would receive equity grants with respect to 2005. Mr. Coad did receive a restricted stock grant prior to his promotion to chief financial officer in accordance with the Company’s annual award practice. Certain extraordinary grants of restricted stock were made to executive officers in 2006. Each of Messrs. McNierney and Coad received a restricted stock grant in June 2006 upon their promotion to their current positions, and Mr. Fox received a restricted stock grant in May 2006 under a retention bonus plan established by the Company to retain its key employees. None of the other executive officers received any equity grants in 2006.
     As previously discussed in our amended Annual Report on Form 10-K/A for the year ended December 31, 2006, which was filed with the SEC on May 1, 2007, the Company had, on March 27, 2007, launched a tender offer to exchange each outstanding share of restricted stock for three cash-settled and/or stock-settled stock appreciation rights with an exercise price of fair market value on the date of grant. In addition, the Company had also planned to offer employees the opportunity to exchange outstanding underwater options for new options at an exercise price of fair market value on the date of grant. Both offers were to be subject to shareholder approval, which the Company had planned to seek at the next annual meeting of shareholders. The Company had also contemplated implementing new performance-based equity incentive programs under a new equity plan for which shareholder approval would also have been required. However, the Company has agreed to terminate these plans due to the events and for the reasons described in the Current Report on Form 8-K filed by the Company on May 15, 2007.
     Deferred Compensation Plans. Historically, the Company has offered its employees, including its executive officers, tax planning opportunities through nonqualified deferred compensation plans. It first adopted the Deferred Compensation Plan for Key Employees and the Deferred Compensation Plans for Professional and Other Highly Compensated Employees (the “Predecessor Plans”). It then froze these plans in 2005 and adopted new plans (the 2005 Deferred Compensation Plan for Key Employees (“Key Plan”) and the 2005 Deferred Compensation Plan for Professional and Other Highly Compensated Employees (“Professional Plan”) (collectively, the “2005 Plans”)) as a result of changes in the tax laws. However, the Company has decided to freeze the 2005 Plans as well. As a result of declining participation, the costs of administrating the 2005 Plans were determined to outweigh the benefits of maintaining them.
     Equity-Based Awards Policy. The Executive Compensation Committee made specific stock option, restricted stock and other equity-based awards (the “Equity-Based Awards”) to employees of the Company. Management of the Company provided recommendations to the Executive Compensation Committee with respect to the Equity-Based Awards and the Executive Compensation Committee met as necessary to consider such awards on a timely basis. All Equity-Based Awards approved by the Executive Compensation Committee were granted as of the date of approval, and the exercise price of any Equity-Based Awards (as applicable) awarded was fixed as of the closing price on the date of grant.
     Termination of Employment; Change in Control. The Company does not have a severance plan or change in control plan in place for its employees or its executive officers generally. Under their employment agreements, Messrs. McNierney and Coad would receive severance payments upon their termination of employment by the Company without cause or for good reason. The Company believed it necessary to provide this protection to Messrs. McNierney and Coad in return for their taking on responsibility for implementing the Company’s new strategic plan. For the same reasons, the Company offered tax gross ups to Messrs. McNierney and Coad for any excise taxes they might incur as a result of a change in control of the Company. Under his agreement, Mr. Goldberg will continue to receive his salary until the end of his contract regardless of any termination of employment unless he voluntarily leaves or is terminated by the Company for cause. The Company believed that this would help to promote a smoother organizational transition.
     Mr. Paul Kutey resigned as acting Chief Financial Officer in June 2006, and subsequently from the firm in August 2006. In return for a general release of possible claims against the Company, an agreement not to solicit employees of the Company and for an agreement to cooperate with transition matters, the Company paid Mr. Kutey a lump sum amount of $300,000.
     No individual separation agreement was entered into with Mr. Fox upon his departure in February 2007.
     Most of the Company’s outstanding equity awards vest immediately upon a change in control. However, restricted stock awards granted in May 2006 under the retention bonus plan vest ahead of schedule only upon a termination of employment for good reason or without cause in connection with the change in control. Of the named executive officers, only Mr. Fox received a restricted stock award subject to such provisions (which was forfeited upon his departure). This change in the 2006 awards was designed to help retain people in their jobs in the event of a change in control.
     Tax and Accounting. Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), places a limit on the tax deduction for compensation in excess of $1 million paid to certain “covered employees” of a publicly held corporation (generally the corporation’s chief executive officer and its next four most highly compensated executive officers in the year that the compensation is paid). Compensation that is considered qualified “performance-based compensation” generally does not count toward Section 162(m)’s $1 million deduction limit. While the Company is mindful of the limitations that Section 162(m) may have on the deductibility of compensation, the Company also determined that other reasons for compensation structure could sometimes take precedence over potential tax deductions. The Senior Management Bonus Plan is designed to assure that all annual bonus compensation paid to our covered employees is considered qualified performance-based compensation within the meaning of Section 162(m). Although based on Company and individual performance, cash bonuses paid to executive officers in 2006 did not technically qualify as performance-based compensation due to the shift in performance objectives in June to correspond with the new Company strategic plan. Also, the restricted stock grants, as they vest based upon service only, also do not technically qualify as performance-based compensation under Section 162(m). Nonetheless, the only executive officer that received compensation for which the Company could not take a deduction by reason of Section 162(m) was Mr. McNierney.

Summary Compensation Table for Fiscal Year 2006
     The following table sets forth certain information regarding compensation of (i) each person who served as Chief Executive Officer during fiscal year 2006, (ii) each person who served as Chief Financial Officer during fiscal year 2006, and (iii) the Company’s three most highly compensated executive officers other than the Chief Executive Officer and Chief Financial Officer who were serving as executive officers as of December 31, 2006 (collectively referred to as the “Named Executive Officers”).

							Change in
							Pension Value
							and Nonqualified
						Non-Equity	Deferred
				Stock	Options	Incentive Plan	Compensation	All Other
Name and Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Position	Year	($)	($)	($)[1]	($)[1]	($)	($)[2]	($)[3]	($)
George C. McNamee-Chairman	2006	240,000	210,000	60,017	—	—	—	6,000	516,017
Alan P. Goldberg-Vice Chairman and Former Chief Executive Officer	2006	360,308	—	100,026	55,867	—	—	—	516,201
Peter J. McNierney-President and Chief Executive Officer	2006	185,115	1,015,000	830,417	—	—	—	49,880	2,080,412
Brian Coad-Chief Financial Officer	2006	183,676	150,000	75,107	7,870	—	172	28,613	445,438
Gordon J. Fox*-Former Executive Managing Director and Chief Operations Officer	2006	200,000	275,000	105,918	33,283	—	—	6,000	620,201
Paul W. Kutey*-Former Chief Financial Officer	2006	194,256	—	1,396	—	—	—	300,000	495,652

*	Mr. Fox left the Company on February 16, 2007. Mr. Kutey left the Company on August 15, 2006.

[1]	Amounts set forth in the Stock Awards and Option Awards columns represent the amounts recognized as compensation expense for financial statement reporting purposes in fiscal year 2006 by the Company with respect to restricted stock and option awards, respectively, in accordance with FAS 123R (disregarding the estimate of forfeitures related to service-based vesting conditions). A discussion of the assumptions used in this valuation with respect to awards made in fiscal year 2006 may be found in Footnote 16 of the Company’s consolidated financial statements for fiscal year 2006 contained in the Company’s Annual Report on Form 10-K. Discussions of assumptions used in prior fiscal years may be found in corresponding footnotes for such fiscal years’ consolidated financial statements. Dividends or dividend equivalents are paid on shares of restricted stock at the same rate, and at the same time, that dividends are paid to shareholders of the Company.

[2]	Represents earnings credited to the accounts of Named Executive Officers under the Company’s nonqualified deferred compensation plans (the Predecessor Plans and the 2005 Plans). For Messrs. McNamee and Goldberg, such earnings were negative numbers ($24,611) and ($72,017), respectively.

[3]	Represents contributions by the Company to the Company’s nonqualified deferred compensation plans on behalf of Messrs. McNamee and Fox, although Mr. Fox forfeited this amount upon his termination from employment on February 16, 2007. Includes payment of legal fees in connection with the negotiation of Messrs. McNierney and Coad’s employment agreements with the Company ($26,964 and $8,988, respectively) and tax gross ups on such payments ($22,916 and $4,454, respectively). Includes payment of relocation expenses for Mr. Coad of $15,171. Represents payments made to Mr. Kutey in connection with his termination of employment on August 15, 2006.

Grants of Plan-Based Awards During Fiscal Year 2006

											Grant
								All Other	All Other		Date
								Stock	Option		Fair
		Estimated Future						Awards:	Awards:	Exercise	Value or
		Payouts Under Non-			Estimated Future Payouts			Number of	Number of	or Base	Stock
		Equity Incentive Plan			Under Equity Incentive			Shares of	Securities	Price of	and
		Awards			Plan Awards			Stock or	Underlying	Option	Option
	Grant	Threshold	Target	Max.	Threshold	Target	Max.	Units	Options	Awards	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($)
George McNamee
Alan P. Goldberg
Peter J. McNierney	6/30/2006							50,000			225,000
Brian Coad	2/15/2006							8,091			50,002
	6/30/2006							30,000			135,000
Gordon J. Fox	5/16/2006							93,024 [1]			400,003 [1]
Paul W. Kutey

[1]	Mr. Fox forfeited these awards upon his termination from employment on February 16, 2007.
     McNierney Employment Agreement. On June 30, 2006, the Company entered into an employment agreement with Mr. McNierney (the “McNierney Employment Agreement”), which provides for an annual base salary of $200,000 and an annual bonus the amount of which is to be determined on an annual basis. It also provides for a grant of 50,000 restricted shares of the Company’s common stock (50% of which vests on each of June 30, 2007 and June 30, 2008, subject to Mr. McNierney’s continued employment with the Company on such dates), under a restricted share award agreement between the Company and Mr. McNierney entered into on June 30, 2006. In addition, the McNierney Employment Agreement provides that the Company will pay Mr. McNierney up to $50,000 for attorneys’ fees incurred in connection with entering into the McNierney Employment Agreement. For further information regarding the McNierney Employment Agreement see “ Termination and Change in Control Payments ” below.
     Coad Employment Agreement. On June 30, 2006, the Company entered into an employment agreement with Mr. Coad (the “Coad Employment Agreement”), which provides for an annual base salary of $200,000 and an annual bonus the amount of which is to be determined on an annual basis. It also provides for a grant of 30,000 shares of the Company’s common stock (50% of which vests on each of June 30, 2007 and June 30, 2008, subject to Mr. Coad’s continued employment with the Company on such dates), under a restricted share award agreement between the Company and Mr. Coad entered into on June 30, 2006. In addition, the Coad Employment Agreement provides that the Company will reimburse Mr. Coad for all reasonable, documented relocation expenses (including brokers commissions) in an amount not to exceed $100,000. For further information regarding the Coad Employment Agreement see “ Termination and Change in Control Payments ” below.
     On June 30, 2006, the Company entered into an employment agreement with Mr. Goldberg (the “Goldberg Letter Agreement”), which provides for an annual base salary of $400,000 through December 31, 2007. During the term of the Goldberg Letter Agreement, Mr. Goldberg will retain his current office and secretarial arrangements and will continue his participation in the Company’s benefit and stock incentive plans. For further information regarding the Goldberg Letter Agreement see “ Termination and Change in Control Payments ” below.
     Grants of restricted stock under the 1999 Long-Term Incentive Plan vest in equal annual installments of approximately 33% over a three year period from date of grant, subject to continued employment. For further information regarding the 1999 Long-Term Incentive Plan see “ Termination and Change in Control Payments ” below.

     The following table sets forth information regarding outstanding equity awards held by the Company’s Named Executive Officers as of December 31, 2006.
Outstanding Equity Awards at End of Fiscal Year 2006

	Option Awards					Stock Awards
										Equity
										Incentive
										Plan
										Awards:
										Market or
									Equity	Payout
									Incentive Plan	Value of
									Awards:	Unearned
									Number of	Shares,
	Number of	Number of						Market Value	Unearned	Units or
	Securities	Securities	Equity Incentive Plan			Number of		of Shares or	Shares, Units	Other
	Underlying	Underlying	Awards: Number of			Shares or Units		Units of Stock	or Other	Rights
	Unexercised	Unexercised	Securities Underlying	Option	Option	of Stock That		That Have	Rights That	That Have
	Options (#)	Options (#)	Unexercised Unearned	Exercise Price	Expiration	Have Not		Not Vested ($)	Have Not	Not Vested
Name (a)	Exercisable (b)	Unexercisable (c)	Options (#) (d)	($) (e)	Date (f)	Vested (#) (g)		(h) [1]	Vested (#) (i)	($)(j)
George C. McNamee	39,793	0		5.6877	1/16/2007	2,670	[3]	6,194
	81,445	0		8.036	3/27/2008	4,328	[3]	10,041
	73,874	0		8.9038	3/29/2009
Alan P. Goldberg	81,445	0		8.036	3/27/2008	4,451	[3]	10,326
	73,874	0		8.9038	3/29/2009	7,212	[3]	16,732
	67,005	0		14.6446	4/18/2010
	60,775	0		8.8954	2/14/2011
	36,053	0		7.17	12/12/2012
	13,947	0		7.17	12/12/2012
	50,000	0		13.35	12/22/2013
Peter J. McNierney	777	0		5.80	10/1/2012	167,500	[3]	388,600
	51,723	0		5.80	10/1/2012	50,000	[2]	116,000
Brian Coad	2,338	0		13.05	9/10/2013	890	[3]	2,065
	7,662	0		13.05	9/10/2013	2,885	[3]	6,693
						8,091	[3]	18,771
						30,000	[2]	69,600
Gordon J. Fox	159	80 [4]		15.18	4/26/2014	1,392	[3]	3,229
	13,174	6,587		15.18	4/26/2014	2,163	[3]	5,018
						93,024	[3]	215,816
Paul W. Kutey

[1]	Market Value is computed by multiplying the closing market price of the Company’s stock at the end of fiscal year 2006 ($2.32) by the number of shares subject to the award.

[2]	50% of these awards of restricted stock will vest on June 30, 2007 and 50% on June 30, 2008. These awards will fully vest upon termination of the Named Executive Officer’s employment without cause or his resignation for good reason. Upon termination of employment for any other reason, any unvested shares of restricted stock will be cancelled and the Named Executive Officer will forfeit any rights or interests in the restricted stock award.

[3]	This award will vest in equal annual installments of approximately 33% over a three year period from date of grant, subject to continued employment under the terms of the 1999 Long-Term Incentive Plan. The grant date(s) for each recipient is as follows: Mr. Coad: January 29, 2004, February 2, 2005, February 15, 2006, and June 30, 2006; Mr. Fox: August 19, 2004, March 7, 2005, and May 16, 2006; Mr. Goldberg: January 29, 2004 and March 7, 2005; Mr. McNamee: January 29, 2004 and March 7, 2005; and Mr. McNierney: February 8, 2005 and June 30, 2006.

[4]	Upon his termination from employment on February 16, 2007, Mr. Fox forfeited all of his unexercisable options and unvested restricted stock other than 1,097 shares that will continue to vest so long as Mr. Fox complies with certain specified covenants. Any exercisable options that Mr. Fox has not exercised within 90 days following his termination of employment on February 16, 2007 will also be forfeited.

     The following table sets forth information equity awards held by the Company’s Named Executive Officers exercised or vested during fiscal year 2006.
Option Exercises and Stock Vested During Fiscal Year 2006

	Option Awards		Stock Awards
	Number of Shares		Number of Shares	Value Realized on Vesting
	Acquired on	Value Realized	Acquired on
	Exercise	on Exercise	Vesting
Name	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)

George C. McNamee			5,174	28,855
Alan P. Goldberg			8,323	47,396
Peter J. McNierney			82,500	508,200
Brian Coad			2,528	14,854
Gordon J. Fox			2,417	13,317
Paul W. Kutey			1,359	8,433
     The following table sets forth information regarding nonqualified deferred compensation plan accounts of the Company’s Named Executive Officers with respect to fiscal year 2006.
Nonqualified Deferred Compensation During Fiscal Year 2006

Name	Plan[1]	Executive	Registrant	Aggregate	Aggregate
		contributions	contributions	earnings	withdrawals/
		in last FY	in last FY	in last FY	distributions	Aggregate balance at last FYE
		($)	($)	($)	($)	($)
(a)		(b)	(c)[2]	(d)[3]	(e)	(f)

George C. McNamee	Key	—	—	(24,611)	—	52,226
Alan P. Goldberg	Key	—	—	(72,017)	—	92,566
Peter J. McNierney	—	—	—	—	—	—
Brian Coad	Professional	—	—	172	5,588	16,035
Gordon J. Fox	—	—	—	—	—	—
Paul W. Kutey	Professional	20,000	—	(8,928)	33,014	89,649

[1]	The Plans include First Albany Companies Inc. Deferred Compensation Plan for Key Employees; First Albany Companies Inc. 2005 Deferred Compensation Plan for Key Employees; First Albany Companies Inc. Deferred Compensation Plan for Professional and Other Highly Compensated Employees and the First Albany Companies Inc. 2005 Deferred Compensation Plan for Professional and Other Highly Compensated Employees.

[2]	Any matching contributions made by the Company under the 2005 Plans in 2007 with respect to 2006 are not reflected in this table, which reflects actions in fiscal year 2006 only.

[3]	With respect to fiscal year 2006, (i) all of the executive contributions reported are included in the “Salary” column, (ii) all of the registrant contributions reported are included in the “All Other Compensation” column and represent Company contributions under the Company’s 2005 Plans and (iii) all of the aggregate earnings reported are included in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column in each case in the Summary Compensation Table.
Deferred Compensation Plans.
     The Company maintains the 2005 Plans to provide an opportunity for eligible employees to defer the receipt of their salary, bonuses and commissions. Under each of the 2005 Plans (also with respect to the Predecessor Plans), the Board appoints a committee to administer each plan (the “Administrative Committee”). Participation in the 2005 Plans is voluntary (both Key and Professional). A participant may elect to defer anywhere from $3,000 up to 50% of his or her base annual salary, bonus amounts and commission payouts earned for services rendered during a calendar year.

     For each participant, the Company may, but is not required to, credit the participants in the 2005 Plans with one or more Company matches for a plan year expressed as a percentage of the amount that the participants elected to defer in that plan year. In addition, the Company may, but is not required to, credit a participant with one or more discretionary allocations in respect of a plan year, expressed as a dollar amount or as a percentage of the participants’ base salary, bonus amounts, commission payouts or any combination of the foregoing. The Board has the sole discretion to determine the amount of the Company match or discretionary allocation, the participants who receive the Company match or discretionary allocation and the investment benchmark that applies to the Company match or discretionary allocation. To date, the Company has limited these annual matching contributions to $6,000.
     The participant may select the investment benchmark used to notionally adjust his or her deferral account from among investment benchmarks made available by the Administrative Committee from time to time. The investment benchmarks available to participants in 2006 were: the Common Stock Investment Benchmark, the Johnson Illington Balanced Portfolio, the Johnson Illington Equity Portfolio, and the Interest Rate Index (collectively, the “Investment Benchmarks”).
     Any cash earnings generated under an Investment Benchmark (such as interest, dividends, distributions and gains) shall be deemed to be reinstated in that Investment Benchmark, provided, however, that the Administrative Committee may, in its discretion, provide that earnings generated by one or more designated Investment Benchmark be reinvested solely in the Interest Rate Index. All notional acquisitions and dispositions of Investment Benchmarks under a participant’s plan accounts shall be deemed to occur at such times as the Administrative Committee shall determine to be administratively feasible in its sole discretion and the participant’s plan accounts shall be adjusted accordingly. In addition, a participant’s plan accounts may be adjusted from time to time, in accordance with procedures and practices established by the Administrative Committee, in its sole discretion, to reflect any notional transactional costs and other fees and expenses relating to the deemed investment, disposition or carrying of any Investment Benchmark for the participant’s plan accounts. Notwithstanding anything to the contrary, any such adjustments made to any plan account following a Change in Control shall be made in a manner no less favorable to participants than the practices and procedures employed under the plan, or as otherwise in effect, as of the date of the Change in Control.
     The vesting terms of each participant’s deferred amounts, Company match and discretionary allocation are established by the Administrative Committee in its sole discretion. The Administrative Committee has specified for the 2006 plan year that amounts deferred at the participant’s election for the 2006 plan year are 100% vested at all times and that any Company match for 2006 will vest on December 31, 2008 (except that, in the event of a termination for Cause, a participant will forfeit the Company match whether or not vested and in the event of a termination of employment (voluntarily or involuntarily, for any reason), death or Disability, a participant will forfeit the unvested portion of the Company match). The Administrative Committee may elect to accelerate the vesting of amounts credited to any participant under the 2005 Plans and, under the 2005 Plans, if within two years following a change in control, a participant is terminated without cause or resigns for good reason (each a “Covered Termination”), as of the effective date of the Covered Termination such participant will immediately become vested in 100% of all amounts credited to such participant’s plan account.
     The 2005 Plans were frozen by the Board of Directors, with respect to deferrals subsequent to the 2006 plans year, effective October 26, 2006 because of declining participation in the 2005 Plans and because the costs of administration outweighed the benefits of maintaining the 2005 Plans.
     The Deferred Compensation Plan for Key Employees, effective January 1, 1998 (the “Predecessor Key Plan”), was frozen by the Board of Directors, effective January 1, 2005, in connection with the adoption of the Key Plan in order to satisfy the requirements of the new Section 409A of the Code that was enacted by Congress as part of the American Jobs Creation Act of 2004.
     Like the Key Plan, the Predecessor Key Plan is an unfunded, non-qualified deferred compensation plan that provided management or highly compensated employees selected by the Administrative Committee with the opportunity to defer specified percentages of their cash compensation and to receive a matching contribution or discretionary allocation from the Company, determined by the Company in its sole discretion. These amounts are credited to the participant’s notional accounts under the Predecessor Key Plan. Participants are permitted to select from among the following investment benchmarks: Common Stock Investment Benchmark, the Johnson Illington Balanced Portfolio, the Johnson Illington Equity Portfolio, and the Interest Rate Index for the notional investment of their deferred compensation, and the Company is permitted to require that the return on the Company’s matching contribution or discretionary allocation be measured by the performance of the common stock. The Company may require that, when a participant receives distribution of his or her accounts, any amounts notionally invested in the common stock will be paid out in shares of the common stock.
     The Deferred Compensation Plan for Professional and Other Highly Compensated Employees, effective January 1, 2002, formerly known as the Non-ERISA Deferred Compensation Plan, (the “Predecessor Professional Plan”), was frozen by the Board of Directors, effective January 1, 2005, in connection with the adoption of the Professional Plan in order to satisfy the requirements of the new Section 409A of the Code that was enacted by Congress as part of the American Jobs Creation Act of 2004.
     Like the Professional Plan, the Predecessor Professional Plan is an unfunded, non-qualified deferred compensation plan that provided employees who are not eligible to participate in the Predecessor Key Plan and who were selected by the Administrative Committee with the opportunity to defer specified percentages of their cash compensation and to receive a matching contribution or discretionary allocation from the Company, determined by the Company in its sole discretion. These amounts are credited to the participant’s notional accounts under the Predecessor Professional Plan. Participants are permitted to select from among the following investment benchmarks: the common stock, the Johnson Illington Balanced Portfolio, the Johnson Illington Equity Portfolio, and the Interest Rate Index for the notional investment of their deferred compensation, and the Company is permitted to require that the return on the Company’s matching contribution or discretionary allocation be measured by the performance of the common stock. The Company may require that, when a participant receives distribution of his or her accounts, any amounts notionally invested in the common stock will be paid out in shares of common stock.
     Under the 2005 Plans, distributions are paid in cash, except that any portion of a distribution that is attributable to an investment in the Common Stock Investment Benchmark will only be paid in shares of the common stock. Under the Key Plan, the balance of the participant’s plan account is paid out either as (i) a lump sum on or about April 15 as early as the end of the third plan year after the plan year in which the participant’s deferral was made or as late as the tenth plan year or (ii) equal installments commencing no earlier than April 15 of the end of the third plan year after the plan year in which the participant’s deferral was made or no later than the tenth plan year. Distributions under the Professional Plan have a shorter term. The Professional Plan requires all distributions to participants to be paid no later than April 15 of the end of the fifth year after the plan year in which the participant’s deferral was made.
     Under the 2005 Plans, in the event that a participant or (after a participant’s death) a participant’s beneficiary experiences an unforeseeable financial emergency or, for any reason, the participant’s benefit (all or part) becomes taxable prior to receipt, the participant or beneficiary may petition to receive a partial or full payout of the applicable amounts credited to one or more of the participant’s plan accounts.
     For further information regarding these plans, see “Termination and Change in Control Payments” below.
Termination and Change in Control Payments
     The following tables set forth the estimated value of benefits that the Company’s Named Executive Officers would have been entitled to receive assuming certain terminations of employment and/or assuming a change in control of the Company, in each case occurring on December 31, 2006. The following tables also use the Company’s common stock price as of December 31, 2006 ($2.32). For restricted stock, the cash-out value reflects the number of shares vesting as a result of the triggering event multiplied by such stock price. For options, the cash-out value reflects the excess of such stock price over the exercise price of any option vesting as a result of the triggering event and, if there is no excess, it reflects a zero value with respect to such option. The tables also include, where applicable, the accelerated vesting and distribution of any unvested Company match amounts under the 2005 Plans. Under the 2005 Plans, if within two years following a change in control, a participant is terminated without cause or resigns for good reason (each a “Covered Termination”), as of the effective date of the Covered Termination, such participant will immediately become vested in 100% of all amounts credited to such participant’s plan account.

	Cash-Out Value of Equity-Based	Value of Company Match Account
George C. McNamee	Awards that Vest as a Result of	that Vests upon a
	Triggering Event	Covered Termination [1]
Triggering Event	($)

Prior to a CIC
Termination without cause	—	—
Termination for good reason	—	—
After a CIC
Termination without cause	—	6,600
Termination for good reason	—	6,600
Upon a CIC	16,235	—
Death/Disability	16,235	—

[1]	Includes Mr. McNamee’s unvested match amount as of December 31, 2006. On February 15, 2007, Mr. McNamee received a Company match amount of $6,000, which is not included in the table.

		Cash-Out Value of		Value of Company Match Account
		Equity-Based		that Vest as a Result of Covered
		Awards that Vest as		Termination
Alan P. Goldberg	Severance	a Result of	Value of Benefit
	Payment	Triggering Event	Continuation
Triggering Event	($)	($)	($)

Prior to a CIC
Termination without cause	400,000	—	3,443	—
Termination for good reason	—	—	3,443	—
After a CIC
Termination without cause	400,000	—	3,443	5,881
Termination for good reason	—	—	3,443	5,881
Upon a CIC	—	27,058	—	—
Death/Disability	400,000	27,058	—	—

		Cash-Out Value of
		Equity-Based
		Awards that Vest as
Peter J. McNierney	Severance	a Result of	Value of Benefit	Gross-Up Payment
	Payment	Triggering Event	Continuation	(S)
Triggering Event	($)	($)	($)

Prior to a CIC
Termination without cause	1,861,670	504,600	10,486	—
Termination for good reason	1,861,670	504,600	10,486	—
After a CIC
Termination without cause	1,861,670	—	10,486	—
Termination for good reason	1,861,670	—	10,486	—
Upon a CIC	—	504,600	—	—
Death/Disability	—	504,600	—	—

		Cash-Out Value of
		Equity-Based
		Awards that Vest as
Brian Coad	Severance	a Result of	Value of Benefit	Gross Up Payment
	Payment	Triggering Event	Continuation	(S)
Triggering Event	($)	($)	($)

Prior to a CIC
Termination without cause	525,000	97,129	10,663	—
Termination for good reason	525,000	97,129	10,663	—
After a CIC
Termination without cause	525,000	—	10,663	—
Termination for good reason	525,000	—	10,663	—
Upon a CIC	—	97,129	—	—
Death/Disability	—	97,129	—	—

Gordon J. Fox
Cash-Out Value of Equity-Based Awards that Vest as a Result of Triggering Event
Triggering Event	($)

Prior to a CIC Termination without cause	—
Termination for good reason	—
After a CIC
Termination without cause	215,816
Termination for good reason	215,816
Upon a CIC	8,247
Death/Disability	224,063

     Mr. Kutey resigned from the firm in July 2006. In return for a general release of possible claims against the Company, an agreement not to solicit employees of the Company through February 14, 2007 and an agreement to cooperate with transition matters, the Company paid Mr. Kutey a lump sum amount of $300,000.
McNierney and Coad Agreements. “Cause” is defined in Mr. McNierney’s and Mr. Coad’s employment agreements as: (i) the executive’s conviction of, or plea of guilty or nolo contendere to, a felony under the laws of the United States or any state thereof, whether or not appeal is taken, (ii) the executive’s conviction of, or plea of guilty or nolo contendere to, a violation of criminal law involving the Company and its business, (iii) the willful material misconduct of the executive or the executive’s willful violation of material Company policies, in either case which has a demonstrable adverse effect on the Company; (iv) the executive’s continued failure to perform his duties except in the case of Disability (as defined in the applicable employment agreement) after the Company has given the executive written notice requesting such performance; or (v) the willful fraud or material dishonesty of the executive in connection with his performance of duties to the Company.
     “Good Reason” is defined in Mr. McNierney’s and Mr. Coad’s respective employment agreements as: (i) except in the case of a change in control (provided in the case of Mr. McNierney, he continues to serve as the senior most executive officer, and in the case of Mr. Coad, he continues to serve as the senior most financial officer, of the business of the Company and its subsidiaries as conducted immediately prior to the change in control), the assignment to the executive of any duties materially inconsistent with the executive’s position that results in a material diminution in such position (or any failure to appoint and nominate the executive to the Board, with respect to Mr. McNierney only); (ii) any failure by the Company to comply with its obligations under the applicable employment agreement; (iii) the relocation, without the consent of the executive, of the executive’s principal business office to a location outside of New York City; (iv) any failure to accomplish the certain aspects of a previously approved Board restructuring; and (v) until the earlier of the completion of the Board restructuring described in clause (iv) or the date immediately following the annual meeting, the Board, by action or omission, either overrules, vetoes, countermands, obstructs, constrains or otherwise frustrates or delays, in any material respect, the executive’s good faith efforts to accomplish any material aspect of the strategic plan approved by the Board on June 29, 2006.
     McNierney Agreement. Upon a termination for Cause or without Good Reason, or in the event of death or disability, Mr. McNierney will receive: (i) any earned but unpaid portion of his base salary; (ii) any earned but unpaid portion of his annual bonus for any completed fiscal year; and (iii) any unreimbursed business or other expenses (“Accrued Obligations”). Upon termination without Cause or for Good Reason, Mr. McNierney will receive the Accrued Obligations as well as the following severance payments: (i) a lump sum severance payment of 1.5 times the sum of (a) his then current base salary and (b) the average of the annual bonus amounts previously paid or payable in the last three completed fiscal years; (ii) a lump sum payment of the pro-rata portion of the annual bonus he would have earned if he had remained employed by the Company through the end of the applicable fiscal year; (iii) all deferred compensation benefits accrued as of the date of termination; (iv) full vesting and exercisability of any unvested portion of restricted stock, stock options or other equity Mr. McNierney may hold at the time of termination of employment; and (v) eighteen (18) months of medical, dental, disability and life insurance coverage continuation with the same employee cost sharing as applicable to active employees of the Company during such eighteen (18) month period, subject to cancellation by the Company in the event that Mr. McNierney becomes eligible for similar coverage because of subsequent employment. All of the severance payments described above are contingent upon Mr. McNierney’s execution of an irrevocable general release. In the event of change in control of the Company, if compensation payments to Mr. McNierney become subject to excise tax under Section 280G of the Code, the Company will pay Mr. McNierney a gross up payment in an amount equal to the amount of any excise tax imposed on such compensation payments. The employment agreement also contains standard post-termination confidentiality, non-competition (for 12 months unless termination without cause or for good reason) and non-solicitation provisions (for 12 months).
     Coad Agreement. Upon a termination for Cause or without Good Reason or in the event of death or disability, Mr. Coad will receive his Accrued Obligations. Upon termination without Cause or for Good Reason, Mr. Coad will receive his Accrued Obligations as well as the following severance payments: (i) a lump sum severance payment of 1.5 times the sum of (a) his then current Base Salary and (b) the average of the annual bonus amounts previously paid or payable in the last three completed fiscal years or $150,000, whichever is greater; (ii) a lump sum payment of the pro-rata portion of the annual bonus he would have earned if he had remained employed by the Company through the end of the applicable fiscal year; (iii) all deferred compensation benefits accrued as of the date of termination; (iv) full vesting and exercisability of any unvested portion of restricted stock, stock options or other equity Mr. Coad may hold at the time of termination of employment; and (v) eighteen (18) months of medical, dental, disability and life insurance coverage continuation with the same employee cost sharing as applicable to active employees of the Company during such eighteen (18) month period, subject to cancellation by the Company in the event that Mr. Coad becomes eligible for similar coverage because of subsequent employment. All of the severance payments described above are contingent upon Mr. Coad’s execution of an irrevocable general release. In the event of change in control of the Company, if compensation payments to Mr. Coad become subject to excise tax under Section 280G of the Code, the Company will pay Mr. Coad a gross up payment in an amount equal to the amount of any excise tax imposed on such compensation payments. The employment agreement also contains standard post-termination confidentiality and non-solicitation provisions (for 12 months).

     Goldberg Agreement. Mr. Goldberg’s letter agreement provides that if Mr. Goldberg’s employment is voluntarily terminated or if Mr. Goldberg is terminated for “Cause” (as defined in the letter agreement), Mr. Goldberg will only receive his base salary and welfare benefits through the date of termination. The letter agreement also contains standard post-termination confidentiality, non-competition (for 3 months) and non-solicitation provisions (for 3 months).
The 1999 Long Term Incentive Plan and the 2001 Long Term Incentive Plan
     Under both the 1999 Long Term Incentive Plan and 2001 Long Term Incentive Plan (referred to collectively herein as the “Long Term Incentive Plans, unless otherwise provided in the relevant award agreement, if a participant’s employment is terminated for any reason, any unexercisable stock option or stock appreciation right (“SAR”) shall be forfeited and canceled by the Company. Such participant’s right to exercise any then-exercisable stock option or SAR will terminate ninety (90) days after the date of such termination (but not beyond the stated term of such stock option or SAR); provided, however, the Executive Compensation Committee may (to the extent options were exercisable on the date of termination) extend such period. If a participant dies, becomes totally disabled or retires, such participant (or the estate or other legal representative of the participant), to the extent the stock options or SARs are exercisable immediately prior to the date of death, total disability or retirement, will be entitled to exercise any stock options or SARs at any time within the one-year period following such death, disability or retirement, but not beyond the stated term of such stock option or SAR.
     Under the Long Term Incentive Plans, unless otherwise provided in the relevant award agreement, if a participant’s employment is terminated for any reason (other than due to death, total disability or retirement) prior to the lapsing of any applicable restriction period, or the satisfaction of any other restrictions, applicable to any grant of restricted shares, will be forfeited by such participant; provided, however, that the Executive Compensation Committee may, in its sole discretion, determine within ninety (90) days after such termination that all or a portion of such restricted shares shall not be so forfeited. In the case of death, total disability or retirement, the participant (or the estate or other legal representatives of the participant) shall become 100% vested in any restricted shares as of the date of termination.
     Under the Long Term Incentive Plans, Change in Control is defined as: (i) with certain exceptions, the acquisition by one individual or entity of 30% or more of either (a) the shares of the common stock, or (b) the combined voting power of the voting securities of the Company entitled to vote generally in the election of directors (ii) any transaction whereby the individuals who, as of the effective date of the applicable plan, constitute the Board (the “Incumbent Board”) cease to constitute at least a majority of the Board; except for any transaction whereby an individual becomes a director subsequent to the effective date of the applicable plan but whose election as a director is approved by at least a majority of the directors of the Incumbent Board; (iii) approval by the shareholders of the Company of a reorganization, merger or consolidation, other than a reorganization, merger or consolidation involving the equity holders of more than 70% of the Company’s equity which does not significantly affect the proportions of equity held by such equity holders; (iv) approval by the shareholders of the Company of (a) a complete liquidation or substantial dissolution of the Company, or (b) the sale or other disposition of all or substantially all of the assets of the Company.
     If a Change of Control occurs (i) all stock options and/or SARs then unexercised and outstanding will become fully vested and exercisable and (ii) all restrictions, terms and conditions applicable to restricted shares then outstanding will be deemed lapsed and satisfied, each as of the date of the Change of Control; provided, however, that such Change of Control provisions will only apply to those participants who are employed by the Company as of the date of the Change of Control or who are terminated before the Change of Control and reasonably demonstrate that such termination was in connection with or in anticipation of the Change of Control; provided further that with respect to the 1999 Plan, such Change of Control provisions will apply unless otherwise provided for in an award agreement.
The 2005 Plans and the Predecessor Plans
     Unless otherwise specifically provided under the terms of a particular annual deferral agreement and/or the document announcing an annual discretionary allocation (if any), in the event of a participant’s Covered Termination, as of the effective date of such Covered Termination, all amounts credited to each of the participant’s plan accounts, as adjusted for the applicable Investment Adjustments and all prior withdrawals and distributions, shall be 100% vested and non-forfeitable. Under each of the 2005 Plans and the Predecessor Plans, each plan is administered by a committee appointed by the Board (collectively, the “Administrative Committee”). Distributions under these plans shall be paid in cash in a single lump sum; except, however, that the Administrative Committee may provide, in its discretion, that any distribution attributable to the portion of a plan account that is deemed invested in an investment benchmark that tracks the value of Company stock shall be paid in shares of Company stock.
     “Covered Termination” is defined as the participant’s termination of employment within two (2) years following a Change in Control as a result of the participant’s resignation for good reason or a termination by the participant’s employer without cause.
     ‘Good Reason ‘ is defined as a participant’s resignation following (i) a diminution in the participant’s position or responsibilities, or an assignment to the participant of duties inconsistent with the participant’s position other than for cause or (ii) a reduction of more than 10% in the participant’s aggregate annualized compensation rate solely as a result of a change adopted unilaterally by the Company.
     Cause is defined as any termination by reason of the participant’s (i) willful and continued failure to perform the duties of his or her position after receiving notice of such failure and being given reasonable opportunity to cure such failure; (ii) willful misconduct which is demonstrably and materially injurious to the employer; (iii) conviction of a felony; or (iv) material breach of applicable federal or state securities laws, regulations or licensing requirements or the applicable rules or regulations of any self-regulatory body.
     The Administrative Committee may elect to accelerate the vesting of amounts credited to any participant under the plans in the event a participant is terminated without Cause within two (2) years following the Change in Control of the Company, and the participant will immediately become vested in 100% of all amounts credited to his account. Distributions under the 2005 Plans and the Predecessor Plans will be paid in cash in a single lump sum; except, however, that under both plans, the Administrative Committee may provide, in its discretion, that any distribution attributable to the portion of a plan account that is deemed invested in an investment benchmark that tracks that value of Company stock shall be paid in shares of Company stock.
     Under the 2005 Plans and the Predecessor Plans, in the event a participant dies or suffers a long-term disability, the participant (or his or her beneficiary) shall receive a lump sum payment equal to the participant’s vested account balance within ninety (90) days of death or the Administrative Committee’s determination that such long-term disability has occurred. In the event of death, if the participant’s account balance is greater than $25,000, the Administrative Committee may elect to pay his or her vested account balance in installments not exceeding five (5) years. In the event of death, the lump sum payment will be made, or installment payments shall commence, no later than ninety (90) days after the date the Administrative Committee is provided with proof that is satisfactory to the Administrative Committee of the participant’s death.

COMPENSATION COMMITTEE INTERLOCKS AND
INSIDER PARTICIPATION
     The Company has an Executive Compensation Committee responsible for approving the compensation of the Company’s executive officers. During the 2006 fiscal year, Mr. Fiederowicz served on the Executive Compensation Committee until September 28, 2006, Mr. Gravante served since September 28, 2006, and Mr. Carlucci served the entire year. None of the Executive Compensation Committee members is involved in a transaction or relationship requiring disclosure as an interlocking executive officer/director, under Item 404 of Regulation S-K or as a former officer or employee of the Company.
EXECUTIVE COMPENSATION COMMITTEE REPORT*
     The Executive Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by the Securities Exchange Act with management and, based on the Committee’s review and discussions with management, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.
EXECUTIVE COMPENSATION COMMITTEE
Nicholas A. Gravante (Chair)
Carl P. Carlucci
     • The material in this report is not “solicitation material,” is not deemed filed with the SEC, and is not incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any filing.

AUDIT COMMITTEE REPORT*
     The Audit Committee of the Company is composed of three independent directors and operates under a written charter adopted by the Board which was amended January 2004. The Board annually reviews the NASDAQ Stock Market listing standards definition of independence and has determined that each member of the Committee meets that standard, and each member is independent within the meaning of Rule 10A-3 under the Exchange Act and the Company’s Corporate Governance Guidelines.
     The Audit Committee’s job is one of oversight as set forth in its charter. It is not the duty of the Audit Committee to prepare the Company’s financial statements, to plan or conduct audits, or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. The Company’s management is responsible for preparing the Company’s financial statements and for maintaining internal control and disclosure controls and procedures to ensure the financial statements are complete and accurate and are in accordance with generally accepted accounting principles. The independent accountants are responsible for auditing the financial statements and expressing an opinion as to whether those audited financial statements fairly present the financial position, results of operations, and cash flows of the Company in conformity with accounting principles generally accepted in the United States.
     During the year 2006, the Committee met at least quarterly with the Company’s Chief Financial Officer. In addition, the Committee meets with its independent accountants on a quarterly basis or more frequently, as requested by the independent accountants or the Committee. At each quarterly meeting in 2006, the Committee met privately with the independent accountants as well as with management. The Committee also reviewed its charter and undertook a self-assessment process and reported the results of that assessment to the Board.
     In 2006, the Committee met during the year with the Director of the Company’s Internal Audit Department and the Director of the Company’s Compliance Department for reports on the status of certain internal controls.
     The Committee recommended to the Board that the Company’s current independent accountants, PricewaterhouseCoopers LLP, be appointed as the independent accountants to conduct the audit for the fiscal year ended December 31, 2007. Pursuant to the revised charter, the Committee is directly responsible for the appointment of the Company’s independent accountants who shall report directly to the Committee. The Company’s independent accountants have provided to the Committee a written disclosure required by Independence Standards Board Standard No. 1 (Independent Discussion with Audit Committees), and the Committee discussed with the independent accountants that firm’s independence.
     Management represented to the Committee that the Company’s consolidated financial statements for fiscal 2006 were prepared in accordance with accounting principles generally accepted in the United States and the Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Committee discussed with the independent accountants what is required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications). Based on these discussions and reviews, the Committee approved the inclusion of the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the Securities and Exchange Commission.
     During fiscal 2006, the Audit Committee performed all of its duties and responsibilities under the Audit Committee Charter. In addition, the Audit Committee has determined that the provision of the non-audit services described in “Principal Accounting Firm fees” below is compatible with maintaining PricewaterhouseCoopers LLP’s independence.
AUDIT COMMITTEE
Carl P. Carlucci (Chair)
Shannon P. O’Brien
Dale Kutnick
     * The material in this report is not “solicitation material,” is not deemed filed with the Commission, and is not incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any filing.

FINANCIAL AND OTHER INFORMATION — INCORPORATION BY REFERENCE
     Financial and other information required to be disclosed in this proxy statement is set forth in our Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 2006 and our quarterly reports on Form 10-Q for the quarter ended March 31, 2007 under the captions “FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA”, and “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS”, is hereby incorporated herein by reference. A copy of our Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 2006 and a copy of our quarterly report on Form 10-Q for the quarters ended March 31, 2007 accompany this proxy statement.
FORWARD-LOOKING STATEMENTS
     This report contains “forward-looking statements.” These statements are not historical facts but instead represent the Company’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. The Company’s forward-looking statements are subject to various risks and uncertainties, including the conditions of the securities markets, generally, and acceptance of the Company’s services within those markets and other risks and factors identified from time to time in the Company’s filings with the SEC. It is possible that the Company’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in its forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements. The Company does not undertake to update any of its forward-looking statements.
OTHER MATTERS
     At the date of this proxy statement, the Company has no knowledge of any business other than that described above that will be presented at the annual meeting. If any other business should come before the annual meeting, it is intended that the persons named in the enclosed proxy will have discretionary authority to vote the shares that they represent.
     PLEASE NOTE THAT UPON WRITTEN REQUEST THE COMPANY WILL PROVIDE TO EACH SHAREHOLDER, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2006. REQUESTS SHOULD BE DIRECTED TO JESSICA STANLEY, EXECUTIVE ASSOCIATE, FIRST ALBANY COMPANIES INC., 677 BROADWAY, ALBANY, NY 12207-2990.
     You are urged to sign and to return your Proxy promptly in the enclosed return envelope to make certain your shares will be voted at the Meeting.

By Order of the Board of Directors Peter J. McNierney President and Chief Executive Officer Albany, New York ___, 2007

LIST OF APPENDICES

Appendix A —	Investment Agreement, form of Registration Rights Agreement, Voting Agreements and Amendment to Rights Agreement

Appendix B —	Freeman & Co. Securities LLC Fairness Opinion

Appendix C —	Amendment to the Certificate of Incorporation

Appendix A
Appendix A
EXECUTION COPY

INVESTMENT AGREEMENT
Dated as of May 14, 2007
between
FIRST ALBANY COMPANIES INC.
and
MATLINPATTERSON FA ACQUISITION LLC

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2

Section 7.3 Damages Threshold	39
Section 7.4 Indemnification Procedures	40
Section 7.5 Third-Party Claims	40
Section 7.6 Special Tax Indemnity	41
Section 7.7 Tax Treatment of Indemnity Payments	41

ARTICLE VIII
FURTHER AGREEMENTS

Section 8.1 Public Announcements	41
Section 8.2 Fees and Expenses	41

ARTICLE IX
GENERAL

Section 9.1 Termination	43
Section 9.2 Notice	44
Section 9.3 Complete Agreement; No Third-Party Beneficiaries	44
Section 9.4 GOVERNING LAW	45
Section 9.5 No Assignment	45
Section 9.6 Headings	45
Section 9.7 Counterparts	45
Section 9.8 Remedies; Waiver	45
Section 9.9 Severability	46
Section 9.10 Amendment; Waiver	46

Exhibits

Exhibit A — Defined Terms
Exhibit B — Form of Opinion of Sidley Austin LLP
Exhibit C — List of Closing Deliveries
Exhibit D — Form of Opinion of Dewey Ballantine LLP
Exhibit E — Financing Commitment
Exhibit F — Form of Registration Rights Agreement

3

INVESTMENT AGREEMENT
     INVESTMENT AGREEMENT (this “Agreement”), dated as of May 14, 2007, between FIRST ALBANY COMPANIES INC., a New York corporation (the “Company”), and MATLINPATTERSON FA ACQUISITION LLC, a Delaware limited liability company (the “Investor”),
WITNESSETH:
     WHEREAS the Company wishes to issue and sell to the Investor (and any Co-Investors designated by the Investor as provided below), and the Investor (together with any such Co-Investors) wishes to purchase from the Company, the Purchased Shares and related Rights (each as defined below, with such purchase being sometimes hereinafter referred to as the “Investment”) upon the terms and subject to the conditions set forth herein and in the Registration Rights Agreement (as defined below);
     WHEREAS the Board of Directors of the Company (the “Board”), based on the unanimous recommendation of a special committee of independent directors of the Company (the “Special Committee”), has approved, and deems it advisable and in the best interests of the shareholders of the Company, to consummate the Investment and the related transactions contemplated herein (collectively, the “Transactions”), upon the terms and subject to the conditions set forth herein;
     WHEREAS, concurrently with the consummation of the Investment, the Company and the Investor wish to make certain changes to the Board, including making certain changes to the composition and membership and the committees thereof;
     WHEREAS, the Investor has entered into certain voting agreements with certain shareholders of the Company pursuant to which such shareholders have agreed to vote the shares of Common Stock beneficially owned by them in favor of approval of the Transactions (“Voting Agreements”), and may enter into additional such Voting Agreements after the date hereof;
     NOW, THEREFORE, in consideration of these premises and the representations, warranties, covenants and agreements herein set forth, the parties agree as follows:
ARTICLE I
DEFINITIONS AND INTERPRETATION
     Section 1.1 Definitions. The capitalized terms that are defined in Exhibit A are used herein with the meanings set forth therein.

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     Section 1.2 Interpretation.
     (a) Headings. The headings to the Articles, Sections and Subsections of this Agreement or any Exhibit to this Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.
     (b) Usage. In this Agreement, unless the context requires otherwise: (i) the singular number includes the plural number and vice versa; (ii) reference to any gender includes each other gender; (iii) the Exhibits to this Agreement are hereby incorporated into, and shall be deemed to be a part of, this Agreement; (iv) the terms “hereunder”, “hereof”, “hereto” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular section or other provision hereof; (v) the words “include”, “includes” and “including” shall be deemed to be followed by the words “without limitation”; (vi) a reference to any Article, Section, Subsection or Exhibit shall be deemed to refer to the corresponding Article, Section, Subsection, or Exhibit of this Agreement and (vii)a reference to any Schedule shall be deemed to refer to the corresponding Schedule to the Company Disclosure Letter.
ARTICLE II
PURCHASE AND SALE OF PURCHASED SHARES
     Section 2.1 Purchase and Sale of Stock.
     (a) At the Closing, the Company shall issue and sell, and the Purchasers shall purchase, the number of Purchased Shares determined pursuant to Section 2.1(b) below, together with one Right attached to each such Purchased Share, all on the terms set forth herein and free and clear of any Liens. At the Closing, the Purchasers shall pay the Company, as consideration for the Purchased Shares, an aggregate purchase price of $50,000,000 (the “Purchase Price”) less any Reimbursable Expenses permitted to be deducted from the Purchase Price pursuant to Section 8.2 below (the amount of the Purchase Price remaining after the deduction of such Reimbursable Expenses being sometimes hereinafter referred to as the “Net Purchase Price”).
     (b) The number of shares of Common Stock to be purchased by the Purchasers hereunder (the “Purchased Shares”, which term shall also be deemed to refer to the attached Rights unless the context requires otherwise) shall be 33,333,333, subject to adjustment as provided in subsections (i) and (ii) below. The Purchase Price will not be changed as a result of any such adjustment in the number of Purchased Shares.
          (i) If the DEPFA Transaction has not been consummated prior to the Closing Date, the number of Purchased Shares shall be equal to the product of (x) 33,333,333 multiplied by (y) the Excess Compensation Dilution Factor. The “Excess Compensation Dilution Factor” for such purpose shall be determined in accordance with the following formula:

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ECDF =	1 +	EC ÷ OS
$1.50

where:

ECDF	=	The Excess Compensation Dilution Factor
EC	=	The amount of Excess Compensation
OS	=	The number of shares of Common Stock outstanding as of the Closing Date (before giving effect to the Transactions)
“Excess Compensation” shall mean the sum of (1) any Excess Cash Compensation and (2) any Excess Imputed Stock Based Compensation. “Excess Cash Compensation” shall mean the incremental amount of cash compensation paid or payable, directly or indirectly, by the Company or any Subsidiary to or in respect of any MCMG Employees as a result of the Closing taking place prior to the closing of the DEPFA Transaction. Such Excess Cash Compensation shall include any cash bonuses or other amounts paid or payable by the Company or any Subsidiary to any such MCMG Employee (or payable to DEPFA in respect of such MCMG Employee pursuant to Section 2.1(h) of the DEPFA Purchase Agreement) that would not have been so paid or payable if the DEPFA Transaction had been consummated immediately prior to the Closing Date and assuming that all the MCMG Employees would have become employees of DEPFA as part of the DEPFA Transaction. “Excess Imputed Stock Based Compensation” shall mean the sum of (i) the product of (A) the number of shares of Common Stock subject to Restricted Stock Awards granted to MCMG Employees that become vested as a result of the Closing taking place that would not have become vested if the DEPFA Transaction had been consummated immediately prior to the Closing Date and assuming that all the MCMG Employees would have become employees of DEPFA as part of the DEPFA Transaction multiplied by (B) $1.50 per share and (ii) the product of (x) the number of shares of Common Stock subject to Employee Stock Options granted to MCMG Employees that become vested as a result of the Closing taking place that would not have become vested if the DEPFA Transaction had been consummated immediately prior to the Closing Date and assuming that all the MCMG Employees would have become employees of DEPFA as part of the DEPFA Transaction, but only to the extent that the exercise price with respect to any such Employee Stock Option is less than $1.50 per share, multiplied by (y) with respect to each such Employee Stock Option, the excess of $1.50 per share over the applicable exercise price.
          (ii) (A) If the Net Tangible Book Value Per Share as of the Closing Date as shown in the Closing Net Tangible Book Value Report is less than $1.60, the number of Purchased Shares shall be equal to (x) the number of Purchased Shares after giving effect to any adjustment required pursuant to subsection (i) above multiplied by (y) the NTBV Adjustment Factor. The “NTBV Adjustment Factor” for such purpose shall be determined in accordance with the following formula:

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NTBVAF	=	1 + $1.50 — .8886NTBV
$1.50

where:

NTBVAF	=	The NTBV Adjustment Factor, which shall not be less than 1.
NTBV	=	The Net Tangible Book Value Per Share as of the Closing Date (or, for the purpose of Subsection (B) below, as of the Measurement Date)
               (B) Not less than three (3) Business Days prior to the Closing Date, the Company shall deliver to the Investor a report (the “Preliminary Net Tangible Book Value Report”), certified by the Chief Financial Officer of the Company in a manner reasonably satisfactory to the Investor, which shall contain: (a) an unaudited consolidated balance sheet of the Company and its consolidated subsidiaries (the “Measurement Date Balance Sheet”) as of the end of the most recent month that has ended not less than five (5) Business Days prior to the Closing Date (the “Measurement Date”), prepared in accordance with GAAP consistently applied (except that such balance sheet need not include footnotes or provide for adjustments that normally would be made at year end consistent with the Company’s past accounting practices), (b) if the DEPFA Transaction has been consummated on or prior to such Measurement Date, a pro forma consolidated balance sheet (the “Measurement Date Pro Forma Balance Sheet”) based on the Measurement Date Balance Sheet but adjusted to eliminate any gain, loss or other accounting effects of the DEPFA Transaction, (c) a detailed calculation, based on the Measurement Date Balance Sheet or, if one is required to be included in the Preliminary Net Tangible Book Value Report, the Measurement Date Pro Forma Balance Sheet, showing the Net Tangible Book Value Per Share as of the Measurement Date (the “Preliminary Net Tangible Book Value Per Share”), (c) a detailed calculation of the NTBV Adjustment Factor based on such Preliminary Net Tangible Book Value Per Share (the “Prelim NTBV Adjustment Factor”), and (d) a detailed calculation of the number of Purchased Shares after giving effect to such Preliminary NTBV Adjustment Factor and, to the extent applicable, the Excess Compensation Adjustment Factor. At the Closing, the number of Purchased Shares issued to the Purchasers shall be based on the Preliminary NTBV Adjustment Factor, but the final number of Purchased Shares shall be subject to adjustment after the Closing as provided in Subsection 2.1(b)(ii)(C) below.
               (C) As soon as practicable, but in no event later than sixty (60) days after the Closing Date (unless such deadline is extended by mutual agreement of the Company and the Investor), the Company shall deliver to the Investor a report (the “Final Net Tangible Book Value Report”), certified by the Chief Financial Officer of the Company in a manner reasonably satisfactory to the Investor, which shall contain: (a) an unaudited consolidated balance sheet of the Company and its consolidated subsidiaries (the “Closing Date Balance Sheet”) as of the Closing Date, prepared in accordance with GAAP consistently applied (except that such balance sheet need not include footnotes or provide for adjustments that normally would be made at year end consistent with the Company’s past accounting practices), accompanied by a review report of the Company’s auditors, (b) a pro forma consolidated balance sheet (the “Closing Date Pro Forma Balance Sheet”) based on the Closing Date Balance Sheet but adjusted to eliminate (x) any gain, loss or other accounting effects of the DEPFA Transaction (if the DEPFA Transaction has been consummated prior to such Closing Date) or (y) the effects of any Excess

7

Compensation resulting from the consummation of the Transactions (if the DEPFA Transaction has not been consummated prior to the Closing Date), (c) a detailed calculation, based on the Closing Date Pro Forma Balance Sheet, showing the Net Tangible Book Value Per Share as of the Closing Date (the “Final Net Tangible Book Value Per Share”), and (c) a detailed calculation of the NTBV Adjustment Factor based on such Preliminary Net Tangible Book Value Per Share (the “Final NTBV Adjustment Factor”). If the number of Purchased Shares determined based on the Final NTBV Adjustment Factor is greater than the number of Purchased Shares determined based on the Preliminary NTBV Adjustment Factor, the Company shall promptly issue to the Purchasers, pro rata based on the numbers of Purchased Shares issued to them at the Closing, a number of additional shares of Common Stock (together with the related Rights) equal to such excess. If the number of Purchased Shares determined based on the Preliminary NTBV Adjustment Factor is greater than the number of Purchased Shares determined based on the Final NTBV Adjustment Factor, the Purchasers shall promptly surrender to the Company, pro rata based on the numbers of Purchased Shares issued to them at the Closing, a number of the Purchased Shares (together with the related Rights) issued to them at the Closing equal to such excess, provided that the final number of Purchased Shares shall in no event be less than 33,333,333.
     (c) By written notice given to the Company not less than five (5) Business Days prior to the Closing Date (the “Designation Notice”), the Investor may designate one or more other Persons (each a “Co-Investor” and collectively, together with the Investor, the “Purchasers”) to purchase a portion of the Purchased Shares in the place of the Investor, with the name of each Co-Investor and the number of Purchased Shares to be purchased by it being set forth in the Designation Notice, provided that the number of Purchased Shares to be purchased by the Investor shall not be less than 29,000,000. It shall be a condition precedent to the effectiveness of the designation of any Co-Investor that such Co-Investor execute and deliver to the Company and the Investor a Joinder Agreement (a “Co-Investor Joinder Agreement”) in a form reasonably satisfactory to the Company and the Investor pursuant to which (i) such Co-Investor agrees to become a party to this Agreement as a “Purchaser” hereunder, (ii) such Co-Investor makes representations and warranties comparable to those being made by the Investor in Article IV (with such modifications as are necessary to reflect any difference in the legal nature of such Co-Investor and the source of its funds for making its investment compared to the Investor), (iii) such Co-Investor sets forth its notice address(es) for the purposes of Section 9.2 hereof and (iv) such Co-Investor agrees to be bound by the Investor Confidentiality Agreement as if it were a party thereto.
     Section 2.2 The Closing.
     The closing of the Investment (the “Closing”) and all actions contemplated by this Agreement and the Registration Rights Agreement to occur at the Closing shall take place in the offices of Sidley Austin LLP, 787 Seventh Ave., New York, New York, at 9:30 a.m. local time, on a date to be specified by the parties, which shall be no later than the second Business Day following the day on which the last of the conditions set forth in Article IV (other than those conditions required to be fulfilled at the Closing) shall have been fulfilled or waived, or at such other time and place as the Company and the Investor may agree. At the Closing, the Purchasers and the Company shall make certain deliveries, as specified in Sections 2.3 and 2.4, respectively, and all such deliveries, regardless of chronological sequence, shall be deemed to occur

8

contemporaneously and simultaneously on the occurrence of the last delivery and none of such deliveries shall be effective until the last of the same has occurred.
     Section 2.3 Purchaser Deliveries at the Closing. At the Closing, the Purchasers shall deliver to the Company:
     (a) an amount in same-day funds equal to the Net Purchase Price by wire transfer to a bank account designated in writing by the Company at least two Business Days prior to the Closing;
     (b) one or more invoices itemizing the Reimbursable Expenses;
     (c) the Registration Rights Agreement duly executed by the Purchasers;
     (d) an opinion, dated the Closing Date, of Sidley Austin LLP substantially to the effect set forth in Exhibit B; and
     (e) each of the other certificates and documents listed in Part I of Exhibit C.
     Section 2.4 Company Deliveries at the Closing. At the Closing, the Company shall deliver to the Purchasers:
     (a) a certificate or certificates (in denominations specified by the Investor) representing the Purchased Shares, registered in the names of the Purchasers;
     (b) the Registration Rights Agreement duly executed by the Purchasers;
     (c) an opinion, dated the Closing, Date, of Dewey Ballantine LLP substantially to the effect set forth in Exhibit D;
     (d) each of the additional certificates and documents listed in Part II of Exhibit C.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
     The Company hereby represents and warrants to the Purchasers, except in each case as specifically set forth in (i) the Company Disclosure Letter, (ii) the SEC Reports (excluding any disclosure therein that constitutes a “risk factor” or a “forward looking statement” under the heading “Forward Looking Statements” in any such SEC Report (provided that the exclusion of any such “risk factor” or “forward looking statement” shall not supersede or otherwise limit any of the exceptions set forth in clauses (a) through (m) in the definition of “Company Material Adverse Effect” or the effectiveness of any disclosure set forth in the Company Disclosure Letter) or (iii) the DEPFA Purchase Agreement and the Disclosure Letter Schedule relating thereto (each of which have been provided to the Purchasers prior to the date of this Agreement), as follows:

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     Section 3.1 Organization.
     The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. True and correct copies of the certificate of incorporation and by-laws of the Company, as amended through the date hereof, have been filed as exhibits to the SEC Reports. The Company has all requisite corporate power and authority to carry on the businesses in which it is engaged (and as described in the SEC Reports) and to own or lease its properties. The Company is duly qualified to conduct business as a foreign corporation and is in good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, other than where the failure to be so qualified would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect. The Company is not in default under or in violation of any provision of its certificate of incorporation or by-laws, and no such defaults or violations have occurred in the past which would reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect.
     Section 3.2 Capitalization.
     (a) As of the date hereof, the authorized capital stock of the Company consists of 50,000,000 shares of Common Stock and 500,000 shares of Preferred Stock. As of the Closing Date, upon the effectiveness of the Charter Amendment, the authorized capital stock of the Company will consist of 100,000,000 shares of Common Stock and 1,500,000 shares of Preferred Stock. No shares of Preferred Stock are currently outstanding and, other than the Company’s Series A Junior Participating Preferred Stock referred to in the Rights Agreement, no series of Preferred Stock has been designated or reserved for issuance. Of the shares of Common Stock currently authorized: (i) 1,074,510 shares of Restricted Stock are currently outstanding, (ii) 278,433 shares are currently held in a rabbi trust to hedge certain deferred compensation obligations, (iii) 436,625 shares are reserved for issuance upon the exercise of the Lender Warrants, (iv) 1,846,590 shares are reserved for issuance upon the exercise of Employee Stock Options, (v) 1,596,842 additional shares are reserved issuance pursuant to the Employee Stock Incentive Plans in respect of future awards under such plans and (vi) no other shares are reserved for issuance for any purpose.
     (b) Schedule 3.2(a) sets forth a list of (i) all Employee Stock Options currently outstanding and (ii) all Restricted Stock Awards currently outstanding and indicating which Employee Stock Options and awards of Restricted Stock Awards are expected to lapse upon the consummation of the DEPFA Transaction.
     (c) Except as set forth in Schedule 3.2(b), there are no outstanding Convertible Securities. Except as disclosed on Schedule 3.2(b), the issuance of the Purchased Shares as contemplated herein will not cause the number of shares of Common Stock issuable pursuant to any outstanding Convertible Securities to increase as a result of any antidilution provisions relating thereto.
     (d) Other than the Employee Stock Options listed on Schedule 3.2(a) and the Lender Warrants, there are no (i) outstanding options, warrants or other rights exercisable for the purchase of any shares of Capital Stock or Convertible Securities (“Stock Purchase Rights”), (ii)

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stock appreciation rights, performance stock awards or other employee incentive awards the value of which is determined by reference to the value of the Common Stock or (iii) other agreements or commitments obligating the Company to issue, sell, repurchase, redeem or otherwise acquire any shares of Capital Stock, Convertible Securities or Stock Purchase Rights. Except as set forth in Schedule 3.2(c), the issuance of the Purchased Shares as contemplated herein will not cause the number of shares of Common Stock issuable pursuant to the Employee Stock Options or the Lender Warrants to increase as a result of any antidilution provisions relating thereto.
     (e) There are no authorized or outstanding bonds, debentures, notes or other obligations of the Company the holders of which have the right to vote with the holders of Common Stock on any matter. Except as disclosed on Schedule 3.2(d), the Company does not have in effect any dividend reinvestment plans or employee stock purchase plans.
     (f) All outstanding shares of Capital Stock (including any outstanding Restricted Stock) have been duly authorized and validly issued and are fully-paid and nonassessable and have been offered and issued without violation of any preemptive rights of any Person or any applicable securities laws. All outstanding Employee Stock Options and Lender Warrants have been issued without violation of any applicable securities laws, and all shares of Common Stock issued upon exercise thereof will have been, upon such issuance, duly authorized and validly issued without violation of any preemptive rights of any Person and will be fully-paid and nonassessable.
     (g) There are no voting trusts, proxies or other agreements to which the Company is a party or by which it is bound with respect to the voting of any shares of Capital Stock affecting the voting of any shares of Capital Stock.
     Section 3.3 Subsidiaries and Joint Ventures.
     (a) Each Subsidiary is a Business Entity duly organized, validly existing and in good standing under the laws of its jurisdiction of formation. A true and correct copy of each Organizational Document of each “significant subsidiary” of the Company (within the meaning of Rule 1-02 of Regulation S-X under the Exchange Act), as amended through the date hereof, has either been filed as an exhibit to the SEC Reports or otherwise made available to the Investor. Each Subsidiary has all requisite power and authority to carry on the businesses in which it is engaged (and as described in the SEC Reports) and to own or lease its properties. Each Subsidiary is duly qualified to conduct business as a foreign Business Entity and is in good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, other than where the failure to be so qualified would reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect. No Subsidiary is in default under or in violation of any provision of any of its Organizational Documents, and no such defaults or violations have occurred in the past which would reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect.
     (b) Except as disclosed in Schedule 3.3(b), all the outstanding shares of capital stock or equity interests in each of the Subsidiaries are beneficially owned by the

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Company, directly or indirectly, free and clear of any restrictions on transfer (other than restrictions under the Securities Act or other applicable securities laws), have been duly authorized and validly issued and are fully-paid and nonassessable, and there are no outstanding options, warrants or other rights to purchase, or any preemptive rights or other rights to subscribe for or to purchase, or any securities or obligations convertible into or exercisable or exchangeable for, or any contracts or commitments to issue or sell, shares of capital stock of any Subsidiary or any such options, warrants, rights, convertible or exchangeable or exercisable securities.
     (c) Neither the Company nor any Subsidiary has any equity investments or interests in any Person other than (i) the Subsidiaries, (ii) the interests of the Company and the Subsidiaries in the JV Entities and (iii) securities positions maintained by the Company’s broker-dealer Subsidiaries in the ordinary course of their securities businesses.
     (d) The Company has heretofore made available to the Investor true and correct copies of each agreement, instrument or document governing the organization, operation or management of the FATV JV Entities.
     Section 3.4 Authorization; Execution and Enforceability.
     (a) Subject to the Charter Amendment becoming effective, the Company has all requisite corporate power and authority to execute, deliver and perform this Agreement and the Registration Rights Agreement and to consummate the Transactions. The Board has determined, based on the unanimous recommendation of the Special Committee, that the consummation of the Transactions is deemed advisable and in the best interests of the shareholders of the Company. The execution, delivery and performance of this Agreement and the Registration Rights Agreement and the consummation of the Transactions has been duly authorized by the Board and, other than the Shareholder Approvals, no further corporate action on the part of the Company is required in connection therewith.
     (b) This Agreement has been duly executed and delivered by the Company and constitutes, and, upon execution and delivery thereof as contemplated herein, the Registration Rights Agreement will have been duly executed and delivered by the Company and will constitute, a legal, valid and binding obligation of the Company enforceable against it in accordance with its terms.
     Section 3.5 Validity of Purchased Shares.
     Upon issuance to the Purchasers as contemplated herein, the Purchased Shares (including the attached Rights) will have been duly authorized and validly issued without violation of the preemptive rights of any Person and will be fully-paid and nonassessable, free and clear of any Liens.

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     Section 3.6 No Conflicts; Consents and Approvals.
     (a) Subject to obtaining Shareholder Approvals and the filing of the Charter Amendment, and except as disclosed in Schedule 3.6, neither the execution, delivery or performance of this Agreement or the Registration Rights Agreement by the Company nor the consummation of any of the Transactions will (a) conflict with or violate any provision of the certificate of incorporation or by-laws of the Company or any Organizational Document of any of the Subsidiaries; (b) result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party any right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any Contractual Obligation or any Requirement of Law applicable to the Company or any of the Subsidiaries or any of their respective properties and assets, other than such breaches, defaults, accelerations, terminations, modifications, cancellations, notices, consents or waivers as would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect; (c) result in the imposition of any Lien upon any material properties or assets of the Company or any of the Subsidiaries, which Lien would materially detract from the value or materially interfere with the use of such properties or assets, (d) result in the Company or any Subsidiary being required to redeem, repurchase or otherwise acquire any outstanding equity or debt interests, securities or obligations in the Company or any of the Subsidiaries or any options or other rights exercisable for any of same or (e) cause the accelerated vesting of any Employee Stock Options or Restricted Stock Awards.
     (b) Except as set forth in Schedule 3.6, neither the Company nor any of the Subsidiaries is required to obtain any consent, authorization or approval of, or make any filing, notification or registration with, any Governmental Authority or any self regulatory organization in order for the Company to execute, deliver and perform this Agreement and the Registration Rights Agreement and to consummate the Transactions (“Company Approvals”), other than filing the Proxy Statement with the SEC. The Company has no reason to believe that any of the consents, authorizations or approvals listed on Schedule 3.6 will not be received or will be received with conditions, limitations or restrictions that would reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect.
     (c) Except as set forth in Schedule 3.6, no Contractual Consents are required to be obtained under any Contractual Obligation applicable to the Company or any Subsidiary or, to the Knowledge of the Company, any Associated Person thereof in connection with the execution, delivery or performance of this Agreement or the Registration Rights Agreement or the consummation of any of the Transactions which if not obtained would reasonably be expected, individually or in the aggregate to have a Company Material Adverse Effect (“Company Contractual Consents”).
     Section 3.7 SEC Reports; Financial Statements.
     (a) Except as set forth in Schedule 3.7, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it since December 31, 2005 with the SEC pursuant to the reporting requirements of the Exchange Act (all the foregoing filed prior to the date hereof and all exhibits included or incorporated by reference therein and financial statements and schedules thereto and documents included or

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incorporated by reference therein being sometimes hereinafter collectively referred to as the “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act applicable to the SEC Reports, and none of the SEC Reports, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
     (b) As of their respective dates, except as set forth therein or in the notes thereto, the financial statements contained in the SEC Reports and the related notes (the “Financial Statements”) complied as to form in all material respects with all applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. The Financial Statements: (i) were prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), consistently applied during the periods involved (except (i) as may be otherwise indicated in the notes thereto or (ii) in the case of unaudited interim statements, to the extent that they may not include footnotes, may be condensed or summary statements or may conform to the SEC’s rules and instructions for Reports on Form 10-Q), (ii) fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments) and (iii) are in all material respects in accordance with the books of account and records of the Company and its consolidated subsidiaries (except as may be otherwise noted therein).
          Section 3.8 Sarbanes-Oxley; Disclosure and Internal Controls.
     (a) The Company is in compliance in all material respects with all of the provisions of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) that are applicable to it or any of the Subsidiaries.
     (b) The Company has established and maintains disclosure controls and procedures as defined in Rule 13a-15 under the Exchange Act. Such disclosure controls and procedures are designed to ensure that material information relating to the Company and the Subsidiaries is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required to be filed under the Exchange Act are being prepared. Such disclosure controls and procedures are effective in all material respects to timely alert the Company’s principal executive officer and principal financial officer to material information required to be included in the Company’s reports required to be filed under Exchange Act.
     (c) The Company and its consolidated subsidiaries have established and maintained a system of internal control over financial reporting (within the meaning of Rule 13a-15 under the Exchange Act) (“internal controls”). Such internal controls are sufficient to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of the Company’s financial statements for external purposes in accordance with GAAP. The Company’s certifying officers have evaluated the effectiveness of the Company’s internal controls as of the end of the period covered by the most recently filed quarterly or annual

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periodic report under the Exchange Act (the “Evaluation Date”). The Company presented in its most recently filed quarterly or annual periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls over financial reporting (as defined in Item 307(b) of Regulation S-K under the Exchange Act) or, to the Knowledge of the Company, in other factors that could significantly affect such internal controls.
     Section 3.9 Absence of Certain Changes.
     Since December 31, 2006, (a) there has not been any Company Material Adverse Effect or any changes, events or developments that would reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect, and (b) the Company and the Subsidiaries have conducted their respective businesses only in the ordinary course and in conformity with past practice.
     Section 3.10 No Undisclosed Liabilities.
     Neither the Company nor any of the Subsidiaries has any liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated, whether due or to become due), except for the following: (a) liabilities reflected in or reserved for in the December Balance Sheet, (b) liabilities that have arisen since December 31, 2006 in the ordinary course of the businesses of the Company and the Subsidiaries consistent with past practice, (c) liabilities incurred in the ordinary course of the businesses of the Company and the Subsidiaries consistent with past practice that would not required under GAAP to be reflected in an audited consolidated balance sheet of the Company and its consolidated subsidiaries and that are not in the aggregate material, (d) liabilities that would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect, (e) liabilities incurred in connection with the Transactions or (f) liabilities discharged in the ordinary course of the businesses of the Company and the Subsidiaries consistent with past practice prior to the date of this Agreement.
     Section 3.11 Litigation.
     There is no Action or Proceeding to which the Company or any of the Subsidiaries is a party (either as a plaintiff or defendant) pending or, to the Knowledge of the Company, threatened before any Governmental Authority or self-regulatory organization (i) that challenges the validity or propriety of any of the Transactions or (ii) if determined adversely to the Company or any Subsidiary would reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect. Except as would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect, neither the Company nor any of the Subsidiaries, nor, to the Knowledge of the Company, any of their respective officers, directors, employees or Associated Persons, is or has been the subject of any Action or Proceeding involving a claim of violation or liability under federal, state or foreign securities or insurance laws or the rules, by-laws, or constitution of any self-regulatory organization, or a claim of breach of fiduciary duty relating to the Company or any of the Subsidiaries or has been permanently or temporarily enjoined by any order, judgment or decree of any Governmental Authority or self-regulatory organization from engaging in or continuing to

15

conduct any of the businesses of the Company or any Subsidiary. Except as would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect, there has not been, and to the Knowledge of the Company, there is not pending or contemplated, any investigation by any Governmental Authority or self-regulatory organization involving the Company or any of the Subsidiaries or any officer, director, employee or Associated Person thereof. The Company has not received a stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act and, to the Knowledge of the Company, the SEC has not issued any such order. No order, judgment or decree of any Governmental Authority or self-regulatory organization has been issued in any Action or Proceeding to which the Company or any of the Subsidiaries is or was a party or, to the Knowledge of the Company, in any other Action or Proceeding except as would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect.
     Section 3.12 Intellectual Property Rights.
     Except as would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect, the Company and the Subsidiaries own or possess, or will be able to obtain on reasonable terms, licenses or sufficient rights to use all patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names and copyrights necessary to enable them to conduct their businesses as currently conducted (“Intellectual Property”). Neither the Company nor any of the Subsidiaries has infringed the intellectual property rights of third parties, and no third party, to the Knowledge of the Company, is infringing the Intellectual Property, in each case, where such infringement would reasonably be expected, individually or in the aggregate, to result in a Company Material Adverse Effect. Other than the DEPFA Purchase Agreement, there are no material options or licenses relating to the Intellectual Property, nor is the Company or any of the Subsidiaries bound by or a party to any material options or licenses relating to the patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names and copyrights of any other Person. There is no material claim or proceeding pending or, to the Knowledge of the Company, threatened that challenges the right of the Company or any of the Subsidiaries with respect to any of the Intellectual Property.
     Section 3.13 Exchange Listing.
     The Common Stock is listed on the NASDAQ Global Market and, to the Knowledge of the Company, there are no proceedings to revoke or suspend such listing. The Company is in compliance with the requirements of the NASDAQ Global Market for continued listing of the Common Stock thereon and any other NASDAQ Global Market listing and maintenance requirements. Trading in the Common Stock has not been suspended by the SEC or the NASDAQ Global Market.
     Section 3.14 Tax Matters.
     (a) Except as otherwise set forth in Schedule 3.14, (i) the Company and each of its Subsidiaries have filed all material Tax Returns required to be filed, and such Tax Returns

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are true and correct in all material respects, and the Company and its Subsidiaries are not in default in the payment of any Taxes (whether or not shown on such Tax Returns), other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without interest which were payable pursuant to said Tax Returns or any assessments with respect thereto, (ii) neither the Company nor any of its material Subsidiaries is currently the beneficiary of any extension of time within which to file any material Tax Return or has waived any statute of limitations in respect of any material Taxes which waiver is currently in effect, (iii) all Tax Returns referred to in clause (i) have been examined by the relevant Taxing Authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired, (iv) there is no material audit, assessment or proceeding pending or threatened in writing with respect to Taxes of the Company or any of the Subsidiaries, (v) the December Balance Sheet reflects an adequate reserve for all Taxes payable by the Company and its consolidated subsidiaries for all taxable periods and portions thereof through December 31, 2006, and (vi) each of the Company and its material Subsidiaries has filed Tax Returns related to income, franchise or other similar taxes in each state and local jurisdiction in which it is required to do so.
     (b) Except for any group, the members of which consist solely of the Company and the Subsidiaries as of the Closing Date, neither the Company nor any of the Subsidiaries has been a member of any group of corporations filing a consolidated return for United States federal income tax purposes, and neither the Company nor any of the Subsidiaries has any liability for Taxes of any Person (other than the Company and the Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract or otherwise.
     (c) Neither the Company nor any Subsidiary has ever been or is currently “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code.
     (d) Neither the Company nor any of the Subsidiaries have been a party to any “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(1).
     (e) Neither the Company nor any of the Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the Investment.
     (f) No payment or other benefit, and no acceleration of the vesting of any options, payments or other benefits, will, as a direct or indirect result of the Transactions, be (or under Section 280G of the Code or the related Treasury Regulations be presumed to be) an “excess parachute payment” to a “disqualified individual” as those terms are defined in Section 280G of the Code and the Treasury Regulations, without regard to whether such payment or acceleration is reasonable compensation for personal services performed or to be performed in the future or any amount that will not be deductible as a result of Section 162(m) of the Code (or any corresponding provision of state, local or foreign law).

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     (g) Neither the Company’s net operating loss carryforwards for federal income tax purposes nor the Company’s net operating loss carryforwards for state income tax purposes are subject to any limitations (other than as a result of the consummation of the Transactions) on their utilization (including under Section 382 of the Code, similar states or local Tax provisions, and the rules applicable to “separate return limitation years”) under applicable Tax law.
     (h) Except as disclosed in Schedule 3.14, during the three-year period ending on the date hereof there have not been, and during the three-year period ending on the Closing Date there will not have been (other than as a result of the consummation of the Transactions), any “ownership shifts involving a 5-percent shareholder” (within the meaning of such term for the purposes of Section 382(g) of the Code), or any “equity structure shifts” (within the meaning of Section 382(g) of the Code) with respect to the Company.
     (i) Neither the Company nor any of the Subsidiaries is a party to or is bound by any Tax allocation, sharing or similar agreement with any other Person.
     (j) Except as disclosed in Schedule 3.14, neither the Company nor any of the Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (A) change in method of accounting for a taxable period ending on or prior to the Closing Date, (B) “closing agreement” as described in Section 7121 of the Code (or any similar provision of state, local or foreign law) executed on or prior to the Closing Date, (C) material installment sale or material open transaction disposition made on or prior to the Closing Date or (D) material prepaid amount received on or prior to Closing.
     (k) Since December 31, 2006, neither the Company nor any Subsidiary has engaged in any transaction, or taken any other action, other than in the ordinary course of business consistent with past practice, that would give rise to any material Tax liability of the Company or any Subsidiary.
     Section 3.15 Tangible Assets.
     The Company and each of the Subsidiaries has good and marketable title to, or has valid rights to lease or otherwise use, all items of real and tangible personal property that are material to their respective businesses, free and clear of all Liens other than Liens (i) that do not materially interfere with the use of such property or (ii) would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect.
     Section 3.16 Real Property.
     (a) The Company does not own any real property.
     (b) Schedule 3.16 lists all material real property leased or subleased to the Company or its Subsidiaries, indicating, in each case, the term of the lease and any extension and expansion options and the rent payable under such lease (“Material Leases”). A true and correct copy of each Material Lease has either been filed as an exhibit to the SEC Reports or otherwise made available by the Company to the Investor.

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     (c) With respect to each Material Lease: (i) the lease or sublease is legal, valid, binding, enforceable and in full force and effect; (ii) neither the Company nor any Subsidiary party to such lease or sublease, nor, to the Knowledge of the Company, any other party to such lease or sublease, is in material breach or default thereunder, and no event has occurred which, with notice or lapse of time, would constitute a material breach or default by the Company or any of such Subsidiaries or, to the Knowledge of the Company, by any such other party, thereunder or permit termination, modification or acceleration thereunder; (iii) to the Knowledge of the Company, there are no material disputes, oral agreements or forbearance programs in effect as to the lease or sublease; and (iv) neither the Company nor any of the Subsidiaries has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold thereunder.
     Section 3.17 Insurance.
     The Company and each of the Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are prudent and customary for a company in the businesses and locations in which the Company or such Subsidiary, as the case may be, operates. All such policies are in full force and effect, neither the Company nor any of the Subsidiaries is in material default, whether as to the payment of premium or otherwise, under any such policy. No notices of cancellation or, to the Knowledge of the Company, indication of an intention to cancel or not to renew any material insurance policy has been received by the Company or any of the Subsidiaries. Since December 31, 2005, neither the Company nor any of the Subsidiaries has been denied insurance, nor has any prospective or actual carrier or underwriting board recommended or required material expenditures by the Company or any of the Subsidiaries in order to obtain insurance.
     Section 3.18 Contracts.
     (a) All agreements that are required to be filed as exhibits to the SEC Reports under Item 601 of Regulation S-K have been so filed.
     (b) Except as would not reasonably be expected, individually or in the aggregate, to result in a Company Material Adverse Effect: (i) each Company Contract is in full force and effect and represents a valid, binding and enforceable obligation of the Company and/or any Subsidiaries party thereto and, to the Knowledge of the Company, of each other party thereto and (ii) neither the Company nor any of the Subsidiaries nor, to the Knowledge of the Company, any other party is in breach or default under any Company Contract, and no event has occurred which with notice or lapse of time would constitute a breach or default by the Company or any of the Subsidiaries or, to the Knowledge of the Company, by any such other party, or permit termination, modification or acceleration under any Company Contract.
     Section 3.19 Permits and Regulatory Matters.
     (a) The Company and its Subsidiaries and, to the Knowledge of the Company, their respective officers, directors, employees, and Associated Persons hold all licenses, permits, certificates, franchises, ordinances, registrations, qualifications, or other rights, privileges, applications and authorizations filed with, granted or issued by, or entered by any Governmental

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Authority or self-regulatory organization that are required for the conduct of the businesses of the Company and the Subsidiaries as currently being conducted, each as amended through the date hereof (collectively, the “Company Permits”), other than such licenses, permits, certificates, franchises, ordinances, registrations, qualifications, or other rights, privileges, applications and authorizations the absence of which would not reasonably be expected, individually or in the aggregate to have a Company Material Adverse Effect.
     (b) The Company Permits are in full force and effect and have not been pledged or otherwise encumbered, assigned, suspended, modified, conditioned, or restricted in any material adverse respect, canceled or revoked, and the Company and each of the Subsidiaries, and, to the Knowledge of the Company, each of their respective officers, directors, employees and Associated Persons thereof, have operated, and are operating, in compliance with all terms thereof or any renewals thereof applicable to them, and with all Requirements of Law which apply to the conduct of the businesses thereof, and are in good standing in respect of all such Company Permits, other than in any case where the failure to so comply or operate or to be in good standing would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect. To the Knowledge of the Company, no event has occurred, or notice received, with respect to any of the Company Permits which allows or results in, or after notice or lapse of time or both would result in, revocation, suspension, or termination, modification, or the imposition of any condition or restriction, thereof or would result in any other material impairment of the rights of the holder of any such Company Permit other than as would not be reasonably expected, individually or in the aggregate, to have a Company Material Adverse Effect.
     (c) To the Knowledge of the Company, no Governmental Authority or self-regulatory organization has initiated any proceeding, investigation, or examination into the business or operations of the Company or any Subsidiary, or any officer, director, employee or Associated Persons thereof, or has instituted any proceeding seeking to revoke, cancel or limit any Company Permit, and neither the Company or any Subsidiary, nor any officer, director, employee or Associated Person thereof has received any notice of any unresolved material violation or exception by any Governmental Authority or self-regulatory organization with respect to any report or statement relating to any examination of the Company or any Subsidiary, except in any case as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Without limiting the generality of the foregoing, neither the Company nor any Subsidiary nor, to the Knowledge of the Company, any of their respective officers, directors, employees, or Associated Persons or persons performing similar duties has been enjoined, indicted, convicted or made the subject of a disciplinary proceeding, censure, consent decree, cease and desist or administrative order on account of any violation of the Exchange Act, the Commodity Exchange Act, the Investment Company Act of 1940, the Investment Advisers Act of 1940, state securities law or applicable foreign law or regulation.
     (d) Neither the Company or any Subsidiary, nor, to the Knowledge of the Company, any officer, director, employee, or Associated Person thereof is a party or subject to any agreement, consent, decree or order or other understanding or arrangement with, or any directive of any Government Authority or self-regulatory organization which imposes any material restrictions on or otherwise affects in any material way the conduct of any of the businesses of the Company and its Subsidiaries.

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          Section 3.20 Employees; Employee Benefits.
     (a) There are no collective bargaining agreements to which the Company or any of the Subsidiaries is a party. Except as would not be reasonably expected, individually or in the aggregate, to have a Company Material Adverse Effect, the Company and each Subsidiary are in compliance with all Requirements of Law respecting employment and employment practices, terms and conditions of employment and wages and hours.
     (b) Schedule 3.20 contains a true and complete list of all “pension plans” and “welfare plans” as defined in Section 3(2) and 3(1), respectively, of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), in each case applied without regard to the exceptions from coverage contained in Sections 4(b)(4) or 4(b)(5) thereof, maintained, or contributed to, by the Company or any of the Subsidiaries or any ERISA Affiliate of the Company or any Subsidiary (“Employee Benefit Plans”). Each Employee Benefit Plan has been administered in accordance with its terms in all material respects, and the Company and each of the Subsidiaries and their respective ERISA Affiliates has in all material respects met its obligations (if any) with respect to each Employee Benefit Plan and has made all required contributions (if any) thereto. The Company and the Subsidiaries and all Employee Benefit Plans are in compliance in all material respects with the currently applicable provisions (if any) of ERISA, the Code and other applicable federal, state and foreign laws and the regulations thereunder. None of the Company, the Subsidiaries or their respective ERISA Affiliates has ever maintained a Employee Benefit Plan subject to Section 412 of the Code, Part 3 of Subtitle B of Title I of ERISA or Title IV of ERISA. At no time has the Company or any of the Subsidiaries or, to the Knowledge of the Company, any of their respective ERISA Affiliates been obligated to contribute to any “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA) that is subject to Title IV of ERISA.
     Section 3.21 Compliance with Law.
     The Company and each of its Subsidiaries and the conduct and operation of their respective businesses is and has been in material compliance with each Requirement of Law that (a) affects or relates to this Agreement or the Registration Rights Agreement or any of the Transactions or (b) is applicable to the Company or its Subsidiaries or their respective businesses, other than where the failure to be or to have been in compliance would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect.
     Section 3.22 Environmental Matters.
     To the Knowledge of the Company, neither the Company nor any Subsidiary, nor any properties operated by the Company or any Subsidiary is in violation of, or liable under or in connection with, any Environmental Law that would reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect. There are no actions, suits or proceedings, or demands (including demand letters or requests for information from any environmental agency) of, to the Knowledge of the Company, investigations or claims instituted or pending, or to the Knowledge of the Company, threatened, relating to the liability of the

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Company or any Subsidiary under any Environmental Law that would reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect.
     Section 3.23 Transactions with Affiliates.
     No transactions, or series of related transactions, are currently proposed to which the Company or any of the Subsidiaries would be a party that would be required to be disclosed under Item 404 of Regulation S-K promulgated under the Securities Act.
Section 3.24 Investment Company
     The Company is not, and after giving effect to the Transactions will not be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
     Section 3.25 Corrupt Practices.
     Neither the Company nor any Subsidiary, nor to the Knowledge of the Company any director, officer, employee, agent or other Person acting on behalf of the Company or any Subsidiary has, in the course of his or its actions for, or on behalf of the Company or any of the Subsidiaries (i) used any corporate funds for any unlawful contribution gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employees from corporate funds; (iii) violated or is in violation of in any material respect any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.
     Section 3.26 Application of Takeover Protections.
     (a) The Board has taken all action necessary pursuant to Section 912 of the NYBCL to approve for purposes of Section 912 the purchase of the Purchased Shares by the Purchasers prior to the date hereof. Other than Section 912 of the NYBCL, no state or foreign takeover or similar statute or regulation in any jurisdiction in which the Company does business applies or purports to apply to this Agreement or any of the Transactions.
     (b) The Company has taken all actions necessary under the Rights Agreement to cause the Rights Agreement to be rendered inapplicable to this Agreement and the Transactions and for the Purchasers to be deemed not to be “Acquiring Persons” (as defined in the Rights Agreement).
     Section 3.27 Certain Information.
     None of the information supplied by the Company or its Subsidiaries for inclusion or incorporation by reference in any document to be filed with the SEC or any other Governmental Authority in connection with the Transactions, at the respective times filed with the SEC or any other Governmental Authority, will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

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     Section 3.28 Securities Law Compliance.
     Assuming the accuracy of the Investor’s representations and warranties contained in Article IV (any the corresponding representations made by any Co-Investors in the applicable Co-Investor Joinder Agreements), the offer, sale and issuance of the Purchased Shares hereunder is in compliance with Section 4(2) of the Securities Act and is exempt from the registration and prospectus delivery requirements of the Securities Act and all applicable state securities laws. Neither the Company nor any agent of the Company has offered the Purchased Shares by any form of general solicitation or general advertising, including any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.
     Section 3.29 Brokers.
     Except as heretofore disclosed by the Company to the Investor, no broker, investment banker or other Person is entitled to any broker’s, finder’s or other similar fee or commission in connection with the execution an delivery of this Agreement or the Registration Rights Agreement or the consummation of any of the Transactions based upon arrangements made by or on behalf of the Company, and the Company shall indemnify and hold the Purchasers harmless against any claim for any such fee or commission based on any such arrangements.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE INVESTOR
     The Investor hereby represents and warrants to the Company, except in each case as specifically set forth in the Investor Disclosure Letter, as follows:
     Section 4.1 Organization, Standing and Power.
     The Investor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. The Investor has the necessary power and authority to execute, deliver and perform this Agreement and the Registration Rights Agreement.
     Section 4.2 Authorization; Execution and Enforceability.
     The execution, delivery and performance by the Investor of this Agreement and the Registration Rights Agreement have been duly and validly authorized by all necessary limited liability company action on the part of the Investor and do not require any further authorization or consent of the Investor. This Agreement has been duly executed and delivered by the Investor and the Registration Rights Agreement, when executed and delivered as contemplated herein, will have been duly executed and delivered by the Investor, and this Agreement constitutes, and the Registration Rights Agreement upon execution and delivery

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thereof by the Investor will constitute, the legal, valid and binding obligations of the Investor, enforceable against the Investor in accordance with their respective terms.
     Section 4.3 No Conflict; Consents and Approvals.
     (a) Neither the execution, delivery or performance of this Agreement or the Registration Rights Agreement by the Investor nor the consummation of any of the Transactions will (i) conflict with or violate any provision of any Organizational Document of the Investor or (ii) result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party any right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any Contractual Obligation or any Requirement of Law applicable to the Investor or any of its properties or assets other than a breach, default, acceleration, right, notice, consent or waiver that is not material.
     (b) The Investor is not required to obtain any consent, authorization or approval of, or make any filing or registration with, any Governmental Authority or any self regulatory organization in order for the Investor to execute, deliver and perform this Agreement and the Registration Rights Agreement and to consummate the Transactions (“Investor Approvals”).
     (c) No material Contractual Consents are required to be obtained under any Contractual Obligation applicable to the Investor in connection with the execution, delivery or performance of this Agreement or the Registration Rights Agreement or the consummation of any of the Transactions.
     Section 4.4 Purchase Entirely for Own Account.
     The Purchased Shares to be acquired by the Investor hereunder will be acquired for the Investor’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act. The Investor does not have any agreement or understanding, whether or not legally binding, direct or indirect, with any other Person to sell or otherwise distribute the Purchased Shares.
     Section 4.5 Investment Experience.
     The Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Purchased Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby. The Investor understands that the purchase of the Purchased Shares involves substantial risk.
     Section 4.6 Disclosure of Information.
     The Investor has undertaken substantial due diligence with respect to the Company and has had access to copies of the SEC Reports. Without limiting the rights of the Investor under Section 5.1, the Investor has received such information from the Company, and

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has sought such accounting, legal and tax advice, as it has considered necessary to make an informed decision to execute and deliver this Agreement.
     Section 4.7 Restricted Securities.
     The Investor understands that the Purchased Shares will be characterized as “restricted securities” under the United States federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Purchased Shares or the fairness or suitability of the investment in the Purchased Shares.
     Section 4.8 Legends.
     The Investor understands that, except as provided below and until such time as the resale of the Purchased Shares has been registered under the Securities Act as contemplated by the Registration Rights Agreement, certificates evidencing the Purchased Shares shall bear the following legends:
     (a) “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OFFERED FOR SALE, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION FROM COUNSEL IN A FORM ACCEPTABLE TO THE COMPANY AND ITS LEGAL COUNSEL STATING THAT SUCH REGISTRATION IS NOT REQUIRED.”
     (b) If required by the authorities of any state in connection with the issuance or sale of the Purchased Shares, the legend required by such state authority.
     Section 4.9 Accredited Investor.
     The Investor is an “accredited investor” as defined in Rule 501(a) of Regulation D, as amended, under the Securities Act. The Investor’s principal place of business is in New York, New York.
     Section 4.10 No General Solicitation.
     The Investor did not learn of the opportunity to purchase the Purchased Shares by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which the Investor was invited by any of the foregoing means of communications.

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     Section 4.11 Availability of Funds.
     The Investor has delivered to the Company a true and complete copy of the commitment letter of even date herewith between the Investor and MatlinPatterson Global Opportunities Partners II, L.P and MatlinPatterson Global Opportunities Partners (Cayman) II, L.P. (the “Financing Commitment”), attached hereto as Exhibit E, pursuant to which MatlinPatterson Global Opportunities Partners II, L.P and MatlinPatterson Global Opportunities Partners (Cayman) II, L.P. have respectively agreed to contribute or lend the amounts described therein to the Investor (the “Financings”). The Financing Commitment has not been amended or modified and the respective commitments contained in the Financing Commitments have not been withdrawn or rescinded in any respect. The Financing Commitment is in full force and effect. There are no conditions precedent or other contingencies related to the funding of the full amounts of the Financings, other than the satisfaction of the conditions set forth in this Agreement to the obligations of the Purchasers to consummate the Transactions. The aggregate proceeds to be disbursed pursuant to the Financing Commitment will be sufficient for the Investor to pay the Net Purchase Price on the Closing Date. Subject to satisfaction of the conditions set forth in this Agreement to the conditions of the Purchasers to consummate the Transactions, as of the date of this Agreement, the Investor does not have any reason to believe that the Financings will not be available to the Investor on the Closing Date.
     Section 4.12 Certain Information.
     None of the information supplied by the Investor for inclusion or incorporation by reference in any document to be filed with the SEC or any other Governmental Authority in connection with the Transactions, at the respective times filed with the SEC or any other Governmental Authority, will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
     Section 4.13 Brokers.
     Except as heretofore been disclosed to the Company by the Investor, no broker, investment banker or other Person is entitled to any broker’s, finder’s or other similar fee or commission in connection with the execution an delivery of this Agreement or the Registration Rights Agreement or the consummation of any of the Transactions based upon arrangements made by or on behalf of the Investor, and the Investor shall indemnify and hold the Company harmless against any claim for any such fee or commission based on any such arrangements.
     Section 4.14 Tax Matters.
     With respect to tax considerations involved in this investment, other than the representations and warranties of the Company set forth in Section 3.14, the Investor is not relying on the Company (or any agent or representative of the Company). The Investor has carefully considered and has, to the extent the Investor believes such discussion necessary, discussed with the Investor’s tax advisers the suitability of an investment in the Purchased Shares for the Investor’s particular tax situation.

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ARTICLE V
COVENANTS OF THE COMPANY
     Section 5.1 Access to Information; Reporting.
     (a) Between the date hereof and the Closing Date, the Company shall afford the officers, employees and authorized representatives of the Purchasers (including independent public accountants and attorneys) reasonable access during normal business hours to the offices, properties, employees and business and financial records (including computer files, retrieval programs and similar documentation) of the Company and the Subsidiaries, all to the extent reasonably requested by the Purchasers. The Purchasers agree that such investigation shall be conducted in such a manner as not to interfere unreasonably with the operations of the Company and the Subsidiaries. No investigation made by the Purchasers or their representatives hereunder shall affect the representations and warranties of the Company hereunder.
     (b) Without limiting the generality of Section 5.1(a) above, within a reasonable time after the end of each month ending between the date of this Agreement and the Closing Date, the Company shall furnish to the Investor a report setting forth such financial and operating information with respect to the Company and the Subsidiaries for such month as the Investor may reasonably request.
     Section 5.2 Preparation of Proxy Statement; Shareholder Meeting.
     (a) As soon as practicable after the date hereof, the Company shall prepare and shall file with the SEC a proxy statement (the “Proxy Statement”) in preliminary form or such other form, statement or report as may be required under the federal securities laws relating to the special meeting of the holders of Common Stock (the “Shareholder Meeting”) to be held in connection with the Transactions to obtain (i) the affirmative vote of a majority of the votes entitled to be cast by the holders of Common Stock (the “Common Shareholders”) at the Shareholder Meeting (to the extent not already approved by the Common Shareholders at the annual meeting of the Company contemplated to be held between the date of this Agreement and the date of the Shareholder Meeting) in favor of an amendment (the “Charter Amendment”) of the Company’s certificate of incorporation (A) to increase the number of authorized shares of Common Stock from 50,000,000 to 100,000,000 and to increase the number of authorized shares of Preferred Stock from 500,000 to 1,500,000, (B) to change the name of the Company to such name as the Investor shall designate and (C) to limit the liability of the directors of the Company to the extent permitted under Section 402(b) of the NYBCL, all in accordance with applicable law and the rules and regulations of the NASDAQ Global Market (the “Amendment Approval”), and (ii) the affirmative vote of a majority of the votes cast by the Common Shareholders at the Shareholder Meeting in favor of (x) the Company’s issuance of the Purchased Shares as described herein and the resulting change in control of the Company, all in accordance with applicable law and the rules and regulations of the NASDAQ Global Market and (y) any other matter that must be submitted to the Common Shareholders for approval in order to consummate the Transactions under applicable Requirements of Law, (the “Transactions Approval” and collectively with the Amendment Approval, the “Shareholder Approvals”). The Company and the Purchasers shall reasonably cooperate with each other in the preparation of the Proxy Statement and shall use commercially reasonable efforts to have the Proxy Statement cleared by

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the SEC as promptly as practicable after such filing. The Company shall notify the Purchasers promptly following the receipt of any comments from the SEC and of any request by the SEC for amendments or supplements to the Proxy Statement or for additional information and will supply the Purchasers with copies of all correspondence with the SEC with respect to the Proxy Statement, and will consult with the Purchasers and its counsel prior to making any response to the SEC with respect thereto. The Proxy Statement and any supplement or amendment thereto shall comply in all material respects with all applicable Requirements of Law. If an event occurs that is required to be set forth in an amendment or supplement to the Proxy Statement, (A) the Company or the Purchasers, as the case may be, shall promptly inform the other of such event, (B) the Company shall prepare and file with the SEC any such amendment or supplement to the Proxy Statement and (C) the Company shall use commercially reasonable efforts to have any such amendment or supplement cleared as promptly as practicable after such filing. The Company agrees that none of the information supplied by it or any of the Subsidiaries for inclusion or incorporation by reference in the Proxy Statement will, at the time of mailing of the Proxy Statement to the Common Shareholders or at the time of the Shareholder Meeting, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the agreement contained in this sentence shall not be applicable to any statements made or incorporated by reference in the Proxy Statement based on information supplied by or on behalf of the Purchasers for inclusion or incorporation by reference therein. Each Purchaser agrees that none of the information supplied by it for inclusion or incorporation by reference in the Proxy Statement will, at the date of mailing of the Proxy Statement to the Common Shareholders or at the time of the Shareholder Meeting, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (b) The Company shall as soon as practicable after the Proxy Statement is cleared by the SEC mail the Proxy Statement to the Common Shareholders and duly call, give notice of, convene and hold the Shareholder Meeting for the purpose of obtaining the Shareholder Approvals. Except as provided in the next sentence, the Company shall use its reasonable best efforts to obtain the Shareholder Approvals (which reasonable best efforts shall include, without limitation, the requirement to hire a reputable proxy solicitor) and the Board shall recommend to its stockholders that they approve the Amendment and the Transactions, including the issuance of the Purchased Shares in connection therewith (the “Company Recommendation”), and the Proxy Statement shall include the Company Recommendation. Notwithstanding anything to the contrary in this Agreement, the Board shall be permitted to (i) not recommend to the Common Shareholders that they vote in favor of the Shareholder Approvals, (ii) withdraw or modify in a manner adverse to the Purchasers its recommendation to the Common Shareholders that they vote in favor of the Shareholder Approvals or (iii) recommend any Superior Competing Transaction (each, a “Change in Recommendation”) if, in the case of (i), (ii) or (iii), a majority of the disinterested members of the Board determines, in their good faith judgment and after consultation with outside legal counsel and independent financial advisors, that the failure of the Board to effect such Change in Recommendation would reasonably likely be inconsistent with the directors’ fiduciary duties under applicable Requirements of Law. Notwithstanding anything to the contrary contained in this Agreement,

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the Company shall not be required to hold the Shareholder Meeting if this Agreement is terminated.
     (c) If on the date of the Shareholder Meeting or any subsequent adjournment thereof, the Company has not received proxies representing a sufficient number of shares of Common Stock to pass the Shareholder Approvals, the Company may adjourn the Shareholder Meeting.
     (d) Except as permitted in paragraph (b) above or as may be required by applicable Requirements of Law or under the Company’s certificate of incorporation or by-laws, the Company shall not, either prior to or at the Shareholder Meeting, put forth any matter to the Common Shareholders for their approval other than the Shareholder Approvals, except with the prior written consent of the Investor.
     Section 5.3 No Solicitation of Transactions.
     (a) Subject to Section 5.4, from and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Company shall not authorize or permit any of its officers, trustees, directors, employees, agents or representatives (including investment bankers, financial or other advisors, attorneys, brokers, finders or other agents) (such officers, trustees, directors, employees, agents and representatives, collectively, “Representatives”) to, directly or indirectly, (i) initiate, solicit or knowingly encourage or facilitate (including by way of furnishing nonpublic information) any inquiries or the making of any proposal or offer that constitutes, or would reasonably be expected to result in, a Competing Transaction or (ii) enter into discussions or negotiations with, or provide any confidential information or data to, any Person relating to a Competing Transaction.
     (b) Subject to Section 5.4, from and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Company shall take all actions reasonably necessary to cause its Representatives to immediately cease any discussions or negotiations with any Person other than the Purchasers and its Representatives with respect to, or that would reasonably be expected to lead to, a Competing Transaction.
     (c) From and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Company shall notify the Purchasers, orally and in writing, immediately following receipt, of material terms and conditions of any written or oral proposal (including the identity of the parties) which the Company or any of its Representatives may receive after the date hereof relating to a Competing Transaction and shall keep the Purchasers informed in all material respects and on a timely basis as to the status of and any material developments regarding any such proposal.
     (d) For purposes of this Agreement, a “Competing Transaction” means any of the following (other than the transactions expressly provided for in and to be effected pursuant to this Agreement): (i) any merger, reorganization, consolidation, share exchange, business combination, liquidation, dissolution, recapitalization or similar transaction involving the Company; (ii) any direct or indirect acquisition or purchase, in a single transaction or series of

29

related transactions, of (x) 20% or more of the consolidated gross assets of the Company and the Subsidiaries, taken as a whole, (y) 20% or more of any class of voting securities of the Company or any Subsidiary (or any debt or equity securities convertible into or exercisable or exchangeable for such amount of voting securities) or (z) 15% or more of any class of voting securities of the Company or any Subsidiary (or any debt or equity securities convertible into or exercisable or exchangeable for such amount of voting securities) if such securities carry the right, contractually or otherwise, to appoint or designate any member or members of the Board; or (iii) any tender offer or exchange offer that, if consummated, would result in any Person or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) beneficially owning 20% or more of any class of voting securities of the Company.
     (e) For purposes of this Agreement, a “Superior Competing Transaction” means a bona fide proposal for a Competing Transaction, which proposal was not, directly or indirectly, the result of a breach of this Section 5.3, made by a third party (x) on terms that the Board determines in its good faith judgment (based on the financial analysis and other advice of the Company’s financial advisors and the advice of outside counsel, and after giving effect to the payment of the Reimbursable Expenses pursuant to Section 9.1 and to the expected timing of the closing of the proposed Competing Transaction) to be more favorable to the shareholders of the Company than the Transactions (taking into account any changes to the Transactions contemplated by Section 5.4(b)), (y) which is reasonably likely to be consummated (taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal, including any conditions, and the identity of the offeror) and (z) for which financing, to the extent required, is then fully committed or which, in the good faith judgment of the Board (based on the advice of the Company’s financial advisers), is reasonably capable of being timely financed by such third party.
     Section 5.4 Board Actions.
     (a) Notwithstanding Section 5.3 or any other provision of this Agreement to the contrary, following the receipt after the date hereof by the Company of a bona fide proposal from a Person for a Competing Transaction that the Board believes in good faith (after consultation with outside counsel and with the Company’s financial advisors) constitutes or may reasonably be expected to result in a Superior Competing Transaction, and which proposal was not, directly or indirectly, the result of a breach of Section 5.3, but only to the extent required by the fiduciary obligations of the Board, the Board may, directly or through any of its Representatives, (i) contact such Person and its Representatives for the purpose of clarifying the proposal and any material terms thereof and the capability of consummation, so as to determine whether the proposal for a Competing Transaction is reasonably likely to lead to a Superior Competing Transaction and (ii) if the Board determines in good faith following consultation with its legal and financial advisors that such proposal for a Competing Transaction is reasonably likely to lead to a Superior Competing Transaction, the Board may (directly or through its Representatives) (A) furnish non-public information with respect to the Company and the Company Subsidiaries to the Person that made such proposal pursuant to an appropriate confidentiality agreement (with confidentiality terms no less restrictive in the aggregate to the Person making such proposal than the Investor Confidentiality Agreement) with such Person, (B) participate in discussions and negotiations with such Person regarding such proposal and (C) subject to Section 5.4(b), following receipt of a proposal for a Competing Transaction that the

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Board determines in good faith constitutes a Superior Competing Transaction, but prior to the Company Stockholder Approval, terminate this Agreement pursuant to, and subject to compliance with, Sections 9.1(f) and 8.2(c). Nothing in this Agreement shall prevent the Board from (1) complying with Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act with respect to a Competing Transaction, (2) issuing a “stop, look and listen” announcement, (3) complying with its disclosure obligations under U.S. federal or state law regarding a Competing Transaction or (4) taking any action that any court of competent jurisdiction orders the Company to take.
     (b) The Board shall not effect any Change in Recommendation or take any action referred to in Section 5.4(a)(ii)(C) unless the Board has (i) given the Purchasers at least three (3) Business Days’ notice of its intent to take such action and (ii) with respect to an action referred to in Section 5.4(a)(ii)(C) with respect to a Superior Competing Transaction, negotiate with the Purchasers in good faith any amendment to this Agreement proposed by the Purchasers and taken into account any such amendment entered into or to which the Purchasers irrevocably covenants to enter into and for which all internal approvals of the Purchasers have been obtained since receipt of such notice, in each case, prior to the end of such three-Business Day period, and such Superior Competing Transaction thereafter remains a Superior Competing Transaction.
     Section 5.5 Changes in the Composition of the Board.
     (a) On or prior to the Closing Date, the Company shall cause the size of the Board to be increased to nine members and shall procure the resignation from the Board of each of the Non-Continuing Directors. On the Closing Date, the remaining members of the Board shall appoint the Investor Designated Directors to fill the resulting vacancies.
     (b) On or prior to the Closing Date, the Company shall cause each committee of the Board to consist of such members of the Board (after giving effect to the changes referred to in Subsection 5.5(a) above) as the Investor may direct.
     Section 5.6 Strategic Plan.
     As soon as practicable after the date hereof, the Company and the Investor shall cooperate in developing a new strategic plan designed to restore the Company to profitability and to provide a platform for future growth (the “Strategic Plan”).
     Section 5.7 Conduct of Business.
     From the date of this Agreement through the Closing, except as otherwise contemplated in this Agreement or the Strategic Plan or in connection with the consummation of the DEPFA Transaction, the Company shall (and shall cause each of the Subsidiaries to) maintain its existence and carry on its businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, shall use all reasonable efforts to keep available the services of its current officers and employees and preserve its relationships with its customers, suppliers, licensors, lessors, third-party payors and others having business dealings with it to the end that its goodwill and ongoing business shall be unimpaired at the time of the Closing. Except as otherwise expressly contemplated in this Agreement or the Strategic Plan or in connection with the consummation of the DEPFA

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Transaction, the Company shall not (nor shall it permit any of the Subsidiaries to), without the prior written consent of the Investor:
(i)	adopt any amendment to its certificate of incorporation or by-laws or other Organizational Documents;

(ii)	issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its Capital Stock, any other voting securities or equity equivalents or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities, equity equivalents or convertible securities, other than (x) the issuance of shares of Common Stock upon exercise of the Lender Warrants in accordance with their terms and (y) the issuance of shares of Common Stock upon the exercise of Employee Stock Options outstanding as of the date hereof in accordance with their terms;

(iii)	(A) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to its shareholders in their capacity as such, other than dividends and other distributions by Subsidiaries to the Company or its Subsidiaries, (B) other than in the case of any wholly-owned Subsidiary, split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (C) purchase, redeem or otherwise acquire any shares of its capital stock or the capital stock of any of its non-wholly-owned Subsidiaries or any other debt or equity securities thereof or any rights, warrants or options to acquire any such shares or other securities;

(iv)	(A) acquire or agree to acquire (1) by merging or consolidating with, or by purchasing a substantial portion of the assets or properties of or equity in, or by any other manner, any business or Business Entity or division thereof for a price in excess of $250,000 or (2) any assets or properties that are, individually or in the aggregate, material to the Company and its Subsidiaries taken as a whole, other than in the ordinary course of business consistent with past practice or (B) make any capital contributions to, or other investments in, any Person that is not a Subsidiary of the Company (other than additional capital contributions or investments not in excess of $250,000 in the aggregate that are in respect of investments of the Company held as of the date hereof);

(v)	sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets, other than in the ordinary course of business consistent with past practice;

(vi)	other than drawings under demand lines of credit to finance securities inventories and “day loans” to fund clearance and settlement of securities, incur or assume any indebtedness for borrowed money, guarantee any

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such indebtedness, issue or sell any debt securities in respect of which the Company or any Subsidiary is an obligor or guarantor or warrants or other rights to acquire any debt securities, guarantee or otherwise support any debt securities or make any loans or advances to any other Person;

(vii)	alter (through merger, liquidation, reorganization, restructuring or in any other fashion) the corporate structure or ownership of the Company or any non-wholly-owned Subsidiary;

(viii)	change or modify the accounting methods, principles or practices used by it (other than changes or modifications required to be made by changes in GAAP);

(ix)	make or agree to make any capital expenditure, other than (x) maintenance capital expenditures in the ordinary course of business consistent with past practice or (y) in an amount not greater than $250,000 in the aggregate;

(x)	settle or compromise any liability for Taxes or any suit, proceeding or claim or threatened suit, proceeding or claim in an amount not covered by insurance in excess of $250,000 in the aggregate;

(xi)	prepare or file any Tax Return inconsistent with past practice or, on any such Tax Return, take a position or make any election, or adopt any method, that is inconsistent with positions taken, elections made or methods used in preparing or fling similar Tax Returns in prior periods, or make any material tax election increasing its liability for Taxes or which, in the opinion of counsel, is not permitted to be made;

(xii)	take any action prior to the Closing Date, other than in the ordinary course of business consistent with past practice, that could give rise to any material Tax liability or materially reduce any Tax asset of the Company or any Subsidiary;

(xiii)	make any material amendment to, or waive any material provision of, any Company Contract, other than in the ordinary course of business consistent with past practice or in connection with the transactions contemplated hereby;

(xiv)	violate or fail to perform any material obligation or duty imposed upon it by any Requirement of Law;

(xv)	take or agree to take any action that would reasonably be expected, individually or in the aggregate, to cause any representation or warranty of the Company set forth in this Agreement not to be true and correct in any material respect or result in any of the conditions set forth in this Article VI not being satisfied as contemplated by this Agreement;

(xvi)	terminate the employment of any Designated Key Employee;

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(xvii)	increase in any manner the compensation of any of its Designated Key Employees or enter into, establish, amend or terminate any employment, consulting, retention, change in control, collective bargaining, bonus or other incentive compensation, profit sharing, deferred compensation, pension, retirement, vacation, stock option or other equity, health or other welfare, or other compensation or benefit plan, policy, agreement, trust, fund or arrangement with, for or in respect of shareholder, officer, key employee, director, consultant or Affiliate other than (x) as contemplated in the Company Disclosure Letter, (y) as required pursuant to the terms of agreements in effect on the date hereof or as required by any Requirement of Law or (z) as are otherwise in the ordinary course of business consistent with past practice and are not in the aggregate material;

(xviii)	fail to use its commercially reasonable efforts to comply in all material respects with any Requirement of Law applicable to it or any of its properties or assets or to maintain in full force and effect any Company Permit;

(xix)	engage in any conduct that could be construed to constitute a “material change in business operations” within the meaning of NASD Rule 1011(i); or

(xx)	authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.
     Section 5.8 Listing.
     The Company shall use its reasonable best efforts to maintain the Common Stock’s authorization for quotation on the NASDAQ Global Market and to cause the Purchased Shares to be approved for listing thereon on or prior to the Closing Date to the extent permitted under the rules of the NASDSAQ Global Market. Neither the Company nor any of the Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the NASDAQ Global Market and shall take all action reasonably necessary to maintain the listing of the Common Stock on the NASDAQ Global Market, including without limitation, exhausting all available remedies, appeal reviews and other similar mechanisms and procedures provided for under the rules and regulations of the NASDAQ Global Market to permit the continued listing of the Common Stock on the NASDAQ Global Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 5.8.

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     Section 5.9 Preserve Accuracy of Representations and Warranties; Fulfillment of Conditions; Notification of Certain Matters.
     (a) The Company and the Purchasers shall each refrain from taking any action which would render any representation or warranty contained in Article III or IV inaccurate in any material respect as of the Closing Date. Each party shall promptly notify the other of (i) any event or matter that would reasonably be expected to cause any of its representations or warranties to be untrue in any material respect or (ii) any action, suit or proceeding that shall be instituted or threatened against such party to restrain, prohibit or otherwise challenge the legality of any of the Transactions.
     (b) The Company and the Purchasers shall each use their respective reasonable best efforts to cause each of the conditions precedent set forth in Article VI to be satisfied as soon as practicable after the date hereof.
     (c) Between the date hereof and the Closing Date, the Company shall notify the Purchasers of (i) the occurrence of any Company Material Adverse Effect, (ii) any lawsuit, claim, proceeding or investigation that is threatened, brought, asserted or commenced against the Company or any Subsidiary or any of their respective officers, directors or employees which would have been required to be disclosed in the Company Disclosure Letter with respect to the representations and warranties of the Company set forth in Section 3.11 if such lawsuit, claim, proceeding or investigation had arisen prior to the date hereof, (iii) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the Transactions, (iv) any material default of which the Company becomes aware under any Company Contract or any event which, with notice or lapse of time or both, would become such a default on or prior to the Closing Date; and (v) any notice from any Governmental Authority in connection with or relating to any of the Transactions.
     (d) The Company and the Purchasers shall cooperate fully with each other and assist each other in defending any lawsuits or other legal proceedings, whether judicial or administrative, brought against either party challenging this Agreement or the Registration Rights Agreement or the consummation of the Transactions, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Authority vacated or reversed.
     Section 5.10 Contractual Consents and Governmental Approvals.
     (a) The Company will act diligently and reasonably in attempting to obtain before the Closing Date, and the Purchasers shall reasonably cooperate with the Company in such efforts, all Company Contractual Consents in form and substance reasonably satisfactory to the Investor, provided that neither the Company nor the Purchasers shall have any obligation to offer or pay any consideration in order to obtain any such Company Contractual Consents; and provided, further, that the Company shall not make any agreement or understanding affecting the Company or any of the Subsidiaries, or any of their respective businesses, as a condition for obtaining any such Company Contractual Consents except with the prior written consent of the Investor.

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     (b) Between the date hereof and the Closing Date, the Company and the Purchasers shall act diligently and reasonably, and shall cooperate with each other, in making any required filing, registration or notification with, and in attempting to obtain any consent, authorization or approval required from, any Governmental Authority, any self regulatory organization (including the NASD), and stock exchange of which the Company or any Subsidiary is a member in connection with the Transactions or to otherwise satisfy the conditions set forth in Article VI; provided that the Company shall not make any agreement or understanding affecting the Company or any of the Subsidiaries, or any of their respective businesses, as a condition for obtaining any such consents or waivers except with the prior written consent of the Purchasers; provided, further that neither the Company nor the Purchasers shall be obligated to (A) execute settlements, undertakings, consent decrees, stipulations or other agreements, (B) sell, divest, hold separate or otherwise convey any particular assets or categories of assets or businesses of the Company or the Purchasers or (C) otherwise take or commit to take actions that after the Closing Date would limit the freedom of action of the Purchasers or the Company or its Subsidiaries with respect to, or its or their ability to retain, one or more of its or their businesses, product lines or assets, in each case as may be required in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any suit or proceeding which would otherwise have the effect of preventing or materially delaying the Closing
     Section 5.11 Use of Proceeds.
     The net proceeds received by the Company from the issuance of the Purchased Shares shall be used in a manner consistent with the Strategic Plan.
ARTICLE VI
CONDITIONS
     Section 6.1 Conditions to the Company’s Obligations.
     The obligation of the Company to effect the Investment and the other Transactions shall be subject to the fulfillment (or waiver by the Company) at or prior to the Closing of each of the following conditions:
     (a) No Order. No court or other Governmental Authority having jurisdiction over the Company or any of the Subsidiaries or the Purchasers shall have instituted, enacted, issued, promulgated, enforced or entered any Requirement of Law (whether temporary, preliminary or permanent) that is then in effect and that (i) has the effect of making illegal or otherwise prohibiting or invalidating consummation of any of the Transactions or any provision of this Agreement or the Registration Rights Agreement or (ii) seeks to restrain, prohibit or invalidate the consummation of any of the Transactions or to invalidate any provision of this Agreement or the Registration Rights Agreement.
     (b) Shareholder Approvals. The Shareholder Approvals shall have been duly adopted by the Common Shareholders.

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     (c) Governmental Approvals. Each Company Approval and Investor Approval shall have been obtained or made and shall be in full force and effect to the extent that the failure to obtain or make such Company Approval or Investor Approval (i) has the effect of making illegal or otherwise prohibiting or invalidating consummation of any of the Transactions or any provision of this Agreement or the Registration Rights Agreement or (ii) could reasonably be expected, individually or together with other Company Approvals that have not been obtained or made, to have a Company Material Adverse Effect.
     (d) Performance of Obligations. The Purchasers shall have performed in all material respects each of its respective covenants and agreements contained in this Agreement or the Registration Rights Agreement and required to be performed at or prior to the Closing.
     (e) Representations and Warranties. Each of the representations and warranties of the Purchasers contained in this Agreement that is qualified as to materiality shall be true and correct on and as of the Closing Date as if made on and as of such date (other than representations and warranties which address matters only as of a certain date, which shall be true and correct as of such certain date) and each of the representations and warranties of the Purchasers that is not so qualified shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date (other than representations and warranties which address matters only as of a certain date, which shall be true and correct in all material respects as of such certain date).
     (f) Officer’s Certificate. A certificate executed on behalf of the Investor by a senior executive of the Investor, to the effect that the conditions set forth in paragraphs (d) and (e) above have been satisfied, shall have been delivered to the Company.
     (g) DEPFA Transaction. In case of a Closing occurring on or prior to July 31, 2007, the DEPFA Transaction shall have been consummated in accordance with the terms of the DEPFA Purchase Agreement.
     Section 6.2 Conditions to the Purchasers’ Obligations.
     The obligation of the Purchasers to make the Investment and to effect the other Transactions shall be subject to the fulfillment (or waiver by the Purchasers) at or prior to the Closing of each of the following conditions:
     (a) No Order. No court or other Governmental Authority having jurisdiction over the Company or any of the Subsidiaries or the Purchasers shall have instituted, enacted, issued, promulgated, enforced or entered any Requirement of Law (whether temporary, preliminary or permanent) that is then in effect and that (i) has the effect of making illegal or otherwise prohibiting or invalidating consummation of any of the Transactions or any provision of this Agreement or the Registration Rights Agreement or result or would result in a Company Material Adverse Effect or (ii) seeks to restrain, prohibit or invalidate the consummation of any of the Transactions or to invalidate any provision of this Agreement or the Registration Rights Agreement.

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     (b) Shareholder Approvals. The Shareholder Approvals shall have been duly adopted by the Common Shareholders.
     (c) Governmental Approvals. Each Company Approval and Investor Approval shall have been obtained or made and shall be in full force and effect to the extent that the failure to obtain or make such Company Approval or Investor Approval (i) has the effect of making illegal or otherwise prohibiting or invalidating consummation of any of the Transactions or any provision of this Agreement or the Registration Rights Agreement or (ii) would reasonably be expected, individually or together with other Company Approvals or Investor Approvals that have not been obtained or made, to have a Company Material Adverse Effect.
     (d) Contractual Consents. Each Company Contractual Consent shall have been obtained and shall be in full force and effect to the extent that the failure to obtain such Company Contractual Consent would reasonably be expected, individually or together with other Company Contractual Consents that have not been obtained, to have a Company Material Adverse Effect.
     (e) Performance of Obligations. The Company shall have performed in all material respects each of its respective covenants and agreements contained in this Agreement or the Registration Rights Agreement and required to be performed at or prior to the Closing.
     (f) Representations and Warranties. Each of the representations and warranties of the Company contained in this Agreement that is qualified as to materiality shall be true and correct on and as of the Closing Date as if made on and as of such date (other than representations and warranties which address matters only as of a certain date, which shall be true and correct as of such certain date) and each of the representations and warranties of the Company that is not so qualified shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date (other than representations and warranties which address matters only as of a certain date, which shall be true and correct in all material respects as of such certain date).
     (g) Retention of Employees. At least 22 of the Designated Key Employees (i) shall remain in the continuing employ of the Company and the Subsidiaries as of the Closing Date, (ii) shall not have given notice or stated an intent to terminate their employment after the Closing and (iii) shall have entered into non-competition and non-solicitation covenants substantially in the form heretofore delivered to the Company by the Investor. In addition, the number of employees of the Company and the Subsidiaries not constituting Designated Key Employees (other than those listed on Appendix A to the Company Disclosure Letter) whose employment terminates between the date of this Agreement and the Closing Date shall not have increased by more than 20% in comparison with the employee turnover experience of the Company and the Subsidiaries over whichever of the following periods represents the higher rate of turnover: (x) the comparable period of 2006 or (y) the six-month period ending on the date hereof.
     (h) No Other Company Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any changes, events or developments that have had, or

38

would reasonably be expected, individually or in the aggregate, to have, a Company Material Adverse Effect.
     (i) Officer’s Certificate. A certificate executed on behalf of the Company by a senior executive officer of the Company to the effect that the conditions set forth in paragraphs (d), (e), (f) and clause (ii) in the first sentence and the entire second sentence of (g) above have been satisfied, shall have been delivered to the Purchasers.
ARTICLE VII
INDEMNIFICATION
     Section 7.1 Survival.
     The respective representations, warranties, covenants and agreements of the Company and the Purchasers set forth in this Agreement or the Registration Rights Agreement or in any exhibit, schedule, certificate or instrument attached or delivered pursuant hereto or thereto (except covenants and agreements which are expressly required to be performed and are performed in full on or prior to the Closing Date) shall survive the Closing Date and the consummation of the Transactions until April 30, 2009, except that (i) the representations and warranties set forth in Sections 3.1, 3.2, 3.3, 3.4, 3.26 and 3.29 shall survive indefinitely and (ii) the representations and warranties contained in Section 3.14 (the representations and warranties referred to in clauses (i) and (ii) being sometimes hereinafter collectively referred to as the “Surviving Representations”) shall survive until the expiration of the applicable statute of limitations set forth in the Code or other applicable Tax law.
     Section 7.2 Indemnification.
     Subject to the limitations set forth in this Article VII, the Company shall indemnify, defend and hold harmless the Purchasers, its members, managers, officers, employees and Affiliates (collectively, the “Purchaser Indemnified Parties”) from and against any and all losses, costs, damages, liabilities, obligations, impositions, inspections, assessments, fines, deficiencies and expenses (collectively, “Damages”) resulting from, in connection with or arising out of (i) any inaccuracy in any representation or warranty of the Company contained in this Agreement or the Registration Rights Agreement or in any exhibit, schedule, certificate or instrument attached or delivered pursuant hereto or thereto or (ii) any breach of or default under any of the covenants or agreements given or made by the Company in this Agreement or the Registration Rights Agreement, or in any exhibit, schedule, certificate or instrument attached or delivered pursuant hereto or thereto; provided, however, that any claim by any Purchaser Indemnified Party under (i) or (ii) above shall be made before April 30, 2009, except for a claim relating to a breach by the Company of any of the Surviving Representations. In determining the amount of any Damages for which a Purchaser Indemnified Party may seek indemnification under this Section 7.2, any materiality standard contained in a representation, warranty or covenant of the Company shall be disregarded.
     Section 7.3 Damages Threshold.
     With respect to any claim by a Purchaser Indemnified Party for indemnification under this Article VII, such Purchaser Indemnified Party may not seek indemnification with

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respect to any claim for Damages (i) until the sum of all Damages for which all Purchaser Indemnified Parties are entitled to indemnification under this Article VII equals or exceeds $3,000,000, whereupon each Purchaser Indemnified Party shall be entitled to seek indemnification with respect to all Damages incurred by it and (ii) if the aggregate amount of Damages for which indemnification has been provided under this Article VII, other than Damages arising out of a breach of a Surviving Representation, equals or exceeds $17,500,000.
     Section 7.4 Indemnification Procedures.
     In the event a Purchaser Indemnified Party has a claim against the Company under this Article VII, such Purchaser Indemnified Party shall deliver notice of such claim (which claim shall be described with reasonable specificity in such notice) with reasonable promptness to the Company. The failure by such Purchaser Indemnified Party to so notify the Company shall not relieve the Company from any liability which it may have to such Purchaser Indemnified Party under this Article VII, except to the extent that the Company demonstrates that it has been actually prejudiced by such failure. Subject to Section 7.3, if the Company does not notify such Purchaser Indemnified Party within thirty (30) calendar days following delivery of such notice that the Company disputes its liability to such Purchaser Indemnified Party under this Article VII, such claim specified by such Purchaser Indemnified Party in such notice shall conclusively be deemed a liability of the Company under this Article VII and the Company shall pay in same-day funds the amount of such liability to such Purchaser Indemnified Party on demand or, in the case of any notice in which the amount of the claim (or any portion thereof) is estimated, on such later date when the amount of such claim (or such portion thereof) becomes finally determined. If the Company has timely disputed its liability with respect to such claim, as provided above, such Purchaser Indemnified Party and the Company shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute shall be resolved by litigation in an appropriate court of competent jurisdiction subject to Section 9.4.
     Section 7.5 Third-Party Claims. In the event that a Purchaser Indemnified Party becomes aware of a third-party claim which such Purchaser Indemnified Party believes may result in a demand for indemnification pursuant to this Article VII, such Purchaser Indemnified Party shall promptly notify the Company of such claim (with a copy to the independent directors), and the Company shall be entitled, at the Company’s sole expense, to assume the defense of such claim; provided, however, that (i) the Company acknowledges in writing its obligation to indemnify, defend and hold harmless all Purchaser Indemnified Parties against such claim pursuant to this Article VII, (ii) such Purchaser Indemnified Party shall be entitled to participate, at the Purchaser Indemnified Party’s sole expense, in such defense and (iii) the Company shall not settle such claim without the consent of such Indemnified Party (which consent shall not be unreasonably withheld) unless such settlement entails no payment of any kind by such Purchaser Indemnified Party and provides for the complete release from all liabilities and claims of any kind of such Purchaser Indemnified Party from such claim and the circumstances giving rise to such claim; provided, further, however, that if the Company does not elect to assume the defense of such claim pursuant to this sentence, then the Company may participate, at the Company’s sole expense, in such defense. In the event that the Company has proposed any such settlement, the Company shall not have any power or authority to object

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under any provision of this Article VII to the amount of any claim by the Purchaser Indemnified Party for indemnity with respect to such settlement.
     Section 7.6 Special Tax Indemnity.
     Without limiting the indemnity set forth in Section 7.2, in the event that any claim or assessment is asserted against the Company or any Subsidiary by any Taxing Authority prior to the second anniversary of the Closing Date with respect to any state or local income, franchise or similar Taxes required to be paid in respect of any Tax period ending on or prior to the Closing Date that exceeds the amount reserved for such Taxes in the Closing Date Balance Sheet, upon demand of the Investor, the Company shall issue to the Purchasers pro rata based on the respective numbers of Purchased Shares issued to them at the Closing, a number of additional shares of Common Stock (the “Tax Indemnity Shares”) equal to the amount of such Taxes divided by the Final Per Share Purchase Price. The Tax Indemnity Shares shall be issued free and clear of all Liens and, except where the context requires otherwise, shall be deemed to constitute additional “Purchased Shares” for the purposes of this Agreement. No claim for indemnification may be made pursuant to Section 7.2 with respect to any Taxes for which Tax Indemnity Shares have been issued pursuant to this Section 7.6.
     Section 7.7 Tax Treatment of Indemnity Payments.
     Any indemnity payments made hereunder by the Company to a Purchaser Indemnified Party, and any issuance of Tax Indemnity Shares to the Purchasers, shall be treated by the parties for all federal, state and local income tax purposes as an adjustment to the Purchase Price paid by the Purchasers for the Purchased Shares, and not as a dividend or other form of income payment from the Company to the Purchasers or applicable Purchaser Indemnified Party.
ARTICLE VIII
FURTHER AGREEMENTS
     Section 8.1 Public Announcements.
     The Purchasers and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to the execution and delivery of this Agreement or the Registration Rights Agreement or any of the Transactions, and shall not issue any such press release or make any such public statement prior to reaching mutual agreement on the language of such press release or such public statement, except as may otherwise be required by applicable Requirement of Law or stock exchange rule.
     Section 8.2 Fees and Expenses.
     (a) Except as otherwise specified in this Section 8.2 or agreed in writing by the parties, all costs and expenses incurred in connection with this Agreement, the Registration Rights Agreement and the Transactions shall be paid by the party incurring such cost or expense.
     (b) The Company shall promptly reimburse the Purchasers upon presentation of appropriate invoices and documentation therefor on or after the Closing Date for all

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Reimbursable Expenses incurred by or on behalf of the Purchasers or any of its Affiliates. Any such Reimbursable Expenses incurred on or prior to the Closing Date may also be deducted by the Purchasers from the Purchase Price as contemplated in Article II. For purposes of this Agreement, “Reimbursable Expenses” shall mean all reasonable out-of-pocket fees and expenses incurred by or on behalf of the Purchasers or any of its Affiliates at any time prior to any termination of this Agreement (whether before or after the date hereof or before or after the Closing Date) in connection with their due diligence investigation of the Company, the preparation of this Agreement, the Registration Rights Agreement and the Proxy Statement and consummation of the Transactions and related preparations therefor, including all fees and expenses of counsel, financial advisors (and their counsel), accountants, experts and consultants to the Purchasers and their Affiliates.
     (c) If this Agreement is terminated by the Company pursuant to Section 9.1(f), then, immediately prior to such termination, the Company shall reimburse the Purchasers in same day funds for all Reimbursable Expenses incurred through the date of such termination; provided that (i) if such termination occurs on or prior to June 30, 2007, the Reimbursable Expenses required to be paid by the Company hereunder shall not exceed $550,000 in the aggregate and (ii) if such termination occurs after June 30, 2007, the Reimbursable Expenses required to be paid by the Company hereunder shall not exceed $750,000 in the aggregate.
     (d) If this Agreement is terminated by the Purchasers pursuant to Section 9.1(g), the Company shall promptly upon demand reimburse the Purchasers for all Reimbursable Expenses incurred through the date of termination, provided that (i) if such a termination pursuant to Section 9.1(g) occurs on or prior to June 30, 2007, the Reimbursable Expenses required to be paid by the Company hereunder shall not exceed $550,000 in the aggregate and (ii) if such termination occurs after June 30, 2007, the Reimbursable Expenses required to be paid by the Company hereunder shall not exceed $750,000 in the aggregate.
     (e) If this Agreement is terminated by the Investor pursuant to Section 9.1 (b), without limiting any other remedies available to the Purchasers as a result of the Company’s breach triggering such termination, the Company shall, promptly following such termination, reimburse the Purchasers for all Reimbursable Expenses incurred through the date of such termination.
     (f) The Company acknowledges that the agreements contained in this Section 8.2 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the Purchasers would not enter into this Agreement. Accordingly, if the Company fails to pay promptly any Reimbursable Expenses due to the Purchasers pursuant to this Section 8.2, (i) interest shall accrue and immediately become payable on the overdue amount from the due date thereof until the date of payment at the base rate of Citibank, N.A. in effect from time to time and (ii) in the event that the Purchasers commences a suit that results in a judgment against the Company for any such overdue amount or interest, the Company shall also reimburse the Purchasers for its costs and expenses (including attorney’s fees) incurred in connection with such suit.

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ARTICLE IX
GENERAL
     Section 9.1 Termination. This Agreement may be terminated at any time prior to the Closing:
     (a) by mutual written consent of the Investor and the Company;
     (b) by the Investor if there has been (i) a material breach of any of the representations or warranties of the Company set forth in this Agreement that would give rise to the failure of the condition set forth in Section 6.2(f) or (ii) a material breach of any of the covenants or agreements of the Company set forth in this Agreement, which breach has not been cured within ten (10) Business Days following receipt by the Company of notice of such breach from the Investor; provided that the Purchasers are not then in material breach of any representation or warranty under this Agreement.
     (c) by the Company if there has been (i) a material breach of any of the representations or warranties of the Purchasers set forth in this Agreement that would give rise to the failure of the condition set forth in Section 6.1(e) or (ii) a material breach of any of the covenants or agreements of the Purchasers set forth in this Agreement, which breach has not been cured within ten (10) Business Days following receipt by the Purchasers of notice of such breach from the Company; provided that the Company is not then in material breach of any representation or warranty under this Agreement.
     (d) by either the Investor or the Company if any permanent order, decree, ruling or other action of a court or other competent authority restraining, enjoining or otherwise preventing the consummation of any of the Transactions shall have become final and non-appealable;
     (e) by either the Investor or the Company if the Closing shall not have occurred on or before September 30, 2007, unless the failure for the Closing to occur is the result of a material breach of this Agreement by the party seeking to terminate this Agreement;
     (f) by the Company (but only if the Company has paid the Reimbursable Expenses to the Purchasers pursuant to Section 8.2(f)) if the Board shall accept, approve or authorize a Superior Competing Transaction; provided that the Company and the Board shall have acted in full compliance with Sections 5.3 and 5.4; or
     (g) by the Investor if the Board shall accept, approve or authorize a Superior Competing Transaction.
     In the event of termination of this Agreement by either the Investor or the Company, as provided in this Section 9.1, this Agreement shall forthwith become void and there shall be no liability hereunder on the part of the Investor or the Company, or their respective officers, directors, managers, members or partners, except for Sections 8.2 and 9.1 and except that no such termination shall relieve any party of liability for any breach of any other provision of this Agreement occurring prior to such termination.

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     Section 9.2 Notice.
     Whenever any notice is required to be given hereunder, such notice shall be deemed given only when such notice is in writing and is delivered by messenger or courier or, if sent by fax, when received. All notices, requests and other communications hereunder shall be delivered by courier or messenger or shall be sent by facsimile to the following addresses:
     (i) If to the Investor, at the following address:
MatlinPatterson FA Acquisition LLC
c/o MatlinPatterson Global Advisers LLC
520 Madison Avenue, 35th Floor
New York, New York 10022
Attention: General Counsel
Fax: (212) 651-4011
with a copy by fax or messenger or courier to:
Sidley Austin LLP
787 Seventh Avenue
New York, New York 10019
Facsimile: (212) 839-5599
Attention: Duncan N. Darrow and Michael H. Yanowitch
     (ii) If to the Company, at the following address:
First Albany Companies Inc.
677 Broadway
Albany, NY 12207
Facsimile: (518) 447-8606
Attention: General Counsel
with a copy by fax or messenger or courier to:
Dewey Ballantine LLP
1301 Avenue of the Americas
New York, NY 10019
Facsimile: (212) 259-6333
Attention: Donald J. Murray
                 Christopher P. Peterson
or to such other respective addresses as may be designated by notice given in accordance with this Section 9.2.
     Section 9.3 Complete Agreement; No Third-Party Beneficiaries.
     This Agreement, the Registration Rights Agreement, the Investor Confidentiality Agreement (which shall terminate and cease to have any force or effect as of the Closing Date),

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the Company Disclosure Letter and the Investor Disclosure Letter constitute the entire agreement among the parties pertaining to the subject matter hereof and supersede all prior agreements and understandings of the parties in connection therewith, including the Recapitalization Term Sheet dated April 27, 2007 between the Company and MatlinPatterson Global Opportunities Partners II, L.P., as amended, which shall be deemed terminated and of no further force or effect. This Agreement, other than Article VII, is not intended to confer upon any person other than the Company and the Purchasers any rights or remedies hereunder.
     Section 9.4 GOVERNING LAW.
     THIS AGREEMENT SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD APPLY THE LAW OF ANY OTHER JURISDICTION. THE PURCHASERS AND THE COMPANY HEREBY CONSENT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN WITH RESPECT TO ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE ANY PROVISION OF THIS AGREEMENT OR TO DETERMINE THE RIGHTS OF ANY PARTY HERETO.
     Section 9.5 No Assignment.
     Neither this Agreement nor any rights or obligations under it are assignable by either party without the written consent of the other party.
     Section 9.6 Headings.
     The descriptive headings of the articles, sections and subsections of this Agreement are for convenience only and do not constitute a part of this Agreement.
     Section 9.7 Counterparts.
     This Agreement may be executed in one or more counterparts and by different parties in separate counterparts. All such counterparts shall constitute one and the same agreement and shall become effective when one or more counterparts have been signed by each party and delivered to the other party.
     Section 9.8 Remedies; Waiver.
     All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available. No failure on the part of any party to exercise or delay in exercising any right hereunder shall be deemed a waiver thereof, nor shall any single or partial exercise preclude any further or other exercise of such or any other right. Notwithstanding any other provision of this Agreement, it is understood and agreed that remedies at law would be inadequate in the case of any breach of the covenants contained in this Agreement. The Company and the Purchasers shall be entitled to equitable relief, including the

45

remedy of specific performance, with respect to any breach or attempted breach of such covenants by the other party.
     Section 9.9 Severability.
     Any invalidity, illegality or unenforceability of any provision of this Agreement in any jurisdiction shall not invalidate or render illegal or unenforceable the remaining provisions hereof in such jurisdiction and shall not invalidate or render illegal or unenforceable such provisions in any other jurisdiction. The Company and the Purchasers shall endeavor in good faith negotiations to replace any invalid, illegal or unenforceable provision with a valid, legal and enforceable provision, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provision.
     Section 9.10 Amendment; Waiver.
     This Agreement may be amended only by agreement in writing of both parties. No waiver of any provision nor consent to any exception to the terms of this Agreement shall be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent and instance so provided.
[the next page is the signature page]

46

     IN WITNESS WHEREOF, the Company and the Investor have caused this Agreement to be executed by their respective offers thereunto duly authorized all as of the date first written above.

FIRST ALBANY COMPANIES INC

By:	/s/ PETER J. MCNIERNEY

Name:	Peter J. McNierney
Title:	President and Chief Executive Officer

MATLINPATTERSON FA ACQUISITION LLC

By:	/s/ ROBERT WEISS

Name:	Robert Weiss
Title:	General Counsel

Exhibit A
to
Investment Agreement
Defined Terms.
     “Action or Proceeding” means any suit, action, proceeding (including any compliance, enforcement or disciplinary proceeding), arbitration, formal or informal inquiry, inspection, investigation or formal order of investigation of complaint.
     “Affiliate” has the meaning set forth in Rule 12b-2 under the Exchange Act as in effect as on the date hereof.
     “Agreement” has the meaning set forth in the preamble.
     “Amendment Approval” has the meaning set forth in Section 5.2(a).
     “Associated Person” means an “associated persons” as defined in Article I, section (dd) of the NASD’s By-laws.
     “Board” has the meaning set forth in the recitals.
     “Business Day” means any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized by law or executive order to close.
     “Business Entity” means any corporation, partnership, limited liability company, joint venture, association, partnership, business trust or other business entity.
     “Capital Stock” means the Common Stock and the Preferred Stock.
     “Change in Recommendation” has the meaning set forth in Section 5.2(b).
     “Charter Amendment” has the meaning set forth in Section 5.2(a).
     “Closing” has the meaning set forth in Section 2.2.
     “Closing Date Balance Sheet” has the meaning set forth in Section 2.1(b)(ii)(C).
     “Closing Date” means the date on which the Closing takes place.
     “Closing Date Balance Sheet” has the meaning set forth in Section 2.1(b)(ii)(C).
     “Closing Date Pro Forma Balance Sheet” has the meaning set forth in Section 2.1(b)(ii)(C).

     “Code” means the U.S. Internal Revenue Code of 1986, as amended.
     “Co-Investor” has the meaning set forth in Section 2.1(c).
     “Co-Investor Joinder Agreement” has the meaning set forth in Section 2.1(c).
     “Common Stock” means the common stock, par value $.01 per share, of the Company.
     “Common Shareholders” has the meaning set forth in Section 5.2(a).
     “Company” has the meaning set forth in the preamble.
     “Company Approvals” has the meaning set forth in Section 3.6(b).
     “Company Contract” means any material indenture, mortgage, deed of trust, lease, contract, agreement, instrument or other undertaking or legally binding arrangement (whether written or oral) to which the Company or any Subsidiary is a party or by the Company or any Subsidiary or any of their respective properties or assets is bound.
     “Company Contractual Consents” has the meaning set forth in Section 3.6(c).
     “Company Disclosure Letter” means the letter dated the date hereof delivered by the Company to the Investor, which letter relates to this Agreement and is designated therein as the Company Disclosure Letter.
     “Company Material Adverse Effect” means a material adverse effect on (i) the ability of the Company to consummate any of the Transactions or to perform any of its obligations under this Agreement or the Registration Rights Agreement or (ii) the businesses, assets (including licenses, franchises and other intangible assets), liabilities, financial condition or operating income of the Company and its Subsidiaries, taken as a whole, provided, however that in no event shall any of the following, alone or in combination, be deemed to constitute, nor shall any of the following be taken into account in determining whether there has been, a Company Material Adverse Effect: (a) a change in the market price or trading volume of Common Stock (but not any effect, event, development or change underlying such decrease to the extent that such effect, event, development or change would otherwise constitute a Material Adverse Effect); (b) changes in conditions in the U.S. or global economy or capital or financial markets generally, including changes in interest or exchange rates; (c) changes in general legal, tax, regulatory, political or business conditions; (d) changes that are the result of factors generally affecting the industry in which the Company and the Subsidiaries operate; (e) changes in applicable law or GAAP; (f) the negotiation, execution, announcement, pendency or performance of this Agreement or the transactions contemplated hereby or the consummation of the transactions contemplated by this Agreement, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, vendors, lenders, brokers, investors, venture partners or employees; (g) acts of war, armed hostilities, sabotage or terrorism, or any escalation or worsening of any such acts of war, armed hostilities, sabotage or terrorism threatened or underway as of the date of this Agreement; (h) earthquakes, hurricanes, floods, or other natural disasters; (i) any action taken by the Company at the request or with the prior written consent of the Investor; (j) the failure of the Company to take any action as a result of any restrictions or prohibitions set forth in Article V; (k) any adverse development in any litigation or regulatory proceeding described in Schedule 3.11 or the commencement of any action or proceeding based on a pre-litigation claim described in Schedule 3.11; (l) any litigation or regulatory proceeding alleging claims arising under Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder or other laws to similar effect based on the existence, announcement or performance of this Agreement or the Transactions contemplated hereby or (m) the departure, or the announcement of an intent to depart in the near to immediate future, from the Company of any of the employees listed in Appendix A to the Company Disclosure Schedule.
     “Company Permits” has the meaning set forth in Section 3.19(a).
     “Company Recommendation” has the meaning set forth in Section 5.2(b).
     “Competing Transaction” has the meaning set forth in Section 5.3(d).
     “Contractual Consent” applicable to a specified Person in respect of a specified matter means any consent required to be obtained by such Person from any other Person party to any Contractual Obligation to which such first Person is a party or by which it is bound in order for such matter to occur or exist without resulting in the occurrence of a default or event of default or termination, the creation of any lien, the triggering of any decrease in the rights of such first Person, any increase in the obligations of such first Person or any other consequence adverse to the interests of such first Person, under any provision of such Contractual Obligation.
     “Contractual Obligation” means, as to any Person, any obligation arising out of any indenture, mortgage, deed of trust, contract, agreement, insurance policy, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound (including, without limitation, any debt security issued by such Person).
     “Convertible Securities” means securities or obligations that are convertible into or exchangeable for shares of Capital Stock.
     “Damages” has the meaning set forth in Section 7.2.
     “December Balance Sheet” means the consolidated balance sheet of the Company and its consolidated subsidiaries as of December 31, 2006 that is included in the Financial Statements.
     “DEPFA” means DEPFA Bank plc, an Irish bank.
     “DEPFA Purchase Agreement” means the Asset Purchase Agreement dated as of March 6, 2007 among DEPFA, the Company and First Albany Capital Inc.

     “DEPFA Transaction” means the sale of the Municipal Capital Markets Group of the Company’s wholly-owned subsidiary, First Albany Capital Inc., to DEPFA and the related purchase by DEPFA of the Company’s municipal bond inventory.
     “Designated Key Employees” means those employees of the Company and the Subsidiaries as have been identified as “Designated Key Employees” in a letter of even date herewith from Lee Fensterstock to Peter McNierney.
     “Designation Notice” has the meaning set forth in Section 2.1(c),
     “Employee Benefit Plan” has the meaning set forth in Section 3.20(b).
     “Employee Stock Incentive Plans” means the Company’s: (i) 1999 Long-Term Incentive Plan (Amended and Restated Through April 27, 2004, as amended), (ii) 2001 Long-Term Incentive Plan, as amended, (iii) 1989 Stock Incentive Plan, as amended, (iv) Restricted Stock Inducement Plan for Descap Employees, as amended, and (v) 2003 Directors’ Stock Plan, as amended.
     “Employee Stock Options” means any stock options granted pursuant to any Employee Stock Incentive Plan.
     “Environmental Law” means any foreign, federal, state or local law, statute, permits, orders, rule or regulation or the common or decisional law relating to the environment or occupational health and safety, including, without limitation, any statute, regulation or order pertaining to (i) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous substances or solid or hazardous waste; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous substances, or solid or hazardous waste, including, without limitation, emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) the protection of wildlife, marine sanctuaries and wetlands, including, without limitation, all endangered and threatened species; (vi) storage tanks, vessels and containers; (vii) underground and other storage tanks or vessels, abandoned, disposed or discarded barrels, containers and other closed receptacles; (viii) health and safety of employees and other persons; and (ix) manufacture, processing, use, distribution, treatment, storage, disposal, transportation or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or oil or petroleum products or solid or hazardous waste.
     “ERISA” has the meaning set forth in Section 3.20(b).
     “ERISA Affiliate” means any member of (i) a controlled group of corporations (as defined in Section 414(b) of the Code); (ii) a group of trades or businesses under common control (as defined in Section 414(c) of the Code); or (iii) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code).
     “Evaluation Date” has the meaning set forth in Section 3.8(c).
     “Excess Cash Compensation” has the meaning set forth in Section 2.1(b)(i),

     “Excess Compensation” has the meaning set forth in Section 2.1(b)(i),
     “Excess Compensation Dilution Factor” has the meaning set forth in Section 2.1(b)(i),
     “Excess Imputed Stock Based Compensation” has the meaning set forth in Section 2.1(b)(i),
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.
     “FATV JV Entities” means, collectively, FA Technology Ventures L.P., FATV GP LLC..
     “Final Net Tangible Book Value Per Share” has the meaning set forth in Section 2.1(b)(ii)(C).
     “Final Net Tangible Book Value Report” has the meaning set forth in Section 2.1(b)(ii)(C).
     “Final NTBV Adjustment Factor” has the meaning set forth in Section 2.1(b)(ii)(C).
     “Final Per Share Purchase Price” as of the date of issuance of any Tax Indemnity Shares means $50,000,000 divided by the final number of Purchased Shares issued to the Purchasers pursuant to Section 2.1(b) (after giving effect to any adjustments provided for in Sections 2.1(b)(ii)(B) and (C)), as father adjusted to reflect any stock dividends, stock splits or other subdivisions, combinations, recapitalizations or reorganizations affecting the Common Stock between the Closing Date and such issuance date.
     “Financial Statements” has the meaning set forth in Section 3.7(b).
     “Financing” has the meaning set forth in Section 4.11.
     “Financing Commitment” has the meaning set forth in Section 4.11.
     “GAAP” has the meaning set forth in Section 3.7(b)
     “Governmental Authority” means any government or political subdivision or department thereof, any governmental or regulatory body, commission, board, bureau, agency or instrumentality, or any court or arbitrator or alternative dispute resolution body, in each case whether federal, state, local, foreign or supranational.
     “Intellectual Property” has the meaning set forth in Section 3.12.

     “Investment” has the meaning set forth in the recitals.
     “Investor” has the meaning set forth in the preamble.
     “Investor Approvals” has the meaning set forth in Section 4.3(b).
     “Investor Confidentiality Agreement” means the confidentiality letter agreement dated March 20, 2007 between MatlinPatterson Global Opportunities Partners II, L.P. and the Company.
     “Investor Designated Directors” means those individuals who shall have been designated by the Investor as “Investor Designated Directors” by written notice given to the Company not later than five (5) Business Days prior to the Closing Date.
     “Investor Disclosure Letter” means the letter dated the date hereof delivered by the Investor to the Company, which letter relates to this Agreement and is designated therein as the Investor Disclosure Letter.
     “Investor Indemnified Party” has the meaning set forth in Section 7.2.
     “JV Entities” means, collectively, the FATV JV Entities, the NAFA Capital JV Entities and each of the Company’s Employee Investment Funds.
     “Knowledge of the Company” means the actual knowledge of the officers of the Company who have been designated in the Company Disclosure Letter as having “Knowledge of the Company”, after reasonable inquiry of any business unit heads or function heads who would reasonably be expected to have relevant knowledge in respect of the matter in question.
     “Lender Warrants” mean the Common Stock purchase warrants issued to the purchasers of the Senior Notes dated June 13, 2003, initially exercisable for the purchase of 437,000 shares of Common Stock.
     “Liens” means security interests, liens, claims, pledges, mortgages, options, rights of first refusal, agreements, limitations on voting rights, charges, easements, servitudes, encumbrances and other restrictions of any nature whatsoever.
     “Material Lease” has the meaning set forth in Section 3.16(b).
     “MCMG Employee” means any employee of the Company or the Subsidiaries who was an employee of the Municipal Capital Markets Group of the Company’s wholly-owned subsidiary, First Albany Capital Inc. as of the date of the DEPFA Agreement.
     “Measurement Date” has the meaning set forth in Section 2.1(b)(ii)(B).
     “Measurement Date Balance Sheet” has the meaning set forth in Section 2.1(b)(ii)(B).

     “Measurement Date Pro Forma Balance Sheet” has the meaning set forth in Section 2.1(b)(ii)(B).
     “NAFA Capital JV Entities” means NAFA Capital Markets [Inc.] or any subsidiary.
     “NASD” means the National Association of Securities Dealers, Inc. and its subsidiaries.
     “Net Purchase Price” has the meaning set forth in Section 2.1.
     “Net Tangible Book Value” as of the Measurement Date shall mean total consolidated shareholders equity less intangible assets, all as shown on the Measurement Date Balance Sheet.
     “Net Tangible Book Value Per Share” as of the Measurement Date shall mean the Net Tangible Book Value as of the Measurement Date divided by the number of shares of Common Stock outstanding as of the date of the Net Tangible Book Value Report.
     “Non-Continuing Directors” means those current members of the Board as have been identified as “Non-Continuing Directors” in the Investor Disclosure Letter.
     “NTBV Adjustment Factor” has the meaning set forth in Section 2.1(b)(ii)(A).
     “NYBCL” means the New York Business Corporation Law.
     “Organizational Document” means, with respect to the Company or any Subsidiary, any certificate or articles of incorporation, memorandum of association, by-laws, partnership agreement, limited liability agreement, operating agreement, trust agreement or other agreement, instrument or document governing the affairs of the Company or such Subsidiary.
     “Person” means any individual, Business Entity, unincorporated association or Governmental Authority.
     “Preferred Stock” means the preferred stock, par value $0.01 per share, of the Company.
     “Preliminary Net Tangible Book Value Per Share” has the meaning set forth in Section 2.1(b)(ii)(B).
     “Preliminary Net Tangible Book Value Report” has the meaning set forth in Section 2.1(b)(ii)(B).
     “Preliminary NTBV Adjustment Factor” has the meaning set forth in Section 2.1(b)(ii)(B).

     “Proxy Statement” has the meaning set forth in Section 5.2(a).
     “Purchased Shares” has the meaning set forth in Section 2.1(b), as modified by Section 7.6.
     “Purchase Price” has the meaning set forth in Section 2.1(a).
     “Purchasers” has the meaning set forth in Section 2.1(c).
     “Registration Rights Agreement” means a Registration Rights Agreement substantially in the form of Exhibit F.
     “Reimbursable Expenses” has the meaning set forth in Section 8.2(b).
     “Requirement of Law” means any judgment, order (whether temporary, preliminary or permanent), writ, injunction, decree, statute, rule, regulation, notice, law or ordinance and shall also include any regulations of any applicable self regulatory organizations.
     “Representatives” has the meaning set forth in Section 5.3(a).
     “Restricted Stock” means any shares of Common Stock issued or issuable pursuant to a Restricted Stock Award.
     “Restricted Stock Award” means any award granted under an Employee Stock Incentive Plan of (i) shares of Restricted Stock or (ii) restricted stock units or other rights to acquire shares of Restricted Stock.
     “Rights” has the meaning set forth in the Rights Agreement.
     “Rights Agreement” means the Rights Agreement dated as of March 30, 1998 between the Company and American Stock Transfer & Trust Company, as Rights Agent, as amended.
     “Sarbanes-Oxley” has the meaning set forth in Section 3.8(a).
     “Schedules” means the Schedules to the Company Disclosure Letter.
     “SEC” means the Securities and Exchange Commission.
     “SEC Reports” has the meaning set forth in Section 3.7(a)
     “Securities Act” means the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.
     “Shareholder Approvals” has the meaning set forth in Section 5.2(a).

     “Shareholder Meeting” has the meaning set forth in Section 5.2(a).
     “Special Committee” has the meaning set forth in the recitals.
     “Stock Purchase Rights” has the meaning set forth in Section 3.2(d).
     “Strategic Plan” has the meaning set forth in Section 5.6.
     “Subsidiary” means any Business Entity of which the Company (either alone or through or together with one or more other Subsidiaries) (x) owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such Business Entity, (y) is a general partner, managing member, trustee or other Person performing similar functions or (z) has control (as defined in Rule 405 under the Securities Act). For the purposes of the representations and warranties of the Company made in Sections 3.6, 3.9, 3.11, 3.12, 3.15, 3.17, 3.19, 3.21, 3.22 and 3.25, each of the JV Entities shall be deemed to be a Subsidiary of the Company, provided that the Company shall be deemed to make such representations and warranties with respect to such JV Entities only (x) to the extent of the “Knowledge of the Company” (which, for the purpose of this proviso shall be deemed to mean the actual knowledge of George McNamee as well as of the designated individuals referred to in the definition of such phrase, but without any obligation on the part of any such individual to make due inquiry of any other Person) and (y) to the extent that the inaccuracy of such representations and warranties would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect.
     “Superior Competing Transaction” has the meaning set forth in Section 5.3(e).
     “Surviving Representations” has the meaning set forth in Section 7.1.
     “Tax Indemnity Shares” has the meaning set forth in Section 7.6.
     “Tax Return” means any return, report or similar statement (including the attached schedules) required to be filed with respect to any Tax, including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.
     “Tax” means any tax, governmental fee or other like assessment or charge of any kind whatsoever (including any tax imposed under Subtitle A of the Code and any net income, alternative or add-on minimum tax, gross income, gross receipts, sale, bulk sales, use, real property, personal property, ad valorem, value added, transfer, franchise, profits, license, withholding tax on amounts paid, withholding, payroll, employment, excise severance, stamp, capital stock, occupation, property, environmental or windfall profits tax, premium, custom, duty or other tax or assessment), together with any interest, penalty, addition to tax or additional amount thereto, imposed by any Governmental Authority.
     “Taxing Authority” means any Governmental Authority (domestic or foreign) responsible for the imposition of any Tax.

     “Transactions” has the meaning set forth in the recitals.
     “Transactions Approval” has the meaning set forth in Section 5.2(a).
     “Treasury Regulations” means the final and temporary regulations promulgated by the United States Treasury Department from time to time under the Code.
     “Voting Agreements” has the meaning set forth in the recitals.

Exhibit B
to
Investment Agreement
Form of Opinion of Sidley Austin LLP
[SIDLEY AUSTIN LLP LETTERHEAD]
[                    ]1, 2007
[                    ]2
677 Broadway
Albany, NY 12207
Attention: Peter McNierney
Re: First Albany Recapitalization
Ladies and Gentlemen:
          We have acted as counsel for MatlinPatterson FA Acquisition LLC, a Delaware limited liability company (the “Investor”), in connection with the issuance and sale by [                    ]3 (f/k/a First Albany Companies, Inc.), a New York corporation (the “Company”) of certain “Purchased Shares” consisting of shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”) pursuant to that certain Investment Agreement, dated as of May 14, 2007 (the “Investment Agreement”), between the Company and the Investor. This opinion is being rendered to you at the request of the Investor pursuant to Section 2.3(d) of the Investment Agreement. Unless otherwise defined herein, terms used herein which are defined in the Investment Agreement shall have the respective meanings set forth in the Investment Agreement. Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Investment Agreement.
          We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and officers and other representatives of the Investor, and such other agreements, instruments and documents as we have deemed necessary or appropriate for purposes of rendering the opinions expressed below.

[1]	Insert Closing Date

[2]	Insert current name of the Company

[3]	Insert current name of the Company

          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the competency of all individuals signing all documents presented to us, the conformity to original documents of all documents submitted to us as certified, facsimile or photostatic copies, or as retrieved from the U.S. Securities and Exchange Commission’s EDGAR database, the authenticity of the originals of such latter documents and the correctness of all statements of fact in all documents examined by us. We have further assumed (i) that all parties to the foregoing documents are validly existing and in good standing under the laws of all jurisdictions where they are conducting their businesses or are otherwise required to be so qualified (other than the Investor, to the extent indicated below), and have full power and authority and all necessary consents and approvals to execute, deliver and perform under such documents (other than the Investor, to the extent indicated below), (ii) that all such documents have been duly authorized by all necessary corporate or other action on the part of the parties thereto, have been duly executed by such parties and have been duly delivered by such parties (other than the Investor, to the extent indicated below), (iii) that all such documents constitute the legal, valid and binding obligations of each party thereto enforceable against such party in accordance with its terms (other than the Investor, to the extent indicated below) and (iv) the compliance with all covenants, contained in or made pursuant to the agreements, instruments, records, certificates and other documents we have reviewed (including, without limitation, the Investment Agreement and the Registration Rights Agreement) as of their stated dates and as of the date hereof. As to any facts material to the opinions expressed herein which were not independently established or verified, we have, with your consent, relied upon oral or written statements of the Investor and its officers and representatives and public officials and sources believed to be reliable (including, without limitation, the representations, covenants and agreements of the Company and the Investor contained in the Investment Agreement). We have not independently established the facts so relied upon.
          Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate, and subject to the limitations and qualifications set forth below, it is our opinion that:
     1. The Investor is a limited liability company validly existing and in good standing under the laws of the State of Delaware.
     2. The Investor has the limited liability company power and authority to execute, deliver and perform the Investment Agreement and the Registration Rights Agreement and to consummate the transactions contemplated thereby.
     3. The Investment Agreement and the Registration Rights Agreement have each been duly authorized, executed and delivered by the Investor and each constitutes a legal, valid and binding agreement of the Investor enforceable against it in accordance with its terms.
     4. The purchase by the Investor of Purchased Shares as contemplated by the Investment Agreement will not, (a) conflict with or violate the certificate of formation or limited liability company agreement of the Investor, (b) conflict with or violate any judgment, order or decree of any court or governmental authority which to our knowledge is applicable to the Investor or any of its properties, (c) result in a material violation, or conflict with, the Delaware Limited Liability Company Act or any U.S. federal or New York State statute, rule or regulation, in any case known to us to be applicable to the Investor or (d) result in a material default by the Investor under any material contract or agreement to which the Investor is a party that is known to us.
     5. No consent, approval or authorization of or designation, declaration or filing with, any U.S. federal or New York State Governmental Authority on the part of the Investor is required in connection with the purchase of the Purchased Shares, other than (a) such as have been made or obtained and (b) compliance with the Blue Sky laws or federal securities laws applicable to the sale of the Purchased Shares.
          Our opinions are subject to (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors; (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); (c) the effect of judicial decisions which have held that certain provisions are unenforceable when their enforcement would violate the implied covenant of good faith and fair dealing, or would be commercially unreasonable, or where their breach is not material; or (d) the discretion of the court before which any proceeding therefor may be brought, and except as the right to indemnification or contribution set forth in the Investment Agreement or Registration Rights Agreement may be limited by public policy or applicable securities laws. In addition, indemnities, rights of contribution, exculpatory provisions, non-competition and non-solicitation restrictions and waivers may be limited on public policy grounds.
          You should be aware that an opinion of counsel represents our best legal judgment, which may be subject to challenge by any governmental agency and is not binding on any governmental agency or the courts. Our opinion is based on existing laws, judicial decisions and administrative regulations, rulings and practice, all of which are subject to change at any time, prospectively and retroactively. New developments in rulings of any agency, administrative regulations, court decisions, legislative changes or changes in the facts or other information upon which our opinion is based may have an adverse effect on the legal consequences described herein. Any such change could be retroactive so as to apply to any of the transactions contemplated by the Investment Agreement.
          Any opinion or statement herein which is expressed to be based on our “knowledge” or is otherwise qualified by words of like import means that the lawyers currently practicing law with Sidley Austin LLP who have had an active involvement in negotiating or reviewing the Investment Agreement have no current conscious awareness of any facts or information contrary to such opinion or statement. With respect to such matters, such persons, with your express permission and consent, have not undertaken any investigation or inquiry of other lawyers practicing law with this firm, or any review of files maintained by this firm, or any inquiry of officers or representatives of the Investor or any of its affiliates. The reference to “conscious awareness” in this paragraph has the meaning given that phrase in the Third-Party Legal Opinion Report, Including the Legal Opinion Accord, of the Section of Business Law, American Bar Association, 47 Bus. Law. 167, 192 (1991).
          The foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States and the Delaware Limited Liability Company Act and we render no opinion with respect to the laws of any other jurisdiction. This opinion letter is rendered as of the date hereof, and we assume no obligation to update such opinion letter to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may hereafter occur.
          This letter is being delivered to you solely for your information in connection with the transaction contemplated by the Investment Agreement. Our opinions set forth in this letter may not be relied upon, used, circulated, summarized, referred to or quoted by any other person, firm, corporation, partnership or other entity, in whole or in part, without our prior written consent.

Very truly yours,

Exhibit C
to
Investment Agreement
List of Closing Deliveries
Part I. Deliveries by the Purchasers
1.	The officer’s certificate contemplated to be delivered by the Purchasers pursuant to Section 6.1(f).

2.	A copy, certified by the Secretary of State of the State of Delaware as of a date not more than three (3) Business Days prior to the Closing Date, of the certificate of formation of the Investor, with all amendments thereto.

3.	A certificate of good standing for the Investor issued by the Secretary of State of the State of Delaware as of a date that is not more than three (3) Business Days prior to the Closing Date.

4.	A certificate of the Secretary or an Assistant Secretary of the Investor, dated the Closing Date, in form and substance reasonably satisfactory to the Company, as to (i) no amendments to the certificate of formation of the Investor since the date of the certified copy thereof listed in item 2 above, (ii) the operating agreement of the Investor, (iii) the resolutions of the board or similar governing body or members authorizing the execution, delivery and performance of this Agreement and the Registration Rights Agreement and (iv) incumbency and signatures of the officers, members or managing member, as applicable, of the Investor executing this Agreement, the Registration Rights Agreement and any other certificates or documents executed and delivered by the Investor in connection with the Transactions.
Part II. Deliveries by the Company
1.	The officer’s certificate contemplated to be delivered by the Company pursuant to Section 6.2(i).

2.	A copy, certified by the Secretary of State of the State of New York as of a date not more than three (3) Business Days prior to the Closing Date, of the articles of incorporation of the Company, with all amendments thereto (including the Charter Amendment).

3.	A certificate of good standing for the Company issued by the Secretary of State of the State of New York as of a date that is not more than three (3) Business Days prior to the Closing Date.

4.	A certificate of the Secretary or an Assistant Secretary of the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Investor, as to (i) no amendments to the articles of incorporation of the Company since the date of the certified copy thereof listed in item 2 above, (ii) the by-laws of the Company, (iii) the resolutions of the Board authorizing the execution, delivery and performance of this Agreement and the Registration Rights Agreement and approving the Charter Amendment, (iv) the resolutions of the Board increasing the size of the Board to nine directors, appointing the Investor Designated Directors to serve as directors of the Company and changing the composition of the Board committees consistent with Section 5.5(b), (v) written evidence in form and substance reasonably satisfactory to the Investor of the Company Shareholders approving the Shareholder Approvals and (vi) incumbency and signatures of the officers of the Company executing this Agreement, the Registration Rights Agreement and any other certificates or documents executed and delivered by the Company in connection with the Transactions.

5.	The resignation, in form and substance reasonably satisfactory to the Investor, of each Non-Continuing Director from his or her position as a director of the Company.

6.	A copy, certified by the Secretary or an Assistant Secretary of the Company as of the Closing Date, of the amendment to the Rights Agreement or other action taken under Section 3.26.

2

Exhibit D
to
Investment Agreement
Form of Opinion of Dewey Ballantine LLP
[DEWEY BALLANTINE LETTERHEAD]
[___]1, 2007
To each of the Persons listed
on Appendix I hereto
c/o MatlinPatterson Global Advisers II LLC
520 Madison Avenue, 35th Floor
New York, New York 10022
Attention: General Counsel
Re: First Albany Recapitalization
Ladies and Gentlemen:
          We have acted as counsel for [                                        ]2 (f/k/a First Albany Companies, Inc.), a New York corporation (the “Company”), in connection with the issuance and sale by the Company of certain “Purchased Shares” consisting of shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”) pursuant to that certain Investment Agreement, dated as of May 14, 2007 (the “Investment Agreement”), between the Company and MatlinPatterson FA Acquisition LLC (the “Investor”). This opinion is being rendered to you at the request of the Company pursuant to Section 2.4(d) of the Investment Agreement. Unless otherwise defined herein, terms used herein which are defined in the Investment Agreement shall have the respective meanings set forth in the Investment Agreement. Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Agreement.
          We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and officers and other representatives of the Company, and such other agreements, instruments and documents as we have deemed necessary or appropriate for purposes of rendering the opinions expressed below.

[1]	Insert Closing Date

[2]	Insert current name of the Company

          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the competency of all individuals signing all documents presented to us, the conformity to original documents of all documents submitted to us as certified, facsimile or photostatic copies, or as retrieved from the U.S. Securities and Exchange Commission’s EDGAR database, the authenticity of the originals of such latter documents and the correctness of all statements of fact in all documents examined by us. We have further assumed (i) that all parties to the foregoing documents are validly existing and in good standing under the laws of all jurisdictions where they are conducting their businesses or are otherwise required to be so qualified (other than the Company, to the extent indicated below), and have full power and authority and all necessary consents and approvals to execute, deliver and perform under such documents (other than the Company, to the extent indicated below), (ii) that all such documents have been duly authorized by all necessary corporate or other action on the part of the parties thereto, have been duly executed by such parties and have been duly delivered by such parties (other than the Company, to the extent indicated below), (iii) that all such documents constitute the legal, valid and binding obligations of each party thereto enforceable against such party in accordance with its terms (other than the Company, to the extent indicated below) and (iv) the compliance with all covenants, contained in or made pursuant to the agreements, instruments, records, certificates and other documents we have reviewed (including, without limitation, the Investment Agreement and the Registration Rights Agreement) as of their stated dates and as of the date hereof. As to any facts material to the opinions expressed herein which were not independently established or verified, we have, with your consent, relied upon oral or written statements of the Company and its officers and representatives and public officials and sources believed to be reliable (including, without limitation, the representations, covenants and agreements of the Company and the Investor contained in the Investment Agreement). We have not independently established the facts so relied upon.
          We have further assumed for the purpose of this opinion that the certificates representing the Purchased Shares being sold by the Company to the Purchasers will conform as to form to the forms thereof examined by us, which assumption we have not independently verified. In addition, we have assumed for the purpose of this opinion that (i) neither the Company nor any Person acting on its behalf has engaged in any general solicitation or general advertising within the meaning of Rule 502(c) promulgated under the Securities Act with respect to the offer and sale of the Purchased Shares and (ii) neither the Company nor any other Person will, after the time of delivery of this opinion, take or omit to take any action which would cause such offer and sale not to constitute an exempt transaction under the Securities Act. Further, and without limiting the generality of the foregoing assumptions, in rendering the opinion expressed herein we have relied on the representation of each Purchaser contained in the Investment Agreement or applicable Co-Investor Joinder Agreement that such Purchaser qualifies as an “accredited investor” within the meaning of Rule 501 promulgated under the Securities Act.

          Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate, and subject to the limitations and qualifications set forth below, it is our opinion that:
     1. The Company is a corporation validly existing and in good standing under the laws of the State of New York.
     2. The Company has the corporate power and authority to execute, deliver and perform the Investment Agreement and the Registration Rights Agreement and to consummate the transactions contemplated thereby.
     3. The Investment Agreement and the Registration Rights Agreement have been duly authorized, executed and delivered by the Company and each constitutes a legal, valid and binding agreement of the Investor enforceable against it in accordance with its terms. When issued and delivered in accordance with the terms of the Investment Agreement against payment of the purchase price therefor, the Purchased Shares will be validly issued, full paid and nonassessable. When issued to the Purchasers as contemplated by the Investment Agreement, each Right associated with each Purchased Share will have been validly issued in accordance with the terms of the Rights Agreement.
     4. The issuance and sale of the Purchased Shares as contemplated by the Investment Agreement will not, (a) conflict with or violate the articles of incorporation or bylaws of the Company, (b) conflict with or violate any judgment, order or decree of any court or other U.S. federal or New York State governmental authority which to our knowledge is applicable to the Company or any of its properties, (c) result in a material violation, or conflict with, any U.S. federal or New York State statute, rule or regulation, in any case known to us to be applicable to the Company or (d) result in a material default by the Company under any of the contracts or agreements filed as exhibits to the SEC Reports.
     6. No consent, approval or authorization of or designation, declaration or filing with, any U.S. federal or New York State governmental authority on the part of the Company is required in connection with the issuance or sale of the Purchased Shares, other than (a) such as have been made or obtained; (b) compliance with the Blue Sky laws or federal securities laws applicable to the issuance and sale of the Purchased Shares; and (c) the filing of a registration statement in accordance with the requirements of the Registration Rights Agreement.
     7. Assuming (i) the accuracy and completeness of the representations and warranties of each Purchaser set forth in the Investment Agreement or applicable Co-Investor Joinder Agreement and (ii) that neither the Company nor any other Person has engaged in any activity that would be deemed a “general solicitation” under the provisions of Regulation D under the Securities Act, the issuance and sale of the Purchased Shares to the Purchasers in accordance with the Investment Agreement constitutes a transaction exempt from the registration requirements of Section 5 of the

Securities Act (it being understood that we express no opinion as to any subsequent resales of the Purchased Shares by any Purchaser).
     8. The issuance and sale of the Purchased Shares as contemplated in the Investment Agreement will not cause any of the Purchasers to be deemed to be an “Acquiring Person” as defined in the Rights Agreement.
          Our opinions are subject to (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors; (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); (c) the effect of judicial decisions which have held that certain provisions are unenforceable when their enforcement would violate the implied covenant of good faith and fair dealing, or would be commercially unreasonable, or where their breach is not material; or (d) the discretion of the court before which any proceeding therefor may be brought, and except as the right to indemnification or contribution set forth in the Investment Agreement or Registration Rights Agreement may be limited by public policy or applicable securities laws. In addition, indemnities, rights of contribution, exculpatory provisions, non-competition and non-solicitation restrictions and waivers may be limited on public policy grounds.
          You should be aware that an opinion of counsel represents our best legal judgment, which may be subject to challenge by any governmental agency and is not binding on any governmental agency or the courts. Our opinion is based on existing laws, judicial decisions and administrative regulations, rulings and practice, all of which are subject to change at any time, prospectively and retroactively. New developments in rulings of any agency, administrative regulations, court decisions, legislative changes or changes in the facts or other information upon which our opinion is based may have an adverse effect on the legal consequences described herein. Any such change could be retroactive so as to apply to any of the transactions contemplated by the Investment Agreement.
          Any opinion or statement herein which is expressed to be based on our “knowledge” or is otherwise qualified by words of like import means that the lawyers currently practicing law with Dewey Ballantine LLP who have had an active involvement in negotiating or reviewing the Investment Agreement have no current conscious awareness of any facts or information contrary to such opinion or statement. With respect to such matters, such persons, with your express permission and consent, have not undertaken any investigation or inquiry of other lawyers practicing law with this firm, or any review of files maintained by this firm, or any inquiry of officers or representatives of the Company or any of its affiliates. The reference to “conscious awareness” in this paragraph has the meaning given that phrase in the Third-Party Legal Opinion Report, Including the Legal Opinion Accord, of the Section of Business Law, American Bar Association, 47 Bus. Law. 167, 192 (1991).

          The foregoing opinion is limited to the laws of the State of New York and the federal laws of the United States and we render no opinion with respect to the laws of any other jurisdiction. This opinion letter is rendered as of the date hereof, and we assume no obligation to update such opinion letter to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may hereafter occur.
          This letter is being delivered to you solely for your information in connection with the transaction contemplated by the Agreement. Our opinions set forth in this letter may not be relied upon, used, circulated, summarized, referred to or quoted by any other person, firm, corporation, partnership or other entity, in whole or in part, without our prior written consent.
Very truly yours,

Appendix I
to
Opinion of Dewey Ballantine LLP
Addressees
MatlinPatterson FA Acquisition LLC
[list each other Purchaser]

Exhibit E
to
Investment Agreement
Form of Financing Commitment
MatlinPatterson Global Opportunities Partners II, L.P.
MatlinPatterson Global Opportunities Partners
(Cayman) II, L.P.
c/o MatlinPatterson Global Advisers LLC
520 Madison Avenue, 35th Floor
New York, New York 10022
May 14, 2007
MatlinPatterson FA Acquisition LLC
c/o MatlinPatterson Global Advisers LLC
520 Madison Avenue, 35th Floor
New York, New York 10022
Re: Financing Commitments
Gentlemen:
          MatlinPatterson FA Acquisition LLC (“MP Acquisition”) proposes to enter into an Investment Agreement of even date herewith (the “Investment Agreement”) with First Albany Companies Inc. (“First Albany”) pursuant to which MP Acquisition and certain co-investors (collectively, together with MP Acquisition, the “Purchasers”) are to acquire certain shares of Common Stock of First Albany (the “Shares”) representing a majority of the outstanding Common Stock for an aggregate Purchase Price (as defined in the Investment Agreement) of $50 million.
          The undersigned MatlinPatterson Global Partners II, L.P. (“MP GOP II”) and MatlinPatterson GOP II (Cayman) II, L.P. (“MP GOP II (Cayman)” and, together with MP GOP II, the “MP Funds”) are pleased to advise you of their several commitments (the “Commitments”) to provide financing to MP Acquisition (the “Financing”) in an aggregate amount sufficient to enable MP Acquisition to pay the Net Purchase Price required to be paid by it under the Investment Agreement and to fund related transaction costs, provided that the amount of the Commitment of each of the MP Funds will be reduced pro rata to the extent that any Co-Investor (as defined in the Investment Agreement) actually purchases and pays for a portion of the Shares. 73.6361% of the Financing will be provided by MP GOP II and the remaining 26.3639% will be provided by MP GOP II (Cayman). The Financing shall take the form of such loans or capital contributions to MP Acquisition, or a combination thereof, as the parties shall agree upon. The obligations of the MP Funds to provide the Financing shall be subject to the satisfaction (or waiver, with the consent of the MP Funds) of each of the conditions set forth in the Investment Agreement to the obligations of the Purchasers to acquire the Shares.

The MP Funds may elect to provide all or part of the Financing through one or more affiliated entities.
          Each of MP Acquisition and the MP Funds agree and acknowledge that First Albany is an intended third party beneficiary of the Financing.
          By countersigning this letter, MP Acquisition hereby represents and warrants to each of the MP Funds that MP Acquisition has delivered to the MP Funds a fully signed copy of the Investment Agreement.
          This commitment letter and the commitment of the MP Funds hereunder shall not be assignable by MP Acquisition to any other person without the prior written consent of each of the MP Funds and First Albany, and any attempted assignment without such consent shall be void. This commitment letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by each of the parties hereto. This commitment letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this commitment letter by facsimile transmission shall be effective as delivery of a manually executed counterpart of this commitment letter. This commitment letter sets forth the entire understanding with respect to the subject matter hereof and supersedes any prior understandings with respect thereto, written or oral. This commitment letter is solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto. This commitment letter shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

MATLINPATTERSON FA ACQUISITION LLC

By:

Name:
Title:

Accepted and agreed to as of
the date first above written:
MATLINPATTERSON GLOBAL OPPORTUNITIES II, L.P
By MatlinPatterson Global Opportunities II LLC, its general partner

By:

Name:
Title:
MATLINPATTERSON GLOBAL OPPORTUNITIES (CAYMAN) II, L.P
By MatlinPatterson Global Opportunities II LLC, its general partner

By:

Name:
Title:
FIRST ALBANY COMPANIES INC.
as intended third party beneficiary

By:

Name:
Title:

Exhibit F
to
Investment Agreement

REGISTRATION RIGHTS AGREEMENT
dated as of [___]*, 2007
between
[___]†
and
MATLINPATTERSON FA ACQUISITION LLC

*	Insert Closing Date

†	Insert new name of the Company

REGISTRATION RIGHTS AGREEMENT
     Registration Rights Agreement (this “Agreement”) dated as of [___]‡, 2007 by and among [___]§ (f/k/a First Albany Companies Inc.), a Delaware corporation (the “Company”), MATLINPATTERSON FA ACQUISITION LLC, a Delaware limited liability company (the “Principal Investor”), and the other Persons who have executed this Agreement as “Other Investors” (the “Other Investors” and, together with the Principal Investor, the “Investors”).
RECITALS
     WHEREAS, pursuant to that certain Investment Agreement dated as of May [___], 2007, by and between the Company and the Principal Investor (the “Investment Agreement”) and to which the Other Investors have become parties by execution of joinder agreements, the Company has issued to the Investors shares (the “Shares”) of the Common Stock (as defined below) and has agreed to enter into this Agreement to provide the Investors with certain registration rights in respect of such shares; and
     WHEREAS, the parties hereto hereby desire to set forth the Company’s obligations to cause the registration of the Registrable Securities (as defined below) pursuant to the Securities Act (as defined below) and applicable state securities laws;
     NOW, THEREFORE, in consideration of the purchase by the Investors of the Shares pursuant to the Investment Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     Section 1. Definitions and Usage.
          As used in this Agreement:
          1.1. Definitions.
          “Agent” means the principal placement agent on an agented placement of Registrable Securities.
          “Commission” shall mean the Securities and Exchange Commission.
          “Common Stock” shall mean (i) the common stock, par value $.01 per share, of the Company, and (ii) shares of capital stock of the Company issued by the Company in respect of or in exchange for shares of such common stock in connection with any stock dividend or distribution, stock split-up, recapitalization, recombination or exchange by the Company generally of shares of such common stock.

‡	Insert Closing Date

§	Insert new name of the Company

          “Continuously Effective”, with respect to a specified registration statement, shall mean that it shall not cease to be effective and available for Transfers of Registrable Securities thereunder for longer than either (i) any thirty (30) consecutive business days, or (ii) an aggregate of sixty (60) business days during any twelve (12) month period.
          “Demand Registration” shall have the meaning set forth in Section 2.1(i).
          “Demanding Holders” shall have the meaning set forth in Section 2.1(i).
          “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
          “Holder” shall mean any Investor and any Transferee of any Registrable Securities from a Holder, to the extent that such Transferee shall have been assigned rights under this Agreement in accordance with Section 8, in each case at such times as such Person shall own any Registrable Securities.
          “Initial Public Offering” means first offering of shares of Common Stock registered pursuant to the Securities Act.
          “Initiating Substantial Holder” shall have the meaning set forth in Section 2.2.
          “Investment Agreement” shall have the meaning set forth in the Recitals.
          “Majority Selling Holders” means those Selling Holders whose Registrable Securities included in such registration represent a majority of the Registrable Securities of all Selling Holders included therein.
          “Person” shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or other agency or political subdivision thereof.
          “Piggyback Registration” shall have the meaning set forth in Section 3.
          “Register”, “registered”, and “registration” shall refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering by the Commission of effectiveness of such registration statement or document.
          “Registrable Securities” shall mean, subject to Section 8 and Section 10.3: (i) the Shares owned by Holders on the date hereof, (ii) any shares of Common Stock or other securities issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange by the Company generally for, or in replacement by the Company generally of, such Shares (or other Registrable Securities); and (iii) any securities issued in exchange for Shares (or other Registrable Securities) in any merger or reorganization of the Company; provided, however, that Registrable Securities shall not include any securities which have theretofore been registered and sold pursuant to the Securities Act or which have been sold to the public pursuant to Rule 144 or any similar rule promulgated by the Commission pursuant to the Securities Act, and, provided, further, the Company shall have no obligation under Sections 2 and 3 to register any Registrable Securities of a Holder if the Company shall deliver to such Holder requesting such registration an opinion of counsel reasonably satisfactory to such Holder and its counsel to the effect that the proposed sale or disposition of all of the Registrable Securities for which registration was requested does not require registration under the Securities Act for a sale or disposition in a single public sale, and offers to remove any and all legends restricting transfer from the certificates evidencing such Registrable Securities. For purposes of this Agreement, a Person will be deemed to be a holder of Registrable Securities whenever such Person has the then-existing right to acquire such Registrable Securities (by conversion, purchase or otherwise), whether or not such acquisition has actually been effected.
          “Registrable Securities then outstanding” shall mean, with respect to a specified determination date, the Registrable Securities owned by all Holders on such date.
          “Registration Expenses” shall have the meaning set forth in Section 6.1.
          “Securities Act” shall mean the Securities Act of 1933, as amended.
          “Selling Holders” shall mean, with respect to a specified registration pursuant to this Agreement, Holders whose Registrable Securities are included in such registration.
          “Shares” shall have the meaning set forth in the Recitals.
          “Shelf Registration” shall have the meaning set forth in Section 2.2.
          “Substantial Holder” shall mean any Holder that owned on the date of this Agreement 25% or more of the Registrable Securities then outstanding and such Transferee, if any, to whom such Person Transfers Registrable Securities and assigns such Substantial Holder’s rights as a Substantial Holder as permitted by Section 8.
          “Transfer” shall mean and include the act of selling, giving, transferring, creating a trust (voting or otherwise), assigning or otherwise disposing of (other than pledging, hypothecating or otherwise transferring as security) (and correlative words shall have correlative meanings); provided, however, that any transfer or other disposition upon foreclosure or other exercise of remedies of a secured creditor after an event of default under or with respect to a pledge, hypothecation or other transfer as security shall constitute a “Transfer”.
          “Underwriters’ Representative” shall mean the managing underwriter, or, in the case of a co-managed underwriting, the managing underwriter designated as the Underwriters’ Representative by the co-managers.
          “Violation” shall have the meaning set forth in Section 7.1.

          1.2. Usage.
          (i) References to a Person are also references to its assigns and successors in interest (by means of merger, consolidation or sale of all or substantially all the assets of such Person or otherwise, as the case may be).
          (ii) References to Registrable Securities “owned” or “held” by a Holder shall include Registrable Securities beneficially owned by such Person but which are held of record in the name of a nominee, trustee, custodian, or other agent, but shall exclude shares of Common Stock held by a Holder in a fiduciary capacity for customers of such Person.
          (iii) References to a document are to it as amended, waived and otherwise modified from time to time and references to a statute or other governmental rule are to it as amended and otherwise modified from time to time (and references to any provision thereof shall include references to any successor provision).
          (iv) References to Sections or to Schedules or Exhibits are to sections hereof or schedules or exhibits hereto, unless the context otherwise requires.
          (v) The definitions set forth herein are equally applicable both to the singular and plural forms and the feminine, masculine and neuter forms of the terms defined.
          (vi) The term “including” and correlative terms shall be deemed to be followed by “without limitation” whether or not followed by such words or words of like import.
          (vii) The term “hereof” and similar terms refer to this Agreement as a whole.
          (viii) The “date of” any notice or request given pursuant to this Agreement shall be determined in accordance with Section 13.
     Section 2. Demand Registration.
          2.1.
          (i) If one or more Holders that own an aggregate of 51% or more of the Registrable Securities then outstanding (the “Demanding Holders”) shall at any time make a written request to the Company, the Company shall cause there to be filed with the Commission a registration statement meeting the requirements of the Securities Act (a “Demand Registration”), and each Demanding Holder shall be entitled to have included therein (subject to Section 2.7) all or such number of such Demanding Holder’s Registered Shares, as the Demanding Holder shall report in writing; provided, however, that no request may be made pursuant to this Section 2.1 if within six (6) months prior to the date of such request a Demand Registration Statement pursuant to this Section 2.1 shall have been declared effective by the Commission. Any request made pursuant to this Section 2.1 shall be addressed to the attention of the Secretary of the Company, and shall specify the number of Registrable Securities to be registered, the intended methods of disposition thereof and that the request is for a Demand Registration pursuant to this Section 2.1(i).

          (ii) The Company shall be entitled to postpone for up to one hundred twenty (120) days the filing of any Demand Registration statement otherwise required to be prepared and filed pursuant to this Section 2.1, if the Board determines, in its good faith reasonable judgment (with the concurrence of the managing underwriter, if any), that such registration and the Transfer or Registrable Securities contemplated thereby would materially interfere with, or require premature disclosure of, any financing, acquisition or reorganization involving the Company or any of its wholly owned subsidiaries and the Company promptly gives the Demanding Holders notice of such determination; provided, however, that the Company shall not have postponed pursuant to this Section 2.1(ii) the filing of any other Demand Registration statement otherwise required to be prepared and filed pursuant to this Section 2.1 during the 24 month period ended on the date of the relevant request pursuant to Section 2.1(i).
          (iii) Whenever the Company shall have received a demand pursuant to Section 2.1(i) to effect the registration of any Registrable Shares, the Company shall promptly give written notice of such proposed registration to all Holders. Any such Holder may, within twenty (20) days after receipt of such notice, request in writing that all of such Holder’s Registrable Shares, or any portion thereof designated by such Holder, be included in the registration.
          2.2. On or after the date of this Agreement each Substantial Holder that shall make a written request to the Company (the “Initiating Substantial Holder”), shall be entitled to have all or any number of such Initiating Substantial Holder’s Registrable Securities included in a registration with the Commission in accordance with the Securities Act for an offering on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (a “Shelf Registration”). Any request made pursuant to this Section 2.2 shall be addressed to the attention of the Secretary of the Company, and shall specify the number of Registrable Securities to be registered, the intended methods of disposition thereof and that the request is for a Shelf Registration pursuant to this Section 2.2.
          2.3. Following receipt of a request for a Demand Registration or a Shelf Registration, the Company shall:
          (i) File the registration statement with the Commission as promptly as practicable, and shall use the Company’s best efforts to have the registration declared effective under the Securities Act as soon as reasonably practicable, in each instance giving due regard to the need to prepare current financial statements, conduct due diligence and complete other actions that are reasonably necessary to effect a registered public offering.
          (ii) Use the Company’s best efforts to keep the relevant registration statement Continuously Effective (x) if a Demand Registration, for up to two hundred seventy (270) days or until such earlier date as of which all the Registrable Securities under the Demand Registration statement shall have been disposed of in the manner described in the Registration Statement, and (y) if a Shelf Registration, for three years. Notwithstanding the foregoing, if for any reason the effectiveness of a registration pursuant to this Section 2 is suspended or, in the case of a Demand Registration, postponed as permitted by Section 2.1(ii), the foregoing period shall be extended by the aggregate number of days of such suspension or postponement.

          2.4. The Company shall be obligated to effect no more than three Demand Registrations and such number of Shelf Registrations as may be necessary to provide each and every Substantial Holder with the right to request one Shelf Registration. For purposes of the preceding sentence, registration shall not be deemed to have been effected (i) unless a registration statement with respect thereto has become effective, (ii) if after such registration statement has become effective, such registration or the related offer, sale or distribution of Registrable Securities thereunder is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason not attributable to the Selling Holders and such interference is not thereafter eliminated, or (iii) if the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied or waived, other than by reason of a failure on the part of the Selling Holders. If the Company shall have complied with its obligations under this Agreement, a right to demand a registration pursuant to this Section 2 shall be deemed to have been satisfied (i) if a Demand Registration, upon the earlier of (x) the date as of which all of the Registrable Securities included therein shall have been disposed of pursuant to the Registration Statement, and (y) the date as of which such Demand Registration shall have been Continuously Effective for a period of two hundred seventy (270) days, and (ii) if a Shelf Registration, upon the effective date of a Shelf Registration, provided no stop order or similar order, or proceedings for such an order, is thereafter entered or initiated.
          2.5. A registration pursuant to this Section 2 shall be on Form S-3 and permit the disposition of the Registrable Securities in accordance with the intended method or methods of disposition specified in the request pursuant to Section 2.1(i) or Section 2.2, respectively. The Company agrees to file all reports required to be filed by the Company with the Commission in a timely manner so as to remain eligible or become eligible, as the case may be, and thereafter to maintain its eligibility, for the use of Form S-3. If the Company is not eligible at any time after the date hereof to use Form S-3, in order to fulfill its obligations under Section 2(i) the Company shall file a Registration Statement on Form S-1 or other appropriate form and not later than five (5) business days after the Company first meets the registration eligibility and transaction requirements for the use of Form S-3 for registration of the offer and sale by the Investors, the Company shall file a Registration Statement on Form S-3 with respect to the Registrable Securities covered by the Registration Statement on Form S-1 or other form filed pursuant to Section 2(i) (and include in such Registration Statement on Form S-3 the information required by Rule 429 under the Securities Act) or convert the Registration Statement on Form S-1 or other form, whichever is applicable, filed pursuant to Section 2(i) to a Form S-3 pursuant to Rule 429 under the Securities Act and cause such Registration Statement (or such amendment) to be declared effective no later than ninety (90) days after the date of filing of such Registration Statement (or amendment). Notwithstanding the foregoing, the Company shall use its commercially reasonable efforts to meet the requirements of Form S-3 for so long as any Registrable Securities remain outstanding and under no circumstances shall the Company be obligated to file a Registration State on any form other than Form S-3 to fulfill ist obligations under Section 2.2.
          2.6. If any registration pursuant to Section 2 involves an underwritten offering (whether on a “firm”, “best efforts” or “all reasonable efforts” basis or otherwise), or an agented offering, the Majority Selling Holders, or the Initiating Substantial Holder, as the case may be, shall have the right to select the underwriter or underwriters and manager or managers to administer such underwritten offering or the placement agent or agents for such agented offering; provided, however, that each Person so selected shall be reasonably acceptable to the Company.
          2.7. Whenever the Company shall effect a registration pursuant to this Section 2 in connection with an underwritten offering by one or more Selling Holders of Registrable Securities: (i) if such Selling Holders have requested the inclusion therein of more than one class of Registrable Securities, and the Underwriters’ Representative or Agent advises each such Selling Holder in writing that, in its opinion, the inclusion of more than one class of Registrable Securities would adversely affect such offering, the Demanding Holders holding at least a majority of the Registrable Securities proposed to be sold therein by them, shall decide which class of Registrable Securities shall be included therein in such offering and the related registration, and the other class shall be excluded; and (ii) if the Underwriters’ Representative or Agent advises each such Selling Holder in writing that, in its opinion, the amount of securities requested to be included in such offering (whether by Selling Holders or others) exceeds the amount which can be sold in such offering within a price range acceptable to the Majority Selling Holders, securities shall be included in such offering and the related registration, to the extent of the amount which can be sold within such price range, and on a pro rata basis among all Selling Holders.
     Section 3. Piggyback Registration.
          3.1. If at any time the Company proposes to register (including for this purpose a registration effected by the Company for shareholders of the Company other than the Holders) securities under the Securities Act in connection with the public offering solely for cash on Form S-1, S-2 or S-3 (or any replacement or successor forms), the Company shall promptly give each Holder of Registrable Securities written notice of such registration (a “Piggyback Registration”). Upon the written request of each Holder given within twenty (20) days following the date of such notice, the Company shall cause to be included in such registration statement and use its best efforts to be registered under the Securities Act all the Registrable Securities that each such Holder shall have requested to be registered. The Company shall have the absolute right to withdraw or cease to prepare or file any registration statement for any offering referred to in this Section 3 without any obligation or liability to any Holder.
          3.2. If the Underwriters’ Representative or Agent shall advise the Company in writing (with a copy to each Selling Holder) that, in its opinion, the amount of Registrable Securities requested to be included in such registration would materially adversely affect such offering, or the timing thereof, then the Company will include in such registration, to the extent of the amount and class which the Company is so advised can be sold without such material adverse effect in such offering: First, all securities proposed to be sold by the Company for its own account; second, the Registrable Securities requested to be included in such registration by Holders pursuant to this Section 3, and all other securities being registered pursuant to the exercise of contractual rights comparable to the rights granted in this Section 3, pro rata based on the estimated gross proceeds from the sale thereof; and third all other securities requested to be included in such registration.

          3.3. Except as set forth in Section 3.2, each Holder shall be entitled to have its Registrable Securities included in an unlimited number of Piggyback Registrations pursuant to this Section 3.
     Section 4. Registration Procedures. Whenever required under Section 2 or Section 3 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as practicable:
          4.1. Prepare and file with the Commission a registration statement with respect to such Registrable Securities and use the Company’s best efforts to cause such registration statement to become effective; provided, however, that before filing a registration statement or prospectus or any amendments or supplements thereto, including documents incorporated by reference after the initial filing of the registration statement and prior to effectiveness thereof, the Company shall furnish to one firm of counsel for the Selling Holders (selected by Majority Selling Holders or the Initiating Substantial Holder, as the case may be) copies of all such documents in the form substantially as proposed to be filed with the Commission at least four (4) business days prior to filing for review and comment by such counsel.
          4.2. Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act and rules thereunder with respect to the disposition of all securities covered by such registration statement. If the registration is for an underwritten offering, the Company shall amend the registration statement or supplement the prospectus whenever required by the terms of the underwriting agreement entered into pursuant to Section 5.2. Subject to Rule 415 under the Securities Act, if the registration statement is a Shelf Registration, the Company shall amend the registration statement or supplement the prospectus so that it will remain current and in compliance with the requirements of the Securities Act for three years after its effective date, and if during such period any event or development occurs as a result of which the registration statement or prospectus contains a misstatement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, the Company shall promptly notify each Selling Holder, amend the registration statement or supplement the prospectus so that each will thereafter comply with the Securities Act and furnish to each Selling Holder of Registrable Shares such amended or supplemented prospectus, which each such Holder shall thereafter use in the Transfer of Registrable Shares covered by such registration statement. Pending such amendment or supplement each such Holder shall cease making offers or Transfers of Registrable Shares pursuant to the prior prospectus. In the event that any Registrable Securities included in a registration statement subject to, or required by, this Agreement remain unsold at the end of the period during which the Company is obligated to use its best efforts to maintain the effectiveness of such registration statement, the Company may file a post-effective amendment to the registration statement for the purpose of removing such Securities from registered status.
          4.3. Furnish to each Selling Holder of Registrable Securities, without charge, such numbers of copies of the registration statement, any pre-effective or post-effective amendment thereto, the prospectus, including each preliminary prospectus and any amendments or supplements thereto, in each case in conformity with the requirements of the Securities Act and the rules thereunder, and such other related documents as any such Selling Holder may reasonably request in order to facilitate the disposition of Registrable Securities owned by such Selling Holder.
          4.4. Use the Company’s best efforts (i) to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such states or jurisdictions as shall be reasonably requested by the Underwriters’ Representative or Agent (as applicable, or if inapplicable, the Majority Selling Holders), and (ii) to obtain the withdrawal of any order suspending the effectiveness of a registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of the offer and transfer of any of the Registrable Securities in any jurisdiction, at the earliest possible moment; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.
          4.5. In the event of any underwritten or agented offering, enter into and perform the Company’s obligations under an underwriting or agency agreement (including indemnification and contribution obligations of underwriters or agents), in usual and customary form, with the managing underwriter or underwriters of or agents for such offering. The Company shall also cooperate with the Majority Selling Holders or Initiating Substantial Holder, as the case may be, and the Underwriters’ Representative or Agent for such offering in the marketing of the Registrable Shares, including making available the Company’s officers, accountants, counsel, premises, books and records for such purpose, but the Company shall not be required to incur any material out-of-pocket expense pursuant to this sentence.
          4.6. Promptly notify each Selling Holder of any stop order issued or threatened to be issued by the Commission in connection therewith (and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.
          4.7. Make generally available to the Company’s security holders copies of all periodic reports, proxy statements, and other information referred to in Section 10.1 and an earnings statement satisfying the provisions of Section 11(a) of the Securities Act no later than ninety (90) days following the end of the 12-month period beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of each registration statement filed pursuant to this Agreement.
          4.8. Make available for inspection by any Selling Holder, any underwriter participating in such offering and the representatives of such Selling Holder and Underwriter (but not more than one firm of counsel to such Selling Holders), all financial and other information as shall be reasonably requested by them, and provide the Selling Holder, any underwriter participating in such offering and the representatives of such Selling Holder and Underwriter the opportunity to discuss the business affairs of the Company with its principal executives and independent public accountants who have certified the audited financial statements included in such registration statement, in each case all as necessary to enable them to exercise their due diligence responsibility under the Securities Act; provided, however, that information that the Company determines, in good faith, to be confidential and which the

Company advises such Person in writing, is confidential shall not be disclosed unless such Person signs a confidentiality agreement reasonably satisfactory to the Company or the related Selling Holder of Registrable Securities agrees to be responsible for such Person’s breach of confidentiality on terms reasonably satisfactory to the Company.
          4.9. Use the Company’s best efforts to obtain a so-called “comfort letter” from its independent public accountants, and legal opinions of counsel to the Company addressed to the Selling Holders, in customary form and covering such matters of the type customarily covered by such letters, and in a form that shall be reasonably satisfactory to Majority Selling Holders or the Initiating Substantial Holder, as the case be. The Company shall furnish to each Selling Holder a signed counterpart of any such comfort letter or legal opinion. Delivery of any such opinion or comfort letter shall be subject to the recipient furnishing such written representations or acknowledgements as are customarily provided by selling shareholders who receive such comfort letters or opinions.
          4.10. Provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement.
          4.11. Use all reasonable efforts to cause the Registrable Securities covered by such registration statement (i) if the Common Stock is then listed on a securities exchange or included for quotation in a recognized trading market, to continue to be so listed or included for a reasonable period of time after the offering, and (ii) to be registered with or approved by such other United States or state governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Selling Holders of Registrable Securities to consummate the disposition of such Registrable Securities.
          4.12. Use the Company’s reasonable efforts to provide a CUSIP number for the Registrable Securities prior to the effective date of the first registration statement including Registrable Securities.
          4.13. Take such other actions as are reasonably requested in order to expedite or facilitate the disposition of Registrable Securities included in each such registration.
     Section 5. Holders’ Obligations. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any Selling Holder of Registrable Securities that such Selling Holder shall:
          5.1. Furnish to the Company such information regarding such Selling Holder, the number of the Registrable Securities owned by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Selling Holder’s Registrable Securities, and to cooperate with the Company in preparing such registration;
          5.2. Agree to sell their Registrable Securities to the underwriters at the same price and on substantially the same terms and conditions as the Company or the other Persons on whose behalf the registration statement was being filed have agreed to sell their securities, and to execute the underwriting agreement agreed to by the Majority Selling Holders (in the case of a registration under Section 2) or the Company and the Majority Selling Holders (in the case of a registration under Section 3).
     Section 6. Expenses of Registration. Expenses in connection with registrations pursuant to this Agreement shall be allocated and paid as follows:
          6.1. With respect to each Demand Registration and Shelf Registration, the Company shall bear and pay all expenses incurred in connection with any registration, filing, or qualification of Registrable Securities with respect to such Demand Registrations for each Selling Holder (which right may be assigned to any Person to whom Registrable Securities are Transferred as permitted by Section 9), including all registration, filing and National Association of Securities Dealers, Inc. fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the reasonable fees and disbursements of counsel for the Company, and of the Company’s independent public accountants, including the expenses of “cold comfort” letters required by or incident to such performance and compliance, and the reasonable fees and disbursements of one firm of counsel for the Selling Holders of Registrable Securities (selected by Demanding Holders owning a majority of the Registrable Securities owned by Demanding Holders to be included in a Demand Registration or by the Initiating Substantial Holder, as the case may be) (the “Registration Expenses”), but excluding underwriting discounts and commissions relating to Registrable Securities (which shall be paid on a pro rata basis by the Selling Holders), provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2 if the registration is subsequently withdrawn at the request of the Majority Selling Holders (in which case all Selling Holders shall bear such expense), unless Holders whose Registrable Securities constitute a majority of the Registrable Securities then outstanding agree that such withdrawn registration shall constitute one of the demand registrations under Section 2 hereof.
          6.2. The Company shall bear and pay all Registration Expenses incurred in connection with any Piggyback Registrations pursuant to Section 3 for each Selling Holder (which right may be Transferred to any Person to whom Registrable Securities are Transferred as permitted by Section 9), but excluding underwriting discounts and commissions relating to Registrable Securities (which shall be paid on a pro rata basis by the Selling Holders of Registrable Securities).
          6.3. Any failure of the Company to pay any Registration Expenses as required by this Section 6 shall not relieve the Company of its obligations under this Agreement.
     Section 7. Indemnification; Contribution. If any Registrable Securities are included in a registration statement under this Agreement:
          7.1. To the extent permitted by applicable law, the Company shall indemnify and hold harmless each Selling Holder, each Person, if any, who controls such Selling Holder within the meaning of the Securities Act, and each officer, director, partner, and employee of such Selling Holder and such controlling Person, against any and all losses, claims, damages, liabilities and expenses (joint or several), including attorneys’ fees and disbursements and expenses of investigation, incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation, or to which any of the foregoing Persons may become subject under the Securities Act, the Exchange Act or other federal or state laws, insofar as such losses, claims, damages, liabilities and expenses arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):
          (i) Any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein, or any amendments or supplements thereto; or
          (ii) The omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading;
provided, however, that the indemnification required by this Section 7.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or expense to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished to the Company by the indemnified party expressly for use in connection with such registration; provided, further, that the indemnity agreement contained in this Section 7 shall not apply to any underwriter to the extent that any such loss is based on or arises out of an untrue statement or alleged untrue statement of a material fact, or an omission or alleged omission to state a material fact, contained in or omitted from any preliminary prospectus if the final prospectus shall correct such untrue statement or alleged untrue statement, or such omission or alleged omission, and a copy of the final prospectus has not been sent or given to such person at or prior to the confirmation of sale to such person if such underwriter was under an obligation to deliver such final prospectus and failed to do so. The Company shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers, directors, agents and employees and each person who controls such persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of the Selling Holders.
          7.2. To the extent permitted by applicable law, each Selling Holder shall indemnify and hold harmless the Company, each of its directors, each of its officers who shall have signed the registration statement, each Person, if any, who controls the Company within the meaning of the Securities Act, any other Selling Holder, any controlling Person of any such other Selling Holder and each officer, director, partner, and employee of such other Selling Holder and such controlling Person, against any and all losses, claims, damages, liabilities and expenses (joint and several), including attorneys’ fees and disbursements and expenses of investigation, incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation, or to which any of the foregoing Persons may otherwise become subject under the Securities Act, the Exchange Act or other federal or state laws, insofar as such losses, claims, damages, liabilities and expenses arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Selling Holder expressly for use in connection with such registration; provided, however, that (x) the indemnification required by this Section 7.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if settlement is effected without the consent of the relevant Selling Holder of Registrable Securities, which consent shall not be unreasonably withheld, and (y) in no event shall the amount of any indemnity under this Section 7.2 exceed the gross proceeds from the applicable offering received by such Selling Holder.
          7.3. Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, suit, proceeding, investigation or threat thereof made in writing for which such indemnified party may make a claim under this Section 7, such indemnified party shall deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and disbursements and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time following the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 7 but shall not relieve the indemnifying party of any liability that it may have to any indemnified party otherwise than pursuant to this Section 7. Any fees and expenses incurred by the indemnified party (including any fees and expenses incurred in connection with investigating or preparing to defend such action or proceeding) shall be paid to the indemnified party, as incurred, within thirty (30) days of written notice thereof to the indemnifying party (regardless of whether it is ultimately determined that an indemnified party is not entitled to indemnification hereunder). Any such indemnified party shall have the right to employ separate counsel in any such action, claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be the expenses of such indemnified party unless (i) the indemnifying party has agreed to pay such fees and expenses or (ii) the indemnifying party shall have failed to promptly assume the defense of such action, claim or proceeding or (iii) the named parties to any such action, claim or proceeding (including any impleaded parties) include both such indemnified party and the indemnifying party, and such indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party and that the assertion of such defenses would create a conflict of interest such that counsel employed by the indemnifying party could not faithfully represent the indemnified party (in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action, claim or proceeding on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action, claim or proceeding or separate but substantially similar or related actions, claims or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all such indemnified parties, unless in the reasonable judgment of such indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such action, claim or proceeding, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels). No indemnifying party shall be liable to an indemnified party for any settlement of any action, proceeding or claim without the written consent of the indemnifying party, which consent shall not be unreasonably withheld.
          7.4. If the indemnification required by this Section 7 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to in this Section 7:
          (i) The indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any Violation has been committed by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such Violation. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 7.1 and Section 7.2, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.
          (ii) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7.4 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in Section 7.4(i). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
          7.5. If indemnification is available under this Section 7, the indemnifying parties shall indemnify each indemnified party to the full extent provided in this Section 7 without regard to the relative fault of such indemnifying party or indemnified party or any other equitable consideration referred to in Section 7.4.
          7.6. The obligations of the Company and the Selling Holders of Registrable Securities under this Section 7 shall survive the completion of any offering of Registrable Securities pursuant to a registration statement under this Agreement, and otherwise.
     Section 8. Transfer of Registration Rights. Rights with respect to Registrable Securities may be Transferred as follows: (i) the rights of a Substantial Holder to require a Shelf Registration pursuant to Section 2.2 may be Transferred to any Person in connection with the Transfer to such Person by such Substantial Holder of a number of Registrable Securities equal to 25% or more of the Registrable Securities outstanding on the date of this Agreement, and (ii) all other rights of a Holder with respect to Registrable Securities pursuant to this Agreement may be Transferred by such Holder to any of its Person in connection with the Transfer of Registrable Securities to such Person, in all cases, if (x) any such Transferee that is not a party to this Agreement shall have executed and delivered to the Secretary of the Company a properly completed agreement substantially in the form of Exhibit A, and (y) the Transferor shall have delivered to the Secretary of the Company, no later than fifteen (15) days following the date of the Transfer, written notification of such Transfer setting forth the name of the Transferor, name and address of the Transferee, and the number of Registrable Securities which shall have been so Transferred.
     Section 9. Holdback. Each Holder entitled pursuant to this Agreement to have Registrable Securities included in a registration statement prepared pursuant to this Agreement, if so requested by the Underwriters’ Representative or Agent in connection with an offering of any Registrable Securities, shall not effect any public sale or distribution of shares of Common Stock or any securities convertible into or exchangeable or exercisable for shares of Common Stock, including a sale pursuant to Rule 144 under the Securities Act (except as part of such underwritten or agented registration), during the fifteen (15) day period prior to, and during the ninety (90) day period beginning on, the date such registration statement is declared effective under the Securities Act by the Commission, provided that such Holder is timely notified of such effective date in writing by the Company or such Underwriters’ Representative or Agent. In order to enforce the foregoing covenant, the Company shall be entitled to impose stop-transfer instructions with respect to the Registrable Securities of each Holder until the end of such period.
     Section 10. Covenants of the Company. The Company hereby agrees and covenants as follows:
          10.1. The Company shall file as and when applicable, on a timely basis, all reports required to be filed by it under the Exchange Act. If the Company is not required to file reports pursuant to the Exchange Act, upon the request of any Holder of Registrable Securities, the Company shall make publicly available the information specified in subparagraph (c)(2) of Rule 144 of the Securities Act, and take such further action as may be reasonably required from time to time and as may be within the reasonable control of the Company, to enable the Holders to Transfer Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act or any similar rule or regulation hereafter adopted by the Commission.
          10.2.
          (i) The Company shall not, and shall permit its majority owned subsidiaries to, effect any public sale or distribution of any shares of Common Stock or any securities convertible into or exchangeable or exercisable for shares of Common Stock, during the five (5) business days prior to, and during the ninety (90) day period beginning on, the commencement of a public distribution of the Registrable Securities pursuant to any registration statement prepared pursuant to this Agreement (other than by the Company pursuant to such registration if the registration is on Form S-4, Form S-8 or any successor forms to such forms or pursuant to Section 3 or such other registration rights agreements as may be approved in writing by the Majority Selling Holders or the Initiating Substantial Holder, as the case may be).

          (ii) Any agreement entered into after the date of this Agreement pursuant to which the Company or any of its majority owned subsidiaries issues or agrees to issue any privately placed securities similar to any issue of the Registrable Securities (other than (x) shares of Common Stock pursuant to a stock incentive, stock option, stock bonus, stock purchase or other employee benefit plan of the Company approved by its Board of Directors, and (y) securities issued to Persons in exchange for ownership interests in any Person in connection with a business combination in which the Company or any of its majority owned subsidiaries is a party) shall contain a provision whereby holders of such securities agree not to effect any public sale or distribution of any such securities during the periods described in the first sentence of Section 10.2(i), in each case including a sale pursuant to Rule 144 under the Securities Act (unless such Person is prevented by applicable statute or regulation from entering into such an agreement).
          10.3. The Company shall not grant to any Person (other than a Holder of Registrable Securities) any registration rights with respect to securities of the Company, or enter into any agreement, that would entitle the holder thereof to have securities owned by it included in a Demand Registration or Shelf Registration.
     Section 11. Amendment, Modification and Waivers; Further Assurances.
          (i) This Agreement may be amended with the consent of the Company and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent of Holders owning Registrable Securities possessing a majority in number of the Registrable Securities then outstanding to such amendment, action or omission to act.
          (ii) No waiver of any terms or conditions of this Agreement shall operate as a waiver of any other breach of such terms and conditions or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof. No written waiver hereunder, unless it by its own terms explicitly provides to the contrary, shall be construed to effect a continuing waiver of the provisions being waived and no such waiver in any instance shall constitute a waiver in any other instance or for any other purpose or impair the right of the party against whom such waiver is claimed in all other instances or for all other purposes to require full compliance with such provision.
          (iii) Each of the parties hereto shall execute all such further instruments and documents and take all such further action as any other party hereto may reasonably require in order to effectuate the terms and purposes of this Agreement.
     Section 12. Assignment; Benefit. This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, assigns, executors, administrators or successors; provided, however, that except as specifically provided herein with respect to certain matters, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by the Company without the prior written consent of Holders owning Registrable Securities possessing a majority in number of the Registrable Securities outstanding on the date as of which such delegation or assignment is to become effective. A Holder may Transfer its rights hereunder to a successor in interest to the Registrable Securities owned by such assignor only as permitted by Section 8.
     Section 13. Miscellaneous.
          13.1. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.
          13.2. Notices. All notices and requests given pursuant to this Agreement shall be in writing and shall be made by hand-delivery, first-class mail (registered or certified, return receipt requested), confirmed facsimile or overnight air courier guaranteeing next business day delivery to the relevant address specified on Schedule 1 to this Agreement or in the relevant agreement in the form of Exhibit A whereby such party became bound by the provisions of this Agreement. Except as otherwise provided in this Agreement, the date of each such notice and request shall be deemed to be, and the date on which each such notice and request shall be deemed given shall be: at the time delivered, if personally delivered or mailed; when receipt is acknowledged, if sent by facsimile; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next business day delivery.
          13.3. Entire Agreement; Integration. This Agreement supersedes all prior agreements between or among any of the parties hereto with respect to the subject matter contained herein and therein, and such agreements embody the entire understanding among the parties relating to such subject matter.
          13.4. Injunctive Relief. Each of the parties hereto acknowledges that in the event of a breach by any of them of any material provision of this Agreement, the aggrieved party may be without an adequate remedy at law. Each of the parties therefore agrees that in the event of such a breach hereof the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach hereof. By seeking or obtaining any such relief, the aggrieved party shall not be precluded from seeking or obtaining any other relief to which it may be entitled.
          13.5. Section Headings. Section headings are for convenience of reference only and shall not affect the meaning of any provision of this Agreement.

          13.6. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which shall together constitute one and the same instrument. All signatures need not be on the same counterpart.
          13.7. Severability. If any provision of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity and enforceability of the remaining provisions of this Agreement, unless the result thereof would be unreasonable, in which case the parties hereto shall negotiate in good faith as to appropriate amendments hereto.
          13.8. Filing. A copy of this Agreement and of all amendments thereto shall be filed at the principal executive office of the Company with the corporate recorder of the Company.
          13.9. Termination. This Agreement may be terminated at any time by a written instrument signed by the parties hereto. Unless sooner terminated in accordance with the preceding sentence, this Agreement (other than Section 7 hereof) shall terminate in its entirety on such date as there shall be no Registrable Securities outstanding, provided that any shares of Common Stock previously subject to this Agreement shall not be Registrable Securities following the sale of any such shares in an offering registered pursuant to this Agreement.
          13.10. Attorneys’ Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys’ fees (including any fees incurred in any appeal) in addition to its costs and expenses and any other available remedy.
          13.11. No Third Party Beneficiaries. Nothing herein expressed or implied is intended to confer upon any person, other than the parties hereto or their respective permitted assigns, successors, heirs and legal representatives, any rights, remedies, obligations or liabilities under or by reason of this Agreement.
     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first written above.

The Company:

[___]**

By:
Name:
Title:

The Principal Investor:

**	Insert new name of the Company

MATLINPATTERSION FA ACQUISITION LLC

By:
Name:
Title:

The Other Investors:

[insert signature blocks for any Co-Investors]

EXHIBIT A
to
Registration
Rights Agreement
AGREEMENT TO BE BOUND
BY THE REGISTRATION RIGHTS AGREEMENT
     The undersigned, being the transferee of                      shares of the common stock, $.01 par value per share [or describe other capital stock received in exchange for such common stock] (the “Registrable Securities”), of [___]6, a New York corporation (the “Company”), as a condition to the receipt of such Registrable Securities, acknowledges that matters pertaining to the registration of such Registrable Securities is governed by the Registration Rights Agreement dated as of [___]7, 2007 initially among the Company and the Holders referred to therein (the “Agreement”), and the undersigned hereby (1) acknowledges receipt of a copy of the Agreement, and (2) agrees to be bound as a Holder by the terms of the Agreement, as the same has been or may be amended from time to time.
     Agreed to this ___day of                     ,                     .

                                                             *
                                                             *

* Include address for notices.

[6]	Insert new name of the Company.

[7]	Insert Closing Date

A-1

SCHEDULE 1
to
Registration Rights Agreement
Address for Notices:
1. The Company.
First Albany Companies Inc.
677 Broadway
Albany, NY 12207
Attention: General Counsel
Facsimile: (518) 447-8606
2. The Principal Investor.
MatlinPatterson FA Acquisition LLC
c/o MatlinPatterson Global Advisers LLC
520 Madison Avenue, 35th Floor
New York, New York 10022
Attention: General Counsel
Fax: (212) 651-4011
[add notice addresses for any Other Investors]

A-2

[EXECUTION COPY]
VOTING AGREEMENT
     THIS VOTING AGREEMENT (“Agreement”), dated as of May 14, 2007, is made by and among MATLINPATTERSON FA ACQUISITION LLC, a Delaware limited liability company (the “Investor”), and ALAN P. GOLDBERG (the “Shareholder”), an individual and a shareholder of First Albany Companies Inc., a New York corporation (the “Company”).
PRELIMINARY STATEMENTS
     WHEREAS, the Company and Investor are entering into an Investment Agreement (the “Investment Agreement”), dated as of May 14, 2007, providing for the issuance and sale by the Company to the Purchasers (as defined therein), and the purchase by the Purchasers from the Company, of certain shares (the “Purchased Shares”) of the common stock, par value $.01 per share, of the Company (“Common Stock”) that upon issuance will represent a majority of the outstanding Common Stock (such purchase, being sometimes hereinafter referred to as the “Investment”) upon the terms and subject to the conditions set forth in the Investment Agreement (as defined in the Investment Agreement).
     WHEREAS, the Investment, the Charter Amendment (as defined in the Investment Agreement) and certain other aspects of the Transactions (as defined in the Investment Agreement) (collectively, the “Shareholders Approvals”, as more fully defined in the Investment Agreement) are subject to the approval of the holders of the Common Stock as provided in the Investment Agreement and as required under the New York Business Corporation Law (the “NYBCL”) and NASDAQ rules.
     WHEREAS, the Shareholder beneficially owns and has the power to direct the voting of the shares of Common Stock set forth opposite his name on Exhibit A hereto. As used herein, the term “Shares” includes all shares of such Common Stock of which the Shareholder at any time prior to the termination of this Agreement is the beneficial owner or is otherwise able to direct the voting thereof (including any such shares of Common Stock acquired after the date hereof upon the exercise of any stock options, warrants or similar instruments or otherwise) and all securities issued or exchanged with respect to any such Shares upon any reclassification, recapitalization, reorganization, merger, consolidation, spin-off, stock split, combination, stock or other dividend or any other change in the Company’s capital structure.
     WHEREAS, to induce Investor to enter into the Investment Agreement and to consummate the Investment, the Shareholder has agreed, upon the terms and subject to the conditions set forth herein, in his capacity as a Shareholder of the Company, to vote his Shares in favor of each of the Shareholder Approvals.
     NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties to this Agreement agree as follows:

     1. Shareholders’ Representations and Warranties.
     (a) The Shareholder represents and warrants to the Investor that the Shareholder (i) is the record (except as may be noted on Exhibit A hereto) beneficial owner of that number of Shares set forth opposite its name set forth on Exhibit A hereto, free and clear of any mortgage, pledge, lien, security interest, claim, restriction on voting or otherwise or other encumbrance and (ii) has the right to vote or to direct the voting of such Shares free of any restriction or limitation.
     (b) Neither the execution and delivery of this Agreement nor the performance by the Shareholder of his obligations hereunder will result in a violation of, or a default under, or conflict with any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which the Shareholder is a party or by which the Shareholder is bound or to which the Shares are subject, except, as would not prevent, delay or otherwise materially impair the Shareholder’s ability to perform his obligations hereunder. Execution, delivery and performance of this Agreement by the Shareholder will not violate, or require any consent, approval or notice under, any provision of any judgment, order, decree, statute, law, rule or regulation applicable to the Shareholder or the Shares, except (x) for any reports under Sections 13(d) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby or (y) as would not reasonably be expected to prevent, delay or otherwise materially impair the Shareholder’s ability to perform his obligations hereunder.
     2. No Other Proxies or Voting Trusts. The Shareholder hereby revokes any and all proxies and voting instructions with respect to the Shares previously given by Shareholder and agrees that he will not grant or give any other proxies or voting instructions with respect to the voting of the Shares, enter into any voting trust or other arrangement or agreement with respect to the voting of the Shares (and if given or executed, such proxies, voting instructions, voting trust or other arrangement or agreement shall not be effective), or agree, in any manner, to vote the Shares for or against any proposal submitted to the Shareholders of the Company except in furtherance of the proposals set forth in paragraph 3.
     3. Agreements with Respect to the Shares.
     (a) The Shareholder agrees during the Term (as defined in Section 7 below) of this Agreement:
          (i) to vote the Shares (x) in favor of each of the Shareholder Approvals at every meeting of the Shareholders of the Company at which such matters are considered and at every adjournment thereof, and in any other circumstances upon which a vote, consent or other approval (including by written consent) relating to the Investment Agreement and the Transactions contemplated thereby or the Charter Amendment or any of the other Shareholder Approvals is sought and (y) with respect to all other proposals submitted to the shareholders of the Company which, directly or indirectly, in any way relate to the Investment or any of the other Transactions contemplated by the Investment Agreement, in such manner as Investor may direct; and

2

          (ii) not to solicit, encourage or recommend to other shareholders of the Company that (w) they vote their shares of Common Stock in any contrary manner, (x) they refrain from voting their shares, (y) they tender, exchange or otherwise dispose of their shares of Common Stock pursuant to a Competing Transaction (as hereinafter defined), or (z) they attempt to exercise any statutory appraisal or other similar rights they may have.
     (b) Unless otherwise instructed in writing by the Investor, during the Term of this Agreement, Shareholder will vote the Shares against any Competing Transaction.
     (c) Except with the prior written consent of the Investor, during the Term of this Agreement, the Shareholder agrees that the Shareholder will not, and shall use his reasonable best efforts not to permit any employee, attorney, accountant, investment banker or other agent or representative of the Shareholder to, initiate, solicit, negotiate, encourage, or provide confidential information in order to facilitate any Competing Transaction.
     (d) No person executing this Agreement (or an affiliate thereof) who is or becomes during the Term of this Agreement a director of the Company makes any agreement or understanding herein in his capacity as such director. The Shareholder is executing this Agreement solely in its capacity as the record and beneficial owner of the Shareholder’s Shares.
     (e) For purposes of this Agreement, a “Competing Transaction” means any of the following (other than the transactions expressly provided for in and to be effected pursuant to this Agreement): (i) any merger, reorganization, consolidation, share exchange, business combination, liquidation, dissolution, recapitalization or similar transaction involving the Company; (ii) any direct or indirect acquisition or purchase, in a single transaction or series of related transactions, of (x) 20% or more of the consolidated gross assets of the Company and the Subsidiaries (as defined in the Investment Agreement), taken as a whole, (y) 20% or more of any class of voting securities of the Company or any Subsidiary (or any debt or equity securities convertible into or exercisable or exchangeable for such amount of voting securities) or (z) 15% or more of any class of voting securities of the Company or any Subsidiary (or any debt or equity securities convertible into or exercisable or exchangeable for such amount of voting securities) if such securities carry the right, contractually or otherwise, to appoint or designate any member or members of the Board; or (iii) any tender offer or exchange offer that, if consummated, would result in any Person or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) beneficially owning 20% or more of any class of voting securities of the Company.
     4. Proxies. In furtherance of the foregoing, the Shareholder is granting to Christopher Pechock and Frank Plimpton, representatives of the Investor, and each of them, with full power of substitution, irrevocable proxies and powers of attorney (which may be in the form annexed hereto or such other form consistent with the terms hereof and thereof as Investor may specify) on the matters described in paragraph 3, and to execute and deliver any written consents to fulfill such Shareholder’s obligations under this Agreement. This proxy is coupled with an interest and is irrevocable until the end of the Term of this Agreement, at which time it shall terminate.
     5. Effect of Stock Splits, Stock Dividends, Recapitalizations, Etc.. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change

3

in the capital structure of the Company affecting the Shares or the acquisition of shares of Common Stock or other voting securities of the Company by the Shareholder, the number of Shares listed on Exhibit A beside the name of Shareholder shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional Shares or other voting securities of the Company issued to or acquired by the Shareholder.
     6. Specific Performance. The Shareholder acknowledges that it will be impossible to measure in money the damage to Investor if the Shareholder fails to comply with the obligations imposed by this Agreement, and that, in the event of any such failure, Investor will not have an adequate remedy at law or in damages. Accordingly, the Shareholder agrees that injunctive relief or any other equitable remedy, in addition to any remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the granting of any such remedy on the basis that Investor has an adequate remedy at law. The Shareholder agrees not to seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with Investor seeking or obtaining such equitable relief.
     7. Term of Agreement; Termination.
     (a) The term of this Agreement shall commence on the date hereof and shall terminate upon the earlier to occur of (i) the Closing (as defined in the Investment Agreement), (ii) the due and proper termination of the Investment Agreement in accordance with its terms, or (iii) the mutual consent of the Investor and the Shareholder (such period from the date hereof until such termination is referred to herein as the “Term”). Upon such termination, no party shall have any further obligations or liabilities hereunder.
     (b) The obligations of the Shareholder set forth in this Agreement shall not be effective or binding upon the Shareholder until after such time as the Investment Agreement is executed and delivered by the Investor and the Company.
     8. Miscellaneous.
     (a) Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter of this Agreement.
     (b) Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and shall be deemed to have been duly given on the next business day after the same is sent, if delivered personally or sent by telecopy or overnight delivery, or five calendar days after the same is sent, if sent by registered or certified mail, return receipt requested, postage prepaid, as set forth below, or to such other persons or addresses as may be designated in writing in accordance with the terms hereof by the party to receive such notice.

4

If to the Investor, to:
MatlinPatterson FA Acquisition LLC
c/o MatlinPatterson Global Advisers LLC
520 Madison Avenue, 35th Floor
New York, New York 10022
Attention: General Counsel
Fax: (212) 651-4011
with a copy by fax or messenger or courier to:
Sidley Austin LLP
787 Seventh Avenue
New York, New York 10019
Facsimile: (212) 839-5599
Attention: Duncan N. Darrow and Michael H. Yanowitch
If to Shareholder, to the address set forth below Shareholder’s name on Exhibit A.
     (c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York as applied to contracts made and fully performed in such state without giving effect to the principles of conflict of laws thereof. Each party to this Agreement (“Party”) submits to the jurisdiction of any state or federal court sitting in the County of New York in any dispute or action arising out of or relating to this Agreement and agrees that all claims in respect of such dispute or action may be heard and determined in any such court. Each Party also agrees not to bring any dispute or action arising out of or relating to this Agreement in any other court. Each Party agrees that a final judgment in any dispute or action so brought will be conclusive and may be enforced by action on the judgment or in any other manner provided at law (common, statutory or other) or in equity. Each Party waives any defense of inconvenient forum to the maintenance of any dispute or action so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto.
     (d) Rules of Construction. The descriptive headings in this Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. Words used in this Agreement, regardless of the gender and number specifically used, shall be deemed and construed to include any other gender, masculine or feminine, or neuter, and any other number, singular or plural, as the context requires. As used in this Agreement, the word “including” is not limiting, and the word “or” is not exclusive.
     (e) Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of the parties to this Agreement and their legal successors-in-interest, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

5

     (f) Counterparts. This Agreement may be executed in one or more counterparts, and each of such counterparts shall for all purposes be deemed to be an original, but all such counterparts together shall constitute but one instrument.
     (g) Assignment. No party hereto shall assign its rights and obligations under this Agreement or any part thereof, nor shall any party assign or delegate any of its rights or duties hereunder without the prior written consent of the other party, and any assignment made without such consent shall be void. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
     (h) Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties.
     (i) Extension; Waiver. Any party to this Agreement may extend the time for the performance of any of the obligations or other acts of any of the other parties to this Agreement or waive compliance by any other party with any of the agreements or conditions contained herein or any breach thereof. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.
     (j) Severability. If any term, provision, covenant or restriction herein, or the application thereof to any circumstance, shall, to any extent, be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions herein and the application thereof to any other circumstances shall remain in full force and effect, shall not in any way be affected, impaired or invalidated, and shall be enforced to the fullest extent permitted by law.

6

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have duly executed this Voting Agreement on the date first above written.

THE INVESTOR:

MATLINPATTERSON FA ACQUISITION LLC

By:	/s/ ROBERT A. WEISS

Name: ROBERT A. WEISS
Title:

THE SHAREHOLDER:

/s/ ALAN P. GOLDBERG

ALAN P. GOLDBERG

7

Exhibit A
to
Voting Agreement
Shares Subject to Voting Control; Notice Address
A. Shares of Common Stock Subject to Shareholder’s Voting Control
1,106,807 shares of Common Stock
B. Address for Notices
ALAN P. GOLDBERG
c/o First Albany Companies Inc.
677 Broadway
Albany, NY 12207

8

FORM OF
IRREVOCABLE PROXY AND POWER OF ATTORNEY
     The undersigned hereby appoints Christopher Pechock and Frank Plimpton, and each of them separately, with full power of substitution, for and in the undersigned’s name, to vote, express consent or disapproval, or otherwise act in such manner (including pursuant to written consent, but excluding the right to assert, perfect and prosecute dissenters’ rights of appraisal) and upon such matters as Christopher Pechock and/or Frank Plimpton or their respective proxies or substitutes shall, in their sole discretion, deem proper with respect to all of the shares of Common Stock of First Albany Companies Inc., a New York corporation, owned beneficially or of record by the undersigned.
     The proxy granted hereby shall be irrevocable and may be exercised at any meeting of Shareholders, notice of which is given, or in respect of any written consent which is solicited prior to the due and proper termination of, and subject to and in accordance with the terms and conditions of, the Voting Agreement, dated as of May 14, 2007, between the undersigned and Matlinpatterson FA Acquisition LLC. This proxy is coupled with an interest sufficient in law to support such proxy.
Dated: May 14, 2007

/s/ ALAN P. GOLDBERG

ALAN P. GOLDBERG

9

[EXECUTION COPY]
VOTING AGREEMENT
     THIS VOTING AGREEMENT (“Agreement”), dated as of May 14, 2007, is made by and among MATLINPATTERSON FA ACQUISITION LLC, a Delaware limited liability company (the “Investor”), and GEORGE C. MCNAMEE (the “Shareholder”), an individual and a shareholder of First Albany Companies Inc., a New York corporation (the “Company”).
PRELIMINARY STATEMENTS
     WHEREAS, the Company and Investor are entering into an Investment Agreement (the “Investment Agreement”), dated as of May 14, 2007, providing for the issuance and sale by the Company to the Purchasers (as defined therein), and the purchase by the Purchasers from the Company, of certain shares (the “Purchased Shares”) of the common stock, par value $.01 per share, of the Company (“Common Stock”) that upon issuance will represent a majority of the outstanding Common Stock (such purchase, being sometimes hereinafter referred to as the “Investment”) upon the terms and subject to the conditions set forth in the Investment Agreement (as defined in the Investment Agreement).
     WHEREAS, the Investment, the Charter Amendment (as defined in the Investment Agreement) and certain other aspects of the Transactions (as defined in the Investment Agreement) (collectively, the “Shareholders Approvals”, as more fully defined in the Investment Agreement) are subject to the approval of the holders of the Common Stock as provided in the Investment Agreement and as required under the New York Business Corporation Law (the “NYBCL”) and NASDAQ rules.
     WHEREAS, the Shareholder beneficially owns and has the power to direct the voting of the shares of Common Stock set forth opposite his name on Exhibit A hereto. As used herein, the term “Shares” includes all shares of such Common Stock of which the Shareholder at any time prior to the termination of this Agreement is the beneficial owner or is otherwise able to direct the voting thereof (including any such shares of Common Stock acquired after the date hereof upon the exercise of any stock options, warrants or similar instruments or otherwise) and all securities issued or exchanged with respect to any such Shares upon any reclassification, recapitalization, reorganization, merger, consolidation, spin-off, stock split, combination, stock or other dividend or any other change in the Company’s capital structure.
     WHEREAS, to induce Investor to enter into the Investment Agreement and to consummate the Investment, the Shareholder has agreed, upon the terms and subject to the conditions set forth herein, in his capacity as a Shareholder of the Company, to vote his Shares in favor of each of the Shareholder Approvals.
     NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties to this Agreement agree as follows:

     1. Shareholders’ Representations and Warranties.
     (a) The Shareholder represents and warrants to the Investor that the Shareholder (i) is the record (except as may be noted on Exhibit A hereto) beneficial owner of that number of Shares set forth opposite its name set forth on Exhibit A hereto, free and clear of any mortgage, pledge, lien, security interest, claim, restriction on voting or otherwise or other encumbrance and (ii) has the right to vote or to direct the voting of such Shares free of any restriction or limitation.
     (b) Neither the execution and delivery of this Agreement nor the performance by the Shareholder of his obligations hereunder will result in a violation of, or a default under, or conflict with any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which the Shareholder is a party or by which the Shareholder is bound or to which the Shares are subject, except, as would not prevent, delay or otherwise materially impair the Shareholder’s ability to perform his obligations hereunder. Execution, delivery and performance of this Agreement by the Shareholder will not violate, or require any consent, approval or notice under, any provision of any judgment, order, decree, statute, law, rule or regulation applicable to the Shareholder or the Shares, except (x) for any reports under Sections 13(d) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby or (y) as would not reasonably be expected to prevent, delay or otherwise materially impair the Shareholder’s ability to perform his obligations hereunder.
     2. No Other Proxies or Voting Trusts. The Shareholder hereby revokes any and all proxies and voting instructions with respect to the Shares previously given by Shareholder and agrees that he will not grant or give any other proxies or voting instructions with respect to the voting of the Shares, enter into any voting trust or other arrangement or agreement with respect to the voting of the Shares (and if given or executed, such proxies, voting instructions, voting trust or other arrangement or agreement shall not be effective), or agree, in any manner, to vote the Shares for or against any proposal submitted to the Shareholders of the Company except in furtherance of the proposals set forth in paragraph 3.
     3. Agreements with Respect to the Shares.
     (a) The Shareholder agrees during the Term (as defined in Section 7 below) of this Agreement:
          (i) to vote the Shares (x) in favor of each of the Shareholder Approvals at every meeting of the Shareholders of the Company at which such matters are considered and at every adjournment thereof, and in any other circumstances upon which a vote, consent or other approval (including by written consent) relating to the Investment Agreement and the Transactions contemplated thereby or the Charter Amendment or any of the other Shareholder Approvals is sought and (y) with respect to all other proposals submitted to the shareholders of the Company which, directly or indirectly, in any way relate to the Investment or any of the other Transactions contemplated by the Investment Agreement, in such manner as Investor may direct; and

2

          (ii) not to solicit, encourage or recommend to other shareholders of the Company that (w) they vote their shares of Common Stock in any contrary manner, (x) they refrain from voting their shares, (y) they tender, exchange or otherwise dispose of their shares of Common Stock pursuant to a Competing Transaction (as hereinafter defined), or (z) they attempt to exercise any statutory appraisal or other similar rights they may have.
     (b) Unless otherwise instructed in writing by the Investor, during the Term of this Agreement, Shareholder will vote the Shares against any Competing Transaction.
     (c) Except with the prior written consent of the Investor, during the Term of this Agreement, the Shareholder agrees that the Shareholder will not, and shall use his reasonable best efforts not to permit any employee, attorney, accountant, investment banker or other agent or representative of the Shareholder to, initiate, solicit, negotiate, encourage, or provide confidential information in order to facilitate any Competing Transaction.
     (d) No person executing this Agreement (or an affiliate thereof) who is or becomes during the Term of this Agreement a director of the Company makes any agreement or understanding herein in his capacity as such director. The Shareholder is executing this Agreement solely in its capacity as the record and beneficial owner of the Shareholder’s Shares.
     (e) For purposes of this Agreement, a “Competing Transaction” means any of the following (other than the transactions expressly provided for in and to be effected pursuant to this Agreement): (i) any merger, reorganization, consolidation, share exchange, business combination, liquidation, dissolution, recapitalization or similar transaction involving the Company; (ii) any direct or indirect acquisition or purchase, in a single transaction or series of related transactions, of (x) 20% or more of the consolidated gross assets of the Company and the Subsidiaries (as defined in the Investment Agreement), taken as a whole, (y) 20% or more of any class of voting securities of the Company or any Subsidiary (or any debt or equity securities convertible into or exercisable or exchangeable for such amount of voting securities) or (z) 15% or more of any class of voting securities of the Company or any Subsidiary (or any debt or equity securities convertible into or exercisable or exchangeable for such amount of voting securities) if such securities carry the right, contractually or otherwise, to appoint or designate any member or members of the Board; or (iii) any tender offer or exchange offer that, if consummated, would result in any Person or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) beneficially owning 20% or more of any class of voting securities of the Company.
     4. Proxies. In furtherance of the foregoing, the Shareholder is granting to Christopher Pechock and Frank Plimpton, representatives of the Investor, and each of them, with full power of substitution, irrevocable proxies and powers of attorney (which may be in the form annexed hereto or such other form consistent with the terms hereof and thereof as Investor may specify) on the matters described in paragraph 3, and to execute and deliver any written consents to fulfill such Shareholder’s obligations under this Agreement. This proxy is coupled with an interest and is irrevocable until the end of the Term of this Agreement, at which time it shall terminate.
     5. Effect of Stock Splits, Stock Dividends, Recapitalizations, Etc.. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change

3

in the capital structure of the Company affecting the Shares or the acquisition of shares of Common Stock or other voting securities of the Company by the Shareholder, the number of Shares listed on Exhibit A beside the name of Shareholder shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional Shares or other voting securities of the Company issued to or acquired by the Shareholder.
     6. Specific Performance. The Shareholder acknowledges that it will be impossible to measure in money the damage to Investor if the Shareholder fails to comply with the obligations imposed by this Agreement, and that, in the event of any such failure, Investor will not have an adequate remedy at law or in damages. Accordingly, the Shareholder agrees that injunctive relief or any other equitable remedy, in addition to any remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the granting of any such remedy on the basis that Investor has an adequate remedy at law. The Shareholder agrees not to seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with Investor seeking or obtaining such equitable relief.
     7. Term of Agreement; Termination.
     (a) The term of this Agreement shall commence on the date hereof and shall terminate upon the earlier to occur of (i) the Closing (as defined in the Investment Agreement), (ii) the due and proper termination of the Investment Agreement in accordance with its terms, or (iii) the mutual consent of the Investor and the Shareholder (such period from the date hereof until such termination is referred to herein as the “Term”). Upon such termination, no party shall have any further obligations or liabilities hereunder.
     (b) The obligations of the Shareholder set forth in this Agreement shall not be effective or binding upon the Shareholder until after such time as the Investment Agreement is executed and delivered by the Investor and the Company.
     8. Miscellaneous.
     (a) Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter of this Agreement.
     (b) Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and shall be deemed to have been duly given on the next business day after the same is sent, if delivered personally or sent by telecopy or overnight delivery, or five calendar days after the same is sent, if sent by registered or certified mail, return receipt requested, postage prepaid, as set forth below, or to such other persons or addresses as may be designated in writing in accordance with the terms hereof by the party to receive such notice.

4

If to the Investor, to:
MatlinPatterson FA Acquisition LLC
c/o MatlinPatterson Global Advisers LLC
520 Madison Avenue, 35th Floor
New York, New York 10022
Attention: General Counsel
Fax: (212) 651-4011
with a copy by fax or messenger or courier to:
Sidley Austin LLP
787 Seventh Avenue
New York, New York 10019
Facsimile: (212) 839-5599
Attention: Duncan N. Darrow and Michael H. Yanowitch
If to Shareholder, to the address set forth below Shareholder’s name on Exhibit A.
     (c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York as applied to contracts made and fully performed in such state without giving effect to the principles of conflict of laws thereof. Each party to this Agreement (“Party”) submits to the jurisdiction of any state or federal court sitting in the County of New York in any dispute or action arising out of or relating to this Agreement and agrees that all claims in respect of such dispute or action may be heard and determined in any such court. Each Party also agrees not to bring any dispute or action arising out of or relating to this Agreement in any other court. Each Party agrees that a final judgment in any dispute or action so brought will be conclusive and may be enforced by action on the judgment or in any other manner provided at law (common, statutory or other) or in equity. Each Party waives any defense of inconvenient forum to the maintenance of any dispute or action so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto.
     (d) Rules of Construction. The descriptive headings in this Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. Words used in this Agreement, regardless of the gender and number specifically used, shall be deemed and construed to include any other gender, masculine or feminine, or neuter, and any other number, singular or plural, as the context requires. As used in this Agreement, the word “including” is not limiting, and the word “or” is not exclusive.
     (e) Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of the parties to this Agreement and their legal successors-in-interest, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

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     (f) Counterparts. This Agreement may be executed in one or more counterparts, and each of such counterparts shall for all purposes be deemed to be an original, but all such counterparts together shall constitute but one instrument.
     (g) Assignment. No party hereto shall assign its rights and obligations under this Agreement or any part thereof, nor shall any party assign or delegate any of its rights or duties hereunder without the prior written consent of the other party, and any assignment made without such consent shall be void. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
     (h) Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties.
     (i) Extension; Waiver. Any party to this Agreement may extend the time for the performance of any of the obligations or other acts of any of the other parties to this Agreement or waive compliance by any other party with any of the agreements or conditions contained herein or any breach thereof. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.
     (j) Severability. If any term, provision, covenant or restriction herein, or the application thereof to any circumstance, shall, to any extent, be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions herein and the application thereof to any other circumstances shall remain in full force and effect, shall not in any way be affected, impaired or invalidated, and shall be enforced to the fullest extent permitted by law.

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     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have duly executed this Voting Agreement on the date first above written.

THE INVESTOR:

MATLINPATTERSON FA ACQUISITION LLC

By:	/s/ ROBERT A. WEISS

Name: ROBERT A. WEISS
Title:

THE SHAREHOLDER:

/s/ GEORGE C. MCNAMEE

GEORGE C. MCNAMEE

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Exhibit A
to
Voting Agreement
Shares Subject to Voting Control; Notice Address
A. Shares of Common Stock Subject to Shareholder’s Voting Control
1,553,367 shares of Common Stock
B. Address for Notices
GEORGE C. MCNAMEE
c/o First Albany Companies Inc.
677 Broadway
Albany, NY 12207

8

FORM OF
IRREVOCABLE PROXY AND POWER OF ATTORNEY
     The undersigned hereby appoints Christopher Pechock and Frank Plimpton, and each of them separately, with full power of substitution, for and in the undersigned’s name, to vote, express consent or disapproval, or otherwise act in such manner (including pursuant to written consent, but excluding the right to assert, perfect and prosecute dissenters’ rights of appraisal) and upon such matters as Christopher Pechock and/or Frank Plimpton or their respective proxies or substitutes shall, in their sole discretion, deem proper with respect to all of the shares of Common Stock of First Albany Companies Inc., a New York corporation, owned beneficially or of record by the undersigned.
     The proxy granted hereby shall be irrevocable and may be exercised at any meeting of Shareholders, notice of which is given, or in respect of any written consent which is solicited prior to the due and proper termination of, and subject to and in accordance with the terms and conditions of, the Voting Agreement, dated as of May 14, 2007, between the undersigned and Matlinpatterson FA Acquisition LLC. This proxy is coupled with an interest sufficient in law to support such proxy.
Dated: May 14, 2007

/s/ GEORGE C. MCNAMEE

GEORGE C. MCNAMEE

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[EXECUTION COPY]
VOTING AGREEMENT
     THIS VOTING AGREEMENT (“Agreement”), dated as of May 14, 2007, is made by and among MATLINPATTERSON FA ACQUISITION LLC, a Delaware limited liability company (the “Investor”), and PETER MCNIERNEY (the “Shareholder”), an individual and a shareholder of First Albany Companies Inc., a New York corporation (the “Company”).
PRELIMINARY STATEMENTS
     WHEREAS, the Company and Investor are entering into an Investment Agreement (the “Investment Agreement”), dated as of May 14, 2007, providing for the issuance and sale by the Company to the Purchasers (as defined therein), and the purchase by the Purchasers from the Company, of certain shares (the “Purchased Shares”) of the common stock, par value $.01 per share, of the Company (“Common Stock”) that upon issuance will represent a majority of the outstanding Common Stock (such purchase, being sometimes hereinafter referred to as the “Investment”) upon the terms and subject to the conditions set forth in the Investment Agreement (as defined in the Investment Agreement).
     WHEREAS, the Investment, the Charter Amendment (as defined in the Investment Agreement) and certain other aspects of the Transactions (as defined in the Investment Agreement) (collectively, the “Shareholders Approvals”, as more fully defined in the Investment Agreement) are subject to the approval of the holders of the Common Stock as provided in the Investment Agreement and as required under the New York Business Corporation Law (the “NYBCL”) and NASDAQ rules.
     WHEREAS, the Shareholder beneficially owns and has the power to direct the voting of the shares of Common Stock set forth opposite his name on Exhibit A hereto. As used herein, the term “Shares” includes all shares of such Common Stock of which the Shareholder at any time prior to the termination of this Agreement is the beneficial owner or is otherwise able to direct the voting thereof (including any such shares of Common Stock acquired after the date hereof upon the exercise of any stock options, warrants or similar instruments or otherwise) and all securities issued or exchanged with respect to any such Shares upon any reclassification, recapitalization, reorganization, merger, consolidation, spin-off, stock split, combination, stock or other dividend or any other change in the Company’s capital structure.
     WHEREAS, to induce Investor to enter into the Investment Agreement and to consummate the Investment, the Shareholder has agreed, upon the terms and subject to the conditions set forth herein, in his capacity as a Shareholder of the Company, to vote his Shares in favor of each of the Shareholder Approvals.
     NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties to this Agreement agree as follows:
     1. Shareholders’ Representations and Warranties.

     (a) The Shareholder represents and warrants to the Investor that the Shareholder (i) is the record (except as may be noted on Exhibit A hereto) beneficial owner of that number of Shares set forth opposite its name set forth on Exhibit A hereto, free and clear of any mortgage, pledge, lien, security interest, claim, restriction on voting or otherwise or other encumbrance and (ii) has the right to vote or to direct the voting of such Shares free of any restriction or limitation.
     (b) Neither the execution and delivery of this Agreement nor the performance by the Shareholder of his obligations hereunder will result in a violation of, or a default under, or conflict with any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which the Shareholder is a party or by which the Shareholder is bound or to which the Shares are subject, except, as would not prevent, delay or otherwise materially impair the Shareholder’s ability to perform his obligations hereunder. Execution, delivery and performance of this Agreement by the Shareholder will not violate, or require any consent, approval or notice under, any provision of any judgment, order, decree, statute, law, rule or regulation applicable to the Shareholder or the Shares, except (x) for any reports under Sections 13(d) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby or (y) as would not reasonably be expected to prevent, delay or otherwise materially impair the Shareholder’s ability to perform his obligations hereunder.
     2. No Other Proxies or Voting Trusts. The Shareholder hereby revokes any and all proxies and voting instructions with respect to the Shares previously given by Shareholder and agrees that he will not grant or give any other proxies or voting instructions with respect to the voting of the Shares, enter into any voting trust or other arrangement or agreement with respect to the voting of the Shares (and if given or executed, such proxies, voting instructions, voting trust or other arrangement or agreement shall not be effective), or agree, in any manner, to vote the Shares for or against any proposal submitted to the Shareholders of the Company except in furtherance of the proposals set forth in paragraph 3.
     3. Agreements with Respect to the Shares.
     (a) The Shareholder agrees during the Term (as defined in Section 7 below) of this Agreement:
          (i) to vote the Shares (x) in favor of each of the Shareholder Approvals at every meeting of the Shareholders of the Company at which such matters are considered and at every adjournment thereof, and in any other circumstances upon which a vote, consent or other approval (including by written consent) relating to the Investment Agreement and the Transactions contemplated thereby or the Charter Amendment or any of the other Shareholder Approvals is sought and (y) with respect to all other proposals submitted to the shareholders of the Company which, directly or indirectly, in any way relate to the Investment or any of the other Transactions contemplated by the Investment Agreement, in such manner as Investor may direct; and
          (ii) not to solicit, encourage or recommend to other shareholders of the Company that (w) they vote their shares of Common Stock in any contrary manner, (x) they refrain from voting their shares, (y) they tender, exchange or otherwise dispose of their shares of

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Common Stock pursuant to a Competing Transaction (as hereinafter defined), or (z) they attempt to exercise any statutory appraisal or other similar rights they may have.
     (b) Unless otherwise instructed in writing by the Investor, during the Term of this Agreement, Shareholder will vote the Shares against any Competing Transaction.
     (c) Except with the prior written consent of the Investor, during the Term of this Agreement, the Shareholder agrees that the Shareholder will not, and shall use his reasonable best efforts not to permit any employee, attorney, accountant, investment banker or other agent or representative of the Shareholder to, initiate, solicit, negotiate, encourage, or provide confidential information in order to facilitate any Competing Transaction.
     (d) No person executing this Agreement (or an affiliate thereof) who is or becomes during the Term of this Agreement a director of the Company makes any agreement or understanding herein in his capacity as such director. The Shareholder is executing this Agreement solely in its capacity as the record and beneficial owner of the Shareholder’s Shares.
     (e) For purposes of this Agreement, a “Competing Transaction” means any of the following (other than the transactions expressly provided for in and to be effected pursuant to this Agreement): (i) any merger, reorganization, consolidation, share exchange, business combination, liquidation, dissolution, recapitalization or similar transaction involving the Company; (ii) any direct or indirect acquisition or purchase, in a single transaction or series of related transactions, of (x) 20% or more of the consolidated gross assets of the Company and the Subsidiaries (as defined in the Investment Agreement), taken as a whole, (y) 20% or more of any class of voting securities of the Company or any Subsidiary (or any debt or equity securities convertible into or exercisable or exchangeable for such amount of voting securities) or (z) 15% or more of any class of voting securities of the Company or any Subsidiary (or any debt or equity securities convertible into or exercisable or exchangeable for such amount of voting securities) if such securities carry the right, contractually or otherwise, to appoint or designate any member or members of the Board; or (iii) any tender offer or exchange offer that, if consummated, would result in any Person or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) beneficially owning 20% or more of any class of voting securities of the Company.
     4. Proxies. In furtherance of the foregoing, the Shareholder is granting to Christopher Pechock and Frank Plimpton, representatives of the Investor, and each of them, with full power of substitution, irrevocable proxies and powers of attorney (which may be in the form annexed hereto or such other form consistent with the terms hereof and thereof as Investor may specify) on the matters described in paragraph 3, and to execute and deliver any written consents to fulfill such Shareholder’s obligations under this Agreement. This proxy is coupled with an interest and is irrevocable until the end of the Term of this Agreement, at which time it shall terminate.
     5. Effect of Stock Splits, Stock Dividends, Recapitalizations, Etc.. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of the Company affecting the Shares or the acquisition of shares of Common Stock or other voting securities of the Company by the Shareholder, the number of Shares listed on Exhibit A beside the name of Shareholder shall be adjusted appropriately and

3

this Agreement and the obligations hereunder shall attach to any additional Shares or other voting securities of the Company issued to or acquired by the Shareholder.
     6. Specific Performance. The Shareholder acknowledges that it will be impossible to measure in money the damage to Investor if the Shareholder fails to comply with the obligations imposed by this Agreement, and that, in the event of any such failure, Investor will not have an adequate remedy at law or in damages. Accordingly, the Shareholder agrees that injunctive relief or any other equitable remedy, in addition to any remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the granting of any such remedy on the basis that Investor has an adequate remedy at law. The Shareholder agrees not to seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with Investor seeking or obtaining such equitable relief.
     7. Term of Agreement; Termination.
     (a) The term of this Agreement shall commence on the date hereof and shall terminate upon the earlier to occur of (i) the Closing (as defined in the Investment Agreement), (ii) the due and proper termination of the Investment Agreement in accordance with its terms, or (iii) the mutual consent of the Investor and the Shareholder (such period from the date hereof until such termination is referred to herein as the “Term”). Upon such termination, no party shall have any further obligations or liabilities hereunder.
     (b) The obligations of the Shareholder set forth in this Agreement shall not be effective or binding upon the Shareholder until after such time as the Investment Agreement is executed and delivered by the Investor and the Company.
     8. Miscellaneous.
     (a) Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter of this Agreement.
     (b) Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and shall be deemed to have been duly given on the next business day after the same is sent, if delivered personally or sent by telecopy or overnight delivery, or five calendar days after the same is sent, if sent by registered or certified mail, return receipt requested, postage prepaid, as set forth below, or to such other persons or addresses as may be designated in writing in accordance with the terms hereof by the party to receive such notice.

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If to the Investor, to:
MatlinPatterson FA Acquisition LLC
c/o MatlinPatterson Global Advisers LLC
520 Madison Avenue, 35th Floor
New York, New York 10022
Attention: General Counsel
Fax: (212) 651-4011
with a copy by fax or messenger or courier to:
Sidley Austin LLP
787 Seventh Avenue
New York, New York 10019
Facsimile: (212) 839-5599
Attention: Duncan N. Darrow and Michael H. Yanowitch
If to Shareholder, to the address set forth below Shareholder’s name on Exhibit A.
     (c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York as applied to contracts made and fully performed in such state without giving effect to the principles of conflict of laws thereof. Each party to this Agreement (“Party”) submits to the jurisdiction of any state or federal court sitting in the County of New York in any dispute or action arising out of or relating to this Agreement and agrees that all claims in respect of such dispute or action may be heard and determined in any such court. Each Party also agrees not to bring any dispute or action arising out of or relating to this Agreement in any other court. Each Party agrees that a final judgment in any dispute or action so brought will be conclusive and may be enforced by action on the judgment or in any other manner provided at law (common, statutory or other) or in equity. Each Party waives any defense of inconvenient forum to the maintenance of any dispute or action so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto.
     (d) Rules of Construction. The descriptive headings in this Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. Words used in this Agreement, regardless of the gender and number specifically used, shall be deemed and construed to include any other gender, masculine or feminine, or neuter, and any other number, singular or plural, as the context requires. As used in this Agreement, the word “including” is not limiting, and the word “or” is not exclusive.
     (e) Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of the parties to this Agreement and their legal successors-in-interest, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

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     (f) Counterparts. This Agreement may be executed in one or more counterparts, and each of such counterparts shall for all purposes be deemed to be an original, but all such counterparts together shall constitute but one instrument.
     (g) Assignment. No party hereto shall assign its rights and obligations under this Agreement or any part thereof, nor shall any party assign or delegate any of its rights or duties hereunder without the prior written consent of the other party, and any assignment made without such consent shall be void. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
     (h) Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties.
     (i) Extension; Waiver. Any party to this Agreement may extend the time for the performance of any of the obligations or other acts of any of the other parties to this Agreement or waive compliance by any other party with any of the agreements or conditions contained herein or any breach thereof. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.
     (j) Severability. If any term, provision, covenant or restriction herein, or the application thereof to any circumstance, shall, to any extent, be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions herein and the application thereof to any other circumstances shall remain in full force and effect, shall not in any way be affected, impaired or invalidated, and shall be enforced to the fullest extent permitted by law.

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     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have duly executed this Voting Agreement on the date first above written.

THE INVESTOR:

MATLINPATTERSON FA ACQUISITION LLC

By:	/s/ ROBERT A. WEISS

Name: ROBERT A. WEISS
Title:

THE SHAREHOLDER:

/s/ PETER MCNIERNEY

PETER MCNIERNEY

7

Exhibit A
to
Voting Agreement
Shares Subject to Voting Control; Notice Address
A. Shares of Common Stock Subject to Shareholder’s Voting Control
394,802 shares of Common Stock
B. Address for Notices
PETER MCNIERNEY
c/o First Albany Companies Inc.
677 Broadway
Albany, NY 12207

8

FORM OF
IRREVOCABLE PROXY AND POWER OF ATTORNEY
     The undersigned hereby appoints Christopher Pechock and Frank Plimpton, and each of them separately, with full power of substitution, for and in the undersigned’s name, to vote, express consent or disapproval, or otherwise act in such manner (including pursuant to written consent, but excluding the right to assert, perfect and prosecute dissenters’ rights of appraisal) and upon such matters as Christopher Pechock and/or Frank Plimpton or their respective proxies or substitutes shall, in their sole discretion, deem proper with respect to all of the shares of Common Stock of First Albany Companies Inc., a New York corporation, owned beneficially or of record by the undersigned.
     The proxy granted hereby shall be irrevocable and may be exercised at any meeting of Shareholders, notice of which is given, or in respect of any written consent which is solicited prior to the due and proper termination of, and subject to and in accordance with the terms and conditions of, the Voting Agreement, dated as of May 14, 2007, between the undersigned and Matlinpatterson FA Acquisition LLC. This proxy is coupled with an interest sufficient in law to support such proxy.
Dated: May 14, 2007

/s/ PETER MCNIERNEY

PETER MCNIERNEY

9

AMENDMENT NO. 1 TO RIGHTS AGREEMENT
     This AMENDMENT NO. 1 (this “Amendment”), dated as of May 14, 2007, by and between First Albany Companies Inc., a New York corporation (the “Company”) and American Stock Transfer & Trust Company, as rights agent (the “Rights Agent”), to the Rights Agreement, dated as of March 30, 1998 (the “Rights Agreement”). Capitalized terms used in this Amendment without definition shall have the meanings given to them in the Rights Agreement.
     WHEREAS, the Company and the Rights Agent have heretofore executed and entered into the Rights Agreement;
     WHEREAS, as of the date hereof no Person is an Acquiring Person as defined in the Rights Agreement;
     WHEREAS, Section 27 of the Rights Agreement provides that the Company may from time to time and the Rights Agent shall, if the Company so directs, supplement or amend this Rights Agreement without the approval of any holders of Right Certificates to make any provisions with respect to the Rights which the Company may deem necessary or desirable;
     WHEREAS, the Board of Directors of the Company has determined that an amendment to the Rights Agreement is necessary and desirable to effect the events set forth below and the Company and the Rights Agent desire to evidence such amendment in writing;
     WHEREAS, the Company and MatlinPatterson FA Acquisition LLC, a Delaware limited liability company (“Investor”) will enter into an Investment Agreement of even date herewith (the “Investment Agreement”), pursuant to which, among other things, the Investor will purchase from the Company 33,333,333 shares of the Company’s common stock and related Rights, as adjusted pursuant to the Investment Agreement (the “Investment”); and
     WHEREAS, the Company desires to make certain amendments to the Rights Agreement to take into account the transactions contemplated by the Investment Agreement, and it is a condition to the consummation of the transactions contemplated by the Investment Agreement that the Company effect this Amendment as set forth herein.
     NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth in the Rights Agreement and this Amendment, the parties hereto hereby agree as follows:
     1.     Section 1(a) of the Rights Agreement is hereby amended and restated in its entirety to read as follows:
     “Acquiring Person” shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 15% or more of the Common Shares of the Company then outstanding, but shall not include the Company, any Subsidiary (as such term is hereinafter defined) of the Company, any employee benefit plan of the Company or any Subsidiary of the Company, or an entity holding Common Shares of the Company for or pursuant to the terms of any such plan. Notwithstanding the foregoing, (i) no

1

Person shall become an “Acquiring Person” as the result of an acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 15% or more of the Common Shares of the Company then outstanding; provided, however, that if a Person shall become the Beneficial Owner of 15% or more of the Common Shares of the Company then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional Common Shares of the Company, then such Person shall be deemed to be an “Acquiring Person”; (ii) George C. McNamee, Alan P. Goldberg (in each case together with their respective Affiliates and Associates) or any group (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) in which either of them is a member (in each case, only for so long as he is the Beneficial Owner of at least 5% of the Common Shares) shall not be deemed an “Acquiring Person”; and (iii) MatlinPatterson (together with its Affiliates and Associates) or any group (as defined in Section 13(d) of the Exchange Act) in which it is a member shall not be deemed an “Acquiring Person”; provided, however, that if the Investment Agreement is terminated prior to the Closing Date (as defined in the Investment Agreement) for any reason in accordance with its terms or otherwise, the provisions of this paragraph (a)(iii) shall cease to apply.
     2.     Section 1 of the Rights Agreement is further amended and supplemented by adding the following sentence at the end of the definition of “Distribution Date”:
     Notwithstanding anything in this Agreement to the contrary, a Distribution Date shall not be deemed to occur solely as a result of the execution and delivery of the Voting Agreements (as defined in the Investment Agreement) and the Investment Agreement, the consummation of the Investment or any of the other transactions contemplated by the Investment Agreement or the public announcement of any of the foregoing; provided, however, that if the Investment Agreement is terminated prior to the Closing Date (as defined in the Investment Agreement) for any reason in accordance with its terms or otherwise, the provisions of this sentence shall cease to apply.
     3.     Section 1 of the Rights Agreement is further amended and supplemented by adding the following sentence at the end of the definition of “Shares Acquisition Date”:
     Notwithstanding anything in this Agreement to the contrary, a Shares Acquisition Date shall not be deemed to occur solely as a result of the execution and delivery of the Voting Agreements and the Investment Agreement or the consummation of the Investment or any of the other transactions contemplated by the Investment Agreement; provided, however, that if the Investment Agreement is terminated for any reason in accordance with its terms or otherwise, the provisions of this sentence shall cease to apply.
     4.     Section 1 of the Rights Agreement is further amended and supplemented by adding the following definitions in correct alphabetical order:
     “MatlinPatterson” shall mean MatlinPatterson FA Acquisition LLC, a Delaware limited liability company.

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     “Investment” shall mean that certain investment pursuant to which, among other things, the Investor will purchase from the Company 33,333,333 shares of the Company’s common stock and related Rights, as adjusted, upon the terms and subject to the conditions set forth in the Investment Agreement.
     “Investment Agreement” shall mean that certain Investment Agreement dated as of May 14, 2007, between the Company and MatlinPatterson FA Acquisition LLC, a Delaware limited liability company.
     5.     The term “Agreement” as used in the Rights Agreement shall be deemed to refer to the Rights Agreement, as amended hereby. Except as set forth herein, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby. In the event of any conflict or inconsistency between the provisions of this Amendment on the one hand and the Rights Agreement on the other hand, with respect to the matters set forth herein or contemplated hereby, the provisions of this Amendment shall govern such conflict or inconsistency.
     6.     If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.
     7.     This Amendment may be executed in any number of counterparts, and each such counterpart shall for all purposes be deemed an original, but all such counterparts shall together constitute but one and the same agreement.
     8.     This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state.
     9.     In all respects not inconsistent with the terms and provisions of this Amendment, the Rights Agreement is hereby ratified, adopted, approved and confirmed.

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

FIRST ALBANY COMPANIES INC.
By:	/s/ Peter McNierney
	Name:	Peter McNierney
	Title:	CEO & President

AMERICAN STOCK TRANSFER & TRUST COMPANY
By:	/s/ Herbert J. Lemmer
	Name:	Herbert J. Lemmer
	Title:	Vice President

4

Appendix B
Appendix B

Freeman & Co. Securities llc 645 Fifth Avenue, 9th Floor New York, NY 10022 Phone: Facsimile:
May 14th, 2007	212 830-6161 212 265-4998
Board of Directors
First Albany Companies Inc.
677 Broadway
Albany, NY 12207-2990
Ladies & Gentlemen:
You have requested our opinion as to the fairness, from a financial point of view, to First Albany Companies Inc. (the “Company”) of the Consideration (as defined below) to be paid to the Company, pursuant to the terms of the Investment Agreement dated as of May 13th, 2007 (the “Agreement”), by and among the Company and MatlinPatterson FA Acquisition LLC and Affiliates (“Investor”) for 33,333,333 unregistered shares of common stock of the Company, as determined, delivered and adjusted in accordance with the terms of Article II of the Agreement (the “Shares”).
As more specifically set forth in the Agreement, and subject to the terms, conditions and adjustments set forth in the Agreement, the Company will sell the Shares to Investor (the “Transaction”). The aggregate consideration to be paid by Investor to the Company is $50.0 million in cash (“the Consideration”).
Freeman & Co. Securities, LLC (“Freeman”), as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, private placements and valuations for corporate and other purposes.
We are acting as exclusive financial advisor to the Board of Directors of the Company in connection with the Transaction and will receive a fee from the Company for our services pursuant to the terms of our engagement letter with the Company, dated as of May 10th, 2007. Incorporated within that agreement is a fee for providing this Opinion. Freeman and its affiliates in the ordinary course of business may have from time to time provided, and in the future may provide, consulting and investment banking services to the Company and receive fees for the rendering of such services.
In connection with our opinion, we have reviewed and considered such financial and other matters as we have deemed relevant, including, among other things:
•	the Agreement including the financial terms of the Transaction;

•	certain publicly available information for the Company and certain other relevant financial and operating data furnished to Freeman by the Company management;

•	certain internal financial analyses, financial forecasts, reports and other information concerning the Company , prepared by the managements of the Company;

May 14th 2007

•	discussions we have had with certain members of the management of the Company concerning the historical and current business operations, financial conditions and prospects of the Company and such other matters we deemed relevant;

•	certain operating results, the reported price and/or trading histories of the shares of the common stock of the Company as compared to operating results, the reported price and trading histories of certain publicly traded companies we deemed relevant;

•	certain financial terms of the Transaction as compared to the financial terms of certain selected business combinations we deemed relevant;

•	certain pro forma financial effects of the Transaction on an accretion/dilution basis including pro-forma operating cost reductions; and

•	such other information, financial studies, analyses and investigations and such other factors that we deemed relevant for the purposes of this opinion.
In conducting our review and arriving at our opinion, we have, with your consent, assumed and relied, without independent investigation, upon the accuracy and completeness of all financial and other information provided to us by the Company or which is publicly available. We have not undertaken any responsibility for the accuracy, completeness or reasonableness of, or independently verify, such information. In addition, we have not conducted nor have assumed any obligation to conduct any physical inspection of the properties or facilities of the Company. We have further relied upon the assurance of management of the Company that they are unaware of any facts that would make the information provided to us incomplete or misleading in any respect. We have, with your consent, assumed that the financial forecasts which we examined were reasonably prepared by the management of the Company on bases reflecting the best currently available estimates and good faith judgments of such management as to the future performance of the Company.
We have not made or obtained any independent evaluations, valuations or appraisals of the assets or liabilities of the Company, nor have we been furnished with such materials. With respect to all legal matters relating to the Company, we have relied on the advice of legal counsel to the Company. Our services to the Company in connection with the Transaction have been to bring both potential investors and acquirers to the Company, assist management in those negotiations and render an opinion from a financial point of view with respect to the Consideration. Our opinion is necessarily based upon economic and market conditions and other circumstances as they exist and can be evaluated by us on the date hereof. It should be understood that although subsequent developments may affect our opinion, we do not have any obligation to update, revise or reaffirm our opinion and we expressly disclaim any responsibility to do so.
For purposes of rendering our opinion we have assumed in all respects material to our analysis, that the representations and warranties of each party contained in the Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the

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May 14th 2007

Agreement and that all conditions to the consummation of the Transaction will be satisfied without waiver thereof. We have also assumed that all governmental, regulatory and other consents and approvals contemplated by the Agreement will be obtained and that in the course of obtaining any of those consents no restrictions will be imposed or waivers made that would have an adverse effect on the contemplated benefits of the Transaction.
It is understood that this letter is intended for the benefit and use of the Board of Directors of the Company in its consideration of the Transaction and may not be used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose without our prior written consent. This letter does not constitute a recommendation to any stockholder of the Company to take any other action in connection with the Transaction or otherwise. We have not been requested to opine as to, and our opinion does not in any manner address, the Company’s underlying business decision to effect the Transaction. Furthermore, we express no view as to the price or trading range for shares of the common stock of the Company following the consummation of the Transaction.
Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that, as of the date hereof, the Consideration to be paid in the Transaction is fair, from a financial point of view, to the Company.
Very truly yours,

Peter J. Majar, Jr.
Managing Director
Freeman & Co. Securities, LLC

3

Appendix C
Appendix C
CERTIFICATE OF AMENDMENT
OF THE CERTIFICATE OF INCORPORATION
OF FIRST ALBANY COMPANIES INC.
UNDER SECTION 805 OF THE NEW YORK BUSINESS CORPORATION LAW
       WE, THE UNDERSIGNED, Peter J. McNierney and Patricia Arciero-Craig, being respectively the President and Assistant Secretary of First Albany Companies Inc., (the “Corporation”) hereby certify:
1.	The name of the Corporation is First Albany Companies Inc.

2.	The Certificate of Incorporation of the Corporation was filed by the Department of State on November 4, 1985 and has been amended and restated at various times by action of the Board of Directors and shareholders of the Corporation.

3.	The Amended and Restated Certificate of Incorporation is hereby amended by deleting and replacing Article FOURTH in its entirety by inserting in lieu thereof the following:
“FOURTH, the aggregate number of shares which the Corporation shall have authority to issue is 100,000,000 shares of Common Stock, par value $.01 per share and 1,500,000 shares of Preferred Stock par value $1.00 per share.”
4.	The Amended and Restated Certificate of Incorporation is hereby further amended by adding an Article NINTH as follows:
“NINTH, To the fullest extent now or hereafter permitted by law, no director of the corporation shall be personally liable to the corporation or its shareholders for damages for any breach of duty in such capacity.”
5.	The foregoing amendments to the Amended and Restated Certificate of Incorporation were authorized by the resolution of the Board of Directors followed by an affirmative vote of the holders of a majority of the outstanding shares of common stock of the Corporation entitled to vote thereon.
               IN WITNESS WHEREOF, we have signed this certificate on the ___ day of                     , 2007 and we affirm the statements contained therein as a true under penalties of perjury.

President

Assistant Secretary